As filed with the Securities and Exchange Commission on May 12, 1999
                                                      Registration No. 333-74827
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 2 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ALASKA PACIFIC BANCSHARES, INC.
                         -------------------------------
               (Exact name of registrant as specified in charter)

            Alaska                         6035                  92-0167101
            ------                         ----                  ----------
(State or other jurisdiction of       (Primary SICC No.)      (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               Nugget Mall Branch
                               2094 Jordan Avenue
                            Juneau, Alaska 99801-8046
                                 (907) 789-4844
           ------------------------------------------------------------
          (Address and telephone number of principal executive offices)

          John F. Breyer, Jr., Esquire             Beth A. Freedman, Esquire
             BREYER & ASSOCIATES PC             SILVER, FREEDMAN & TAFF, L.L.P.
                 Suite 700 East                         Suite 700 East
           1100 New York Avenue, N.W.             1100 New York Avenue, N.W.
            Washington, D.C.  20005                Washington, D.C.  20005
            ----------------  -----                -----------------------
                     (Name and address of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

====================================================================================================================================
                                                          Calculation of Registration Fee
====================================================================================================================================
Title of Each Class of Securities       Proposed Maximum       Proposed Offering       Proposed Maximum            Amount of
Being Registered                        Amount Being           Price(1)                Aggregate Offering          Registration Fee
                                        Registered(1)                                  Price(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 Par Value             1,058,000               $10.00                 $10,580,000                $2,942(1)
Participation interests                          --                   --                          (2)                     (3)
====================================================================================================================================

(1) Previously paid. Estimated solely for purposes of calculating the registration fee. As described in the Prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.
(2) In addition, this registration statement also covers an undeterminate amount of interest to be offered or sold pursuant to the Alaska Federal Savings Bank 401(k) Savings Plan.
(3) The securities of Alaska Pacific Bancshares, Inc. to be purchased by the Alaska Federal Savings Bank 401(k) Savings Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

             The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT
---------------------

                         ALASKA PACIFIC BANCSHARES, INC.

                           ALASKA FEDERAL SAVINGS BANK
                           401(k) PROFIT SHARING PLAN

         This Prospectus Supplement relates to the offer and sale to participants in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan of up to ____________ shares of Alaska Pacific Bancshares, Inc. common stock, par value $.01 per share and related participation interests in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, as set forth herein.

         In connection with the proposed conversion of Alaska Federal Savings Bank from mutual to stock form and the formation of Alaska Pacific Bancshares, Inc. as the holding company of Alaska Federal Savings Bank, the Alaska Federal Savings Bank 401(k) Profit Sharing Plan has been amended to provide for an investment fund consisting of Alaska Pacific Bancshares, Inc. common stock as an investment option for the participants in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan (the "Employer Stock Fund"). The amended Plan permits participants in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan to direct the trustee of the Employer Stock Fund to purchase Alaska Pacific Bancshares, Inc. common stock with amounts in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan attributable to the accounts of such participants. This Prospectus Supplement relates solely to the initial election of a participant to direct the purchase of Alaska Pacific Bancshares, Inc. common stock in the conversion from mutual to stock form and not to any future purchases under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan or otherwise.

         The Prospectus dated __________________, 1999 of Alaska Pacific Bancshares, Inc. (the "Prospectus"), which is being delivered with this Prospectus Supplement, includes detailed information with respect to Alaska Pacific Bancshares, Inc., the conversion from mutual to stock form, Alaska Pacific Bancshares, Inc. common stock and the financial condition, results of operations and business of Alaska Federal Savings Bank. This Prospectus Supplement, which provides detailed information with respect to the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, should be read only in conjunction with the Prospectus. Capitalized terms not defined in this Prospectus Supplement have the meanings ascribed to them in the Prospectus.

                                   ----------

          FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED
                     BY EACH PARTICIPANT, SEE "RISK FACTORS"
                               IN THE PROSPECTUS.

         THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED. THESE SECURITIES ARE
SUBJECT TO RISK, INCLUDING LOSS OF INVESTMENT.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, OR THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR HAS SUCH COMMISSION, OFFICE, OR CORPORATION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus Supplement is _____________, 1999.

         No person has been authorized to give any information or to make any representation other than as contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, any such other information or representation must not be relied upon as having been authorized by Alaska Pacific Bancshares, Inc., Alaska Federal Savings Bank or the Alaska Federal Savings Bank 401(k) Profit Sharing Plan. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstance create any implication that there has been no change in the affairs of Alaska Pacific Bancshares, Inc., Alaska Federal Savings Bank or the Alaska Federal Savings Bank 401(k) Profit Sharing Plan since the date hereof or that the information herein contained or incorporated herein by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is delivered herewith and should be retained for future reference.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

The Offering.................................................................. 1
         Securities Offered................................................... 1
         Election to Purchase Alaska Pacific Bancshares, Inc.
           Common Stock in the conversion from mutual to stock form........... 1
         Method of Directing Transfer......................................... 2
         Time for Directing Transfer.......................................... 2
         Irrevocability of Transfer Direction................................. 2
         Subsequent Elections................................................. 2
         Purchase Price of Alaska Pacific Bancshares, Inc.
           Common Stock....................................................... 2
         Nature of a Participant's Interest in Alaska Pacific
           Bancshares, Inc. Common Stock...................................... 3
         Voting and Tender Rights of Alaska Pacific Bancshares,
           Inc. Common Stock.................................................. 3

Description of the Alaska Federal Savings Bank 401(k) Profit
 Sharing Plan................................................................. 3
         Introduction......................................................... 3
         Eligibility and Participation........................................ 4
         Investment of Contributions.......................................... 4
         Financial Data....................................................... 7
         Administration of the Alaska Federal Savings Bank 401(k)
           Profit Sharing Plan................................................ 8
         Reports to Alaska Federal Savings Bank 401(k) Profit
           Sharing Participants............................................... 9
         Amendment and Termination............................................ 9
         Merger, Consolidation or Transfer.................................... 9
         Federal Tax Aspects of the Alaska Federal Savings Bank
           401(k) Profit Sharing Plan......................................... 9
         Restrictions on Resale.............................................. 13

Legal Opinions............................................................... 13

Summary Plan Description (including Summaries of Material
 Modifications thereto)..................................................... A-1

Financial Statements........................................................ B-1

Election Form

                                  THE OFFERING

Securities Offered

         Up to _____________ shares of Alaska Pacific Bancshares, Inc. common stock which may be acquired by the Alaska Federal Savings Bank 401(k) Profit Sharing Plan for the accounts of employees participating in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, and related participation interests, are offered hereby. Alaska Pacific Bancshares, Inc. is the issuer of such securities. Only employees of Alaska Federal Savings Bank may participate in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan. Information relating to the Alaska Federal Savings Bank 401(k) Profit Sharing Plan is contained in this Prospectus Supplement and information relating to Alaska Pacific Bancshares, Inc., the conversion from mutual to stock form and the financial condition, results of operations and business of Alaska Federal Savings Bank is contained in the Prospectus delivered herewith. The address of the principal executive office of Alaska Pacific Bancshares, Inc. is 2094 Jordan Avenue, Juneau, Alaska 99801-8046 and its telephone number is (907) 789-4844. The address and telephone number of Alaska Federal Savings Bank's principal office are the same as Alaska Pacific Bancshares, Inc.'s.

Election to Purchase Alaska Pacific Bancshares, Inc. Common Stock in the conversion from mutual to stock form

         In connection with Alaska Federal Savings Bank's Conversion, the Alaska Federal Savings Bank 401(k) Profit Sharing Plan has been amended to permit each participant to direct that all or part of the funds in his or her accounts under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan (hereinafter referred to in the aggregate as a participant's "Accounts") be transferred to the Employer Stock Fund and used to purchase Alaska Pacific Bancshares, Inc. common stock in the conversion from mutual to stock form. The trustee of the Employer Stock Fund will follow the participants' directions and exercise Subscription Rights to purchase Alaska Pacific Bancshares, Inc. common stock in the conversion from mutual to stock form to the extent provided in Alaska Federal Savings Bank's Plan of Conversion. See "Alaska Federal's Conversion - Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" in the Prospectus. Funds not allocated to the purchase of Alaska Pacific Bancshares, Inc. common stock will remain invested in accordance with the investment instructions of participants in effect at such time.

         Respective purchases by the Alaska Federal Savings Bank 401(k) Profit Sharing Plan in the conversion from mutual to stock form will be counted as purchases by the individual participants at whose election they are made to the extent of the funds directed by such participants to purchase Alaska Pacific Bancshares, Inc. common stock, and will be subject to the purchase limitations and subscription priorities applicable to such individuals, rather than being counted in determining the maximum amount that Alaska Pacific Bancshares, Inc.'s or Alaska Federal Savings Bank's Tax-Qualified Employee Plans (as defined in the Prospectus) may purchase in the aggregate. See "Alaska Federal's Conversion - Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" in the Prospectus.

Method of Directing Transfer

         Included with this Prospectus Supplement is an election and investment form (the "Election Form"). If a participant wishes to direct some or all the funds in his or her Accounts into the Employer Stock Fund to purchase Alaska Pacific Bancshares, Inc. common stock in the conversion from mutual to stock form, he or she should indicate that decision by checking the appropriate box in
Part 2 of the Election Form and completing this Part of the Election Form. If a participant does not wish to make such an election, he or she should so indicate by checking the appropriate box in Part 2 of the Election Form. See also "Investment of Contributions - Alaska Pacific Bancshares, Inc. Common Stock Investment Election Procedures" below.

Time for Directing Transfer

         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Alaska Pacific Bancshares, Inc. common stock in the conversion from mutual to stock form is __________________, 1999, unless extended (the "Election Deadline"). A participant's completed Election Form must be returned to the conversion center by _____________________, 1999 by 12:00 noon Alaska time on such date.

Irrevocability of Transfer Direction

         Once received in proper form, an executed Election Form may not be modified, amended or revoked without the consent of Alaska Federal Savings Bank unless the conversion from mutual to stock form has not been completed within 45 days after the end of the Subscription and Community Offering. See also "Investment of Contributions - Alaska Pacific Bancshares, Inc.
Common Stock Investment Election Procedures" below.

Subsequent Elections

         After the Election Deadline, participants will not be permitted to direct or redirect any portion of their Accounts into Alaska Pacific Bancshares, Inc. common stock. Participants may direct the trustee of the Employer Stock Fund to sell their shares of Alaska Pacific Bancshares, Inc. common stock purchased in the conversion from mutual to stock form through the Alaska Federal Savings Bank 401(k) Profit Sharing Plan pursuant to the procedures outlined in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan by filing a request form with the Alaska Federal Savings Bank 401(k) Profit Sharing Plan Administrator. See "Investment of Contributions - Adjusting Your Investment Strategy" below. Participants are urged to read the accompanying prospectus carefully, particularly with regard to the liquidity of the common stock.

Purchase Price of Alaska Pacific Bancshares, Inc. Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of Alaska Pacific Bancshares, Inc. common stock in the conversion from mutual to stock form will be used by the trustee of the Employer Stock Fund to purchase Alaska Pacific Bancshares, Inc. common stock through the exercise of Subscription Rights granted to the Alaska Federal Savings Bank 401(k)

Profit Sharing Plan under Alaska Federal Savings Bank's Plan of Conversion. The price paid for such shares of Alaska Pacific Bancshares, Inc. common stock will be $10.00 per share, the same price as is paid by all other persons who purchase Alaska Pacific Bancshares, Inc. common stock in the conversion from mutual to stock form.

Nature of a Participant's Interest in Alaska Pacific Bancshares, Inc. Common
Stock

         Alaska Pacific Bancshares, Inc. common stock will be held in the name of the trustee of the Employer Stock Fund, in its capacity as trustee. The trustee of the Employer Stock Fund will maintain individual accounts reflecting each participant's individual interest in the Employer Stock Fund.

Voting and Tender Rights of Alaska Pacific Bancshares, Inc. Common Stock

         The trustee of the Employer Stock Fund will exercise voting and tender rights attributable to all Alaska Pacific Bancshares, Inc. common stock held by the Alaska Federal Savings Bank 401(k) Profit Sharing Plan Trust (the "Trust") as directed by participants with interests in the Employer Stock Fund. Shares with respect to which no instructions have been received by the trustee of the Employer Stock Fund will be voted at the discretion of the trustee.


                             DESCRIPTION OF THE PLAN

Introduction

         The Plan was adopted by Alaska Federal Savings Bank as a profit sharing plan with a cash or deferred arrangement described at Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), to encourage employee thrift and savings and to allow eligible employees to share in profits.

         The Bank intends that the Alaska Federal Savings Bank 401(k) Profit Sharing Plan will comply in operation with each of the requirements of the Code which are applicable to a plan qualified under Section 401(a) of the Code and the requirements which are applicable to a qualified cash or deferred arrangement under Section 401(k) of the Code.

         The Plan is an "individual account plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "defined contribution plan" under the Code. As such, the Alaska Federal Savings Bank 401(k) Profit Sharing Plan is not subject to the Plan Termination Insurance provisions of Title IV of ERISA. However, the Alaska Federal Savings Bank 401(k) Profit Sharing Plan is subject to those provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA that apply to "individual account plans" and "defined contribution plans" other than "money purchase pension plans." Accordingly, the Alaska Federal Savings Bank 401(k) Profit Sharing Plan is not subject to the funding requirements contained in Part 3 of Title I of ERISA or
Section 412 of the Code which by their terms do not apply to an individual account plan (other than a money purchase pension plan). In addition, the Alaska Federal

Savings Bank 401(k) Profit Sharing Plan does not provide for distribution of participants' Accounts in the form of a qualified joint and survivor annuity or a qualified preretirement survivor annuity. Neither the plan termination insurance provisions, the funding requirements nor the annuity requirements contained in ERISA and/or the Code will be extended to participants or beneficiaries under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan.

         Reference to Full Text of Plan. The following statements are summaries of certain provisions of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan. They are not a complete description of such provisions and are qualified in their entirety by the full text of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan which is filed as an exhibit to the registration statement of which this Prospectus Supplement is a part and which is incorporated by reference herein. Copies of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan are available to all employees upon request to the Alaska Federal Savings Bank 401(k) Profit Sharing Plan Administrator. Each employee is urged to read carefully the full text of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan.

         Reference to Summary Plan Description. Certain information regarding the Alaska Federal Savings Bank 401(k) Profit Sharing Plan is contained in the Summary Plan Description (including Summaries of Material Modifications thereto)(the "Summary Plan Description"), a copy of which is attached to, and made a part of, this Prospectus Supplement.

         Tax and Securities Laws. Participants should consult with legal counsel regarding the tax and securities laws implications of participation in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan. Any directors, officers or beneficial owners of more than 10% of the outstanding shares of Alaska Pacific Bancshares, Inc. common stock should consider the applicability of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, to his or her participation in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan.

Eligibility and Participation

         All employees of Alaska Federal Savings Bank who have met the eligibility requirements may participate in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan by completing and filing with Alaska Federal Savings Bank an application for participation. [See "JOINING THE PLAN - Eligibility" and "- Participation" in the Summary Plan Description attached hereto - needs to be included in amended SPD]

         As of May 1, 1999 there were approximately 70 persons eligible to participate in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, and 38 persons had elected to participate in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan.

Investment of Contributions

         Investment Options. All amounts credited to participants' Accounts under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan are held in the Trust, which is administered by the trustee of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan appointed by Alaska Federal Savings Bank's Board of Directors.

         Each participant must instruct the trustee of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan as to how funds held in his or her Accounts are to be invested. In addition to the Employer Stock Fund, participants may elect to instruct the trustee of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan to invest such funds in any or all of the following investment options ("Investment Options"): (a) Cash Reserve, (b) U.S. Government Fund, (c) Delaware Fund, (d) Decatur Total Return, (e) Dividend Growth Fund, or (f) International Equity. Investments in the Employer Stock Fund may be made only through reallocation of existing funds in the six investment options listed above. A brief description of the Employer Stock Fund is set forth below.

         Employer Stock Fund. Effective until ________________, 1999, or such later date as elected by Alaska Pacific Bancshares, Inc., participants in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan may elect to direct the trustee of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan to transfer some or all of the funds in their Accounts to the Employer Stock Fund to purchase Alaska Pacific Bancshares, Inc. common stock in the conversion from mutual to stock form. The price paid for shares of Alaska Pacific Bancshares, Inc. common stock will be the same price as is paid by all other persons who purchase Alaska Pacific Bancshares, Inc. common stock in the conversion from mutual to stock form. The number of shares, if any, subject to purchase for the Accounts of each participant who may elect to invest in Alaska Pacific Bancshares, Inc. common stock is not currently determinable. Any cash dividends received on Alaska Pacific Bancshares, Inc. common stock held by the Alaska Federal Savings Bank 401(k) Profit Sharing Plan will be reinvested in accordance with the participant's investment instructions then in effect.

         The Plan is intended to comply with the requirements of Section 404(c) of ERISA, whereby the participants (not the trustee of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan or other Plan fiduciaries) will be solely responsible for their decision to invest any portion of their Accounts in any one or more of the Investment Options, including the Employer Stock Fund. Please see the Summary Plan Description attached hereto and the other information provided by the trustee of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, the Alaska Federal Savings Bank 401(k) Profit Sharing Plan Administrator and other Plan fiduciaries with regard to each participant's rights and responsibilities pertaining to the investment of his or her Accounts.

         The investment in Alaska Pacific Bancshares, Inc. common stock involves certain risks. No assurance can be given that shares of Alaska Pacific Bancshares, Inc. common stock purchased pursuant to the Alaska Federal Savings Bank 401(k) Profit Sharing Plan will thereafter be able to be sold at a price equal to or in excess of the purchase price. See also "Risk Factors" in the Prospectus.

         Alaska Pacific Bancshares, Inc. Common Stock Investment Election Procedures. Participants may instruct the trustee of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan to purchase Alaska Pacific Bancshares, Inc. common stock by redirecting funds from their existing Accounts into the Employer Stock Fund by filing an Election Form with the Alaska Federal Savings Bank 401(k) Profit Sharing Plan Administrator on or prior to the Election Deadline. [Total funds redirected by each participant into the Employer Stock Fund must represent whole share amounts (i.e., must be divisible by the $10.00 per share purchase price) and must be allocated in not less than 10% increments from Investment Options containing the participant's Plan funds.] When a participant instructs the trustee of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan to redirect the funds in his or her existing Accounts into the Alaska Federal Savings Bank 401(k) Profit Sharing Plan in order to purchase Alaska Pacific Bancshares, Inc. common stock, the trustee of the Employer Stock Fund will liquidate funds from the appropriate Investment Option(s) and apply such redirected funds as requested, in order to effect the new allocation.

         For example, a participant may fund an election to purchase 100 shares of Alaska Pacific Bancshares, Inc. common stock by redirecting the aggregate purchase price of $1,000 for such shares from the following Investment Options (provided the necessary funds are available in such Investment Options): (i) 10% from Cash Reserve, (ii) 30% from Delaware Fund, and (iii) 60% from Dividend Growth Fund. In such case, the trustee of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan would liquidate $100 of the participant's funds from Cash Reserve, $300 from funds in Delaware Fund and $600 from funds in Dividend Growth Fund to raise the $1,000 aggregate purchase price. If a participant's instructions cannot be fulfilled because the participant does not have the required funds in one or more of the Investment Options to purchase the shares of Alaska Pacific Bancshares, Inc. common stock subscribed for, the participant will be required to file a revised Election Form with the Alaska Federal Savings Bank 401(k) Profit Sharing Plan Administrator by the Election Deadline. Once received in proper form, an executed Election Form may not be modified, amended or rescinded without the consent of Alaska Federal Savings Bank unless the conversion from mutual to stock form has not been completed within 45 days after the end of the Subscription and Community Offering.

         Adjusting Your Investment Strategy. Unless changed in accordance with the terms of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, future allocations of a participant's contributions would remain unaffected by the election to purchase Alaska Pacific Bancshares, Inc. common stock through the Alaska Federal Savings Bank 401(k) Profit Sharing Plan in the conversion from mutual to stock form. A participant may modify a prior investment allocation election or request the transfer of funds to another investment vehicle by filing a written notice with the Alaska Federal Savings Bank 401(k) Profit Sharing Plan Administrator. However, fund transfers out of the Employer Stock Fund are permitted only during an "Investment Change Period." An "Investment Change Period" opens at the beginning of the third business day after Alaska Pacific Bancshares, Inc. issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by Alaska Pacific Bancshares, Inc. for general distribution which announces, for the first time, Alaska Pacific Bancshares, Inc.'s. Results of operations for a particular fiscal quarter. The Bank anticipates these opportunities will occur four times per year. The Bank will attempt to notify participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

         Valuation of Accounts. The Investment Options (other than the Employer Stock Fund) are valued daily, and the Alaska Federal Savings Bank 401(k) Profit Sharing Plan is valued from time to time by the trustee of the Employer Stock Fund, but not less often than monthly. In determining such value, the Trust assets shall be valued at their current fair market value.

         When Alaska Pacific Bancshares, Inc. common stock is sold subsequent to the conversion, the cost or net proceeds are charged or credited to the Accounts of participants affected by the purchase or sale. The Bank expects to pay any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Alaska Pacific Bancshares, Inc. common stock for the Employer Stock Fund. A participant's Accounts will be adjusted to reflect changes in the value of shares of Alaska Pacific Bancshares, Inc. common stock resulting from stock dividends, stock splits and similar changes.

         The net gain (or loss) of the Trust from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and any expenses paid from the Trust) are determined not less often than monthly, and are allocated among the Accounts of participants according to the balance of each such Accounts as of the end of each quarter. For purposes of such allocations, all assets of the Trust are valued at their fair market value pursuant to the method described in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan.

Financial Data

         Employer Contributions. For the Alaska Federal Savings Bank 401(k) Profit Sharing Plan Year ended December 31, 1998, Alaska Federal Savings Bank made matching contributions totaling approximately $44,803.18. The Bank has made no discretionary contributions to the Alaska Federal Savings Bank 401(k) Profit Sharing Plan for the fiscal year ended December 31, 1998. See generally "CONTRIBUTIONS TO THE PLAN" in the Summary Plan Description attached hereto.

         Due to the additional expenses related to the establishment and operation of the ESOP and RRP, Alaska Federal Savings Bank may determine to reduce its matching contribution under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan in the future.

         Performance of Alaska Pacific Bancshares, Inc. Common Stock. As of the date of this Prospectus Supplement, no shares of Alaska Pacific Bancshares, Inc. common stock have been issued or are outstanding and there is no established market for Alaska Pacific Bancshares, Inc. common stock. Accordingly, there is no record of the historical performance of Alaska Pacific Bancshares, Inc. common stock.

         Performance of Investment Options. The following table provides performance data with respect to the Investment Options available under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, based on information provided to the Company by Delaware Group Retirement Services, the trustee for funds invested in such Investment Options.

         The information set forth below with respect to the Investment Options has been reproduced from materials supplied by Delaware Trust. The Bank and Alaska Pacific Bancshares, Inc. take no responsibility for the accuracy of such information.

         Additional information regarding the Investment Options may be available from Delaware Trust or Alaska Federal Savings Bank. Participants should review any available additional information regarding these investments before making an investment decision under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan.

                                             Net Investment Performance
                                    --------------------------------------------
                                    For Twelve-Month Period    December 31, 1998
                                       Ended December 31,          Annualized
                                    -----------------------    -----------------
                                     1998     1997     1996    3 Years   5 Years
                                    -----    -----    -----    -------   -------
Cash Reserve......................   4.75     4.84     4.63      4.74      4.53
U.S. Government Fund..............   7.08     8.45     2.82      6.09      5.04
Delaware Fund.....................  17.40    24.47    13.94     18.52     15.64
Growth & Income Fund..............  10.57    31.24    19.97     20.30     18.77
International Equity..............   9.03     4.26    20.23     10.97      9.15
DEVON ............................  22.16    34.93    22.90     26.53     23.71
Small Cap Value ..................  (5.10)   33.03    22.12     15.52     12.11
DELCAP ...........................  17.72    14.04    13.77     15.16     13.42
TREND ............................  13.57    19.43    10.71     14.51     14.01

         Each participant should note that past performance is not necessarily an indicator of future results.

Administration of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan

         Trustee. The trustee of the Employer Stock Fund is appointed by the Board of Directors of Alaska Federal Savings Bank to serve at its pleasure. The current trustee for the Investment Options (other than the Employer Stock Fund) is Delaware Trust. First Bankers Trust Company, N.A. will serve as trustee of the Employer Stock Fund.

         The trustee of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan receives and holds the contributions to the Alaska Federal Savings Bank 401(k) Profit Sharing Plan in trust and distributes them to participants and beneficiaries in accordance with the provisions of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan. The trustee of the Employer Stock Fund is responsible, following participant direction, for effectuating the investment of the assets of the Trust in Alaska Pacific Bancshares, Inc. common stock.

         Plan Administrator. Delaware Trust and Alaska Federal Savings Bank share the duties of Plan Administrator. The Bank is responsible for administration of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan and is appointed by and serves at the pleasure of the Board of Directors of Alaska Federal Savings Bank. The Bank may appoint individuals to assist in the administration of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan and in carrying out its responsibilities for interpretation of the provisions of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, furnishing Alaska Federal Savings Bank with reports with respect to the administration of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, receiving, reviewing and keeping on file reports of the financial condition of the Trust, and appointing or employing individuals to assist in the administration of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan. Delaware Trust is responsible for maintenance of Plan records, preparation and filing of all returns and reports relating to the Alaska Federal Savings Bank 401(k) Profit

Sharing Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants and beneficiaries under Sections 104 and 105 of ERISA.

Reports to Plan Participants

         As of the end of each fiscal quarter, the Alaska Federal Savings Bank 401(k) Profit Sharing Plan Administrator will furnish to each participant a statement showing (i) balances in the participant's Accounts as of the end of that period, (ii) the amount of contributions and forfeitures allocated to his or her Accounts for that period, and (iii) the adjustments to his or her Accounts to reflect a respective share of dividends on Alaska Pacific Bancshares, Inc. common stock, and other income, gains or losses, if any.

Amendment and Termination

         It is the intention of Alaska Federal Savings Bank to continue the Alaska Federal Savings Bank 401(k) Profit Sharing Plan indefinitely. Nevertheless, Alaska Federal Savings Bank, by action of its Board of Directors, may terminate the Alaska Federal Savings Bank 401(k) Profit Sharing Plan in its sole discretion at any time and for any reason. If the Alaska Federal Savings Bank 401(k) Profit Sharing Plan is terminated in whole or in part, then, regardless of other provisions in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, each participant affected by such termination shall become fully vested in all of his Accounts. The Bank reserves the right to make from time to time any amendment or amendments to the Alaska Federal Savings Bank 401(k) Profit Sharing Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Alaska Federal Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA and the Code.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan with another plan, or the transfer of the Trust assets to another plan, the Alaska Federal Savings Bank 401(k) Profit Sharing Plan requires that each participant would (if either the Alaska Federal Savings Bank 401(k) Profit Sharing Plan or the other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Alaska Federal Savings Bank 401(k) Profit Sharing Plan had then been terminated).

Federal Tax Aspects of the Alaska Federal Savings Bank 401(k) Profit Sharing
Plan

         The Plan will be administered to comply in operation with the requirements (i) for qualification under Section 401(a) of the Code, (ii) for treatment as a qualified cash or deferred arrangement under Section 401(k) of the Code, and (iii) for exclusion of elective deferrals under Section 402(g) of the Code. Assuming that the Alaska Federal Savings Bank 401(k) Profit Sharing Plan is administered in accordance with such Sections of the Code, participation in the

Alaska Federal Savings Bank 401(k) Profit Sharing Plan should have the following implications for federal income tax purposes:

         (a) Amounts contributed to participants' Accounts, including participant elective deferrals, and the investment earnings on these Accounts, are not includable in participants' gross income for federal income tax purposes until such contributions or earnings are actually distributed or withdrawn from the Alaska Federal Savings Bank 401(k) Profit Sharing Plan. However, participant elective deferrals to the Alaska Federal Savings Bank 401(k) Profit Sharing Plan are subject to both FICA and Medicare taxes. Special tax treatment may apply to the taxable portion of any distribution that includes Alaska Pacific Bancshares, Inc. common stock, that is paid to another employer's plan or to an IRA in a "rollover," or that is eligible for special tax treatment for lump sum distributions (as described below).

         (b) Income earned by the Trust will not be taxable to the Trust.

         Permitted Rollover Amounts. Most payments from the Alaska Federal Savings Bank 401(k) Profit Sharing Plan will be "eligible rollover distributions." This means that they can be rolled over to an IRA or to another employer plan that accepts rollovers. Required minimum payments, beginning generally in the year in which the participant reaches age 70 1/2 or retires, whichever is later, cannot be rolled over.

         Direct Rollover. A participant may choose a direct rollover of all or any portion of a payment that is an "eligible rollover distribution." In a direct rollover, the eligible rollover distribution is paid directly from the Alaska Federal Savings Bank 401(k) Profit Sharing Plan to an IRA or another employer plan that accepts rollovers. If the participant chooses a direct rollover, the rollover amount will not be taxed until it is taken out of the IRA or the employer plan.

         Payments that are not Rolled Over. A payment made to a participant is subject to 20% mandatory income tax withholding. This amount is sent to the IRS as income tax withholding, and it will be credited against any income tax owed for the year. The payment is taxed in the year it is received unless, within 60 days, it is rolled over to an IRA or to another plan that accepts rollovers. If the payment is not rolled over, special tax rules may apply (as described below).

         Sixty-Day Rollover Option. Even if a participant has an eligible rollover distribution paid to him or her, all or part of it can still be rolled over to an IRA or to another employer plan that accepts rollovers. However, the rollover must be made within 60 days after the payment is received. The portion of the payment that is rolled over will not be taxed until it is taken out of the IRA or the employer plan. The participant can roll over up to 100% of the payment from the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, including an amount equal to the 20% that was withheld, by including other money to replace the 20% that was withheld. On the other hand, if only the 80% that was received is rolled over, the participant will be taxed on the 20% that was withheld.

         Additional 10% Tax. If a participant receives a payment before reaching age 59 1/2 and does not roll it over, then, in addition to the regular income tax, an extra tax equal to 10% of the taxable portion of the payment may be imposed. The additional 10% tax does not apply to the payment if it is (1) paid because the participant separates from service with the employer during or after the year in which the participant reaches age 55, (2) paid because of retirement due to disability, (3) paid as equal (or almost equal) payments over the participant's life or life expectancy (or the participant's and his or her beneficiary's lives or life expectancies),
(4) used to pay certain medical expenses, (5) paid to a beneficiary upon a participant's death, or (6) paid to an alternate payee pursuant to a qualified domestic relations order.

         Special Tax Treatment. If an eligible rollover distribution is not rolled over, it will be taxed in the year it is received. However, if it qualifies as a "lump sum distribution," it may be eligible for special tax treatment. A lump sum distribution is a payment, within one year, of the participant's entire balance under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan (and certain other similar plans of the employer) that is payable because the participant has reached age 59 1/2, has separated from service with his employer, or has died. For a payment to qualify as a lump sum distribution, the recipient must have been a participant in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan for at least 5 years. The special tax treatment for lump sum distributions is described below.

                  Five-Year Averaging. If the participant receives a lump sum distribution after reaching age 59 1/2, he or she may be able to make a one-time election to figure the tax on the payment by using "5-year averaging." 5-year averaging often reduces the tax owed because it treats the payment much as if it were paid over 5 years. The entire tax (using current tax rates) is paid in the year in which the lump sum distribution is received.

                  Ten-Year Averaging For Those Born Before January 1, 1936. If a participant receives a lump sum distribution and was born before January 1, 1936, he or she can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates) instead of 5-year averaging (using current tax rates). Like the 5- year averaging rules, 10-year averaging often reduces the amount of tax owed.

                  Capital Gain Treatment For Those Born Before January 1, 1936. In addition, if a participant who was born before January 1, 1936, receives a lump sum distribution, he or she may elect to have the portion of the payment that is attributable to pre-1974 participation in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan (if any) taxed as long-term capital gain.

         There are other limits on the special tax treatment for lump sum distributions. For example, a participant can generally elect this special tax treatment only once during his or her lifetime, and the election applies to all lump sum distributions received in that same year. If the participant has previously rolled over a payment from the Alaska Federal Savings Bank 401(k) Profit Sharing Plan (or certain other similar plans of the employer), he or she cannot use this special tax treatment for later payments from the Alaska Federal Savings Bank 401(k) Profit Sharing Plan. If the payment is rolled over to an IRA, the participant will not be able to use this special tax treatment for later payments from the IRA. Also, if any portion of the payment is rolled over to an IRA, this special tax treatment is not available for the rest of the payment.

         The special tax treatment for lump sum distributions described above, other than the special rules for those born before January 1, 1936, has been repealed for all such distributions received in tax years beginning after December 31, 1999.

         Employer Securities. There is a special rule for a payment from the Alaska Federal Savings Bank 401(k) Profit Sharing Plan that includes employer securities. To use this special rule, the payment must qualify as a lump sum distribution, as described above (or would qualify except that the participant has not participated in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan for at least 5 years). Under this rule, the participant has the option of not paying tax on the "net unrealized appreciation" of the securities until they are sold. Net unrealized appreciation generally is the increase in the value of the securities that took place while they were held by the Alaska Federal Savings Bank 401(k) Profit Sharing Plan.

         The participant may elect not to have the special rule apply to the net unrealized appreciation. In such case, the net unrealized appreciation will be taxed in the year the securities are received from the Alaska Federal Savings Bank 401(k) Profit Sharing Plan (and may be eligible for the special tax treatment described above), unless they are rolled over. The securities (including any net unrealized appreciation) can be rolled over to an IRA or to another employer plan that accepts rollovers.

         Other Payment Recipients. In general, the rules summarized above that apply to payments to participants also apply to payments to participants' surviving spouses and to spouses or former spouses who are alternate payees pursuant to a qualified domestic relations order. Some of the rules summarized above also apply to a deceased participant's beneficiary who is not a spouse. However, there are some significant exceptions for payments to surviving spouses, alternate payees, and other beneficiaries.

         A surviving spouse of a deceased participant may choose to have an eligible rollover distribution paid in a direct rollover to an IRA or paid to the spouse. If the spouse has the payment made to him or her, such spouse can keep it or roll it over to an IRA (but not to an employer plan). An alternate payee has the same choices as the participant. Thus, an alternate payee can have the payment paid as a direct rollover or paid to the alternate payee. If the alternate payee has it paid to him or her, the alternate payee can either keep it or roll it over to an IRA or to another employer plan that accepts rollovers. A beneficiary other than the surviving spouse cannot roll over the payment under any circumstances.

         A surviving spouse, alternate payee or another beneficiary may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer securities, as described above. A payment that is received because of the participant's death may be eligible for the special tax treatment available for lump sum distributions if the participant met the appropriate age requirements, whether or not the participant had 5 years of participation in the Alaska Federal Savings Bank 401(k) Profit Sharing Plan.

         The foregoing is only a brief summary of certain federal income tax aspects of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Alaska Federal Savings Bank 401(k) Profit Sharing Plan. Accordingly, each participant may wish to consult a tax advisor concerning the Federal, state and local tax consequences of participating in and receiving distributions from the Alaska Federal Savings Bank 401(k) Profit Sharing Plan.

         Participants subject to taxes imposed by state, local and other taxing authorities, including foreign governments, should also consult with their own attorneys or tax advisers regarding the tax consequences thereunder.

Restrictions on Resale

         Any person receiving shares of Alaska Pacific Bancshares, Inc. common stock under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan who is an "affiliate" of Alaska Federal Savings Bank or Alaska Pacific Bancshares, Inc. as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933 (e.g., directors, officers and substantial shareholders of Alaska Federal Savings Bank) may re-offer or resell such shares only pursuant to a registration statement or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act of 1933. Any person who may be an "affiliate" of Alaska Federal Savings Bank or Alaska Pacific Bancshares, Inc. may wish to consult with counsel before transferring any Alaska Pacific Bancshares, Inc. common stock owned by him or her. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934 which may restrict the sale of Alaska Pacific Bancshares, Inc. common stock acquired under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, or other sales of Alaska Pacific Bancshares, Inc. common stock.


                                 LEGAL OPINIONS

         The validity of the issuance of Alaska Pacific Bancshares, Inc. common stock will be passed upon by Breyer & Associates PC, 1100 New York Avenue, N.W., Washington, D.C. 20005, which firm acted as special counsel for Alaska Pacific Bancshares, Inc. and Alaska Federal Savings Bank in connection with Alaska Federal Savings Bank's Conversion.

================================================================================



                            Summary Plan Description




                                  Prepared for


                           Alaska Federal Savings Bank



================================================================================

#4021(2/96)          (C)1998 Universal Pensions, Inc., Brainerd, MN  56401

Introduction

Effective 05-01-1999, Alaska Federal Savings Bank has amended the Alaska Federal Savings Bank 401(k) Savings Plan designed to help you meet your financial needs during your retirement years. The Plan was originally effective on 07-01- 1992 and its plan sequence number is 001. The plan sequence number identifies the number of qualified plans that Alaska Federal Savings Bank currently maintains or has previously maintained.

To become a Participant in the Plan, you must meet the Plan's eligibility requirements. Once you become a Participant, Alaska Federal Savings Bank will maintain an Individual Account for you. Each Plan Year your account will be adjusted to reflect contributions, gains, losses, etc. The percentage of your account to which you will be entitled when you terminate employment depends on the Plan's vesting schedule. These features are explained further in the following pages.

The actual Plan is a complex legal document that has been written in the manner required by the Internal Revenue Service e (IRS) and is referred to as the Basic Plan Document. This document is called a Summary Plan Description (SPD) and e explains and summarizes the important features of the Basic Plan Document. Alaska Federal Savings Bank may make e contributions to this Plan. In addition, you may be able to elect to reduce your annual taxable income by deferring a portion of your Compensation into the Plan as Employee 401(k) Contributions. You should consult the Basic Plan Document for technical and detailed Plan provisions. The legal operation of the Plan is controlled by the Basic Plan Document and not this SPD.

If at any time you have specific questions about the Plan as it applies to you, please bring them to the attention of the Plan Administrator whose address and telephone number appear in Section One of this SPD. You may also examine the Basic Plan Document itself at a reasonable time by making arrangements with the Plan Administrator.

#4021(2/96)      (C)1998 Universal Pensions, Inc., Brainerd, MN  56401

Contents of the Summary Plan Description


  SECTION ONE         DEFINITIONS

  SECTION TWO         ELIGIBILITY AND PARTICIPATION
                      Information in this section includes:
                      Eligible Classes of Employees
                      Age and Service Requirements
                      How Hours of Service Are Counted
                      When You Can Participate in the Plan

  SECTION THREE       FUNDING AND ADMINISTRATION OF THE
                      PLAN
                      Information in this section includes:
                      Plan Contribution Sources, Allocations and Limitations
                      Compensation
                      Plan Administration and Management
                      Self Direction of  Investments

  SECTION FOUR        DISTRIBUTION OF BENEFITS AND
                      VESTING
                      Information in this section includes:
                      Benefit Eligibility
                      Distribution of Benefits
                      How Your Vested Amount is Determined
                      Restrictions or Penalties on Distributions
                      Payouts to Your Beneficiaries

  SECTION FIVE        CLAIMS PROCEDURE
                      Information in this section
                      includes:
                      What to do to Receive Benefits
                      How to File a Claim

  SECTION SIX         MISCELLANEOUS
                      Information in this section
                      includes:
                      Borrowing From the Plan
                      Break in Service Situations
                      Plan Termination

  SECTION SEVEN       RIGHTS UNDER ERISA
                      Information in this section includes:
                      The Rights and Protections a Plan Participant is Entitled to Under the Employee Retirement Income Security Act

SECTION ONE:  DEFINITIONS

The following definitions are used in the text of this SPD. These words and phrases are capitalized throughout the SPD for ease of reference.

Compensation - means the earnings paid to you by Alaska Federal Savings Bank.

Employee - means any person employed by Alaska Federal Savings Bank.

Employee 401(k) Contributions - means the dollars you put into the Plan through before-tax payroll deductions.

Employer - means Alaska Federal Savings Bank, the corporation maintaining this Plan.

Employer Contribution - means the amount contributed to the Plan on your behalf by Alaska Federal Savings Bank.

Individual Account - means the contribution account established and maintained for you which is made up of all contributions made by you or on your behalf.

Matching Contribution - means a contribution made by Alaska Federal Savings Bank to the 401(k) Plan on your behalf based upon your Employee 401(k) Contributions and/or your Nondeductible Employee Contributions.

Participant - means an Employee who has met the eligibility requirements, has entered the Plan, and has become eligible to make or receive a contribution to his or her Individual Account.

Payroll Deduction Form - means the agreement you sign to authorize Alaska Federal Savings Bank to deduct your Employee 401(k) Contributions from your Compensation and put them into the 401(k) Plan.

Plan - means the specific retirement Plan Alaska Federal Savings Bank has set up. The Plan is governed by a legal document containing various technical and detailed provisions. The Plan Administrator has a copy of the Plan document.

Plan Administrator - The Plan Administrator is responsible for directly administering the Plan. Alaska Federal Savings Bank is the Plan Administrator of this Plan and is therefore responsible for the day-to-day administration and management of the Plan. To ensure efficient and sound operation and management of the Plan, Alaska Federal Savings Bank has the discretionary authority to appoint other persons as may be necessary to act on its behalf or assist in performing these responsibilities. The address and phone number of Alaska Federal Savings Bank are listed below.

Alaska Federal Savings Bank
2094 Jordan Ave
Juneau, AK  99801
907-789-4844

Plan Year - means the twelve month period ending on 06-30.

SECTION TWO: ELIGIBILITY AND PARTICIPATION

ELIGIBLE CLASSES OF EMPLOYEES

You will generally be eligible to become a Participant in the Plan after having satisfied the age and service requirements. Even if you satisfy the eligibility criteria, however, you are not eligible to participate if you are covered by a collective bargaining agreement (e.g., union agreement) unless the agreement requires you to be eligible.

AGE AND SERVICE REQUIREMENTS

Employee 401(k) and Matching Contributions

You will become eligible to enter the Plan, make Employee 401(k) Contributions and receive Matching Contributions after you have completed .25 year(s) of service for Alaska Federal Savings Bank and attained the age of 18.

Profit Sharing Contributions

You will become eligible to enter the Plan and receive profit sharing contributions after you have performed .25 year(s) of service for Alaska Federal Savings Bank and attained the age of 18.

HOW HOURS OF SERVICE ARE COUNTED

Your hours of service are generally counted on the basis of the actual number of hours you work or for which you are entitled to Compensation. Instead of counting hours of service for purposes of determining your number of Years of Eligibility Service, however, you will receive credit for the period of time during which you are paid or entitled to pay from Alaska Federal Savings Bank for each type of contribution for which you are required to perform a fractional Year of Eligibility Service.

However, since this is an amendment and restatement of an existing Plan, you will not be required to satisfy the eligibility requirements stated above if you were a Participant in the prior Plan.

WHEN YOU CAN PARTICIPATE IN THE PLAN

After you have met the eligibility requirements, you will become a Participant in the Plan on the applicable entry date(s). During each Plan Year there are generally at least two entry dates. Alaska Federal Savings Bank has designated Quarterly as the entry date(s) for this Plan.

You will continue to participate in the Plan as long as you do not incur a break in service. A break in service is a period of at least 12 consecutive months during which you do not perform services for Alaska Federal Savings Bank. However, no break in service will occur if the reason you did not work was because of certain absences due to birth, pregnancy or adoption of children, military service or other service during a national emergency during which your re-employment under a federal or state law is protected and you do, in fact, return to work within the time required by law.

SECTION THREE: PLAN FUNDING AND ADMINISTRATION

PLAN CONTRIBUTION SOURCES, ALLOCATIONS AND LIMITATIONS

Employee 401(k) Contributions

Effective 05-01-1999 (or the date you begin participating in the Plan, if later), you may make before-tax contributions to the Plan through payroll deduction. Such contributions are called Employee 401(k) Contributions.

To begin making Employee 401(k) Contributions, you must complete and sign a Payroll Deduction Form. Once you become eligible to participate in the Plan, Alaska Federal Savings Bank will provide you with such form.

For example, assume your compensation is $15,000. For Plan Year 1999, you wish to make an Employee 401(k) Contribution to the Plan and sign a Payroll Deduction Form authorizing an Employee 401(k) Contribution of 5% of your Compensation. As a result, Alaska Federal Savings Bank will pay you $14,250 as gross taxable income and will deposit your 5% Employee 401(k) Contribution (i.e., $750) into the Plan for you.

Limits on Employee 401(k) Contributions

Federal tax laws and plan documents govern the amount of Employee 401(k) Contributions which you may make. Specifically, federal law places two annual limits on the amount you may defer into a 401(k) plan - an individual limit and an average limit.

Individual Limit

Federal tax law limits the amount you can put into the Plan during each of your tax years (generally, a calendar year). For 1999, the limit is $10,000. This amount is indexed periodically for changes in the cost-of-living index. This limit applies to all Employee 401(k) Contributions you make during your tax year to any 401(k) plans maintained by your present or former employers.

If you defer more than you are allowed, you must submit in writing for the return of the excess to Alaska Federal Savings Bank no later than March 1.

The excess amount and any earnings you may have received on the excess must be taken out of the Plan by April 15 of the year following the year the money went into the Plan. The excess amounts will appear on your Form W-2 and will be taxable income for the year in which you put the excess into the Plan. If the excess is not removed from the Plan by April 15, you will have to pay additional income tax.

EXAMPLE: You deferred $100 more than the law allows in 1998 and you had earnings of $10 on the excess. You removed your $100 excess and the $10 earnings by April 15, 1999. The excess will be reported on your 1998 Form W-2 and you will pay income tax on that amount.

Average Limits

Tax law defines a group of an employer's employees known as highly compensated employees. Highly compensated employees making Employee 401(k) Contributions are limited in the percent of their compensation which they defer based on the average percent of compensation deferred by the non-highly compensated group of employees during the Plan Year. If these limits apply to you, Alaska Federal Savings Bank can give you additional information about them.

Plan Specific Limitations

Upon completion of a Payroll Deduction Form, your compensation will be reduced each pay period by the percent you specify. Alaska Federal Savings Bank permits you to defer a percentage of your Compensation from 1% to 17% in increments of 1% each Plan Year.

To change the amount of your Employee 401(k) Contributions, you must complete and sign a revised Payroll Deduction Form and return it to Alaska Federal Savings Bank at least 30 days before the change will take effect or a lesser number of days if Alaska Federal Savings Bank permits. Alaska Federal Savings Bank will establish uniform and nondiscriminatory rules regarding when you may change your Payroll Deduction form.

To discontinue making Employee 401(k) Contributions, you must complete and sign a revised Payroll Deduction Form.

Alaska Federal Savings Bank will establish uniform and nondiscriminatory rules regarding when you may resume making deferrals if you stop.

Matching Contributions

Individual Limits

Matching Contributions are Employer Contributions which are contributed to the Plan based on your Employee 401(k) Contributions. Effective 05-01-1999 (or the date you begin participating in the Plan, if later), Alaska Federal Savings Bank will make Matching Contributions to the Plan equal to 50% of your Employee 401(k) Contributions.

However, Matching Contributions will not be made with respect to your contributions in excess of $1,000.00.

To share in the Matching Contribution, you must be a Participant in the Plan on at least one day of the Plan Year and make Employee 401(k) Contributions.

Average Limits

Tax law defines a group of an employer's employees known as highly compensated employees. Highly compensated employees receiving Matching Contributions are limited in the amount of Matching Contributions which they may receive based on the average Matching Contribution (as a percent of compensation) received by the non-highly compensated group of employees during the Plan Year. If these limits apply to you, Alaska Federal Savings Bank can give you additional information about them.

Profit Sharing Contributions

Each year, the managing body of Alaska Federal Savings Bank will determine the amount, if any, which it will contribute to the Plan. Employer Contributions to a profit sharing plan in general can range from 0% to 15% of participants' compensation each year.

If you satisfy the requirements and are entitled to a profit sharing contribution, you will receive a pro rata allocation based on your Compensation in relation to the Compensation of all Participants entitled to profit sharing contributions.

For example, assume you are one of 10 Participants in the Plan and your Compensation is $10,000. Assume further the Compensation of all Participants when added together equals $100,000. The ratio of your Compensation ($10,000) to that of all Participants ($100,000) is 1/10. Therefore, 1/10 of the contribution made by your Employer to the Plan will be allocated to your account.

Qualified Nonelective Contributions (QNECs) and Qualified Matching Contributions (QMACs)

QNECs and QMACs may be made by Alaska Federal Savings Bank to satisfy special nondiscrimination rules which apply to the Plan. These contributions are fully vested when made and are subject to the same restrictions on withdrawals applicable to Employee 401(k) Contributions.

Rollover and Transfer Contributions

Alaska Federal Savings Bank allows you to make rollover contributions, regardless of whether you have become a Participant in the Plan. You are 100% vested in your rollover contributions at all times and may withdraw them from the Plan at any time.

Alaska Federal Savings Bank allows you to make transfer contributions, regardless of whether you have become a Participant in the Plan. You are 100% vested in your transfer contributions and may withdraw them from the Plan at any time. However, assets transferred from a money purchase pension plan to this Plan may not be distributed before your retirement, death, disability or severance from employment or prior to plan termination.


Annual Additions Limitation

In spite of the contribution/allocation formulas described earlier, federal law limits the annual amount which may be allocated to your account to the lesser of $30,000 or 25% of your Compensation.

COMPENSATION

The definition of compensation for plan purposes can vary for many reasons. For example, federal tax law may require use of one definition of compensation for nondiscrimination testing and another definition for contribution allocation purposes.

In addition, federal tax law permits employers such as Alaska Federal Savings Bank to choose the definition of compensation which will be used for other purposes. Regardless of the various definitions of compensation which may be required or allowed, however, in the event your Compensation exceeds $160,000 per year, only the first $160,000 will be counted as Compensation under the Plan. This $160,000 cap will be adjusted periodically by the Internal Revenue Service for increases in the cost-of-living.

Also, if you satisfy the eligibility requirements and enter the Plan on a date other than the first day of the year over which your Compensation is to be determined, the Compensation earned during the year, but prior to your entry into the Plan, will be excluded.

Alaska Federal Savings Bank has elected to use your Plan Year W-2 compensation for purposes of this Plan. Your Compensation, however, will be adjusted as described below.

For purposes of determining your Compensation, elective deferrals you make to Alaska Federal Savings Bank cafeteria, 401(k), salary deferral SEP or tax sheltered annuity plan will be included.

PLAN ADMINISTRATION AND MANAGEMENT

All contributions made to the Plan on your behalf will be placed in a trust fund established to hold dollars for the benefit of all Participants. Alaska Federal Savings Bank will establish and maintain an Individual Account for you and all Participants. Your Individual Account will be used to track your share in the total trust fund.

This Plan allows you to direct the investment of the assets in your Individual Account. Alaska Federal Savings Bank will establish uniform and nondiscriminatory policies describing how and when you may provide investment directions. You will be responsible for any expenses and losses resulting from your choice of investments.

SECTION FOUR: DISTRIBUTION OF BENEFITS AND VESTING

BENEFIT ELIGIBILITY

Certain events must occur before you can withdraw money from the Plan. In general, benefits may be withdrawn upon termination of employment after attaining normal retirement age or upon Plan termination.

Normal retirement age under this Plan is age 60.

You may withdraw all or a portion of the vested Employer Contributions if you:

         terminate employment before attaining normal retirement age become disabled

         qualify for in-service distributions


In addition, you may withdraw your Employee 401(k) Contributions if you:

         attain age 59 1/2 but continue to work

         incur a financial hardship

Under your Plan, the only financial needs which are considered to meet the financial hardship requirements are the following items: deductible medical expenses for you or your immediate family, purchase of your principal residence, payment of tuition for the next quarter or semester for you or your immediate family, or to prevent eviction from your home or foreclosure upon your principal residence. A hardship distribution cannot exceed the amount of your immediate and heavy financial need and you must have obtained all distributions and all nontaxable loans from all Plans maintained by Alaska

Federal Savings Bank prior to qualifying for a hardship distribution. Hardship distributions are subject to a 10% penalty tax if received before you reach age 59 1/2.

Form of Payment

Payments from the Plan that are eligible rollover distributions can be taken in two ways. You may have all or any portion of your eligible rollover distribution either (1) paid in a direct rollover to an IRA or another employer plan or (2) paid to you. If you choose to have your Plan benefits paid to you, you will receive only 80% of the payment, because Alaska Federal Savings Bank is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

Alaska Federal Savings Bank will give you more information about your options around the time you request your payout from the Plan. That information will, among other things, define an eligible rollover distribution.

If your vested Individual Account (i.e., the amount of money in the Plan you are entitled to) is no more than $5,000, your benefits will be paid, either directly to you or as a direct rollover to an IRA or another plan, in a single lump sum payment. If your vested Individual Account is more than $5,000, your benefits under the Plan will be made in a form other than an annuity.

Timing of Benefit Payments

If the value of your Individual Account is no more than $5,000, Alaska Federal Savings Bank may direct that your benefits be paid within 90 days after the end of the Plan Year in which you become eligible to receive them.

If your account is more than $5,000, your funds may be left in the Plan until you submit a written request to Alaska Federal Savings Bank for payment. However, you must begin taking required minimum distributions at age 70 1/2 if you are a five percent or more owner of your Employer. If you are not a five percent or more owner, you must begin taking required minimum distributions from the Plan by April 1 of the year after the year in which you turn age 70 1/2 or , if later, April 1 of the year after the year in which you separate from service. Alaska Federal Savings Bank can provide you with the proper request forms. Once you have returned the completed request to Alaska Federal Savings Bank, payment will be made no later than 90 days after the close of the Plan Year in which Alaska Federal Savings Bank received your request.

Required Minimum Distributions

The tax laws and regulations require you to start taking minimum distributions from the Plan by April 1 of the year after the year in which you turn 70 1/2 years of age if you are a five percent or more owner of your Employer. If you are not a five percent or more owner, you must begin taking minimum distributions from the Plan by April 1 of the year after the year in which you turn age 70 1/2 or, if later, April 1 of the year after the year in which you separate from service. Minimum distributions must continue every year thereafter and must be taken by December 31. In general, the amount of the annual minimum distribution is determined by dividing the balance in your Individual Account by your life expectancy or the joint life expectancy of you and your Plan beneficiary.


DETERMINING YOUR VESTED AMOUNT

Amount of Benefit

Whether you receive the full value of your account(s) depends on the reason you are receiving the distribution and your vested percentage in your contributions. Your distribution will be the full value of your Individual Account (that is, you will be 100% vested) if you reach normal retirement age, Alaska Federal Savings Bank terminates this Plan, there is a complete discontinuance of contributions to the Plan, you die, become disabled or you satisfy the early retirement age provisions.

However, if you terminate employment and thus become eligible for a distribution from the Plan, your distribution will be only the vested amount in your Individual Account. Loss, denial or reduction of anticipated benefits may occur if you terminate employment before becoming fully vested, or if all or a portion of your benefit is set aside for an alternate payee under a qualified domestic relations order (QDRO). You may also lose your benefit if you cannot be located when a benefit becomes payable to you.

However, the vested amount of your Individual Account will depend upon the types of contributions made to your account. You will be fully vested at all times in all Employee 401(k) Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions.

Your vested amount is determined by multiplying the value of your Individual Account subject to the plan's vesting schedule by the applicable percentage from the vesting schedule. The vesting schedule determines how rapidly your Individual Account balance becomes nonforfeitable based on years of service.

EXAMPLE: Assume you have $10,000 in your Individual Account and you terminate employment when you are 40% vested. Your vested amount would be $4,000 (.40 x $10,000).

You will generally be vested in your Individual Account derived from profit sharing contributions and forfeitures according to the following schedule.

Years of Vesting Service            Vested Percentage
------------------------            -----------------
              1                            20%
              2                            40%
              3                            60%
              4                            80%
              5                           100%
              6                           100%
              7                           100%

You will generally be vested in your Individual Account derived from Matching Contributions and forfeitures according to the following schedule.

Years of Vesting Service            Vested Percentage
------------------------            -----------------
              1                            20%
              2                            40%
              3                            60%
              4                            80%
              5                           100%
              6                           100%
              7                           100%

Years of Vesting Service

You must provide a minimum of 1000 hours of service to complete a year of vesting service. In addition, you must exceed 500 Hours of service to avoid a break in vesting service.

All of your years of service with Alaska Federal Savings Bank are counted for the purpose of determining your vested percentage. In addition, you will receive credit for vesting purposes for hours of service with .

Profit Sharing Contribution Forfeitures

If you are not 100% vested and receive a distribution of your profit sharing contributions, the dollars left in the Plan are called forfeitures. In your Plan, forfeitures are used to reduce profit sharing contributions. If you return to work for Alaska Federal Savings Bank before incurring five consecutive one year breaks in service, you may recapture the forfeited benefit.

Generally, your forfeited benefit will be restored immediately by Alaska Federal Savings Bank if you have not incurred five consecutive one year breaks in service, and if you pay back to the Plan the distribution which you received.

Matching Contribution Forfeitures

If you are not 100% vested and receive a distribution of your Matching Contributions, the dollars left in the Plan are called forfeitures. In your Plan, forfeitures are used to reduce matching contributions. If you return to work for Alaska Federal Savings Bank before incurring five consecutive one year breaks in service, you may recapture the forfeited benefit. Generally, your forfeited benefit will be restored immediately by Alaska Federal Savings Bank if you have not incurred five consecutive one year breaks in service, and if you pay back to the Plan the distribution which you received.

RESTRICTIONS OR PENALTIES ON DISTRIBUTIONS

If you receive a distribution before reaching age 59 1/2, you must pay an additional 10% penalty tax on dollars included in income. There are, however, exceptions to the 10% early distribution penalty. Your tax advisor can assist you in determining if one of the exceptions applies to your distribution.

PAYOUTS TO YOUR BENEFICIARIES

Your beneficiary will receive the total value of your Individual Account when you die. If you are married, your spouse will automatically be your beneficiary. To choose another beneficiary, you must sign a written form listing a nonspouse beneficiary. Your spouse must give written consent to this in the presence of a notary public. Contact Alaska Federal Savings Bank if you wish to choose a nonspouse beneficiary. If the vested value of your Individual Account is no more than $5,000, your beneficiary will receive a lump sum payment of the entire amount.

If the value of your Individual Account is greater than $5,000, your beneficiary will receive a payout(s) in a form other than an annuity.

SECTION FIVE:  CLAIMS PROCEDURE

WHAT TO DO TO RECEIVE BENEFITS

You or your beneficiary must file a written request with the Plan Administrator in order to start receiving benefits when you become eligible for them or when you die.

HOW TO FILE A CLAIM

A claim should be filed with Alaska Federal Savings Bank. You may claim a benefit to which you think you are entitled by filing a written request with Alaska Federal Savings Bank. The claim must set forth the reasons you believe you are eligible to receive benefits and authorize Alaska Federal Savings Bank to conduct such examinations and take such steps as may be necessary to evaluate the claim.

If your claim is turned down, Alaska Federal Savings Bank will provide you or your beneficiary with a written notice of the denial within 60 days of the date your claim was filed. This notice will give you the specific reasons for the denial, the specific provisions of the Plan upon which the denial is based, and an explanation of the procedures for appeal. You or your beneficiary will have 60 days from receipt of the notice of denial in which to make written application for review by Alaska Federal Savings Bank. You may request that the review be in the nature of a hearing. You may be represented by an attorney if you so desire. Alaska Federal Savings Bank will issue a written decision on this review within 60 days after receipt of the application for review.

SECTION SIX: MISCELLANEOUS

BORROWING FROM THE PLAN

Effective Date

As a Participant in this Plan, you may be able to borrow a portion of your vested account balance. The loan program adopted by Alaska Federal Savings Bank is available on a uniform basis to all parties in interest to the Plan who meet loan qualification requirements.

Loan Program Administrator

If you have questions regarding the loan program you should contact Karen Livingston, the person responsible for administering your loan program. You may reach Karen Livingston, the loan program administrator, at 907-789-4844.

Loan Application Procedure

To apply for a loan under this Plan, you must complete and return to Karen Livingston a Loan Application Form, furnishing all information requested and pay any required loan application processing fees.

Collateral Pledge

A percentage of your vested account balance equal to the amount borrowed divided by your vested account balance is pledged as security for repayment of loans under this program.

Default Provisions

You will be deemed to have defaulted on your loan if you fail to remit payment in a timely manner as required under the Loan Agreement, breach any of your obligations or duties under the Loan Agreement, or terminate employment.

Upon default, Alaska Federal Savings Bank is entitled to foreclose its security interest in your vested account balance pledged for repayment upon the occurrence of an event which triggers a distribution of your benefits. In addition, Alaska Federal Savings Bank will report as taxable any amounts which are deemed distributed as a result of failing to make loan payments.

Employer Securities

Alaska Federal Savings Bank is offering a one time option to purchase Company Stock. Once Company Stock is purchased the dollar amount per plan participant will be provided to Delaware for liquidation of least aggressive fund to the most aggressive fund to satisfy the request. If you want to purchase company shares, but want to maintain their current investment portfolio mix within the Delaware mutual funds, you can rebalance their Delaware accounts shortly after the purchase is executed.

You will be able to transfer out of company stock and back into the Delaware mutual funds. However, you will not be able to transfer into the company stock fund. To execute a transfer out of the stock fund, you must call our customer service center at 800-510-401(k). Our customer service rep will document the request in writing to First Bankers Trust and will batch all requests to the trustee on the 10th of each month. Transfers among the Delaware funds will be executed through our phone system/customer service lines and will transact as of the close of the business the request is received. The request should be communicated by 4:00 P.M. EST.

PLAN TERMINATION

Alaska Federal Savings Bank expects to continue the Plan indefinitely. However, in the unlikely event Alaska Federal Savings Bank must terminate the Plan, you will become 100% vested in the aggregate value of your Individual Account regardless of whether your vesting years of service are sufficient to make you 100% vested under the vesting schedule(s).

If the Plan terminates, benefits are not insured by the Pension Benefit Guaranty Corporation (PBGC). Under the law, PBGC insurance does not cover the type of plans called defined contribution plans. This Plan is a defined contribution plan and, therefore, is not covered.

BREAK IN SERVICE SITUATIONS

If you quit your job, incur a break in service and then return to work, your date of participation depends on whether you had a vested interest in contributions (other than your Employee 401(k) Contributions) at the time you quit and incurred a break in service.

If you had a vested interest, you will participate again upon your return to employment. In addition, your vesting years of service accumulated prior to the time you quit and incurred a break in service will be counted in figuring your vested interest.

If you did not have a vested interest, any eligibility years of service occurring before the break in service will be taken into account and you will begin to participate again upon your return to service unless the number of consecutive one year breaks in service equals or exceeds the greater of five years, or the aggregate number of eligibility years of service preceding the breaks in service. If your period of consecutive breaks in service exceeds your period of prior service, you will be treated as a new employee and will participate again when you satisfy the Plan's eligibility requirements. In addition, any vesting years of service occurring before the break in service will be taken into account in computing your vested interest under the Plan unless the number of consecutive one year breaks in service equals or exceeds the greater of five years or the aggregate number of vesting years of service preceding the breaks in service. For example, if you work for two years, quit without being vested, and then return to employment after a break of two years or more, the Plan will give you vesting credit for the initial two year period.

SECTION SEVEN:  RIGHTS UNDER ERISA

THE RIGHTS AND PROTECTIONS A PLAN PARTICIPANT IS ENTITLED TO UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT

As a Participant in this Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to do the following:

1. Examine, without charge, at the Plan Administrator's office and at other specified locations, such as worksites and union halls, all Plan documents, including insurance contracts, collective bargaining agreements and copies of all documents filed by Alaska Federal Savings Bank with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

2. Obtain copies of all Plan documents and other Plan information upon written request to Alaska Federal Savings Bank. Alaska Federal Savings Bank may make a reasonable charge for the copies.

3. Receive a summary of the Plan's annual financial report. Alaska Federal Savings Bank is required by law to furnish each participant with a copy of this Summary Annual Report.

4. Obtain, once a year, a statement of the total pension benefits accrued and the nonforfeitable (vested) pension benefits (if any) or the earliest date on which benefits will become nonforfeitable (vested). The Plan may require a written request for this statement, but it must provide the statement free of charge.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called fiduciaries of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including Alaska Federal Savings Bank, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have Alaska Federal Savings Bank review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from Alaska Federal Savings Bank and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require Alaska Federal Savings Bank to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of Alaska Federal Savings Bank. If you have a claim for benefits which is denied, or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay the costs and fees. If you lose, the court may order you to pay these costs and fees. For example, if the court finds your claim is frivolous, expenses may be assessed against you.

If you have any questions about your Plan, you should contact Alaska Federal Savings Bank. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest area office of the U.S. Labor- Management Services Administration, Department of Labor.

Further, if this Plan is maintained by more than one employer, you can obtain, in writing, information as to whether a particular employer is participating in this Plan and, if so, the participating Employer's address. In addition, you may request, in writing, a complete list of Employers participating in this Plan. You may obtain such information by making a written request to Alaska Federal Savings Bank. Alaska Federal Savings Bank is the most significant (parent) employer of the group of employers maintaining this Plan.


Employer Information
--------------------

Name:                      Alaska Federal Savings Bank
Address:                   2094 Jordan Ave
                           Juneau, AK   99801

Business Telephone:                         907-789-4844
Employer Identification Number:             92-0005106
Employer's Income Tax Year End:             06-30

Agent for Service of Legal Process
----------------------------------

The Agent for Service of Legal Process is the person upon whom any legal papers can be served. Service of legal process may be made upon a Plan Trustee, the Employer or the Plan Administrator.

Name:                      Alaska Federal Savings Bank
Address:                   2094 Jordan Avenue
                           Juneau, AK 99801

Trustee(s)
----------

Name:                      Delaware Management Trust Company
Business Address:          1818 Market Street
                           Philadelphia, PA 19103

                           ALASKA FEDERAL SAVINGS BANK
                             401(k) PLAN FINANCIALS
                      (AS REPORTED ON THE PLAN'S FORM 5500)


                                                                  Year Ended
                                                               December 31, 1997
                                                               -----------------
Assets:
   Cash .......................................................   $       --
   Receivables ................................................           --
   Investments: ...............................................           --
      U.S. Government securities ..............................           --
      Corporate debt and equity instruments ...................           --
      Real estate and mortgages (other than to participants) ..           --
      Loans to participants: ..................................           --
            Mortgages .........................................           --
            Other .............................................           --
      Other ...................................................           --
                                                                  ----------
            Total investments .................................    1,399,055
   Buildings and other property used in plan operations .......           --
   Other assets ...............................................           --
                                                                  ----------
      Total assets ............................................    1,399,005
Liabilities:
   Payables ...................................................           --
   Acquisition indebtedness ...................................           --
   Other liabilities ..........................................           --
                                                                  ----------
   Total liabilities ..........................................           --
                                                                  ----------
   Net assets .................................................    1,399,055
Income:
   Contributions received or receivable in cash from:
      Employer(s) .............................................           --
      Employees ...............................................       76,393
      Other ...................................................           --
                                                                  ----------
            Total .............................................       76,393
   Noncash contributions ......................................           --
   Earnings from investments ..................................      203,413
   Net realized gain (loss) on sale or exchange
    of assets .................................................           --
   Other income ...............................................           --
                                                                  ----------
      Total income ............................................      203,413
Expenses:
   Distribution of benefits and payments to
    provide benefits: .........................................           --
      Directly to participants or their beneficiaries .........           --
      Other ...................................................           --
                                                                  ----------
      Total distribution of benefits and payments to
       provide benefits .......................................       18,422
   Administrative expense .....................................           --
   Other expenses .............................................           --
                                                                  ----------
      Total expenses ..........................................       18,422
                                                                  ----------
            Net income (loss) .................................   $  184,676

                         THE ALASKA FEDERAL SAVINGS BANK
                           401(k) PROFIT SHARING PLAN

             PARTICIPANT ELECTION TO INVEST IN HOLDING COMPANY STOCK

1. PARTICIPANT DATA

__________________________________________________________________________________________________
  Print your full name above     (Last, first, middle initial)      Social Security Number

__________________________________________________________________________________________________
  Street Address                 City                   State              Zip

$______________________________________________________________     _____________     ____________
Balance of Participant's Plan Accounts at Date of this Election     Date of Birth     Date of Hire


2. INVESTMENT DIRECTION

         The Plan is giving participants a special opportunity to invest their account balances in common stock issued by Alaska Pacific Bancshares, Inc. in connection with the conversion of Alaska Federal Savings Bank from the mutual to the stock form. This election may be made during the Subscription and Community Offering, with respect to the balance in your accounts under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan (hereinafter referred to as your "Accounts") as of the date of this election. Please review the Subscription and Community Prospectus dated __________________, 1999 (the "Prospectus") and the Prospectus Supplement (the "Supplement") dated __________________, 1999 before making any decision.

         Investing in Alaska Pacific Bancshares, Inc. common stock entails some risks, and we encourage you to discuss this investment decision with your spouse and your investment advisor. Delaware Group Finanical Services, the Trustee of the Alaska Federal Savings Bank 401(k) Profit Sharing Plan, First Banker's Trust Company, N.A., the trustee of the Employer Stock Fund under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan and the Alaska Federal Savings Bank 401(k) Profit Sharing Plan Administrator are not authorized to make any representations about this investment other than what appears in the Prospectus and Supplement, and you should not rely on any information other than what is contained in the Prospectus and Supplement.

         Any shares purchased by the Alaska Federal Savings Bank 401(k) Profit Sharing Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to Alaska Pacific Bancshares, Inc. common stock, as discussed in the Prospectus and Supplement. In addition, once you have elected to have your Accounts invested in Alaska Pacific Bancshares, Inc. common stock, you may have limited opportunities to change this investment decision. Any part of your Accounts invested in Alaska Pacific Bancshares, Inc. common stock may be changed to an alternative authorized investment under the Alaska Federal Savings Bank 401(k) Profit Sharing Plan only during an "Investment Change Period."

         An "Investment Change Period" opens at the beginning of the third business day after Alaska Pacific Bancshares, Inc. issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by Alaska Pacific Bancshares, Inc. for general distribution which announces, for the first time, Alaska Pacific Bancshares, Inc.'s results of operations for a particular fiscal quarter. The Bank anticipates these opportunities will occur four times per year. The Bank will attempt to notify participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

[ ] I hereby direct the trustee of the Employer Stock Fund to obtain the funds necessary to purchase such shares of Alaska Pacific Bancshares, Inc. common stock by using funds in my current Accounts from among the following Investment Options in the following percentages (in not less than 10% increments):

                  [ ]      Cash Reserve                        _____%

                  [ ]      U.S. Government Fund                _____%

                  [ ]      Delaware Fund                       _____%

                  [ ]      Growth & Income Fund                _____%

                  [ ]      International Equity Fund           _____%

                  [ ]      DEVON                               _____%

                  [ ]      Small Cap Value                     _____%

                  [ ]      DELCAP                              _____%

                  [ ]      TREND                               _____%

[ ] I choose not to invest any of my Accounts in Alaska Pacific Bancshares, Inc. common stock.


3. PARTICIPANT SIGNATURE AND ACKNOWLEDGMENT - REQUIRED

By signing this PARTICIPANT INVESTMENT ELECTION, I authorize and direct the Alaska Federal Savings Bank 401(k) Profit Sharing Plan Administrator and Trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus and Supplement relating to the issuance of Alaska Pacific Bancshares, Inc. common stock, and I have read the explanation provided in Part 2 of this form. I am aware of the risks involved in the investment in Alaska Pacific Bancshares, Inc. common stock, and understand that the trustees of the Alaska Federal Savings Bank 401(k) Profit Sharing Plans and the Employer Stock Fund and the Plan Administrator are not responsible for my choice of investment. In addition I understand if my order for Alaska Pacific Bancshares, Inc. common stock is unable to be fulfilled either partially or in full, any remaining funds will be allocated to my existing investment options.


________________________________________________________________________________
      Participant's Signature                               Date Signed

Signed before me this ________ day of ________, 1999  __________________________
                                                            Notary Public

My Commission Expires _____________________________


              PLEASE COMPLETE AND RETURN BY ______________________

          IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE STOCK INFORMATION
                         CENTER AT ____________________.

PROSPECTUS
                                     [LOGO]

                         ALASKA PACIFIC BANCSHARES, INC.
                  (PROPOSED HOLDING COMPANY FOR ALASKA FEDERAL)
                         925,750 SHARES OF COMMON STOCK

Alaska Federal Savings Bank is converting from the mutual form to the stock form of organization and becoming a wholly-owned subsidiary of Alaska Pacific Bancshares, Inc. As part of the conversion, Alaska Federal will change its name to Alaska Pacific Bank. Alaska Pacific Bancshares, Inc. is offering its common stock to the public as part of its conversion. The conversion must be approved by a majority of the votes eligible to be cast by the members of Alaska Federal.


                                OFFERING SUMMARY

                             Price Per Share: $10.00
                   Proposed trading symbol: OTC Bulletin Board

                                                                           Maximum                Maximum
                                                                       Without Further      Subject to Further
                                            Minimum       Midpoint   Regulatory Approval    Regulatory Approval
                                            -------       --------   -------------------    -------------------
Number of shares:                              595,000     700,000           805,000               925,750
Gross offering proceeds:                    $5,950,000  $7,000,000        $8,050,000            $9,257,500
Estimated underwriting commissions
  and other offering expenses:                $480,150    $494,640          $509,130              $525,794
Estimated net proceeds:                     $5,469,850  $6,505,360        $7,540,870            $8,731,706
Estimated net proceeds per share:                $9.19       $9.29             $9.36                 $9.43


        For a discussion of certain risks that you should consider, see "Risk Factors" beginning on page 1.

With the approval of the Office of Thrift Supervision, Alaska Pacific Bancshares may increase the maximum number of shares by up to 15% to 925,750 shares.

Alaska Pacific Bancshares intends to list the common stock through the OTC Bulletin Board or the National Daily Quotation System "Pink Sheets" published by the National Quotation Bureau, Inc. Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., will use its best efforts to assist Alaska Pacific Bancshares in selling at least the minimum number of shares but does not guarantee that this number will be sold. Charles Webb is not obligated to purchase any shares of common stock in the offering. Charles Webb intends to make a market in the common stock.

--------------------------------------------------------------------------------
These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

For additional information about the conversion and the stock offering, please refer to the more detailed information in this prospectus. For assistance, please contact the stock information center toll free at (888) 277-8625.

                         CHARLES WEBB & COMPANY, INC., a
                    Division of Keefe, Bruyette & Woods, Inc.

                The date of this prospectus is ___________, 1999

                       WHO IS ELIGIBLE TO PURCHASE STOCK?

          o First Priority: Depositors of Alaska Federal with at least $50 on deposit on December 31, 1997.

          o Second Priority: Alaska Pacific Bancshares' employee stock ownership plan.

          o Third Priority: Depositors of Alaska Federal with at least $50 on deposit on March 31, 1999.

          o Fourth Priority: Depositors of Alaska Federal on April 30, 1999 and borrowers of Alaska Federal on October 20, 1993 whose loans were still outstanding on April 30, 1999.

          o Fifth Priority: Residents of the communities of Juneau, Ketchikan, Sitka and Wrangell, Alaska.

          o    Sixth Priority: All other people.

For additional information regarding eligibility, see "Alaska Federal's Conversion - The Subscription, Direct Community and Syndicated Community Offerings."

The subscription offering will end at 12:00 Noon, Alaska Time, on ______________, 1999. If the conversion is not completed by _________, 1999, and the Office of Thrift Supervision gives Alaska Federal more time to complete the conversion, Alaska Pacific Bancshares will give all subscribers the opportunity to increase, decrease or cancel their orders. All extensions may not go beyond __________, 2001. Alaska Pacific Bancshares will hold all funds received from subscribers in an interest-bearing savings account at Alaska Federal until the conversion is completed or terminated. Alaska Pacific Bancshares will return all funds promptly with interest if the conversion is terminated.

 [Map of State of Alaska with Alaska Federal's Market Area and Offices depicted]

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
Summary..................................................................................  (i)
Risk Factors.............................................................................   1
Selected  Financial Information..........................................................   5
How Alaska Pacific Bancshares Intends to Use the Conversion Offering Proceeds ...........   7
Alaska Pacific Bancshares' Dividend Policy...............................................   9
Market for Alaska Pacific Bancshares' Common Stock.......................................  10
Capitalization...........................................................................  11
Historical and Pro Forma Regulatory Capital Compliance...................................  13
Pro Forma Data...........................................................................  14
Shares to be Purchased by Management with Subscription Rights............................  19
Alaska Federal Savings Bank Statements of Income.........................................  20
Management's Discussion and Analysis of Financial Condition and Results of Operations....  21
Recent Developments of Alaska Federal....................................................  36
Business of Alaska Pacific Bancshares....................................................  41
Business of Alaska Federal...............................................................  41
Management of Alaska Pacific Bancshares..................................................  69
Management of Alaska Federal.............................................................  70
Regulation...............................................................................  79
Taxation.................................................................................  87
Alaska Federal's Conversion..............................................................  92
Restrictions on Acquisition of Alaska Pacific Bancshares................................. 106
Description of Capital Stock of Alaska Pacific Bancshares ............................... 111
Registration Requirements................................................................ 112
Legal and Tax Opinions................................................................... 112
Experts.................................................................................. 112
Where You Can Find More Information...................................................... 113
Index to Financial Statements............................................................ 114


                                     SUMMARY

         Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus carefully, including the financial statement and notes to financial statements found at the back of this prospectus, before you decide to invest. For assistance, please contact the stock information center toll free at (888) 277-8625.

                                  The Companies

Alaska Pacific Bancshares, Inc.     Alaska Federal formed Alaska Pacific
2094 Jordan Avenue                  Bancshares to be its holding company. To
Juneau, Alaska 99801                date, Alaska Pacific Bancshares has only
(907) 789-4844                      conducted organizational activities. After
                                    the conversion, Alaska Pacific Bancshares will own all of Alaska Federal's capital stock and will direct, plan and coordinate
                                    Alaska Federal's business activities. After the conversion, Alaska Pacific Bancshares might become an operating company or acquire or organize other operating subsidiaries, including other financial institutions, although it currently has no specific plans or agreements to do so.


Alaska Federal Savings Bank         Alaska Federal's business strategy is to
2094 Jordan Avenue                  operate as a community-oriented bank
Juneau, Alaska 99801                dedicated to financing home ownership and
(907) 789-4844                      providing quality customer service. Alaska
                                    Federal operates out of six full service offices in Southeast Alaska with two offices located in Juneau, two offices located in Ketchikan, one office located in Sitka and one office located in Wrangell. Alaska
                                    Federal considers the communities of Juneau, Ketchikan, Sitka and Wrangell, as its primary market area for making loans and attracting deposits.

                                    Alaska Federal's principal business is
                                    attracting deposits from the general public and using those funds to originate residential mortgage loans and in recent years has placed increased emphasis on commercial and consumer lending. At December 31, 1998, Alaska Federal had total assets of $110.8 million, deposits of $101.9 million and total equity of $7.3 million.

                                    For a discussion of Alaska Federal's
                                    business strategy and recent results of
                                    operations, see "Management's Discussion and
                                    Analysis of Financial Condition and Results of Operations." For a discussion of Alaska Federal's business activities, see "Business of Alaska Federal."


                                       (i)

                                 The Conversion


What is the Conversion (page 92)    The conversion is a change in Alaska
                                    Federal's legal form of organization. As a federal mutual savings bank, Alaska Federal currently has no stock or stockholders.
                                    Instead, Alaska Federal operates for the mutual benefit of its depositors and borrowers who elect its directors and vote on other important matters. Through the conversion, Alaska Federal will become a stock savings bank, change its name to Alaska Pacific Bank, and will be owned and controlled by the holder of its stock, Alaska Pacific Bancshares. Stockholders of
                                    Alaska Pacific Bancshares will have voting rights stockholders.


                                    Alaska Federal is conducting the conversion under the terms of its plan of conversion. The Office of Thrift Supervision has approved the conversion with the condition that Alaska Federal's members approve the conversion. Alaska Federal has called a special meeting of its members for _________, 1999 to vote on the conversion.


Alaska Federal's Reasons for        By converting to the stock form of
Conversion (page 93)                organization, Alaska Federal will be
                                    structured in the form used by commercial
                                    banks, most business entities and a large
                                    number of savings institutions. The
                                    conversion will be important to Alaska
                                    Federal's future growth and performance by:


                                    o           providing a larger capital base
                                                which will permit Alaska Federal
                                                to increase the number and
                                                amount of loans it can make to
                                                the people and businesses in its
                                                market area,

                                    o           providing Alaska Federal the
                                                ability to expand its financial
                                                services through the addition of
                                                new branch offices, the
                                                expansion of the automated
                                                teller machine network, and the
                                                implementation of electronic
                                                banking services via the
                                                internet,

                                    o           providing for the renovation of
                                                existing facilities,
                                                specifically the main office in
                                                Juneau,

                                    o           enhancing its ability to attract
                                                and retain qualified management
                                                through stock-based compensation
                                                plans,

                                    o           providing Alaska Federal's
                                                customers and the community the
                                                ability to own stock in a local
                                                community oriented financial
                                                institution, and

                                    o           enhancing its ability to expand
                                                its financial services.

                                                Presently, Alaska Federal does
                                                not have any specific plans or
                                                arrangements for diversification
                                                or expansion.

                                      (ii)

Benefits of the Conversion to       Alaska Pacific Bancshares and Alaska Federal
Management of Alaska Pacific        intend to adopt the following benefit plans
Bancshares and Alaska Federal       and executive officer severance agreements:
(pages 72- 74)

                                    o           Employee Stock Ownership Plan.
                                                This plan intends to purchase 8%
                                                of the shares issued in the
                                                conversion. This would range
                                                from 47,600 shares, assuming
                                                595,000 shares are issued in the
                                                conversion, to 64,4007 shares,
                                                assuming 805,000 shares are
                                                issued in the conversion. Alaska
                                                Federal will allocate these
                                                shares to employees over a
                                                period of years in proportion to
                                                their compensation.


                                    o           Stock Option Plan. Under this
                                                plan, Alaska Pacific Bancshares
                                                may award stock options to key
                                                employees and directors. The
                                                number of options available
                                                under this plan will be equal to
                                                10% of the number of shares sold
                                                in the conversion. This would
                                                range from 59,500 shares,
                                                assuming 595,000 shares are
                                                issued in the conversion, to
                                                80,500 shares, assuming
                                                805,000920,000 shares are issued
                                                in the conversion. This plan
                                                will require shareholder
                                                approval.

                                    o           Management Recognition and
                                                Development Plan. Under this
                                                plan, Alaska Pacific Bancshares
                                                may award shares of restricted
                                                stock to key employees and
                                                directors at no cost to the
                                                recipient. The number of shares
                                                available under this plan will
                                                equal 4% of the number of shares
                                                sold in the conversion. This
                                                would range from 23,800 shares,
                                                assuming 595,000 shares are
                                                issued in the conversion, to
                                                32,200 shares, assuming 805,000
                                                shares are issued in the
                                                conversion. This plan will
                                                require shareholder approval.

                                    o           Employment Agreement with Alaska
                                                Federal's and Alaska Pacific
                                                Bancshares' President and Chief
                                                Executive Officer. The
                                                employment agreement will
                                                provide for severance benefits
                                                if the President and Chief
                                                Executive Officer is terminated
                                                following a change in control of
                                                Alaska Pacific Bancshares of
                                                Alaska Federal. Assuming that a
                                                change in control had occurred
                                                at December 31, 1998, the
                                                President and Chief Executive
                                                Officer would be entitled to a
                                                lump sum cash payment of
                                                approximately $343,605.

                                    o           Severance Agreements with Alaska
                                                Federal's, Senior Vice President
                                                and Chief Financial Officer, and
                                                Senior Vice President and Chief
                                                Operating Officer and five other
                                                senior officers. These
                                                agreements will provide for
                                                severance benefits if the
                                                executive is terminated
                                                following a change in control of
                                                Alaska Pacific
                                      (iii)

                                                Bancshares or Alaska Federal.
                                                Assuming that a change in
                                                control had occurred at December
                                                31, 1998, the aggregate amount
                                                payable to these executive and
                                                senior officers would have been
                                                approximately $803,567.

                                    o           Employee Severance Compensation
                                                Plan. This plan will provide
                                                severance benefits to eligible
                                                employees if there is a change
                                                in control of Alaska Pacific
                                                Bancshares or Alaska Federal. In
                                                the event the provisions of the
                                                severance plan are triggered,
                                                the total amount of payments due
                                                would be approximately $130,000.

                                    The following table summarizes the total number and dollar value of the shares of common stock, assuming 700,000 shares are issued in the conversion, which the employee stock ownership plan would acquire and the total value of all shares available for award under the stock option plan and the management development and recognition plan. The table assumes the value of the shares is $10.00 per share. The table does not include a value for the options because their value would be equal to the fair market value of the common stock on the day that the options are granted. As a result, the employee stock ownership plan would only realize financial gains if the market price of common stock increases.

                                                                                      Percentage
                                                               Number    Estimated    of Shares
                                                                 of       Value of   Issued in the
                                                               Shares      Shares      Conversion
                                                               ------      ------      ----------
                                    Employee stock
                                     ownership plan...........  56,000    $560,000      8.0%
                                    Management develop-
                                     ment and recognition-
                                     plan awards..............  28,000     280,000      4.0
                                    Stock options.............  70,000          --     10.0
                                                               -------    --------     ----
                                     Total.................... 154,000    $840,000     22.0%
                                                               =======    ========     ====

                                    For a discussion of certain risks associated with these plans and agreements, see "Risk Factors -- Implementation of Benefit Plans Will Increase Future Compensation Expense and May Lower Alaska Federal's Net Income" and "-- Severance Agreements and Severance Plan Could Make Takeover Attempts More Difficult to Achieve."

                                      (iv)

                                  The Offering


Subscription Offering (page 96)     Alaska Federal has granted subscription
                                    rights in the following order of priority to:


                                    1.          Persons with $50 or more on
                                                deposit at Alaska Federal as of
                                                December 31, 1997.

                                    2.          The Alaska Pacific Bancshares'
                                                employee stock ownership plan.

                                    3.          Persons with $50 or more on
                                                deposit at Alaska Federal as of
                                                March 31, 1999.

                                    4.          Alaska Federal's depositors as
                                                of April 30, 1999 and borrowers
                                                of Alaska Federal as of October
                                                20, 1993 whose loans continue to
                                                be outstanding as of April 30,
                                                1999.

                                    To ensure that Alaska Federal properly
                                    identifies your subscription rights, you must list all of your deposit accounts and loans as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected.

                                    The subscription offering will end at 12:00
                                    Noon, Alaska Time, on ________, 1999. If the offering is oversubscribed, Alaska Pacific Bancshares will allocate shares in order of the priorities described above under a formula contained in the plan of conversion.



Subscription Rights Are Not         You may not transfer your sSubscription
Transferable (page 97)              rights or use these for the benefit of any
                                    one else person. If you violate this
                                    prohibition, you may lose your right to
                                    purchase shares and may face criminal
                                    prosecution and other sanctions.


Community Offering (page 97)        Alaska Pacific Bancshares may offer shares
                                    not sold in the subscription offering to the general public in a community offering.
                                    People who are residents of the communities of Juneau, Ketchikan, Sitka and Wrangell,
                                    Alaska will have first preference to
                                    purchase shares in a community offering. If shares are available, Alaska Pacific
                                    Bancshares expects to offer them to the
                                    general public immediately after the end of the subscription offering, but may begin a community offering at any time during the subscription offering.


                                       (v)

                                    Alaska Pacific Bancshares and Alaska Federal may reject orders received in the community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.


Purchase Price of the               The independent appraisal by RP Financial,
Common Stock (page 102)             LC., dated as April 16, 1999, established
                                    the offering range. This appraisal was based on Alaska Federal's financial condition and operations and the effect of the additional capital raised in the offering. The purchase price is $10.00 per share. The Boards of Directors of Alaska Pacific Bancshares and
                                    Alaska Federal consulted with Charles Webb in determining it. You will not pay a commission to buy any shares in the conversion.


                                    After completion of the conversion and the offering, each share of Alaska Pacific Bancshares common stock will have a book value of $17.18, at the maximum of the offering range. This means the price paid for each share sold in this offering will be 58.21% of the book value. In addition, the price to earnings ratio at the maximum of the offering range will be 14.93 times. These ratios are important factors used by RP Financial in determining the appraised value of Alaska Federal. Alaska Federal's price to book ratio is lower than its peer group of publicly traded thrift institutions of 109.19% and its price to earnings ratio is higher to this same peer group of 15.02 times.


Number of Shares to be Issued       Alaska Pacific Bancshares will sell between
in the Conversion (page 102)        595,000 and 805,000 shares of its common
                                    stock in this offering. With regulatory
                                    approval, Alaska Pacific Bancshares may
                                    increase the number of shares to 925,750 without giving you further notice.


                                    The amount of common stock that Alaska
                                    Pacific Bancshares will offer in the
                                    conversion is based on an independent
                                    appraisal of the estimated market value of Alaska Pacific Bancshares and Alaska Federal as if the conversion had occurred as of the date of the appraisal.

                                    RP Financial, L.C., the independent
                                    appraiser, has estimated that, in its
                                    opinion, as of April 16, 1999, the estimated market value ranged between $5,950,000 and $8,050,000 with a midpoint of $7,000,000. RP
                                    Financial based its appraisal in part on Alaska Federal's financial condition and operations and the effect on Alaska Federal of the additional capital raised by the sale of common stock in this offering. RP Financial will update the appraisal before the conversion is completed.


                                      (vi)

Limitations on the Purchase         The minimum purchase is 25 shares.
of Common Stock in the
Conversion (page 104)


                                    The maximum purchase in the subscription offering by any person or group of persons through a single deposit account is $125,000 of common stock, which equals 12,500 shares.

                                    The maximum purchase by any person in the community offering is $125,000 of common stock, which equals 12,500 shares.

                                    The maximum purchase in the subscription offering and community offering combined by any person, related persons or persons acting together is $250,000 of common stock, which equals 25,000 shares.



How to Purchase Common Stock        If you want to subscribe for shares, you
(page 100)                          must complete an original stock order form
                                    and send it together with full payment to Alaska Federal in the postage-paid envelope provided. You must sign the certification that is part of the stock order form. Alaska
                                    Federal must receive your stock order form before the end of the subscription offering.


                                    You may pay for shares in any of the
                                    following ways:

                                    o           In Cash if delivered in person.

                                    o           By Check or Money Order made
                                                payable to Alaska Pacific
                                                Bancshares, Inc.

                                    o           By Withdrawal from an account at
                                                Alaska Federal. To use funds in
                                                an IRA at Alaska Federal you
                                                must transfer your account to an
                                                unaffiliated institution or
                                                broker. Please contact the stock
                                                information center at least one
                                                week before the end of the
                                                subscription offering for
                                                assistance.

                                    Alaska Federal will pay interest on your subscription funds at the rate it pays on passbook accounts from the date it receives your funds until the conversion is completed or terminated. All funds authorized for withdrawal from deposit accounts with Alaska Federal will earn interest at the applicable account rate until the conversion is completed. There will be no early withdrawal penalty for subscriptions paid for by withdrawal from certificates of deposit.

                                    After Alaska Federal receives your order, you cannot cancel or change it without Alaska Federal's consent. If Alaska Pacific Bancshares will notify all subscribers if it intends to sell fewer than 595,000 shares or more than 925,750 shares, and give them the opportunity to change or cancel their orders.


                                      (vii)

Alaska Pacific Bancshares'          Alaska Pacific Bancshares will use the
and Alaska Federal's                greater of 50% of the net conversion
Use of Proceeds From the            proceeds, or that portion of the net
Sale of Common Stock in             proceeds which would increase Alaska
the Conversion (page 7)             Federal's fully phased-in tangible capital
                                    to at least 10% of adjusted total assets, to buy all of the common stock of Alaska
                                    Federal.

                                    Alaska Pacific Bancshares intends to use the net proceeds received from the stock offering as follows:

                                    $1.5 million  21.0% Retained by Alaska
                                                        Pacific Bancshares in
                                                        short-term investments
                                                        for general corporate
                                                        purposes

                                         560,000   8.0  Employee stock ownership
                                                        plan loan

                                     5.1 million 71.0 Used to buy the stock of ----------- ----- Alaska Federal

                                    $7.1 million 100.0% Net proceeds from stock
                                    ============ =====  offering at the midpoint
                                                        of the offering range

                                    The funds retained by Alaska Pacific
                                    Bancshares will be used as follows:


                                    o           to loan an amount equal to 8% of
                                                the gross proceeds of the
                                                offering to the employee stock
                                                ownership plan to fund its
                                                purchase of common stock;

                                    o           for general corporate purposes,
                                                which may include, for example,
                                                paying cash dividends or buying
                                                back shares of its common stock;
                                                and

                                    o           to expand operations through
                                                acquiring or establishing
                                                additional branch offices or
                                                acquiring other financial
                                                institutions, although it has no
                                                specific plans, arrangements,
                                                agreements or understandings,
                                                written or oral, regarding these
                                                activities.

                                    Pending such use, Alaska Pacific Bancshares will invest the net proceeds in investment securities with short intermediate terms or in a deposit account at Alaska Federal.

                                    Alaska Federal will use the net proceeds received from the offering as follows:

                                    o           a portion of the net proceeds
                                                may be used to expand its
                                                automated teller machine network
                                                by adding two machines in 1999
                                                and one in 2000, which is
                                                estimated to cost $75,000.

                                     (viii)

                                    o           a portion of the net proceeds
                                                may be used to renovate its main
                                                office in Juneau, which is
                                                estimated to cost up to
                                                $500,000, and for leasehold
                                                improvements of approximately
                                                $235,000 for its proposed office
                                                in Auke Bay; and

                                    o           in the short term, to invest in
                                                short and intermediate term U.S.
                                                Government and agency
                                                obligations and ultimately to
                                                originate or participate in loan
                                                originations with other local,
                                                state-wide regional banks,
                                                subject to Alaska Federal's
                                                policies, procedures and
                                                underwriting criteria;

Purchases of Common                 Alaska Federal's directors and executive
Stock by Alaska Federal's           officers intend to subscribe for 66,000
Officers and Directors              shares regardless of the number of shares
(page 19)                           issued in the conversion. This number equals
                                    7.9% of the 805,000 shares that would be issued at the maximum of the offering range. If fewer shares are issued in the conversion, then officers and directors may own a greater percentage of Alaska Pacific
                                    Bancshares. Directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the conversion.

Plans to List the Common Stock      Alaska Pacific Bancshares intends to list
Over the Counter through the OTC    the common stock through the OTC Bulletin
Bulletin Board or the National      Board or the National Daily Quotation System
Daily Quotation System              "Pink Sheets" published by the National
"Pink Sheets" (page 10)             Quotation Bureau, Inc. Keefe Bruyette &
                                    Woods, Inc. intends to be a market maker in the common stock. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. Alaska Pacific
                                    Bancshares cannot assure you that there will be an active trading market for the common stock, that you will be able to sell the shares when you want to, or at a price equal to or above $10.00. See "Risk Factors --
                                    Possible Limited Market for Alaska Pacific
                                    Bancshares' Common Stock May Lower Market
                                    Price."

Alaska Pacific Bancshares'          Alaska Pacific Bancshares intends to pay a
Plan to Pay Quarterly Cash          quarterly cash dividend with an annualized
Dividends (page 9)                  rate of $0.20 per share, starting after the
                                    completion of the first full quarter after the conversion. Alaska Pacific Bancshares does not guarantee that it will pay dividends in the future.


                                      (ix)

                                    Additionally, in connection with the
                                    conversion, Alaska Pacific Bancshares and
                                    Alaska Federal have committed to the Office of Thrift Supervision that during the one-year period following consummation of the conversion, Alaska Pacific Bancshares will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.




                                      (x)

                                  RISK FACTORS

         Before investing in Alaska Pacific Bancshares' common stock please carefully consider the matters discussed below. Alaska Pacific Bancshares' common stock is not a savings account or deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

Alaska Federal's Business Depends Heavily on the Economic Condition of its Primary Market Area and Weak Market Area Demographics has Hurt Core Earnings and Limits Growth Prospects

         Because Alaska Federal operates in an isolated area with generally small increases in population and where opportunities for growth are limited, Alaska Federal's core earnings, which are earnings from lending, investment and deposit activities, have been lower than its peers. The geographic limitations and low growth characteristics of Alaska Federal's primary market area also limits its ability to increase its loan and deposit base. Additionally, because a substantial portion of Alaska Federal's borrowers and depositors and substantially all of Alaska Federal's real estate collateral is located in this market area, a downturn in the economy of the primary market area could increase the risk of loan losses.

         Alaska Federal focuses on serving customers in the Southeast Alaska communities of Juneau, Ketchikan, Sitka, and Wrangell. These areas are relatively isolated from one another as Southeastern Alaska consists primarily of islands, along with a stretch of mainland along the coast. Generally, the individual communities are accessible only by the Alaska Marine Highway System, requiring transportation by ferries, or by air, making travel difficult, particularly during the winter months.

         The State of Alaska enjoyed a period of prosperity and economic expansion during the late 1970s and early 1980s as a result of the boom in the oil industry and the construction of the Alaska pipeline. The plummeting oil prices in the mid-1980s resulted in a severe recession throughout Alaska. The Southeast region, where Alaska Federal is located, recovered from this economic downturn through greater reliance on tourism and natural resource industries, such as timber, mining and fishing. The economy of Southeast Alaska also depends on government employment, with the Capital of Alaska located in Juneau. However, Juneau is experiencing a slow-down in its growth in government employment as the city of Anchorage's government employment continues to grow rapidly. The recurring possibility of the relocation of the state capital from Juneau to Anchorage further complicates this situation. Alaskans have voted on this proposal in 1974 and 1994 and defeated it each time. Although Juneau remains the state capital, rapid government employment in Anchorage continues to pose a threat to Juneau. The relocation of the state capital would have a serious adverse effect on the Juneau economy and the economy of Southeast Alaska. See "Business of Alaska Federal -- Market Area."

Alaska Federal's Recent Growth in Commercial Business and Consumer Lending Poses Greater Risks Than Residential Lending

         Commercial and consumer loans involve more risk than residential lending and are subject to a greater extent to adverse conditions in the economy. Alaska Federal operates as a community bank, and has implemented a lending strategy that has involved a shift from a primary focus on residential lending to the increased origination of commercial business and consumer loans. After the conversion, Alaska Federal intends to continue its efforts to increase its volume of commercial business and consumer loans. There can be no assurances that Alaska Federal will meet its objective in increasing the volume of its commercial business and consumer loan portfolios. Factors that may affect the ability of Alaska Federal to increase its originations of such loans include the demand for such loans, interest rates and the state of the local and national economy. See "Business of Alaska Federal -- Lending Activities -- Commercial Business Lending" and "-- Consumer Lending."

Loss of Key Personnel May Hurt Alaska Federal's Operations

         The loss of Craig E. Dahl, Alaska Federal's Chief Executive Officer and President, Lisa Corrigan Bell, Alaska Federal's Senior Vice President and Chief Operating Officer, and Roger K. White, Alaska Federal's Senior Vice President and Chief Financial Officer could have a material adverse impact on the operations of Alaska Federal. Since 1993, these executive officers have been instrumental in managing the business affairs of Alaska Federal. The loss of any of these individuals could have a material adverse impact on the operations of Alaska Federal. Alaska Federal does not have an established management succession plan. Accordingly, should Alaska Federal lose the services of Mr. Dahl, Ms. Bell or Mr. White, the Board of Directors would have to search outside of Alaska Federal for qualified, permanent replacements. This search may be prolonged and Alaska Federal cannot assure you that it will be able to locate and hire qualified replacements. Neither Alaska Federal nor Alaska Pacific Bancshares has any plans to obtain a "key man" life insurance policy for any individual. For a discussion of Alaska Federal's management, see "Management of Alaska Federal."

Possible Loss of a Tax Benefit in the Form of Net Operating Loss Carryforwards

         If a change in ownership in Alaska Federal occurs as a result of the conversion under Section 382 of the Internal Revenue Code, Alaska Federal may lose a portion of, or all of, the net operating loss carryforwards available as of the date of the close of the conversion. At December 31, 1998, Alaska Federal had $3.9 million of net operating loss carryforwards for federal and state income tax purposes which will expire in 2002 to 2012 if not utilized to offset taxable income. Alaska Pacific Bancshares may use net operating loss carryforwards to offset future taxable income. This is a tax benefit to Alaska Federal. See "Taxation -- Federal Taxation -- Net Operating Loss Carryforwards" and Note 11 to Notes to the Financial Statements included at the back of this prospectus.

Implementation of Benefit Plans Will Increase Future Compensation Expense and May Lower Alaska Federal's Net Income

         Alaska Federal will recognize additional material employee compensation and benefit expenses that stem from the shares purchased or granted to employees and executives under new benefit plans. Alaska Federal cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. Alaska Pacific Bancshares would recognize expenses for its employee stock ownership plan when it releases shares to participants' accounts and would recognize expenses for the management recognition and development plan over the vesting period of awards made to recipients. These expenses are reflected in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower. Recently proposed accounting rules would also require Alaska Pacific Bancshares to recognize compensation expense for stock options awarded to non-employee directors. For further discussion of these plans, see "Management of Alaska Federal -- Benefits."

Issuance of Shares for Benefit Programs May Lower Your Ownership Interest

         If Alaska Pacific Bancshares issues the shares for the management recognition and development plan from authorized but unissued stock, your ownership interest could be reduced by up to approximately 3.9%. If Alaska Pacific Bancshares issues the shares for the stock option plan from authorized but unissued stock, your ownership interest could be reduced by up to approximately 9.1%. Alaska Pacific Bancshares intends to issue shares to its officers and directors through these new stock based benefit programs, if stockholders approve these plans. See "Pro Forma Data."

Possible Voting Control by Management and Employees May Make Takeover Attempts More Difficult to Achieve

         The shares of common stock that Alaska Federal's directors and executive officers intend to purchase in the conversion, when combined with the shares that may be awarded or sold to participants under the Alaska Pacific Bancshares' employee stock ownership plan and Alaska Pacific Bancshares' stock-based benefit plans, could ultimately result in management and employees controlling a significant percentage of Alaska Pacific Bancshares' common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage takeover attempts that you would like to see happen and reduce the likelihood that you will receive a takeover premium. In addition, the total voting power of management and employees could reach in excess of 20% of Alaska Pacific Bancshares' outstanding stock, if 805,000 shares are issued at the maximum of the range. That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote. For information about management's intended stock purchases and the number of shares that may be awarded under new benefit plans, see "Shares to be Purchased by Management With Subscription Rights," "Management of Alaska Federal -- Executive Compensation" and "Restrictions on Acquisition of Alaska Pacific Bancshares."

Provisions in Alaska Pacific Bancshares' Articles of Incorporation and Statutory Provisions that Could Discourage Takeover Attempts by Other Parties

         Provisions in Alaska Pacific Bancshares' Articles of Incorporation and Bylaws, the corporation law of the state of Alaska, and federal regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions may discourage or prevent takeover attempts that you would like to see happen and reduce the likelihood that you will receive a takeover premium. These provisions will also make the removal of the current board of directors or management of Alaska Pacific Bancshares, or the appointment of new directors, more difficult. For further information about these provisions, see "Restrictions on Acquisition of Alaska Pacific Bancshares."

Employment Agreement, Severance Agreements and Severance Plan Could Make Takeover Attempts More Difficult to Achieve

         The employment agreement for the President and Chief Executive Officer, the severance agreements for executive and senior officers and the severance plan may increase the costs of acquiring Alaska Pacific Bancshares, thereby discouraging future attempts to take over Alaska Pacific Bancshares or Alaska Federal. The employment agreement and the severance agreements of executive and senior officers of Alaska Pacific Bancshares and Alaska Federal provide for cash severance payments and/or the continuation of health, life and disability benefits if the officer is terminated following a change in control of Alaska Pacific Bancshares or Alaska Federal. If a change in control had occurred at December 31, 1998, the aggregate value of the severance benefits available to the executive and senior officers under the agreements would have been approximately $344,000, $531,000 and $272,000, respectively. In addition, if a change in control had occurred at December 31, 1998 and all eligible employees had been terminated, the aggregate payment due under the Severance Plan would have been approximately $130,000. For information about the proposed severance agreements and Severance Plan, see "Management of Alaska Federal -- Executive Compensation."

Limited and Inactive Market for Alaska Pacific Bancshares' Common Stock May Lower Market Price

         Because Alaska Pacific Bancshares has never issued capital stock, Alaska Pacific Bancshares does not know whether an active trading market will develop. Because of the relatively small size of the offering, it is highly unlikely that an active and liquid market for the common stock will develop. As a result, you may not be able to sell all of your shares on short notice and the sale of a large number of shares all at once could temporarily lower the market price. Therefore, you should consider the potentially illiquid and long-term nature of an investment in the common stock. Furthermore, Alaska Pacific Bancshares cannot guarantee anyone who purchases shares in the conversion that they will be able to sell their shares at or above the $10.00 purchase price. For further information on the expected trading market for Alaska Pacific Bancshares' common stock, see "Market for Alaska Pacific Bancshares' Common Stock."

Your Subscription Funds Could be Held for an Extended Time Period If Completion of the Conversion Is Delayed

         Your subscription funds could be held for an extended time period if the conversion is not completed by __________, 1999 and the Office of Thrift Supervision gives Alaska Federal more time to complete this conversion. If this occurs, Alaska Pacific Bancshares will contact everyone who subscribed for shares to see if they still want to purchase stock. This is commonly referred to as a "resolicitation offering." A material change in the independent appraisal of Alaska Pacific Bancshares and Alaska Federal would be the most likely, but not necessarily the only, reason for a delay in completing the conversion. Federal regulations permit the Office of Thrift Supervision to grant one or more time extensions, none of which may exceed 90 days. Extensions may not go beyond __________, 2001. In the resolicitation offering, Alaska Pacific Bancshares would mail a supplement to this prospectus to you if you subscribed for stock to let you confirm, modify or cancel your subscription. If you fail to respond to the resolicitation offering, it would be as if you had canceled your order and all subscription funds, together with accrued interest, would be returned to you. If you authorized payment by withdrawal of funds on deposit at Alaska Federal, that authorization would terminate. If you affirmatively confirm your subscription order during the resolicitation offering, Alaska Pacific Bancshares and Alaska Federal would continue to hold your subscription funds until the end of the resolicitation offering. Your resolicitation order would be irrevocable without the consent of Alaska Pacific Bancshares and Alaska Federal until they complete the conversion.

Rising Interest Rates Could Hurt Alaska Federal's Profits

         If interest rates rise, Alaska Federal anticipates that its net interest income would decline as interest paid on deposits would increase more quickly than the interest earned on loans and investment securities. In addition, rising interest rates may adversely affect Alaska Federal's earnings because rising rates may cause a decrease in customer demand for loans and a reduction in value of Alaska Federal's securities available for sale. For further discussion of how changes in interest rates could impact Alaska Federal, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Asset and Liability Management and Market Risk."

Alaska Federal's Return on Equity Will Be Below Average After Conversion Because of High Capital Levels

         In recent years, Alaska Federal's return on average equity has been below the average return on equity for publicly held savings associations and banks of comparable size. As a result of the additional capital that will be raised in this offering, Alaska Pacific Bancshares expects that its return on average equity will continue to be below average after the offering. In addition, compensation expense will increase as a result of the new benefit plans. Over time, Alaska Pacific Bancshares intends to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly traded financial institutions. It could take a number of years to achieve this goal, and Alaska Pacific Bancshares cannot assure you that it can attain this goal. Consequently, you should not expect a competitive return on equity in the near future. See "Pro Forma Data" for an illustration of the financial effects of this stock offering.

                         SELECTED FINANCIAL INFORMATION

         The following tables contain certain information concerning the financial position and results of operations of Alaska Federal at the dates and for the periods indicated. Selected financial information for 1998 and 1997 was derived from the audited financial statements. Selected financial information for 1996 is derived from unaudited financial statements. Prior to December 31, 1997, Alaska Federal's fiscal year ended June 30, and all audits performed prior to December 31, 1997, were as of June 30. You should read this information in conjunction with the Financial Statements and related Notes thereto included at the back of this prospectus.

                                                                  At December 31,
                                                   --------------------------------------
                                                   1998           1997            1996
                                                   ----           ----            ----
                                                          (Dollars in thousands)
FINANCIAL CONDITION DATA:
Total assets....................................  $110,806       $114,476       $109,287
Loans, net......................................    70,836         78,720         76,611
Loans held for sale.............................       899            440            181
Investment securities available for sale........    18,176         13,334         16,860
Investment securities held to maturity..........        --          6,196          6,874
Cash, due from banks, and interest-
 bearing deposits with banks....................    14,584         10,130          3,195
Deposits........................................   101,945         96,959         96,810
Federal Home Loan Bank of Seattle advances......        --          9,000          4,800
Total equity capital............................     7,250          7,140          6,358

                                                           Year Ended December 31,
                                                   --------------------------------------
                                                   1998           1997            1996
                                                   ----           ----            ----
                                                           (Dollars in thousands)
OPERATING DATA:
Interest income.................................   $ 8,218        $ 8,479         $7,970
Interest expense................................     3,807          4,031          3,667

Net interest income ............................     4,411          4,448          4,303
Provision for loan losses.......................        60             25            176

Net interest income
 after provision for loan losses................     4,351          4,423          4,127

Noninterest income..............................       888            796            955
Noninterest expense.............................     4,903          4,620          5,226

Income before income tax........................       336            599           (144)
Income tax benefit..............................        --           (100)          (200)

Net income......................................   $   336        $   699      $      56

                                                         At December 31,
                                                  ------------------------------
                                                   1998       1997        1996
OTHER DATA:

Number of:
 Real estate loans outstanding .............         720         931         880
 Deposit accounts ..........................      12,508      12,735      12,923
 Full service offices ......................           6           6           5


                                                       Year Ended December 31,
                                                    ----------------------------
                                                    1998       1997        1996
                                                    ----       ----        ----
                                                      (Dollars in thousands)
KEY FINANCIAL RATIOS:

Performance Ratios:
 Return on average assets(1) ..................      0.31%      0.63%      0.05%
 Return on average equity(2) ..................      4.67      10.36       0.81
 Interest rate spread(3) ......................      3.99       4.02       4.16
 Net interest margin(4) .......................      4.01       3.99       4.36
 Average interest-earning assets  to
  average interest-bearing  liabilities .......    108.11     106.29     105.68
 Noninterest expense as a
  percent of average total assets .............      4.45       4.15       4.88

Asset Quality Ratios:
 Nonaccrual and 90 days or more past
   due loans as a percent of total
   loans, net .................................        --       0.18         --
 Nonperforming assets as a
  percent of total assets .....................      0.28       0.13         --
 Allowance for losses as a  percent
  of gross loans receivable ...................      0.94       0.94       0.95
 Allowance for losses as a percent
  of nonperforming  loans .....................        --     514.38         --
 Net charge-offs to average
  outstanding loans ...........................      0.19         --       0.02

Capital Ratios:
 Total equity to assets .......................      6.54       6.24       5.82
 Average equity to average assets .............      6.54       6.06       6.43

---------------
(1)  Net income divided by average total assets.
(2)  Net income divided by average equity capital.
(3) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(4)  Net interest income as a percentage of average interest-earning assets.

                          HOW ALASKA PACIFIC BANCSHARES
                 INTENDS TO USE THE CONVERSION OFFERING PROCEEDS

         Alaska Pacific Bancshares estimates the net proceeds from the sale of the common stock which are being offered in the conversion will range from $5.5 million to $7.5 million, or up to $8.7 million if the estimated valuation range is increased by 15%. See "Pro Forma Data" for the assumptions used to arrive at such amounts.

         The following table presents the estimated net proceeds of the offering, the amounts contributed to Alaska Federal, and the amount of Alaska Pacific Bancshares' loan to the employee stock ownership plan. See "Pro Forma Data" for the assumptions used to arrive at these amounts. The Office of Thrift Supervision must approve the issuance of up to 925,750 shares in the conversion.


                                                                                                      925,750
                                              595,000           700,000            805,000         Shares Sold at
                                          Shares Sold at    Shares Sold at     Shares Sold at     $10.00 Per Share
                                         $10.00 Per Share  $10.00 Per Share   $10.00 Per Share       (Maximum of
                                            (Minimum of      (Midpoint of        (Maximum of       Offering Range
                                          Offering Range)   Offering Range)    Offering Range)      As Adjusted)
                                          ---------------   ---------------    ---------------      ------------
                                                                       (In thousands)
Gross proceeds...........................      $5,950           $7,000             $8,050             $9,258
Less: estimated underwriting commissions
   and other offering expenses...........        (480)            (495)              (509)              (526)
                                               ------           ------             ------             ------
Net proceeds.............................      $5,470           $6,505             $7,541             $8,732
                                               ======           ======             ======             ======
Amount to be retained by Alaska
   Pacific Bancshares....................         558            1,451              2,360              3,388
Amount to be contributed to Alaska
   Federal...............................       4,912            5,055              5,181              5,344
Amount of loan by Alaska Pacific
   Bancshares to the employee stock
   ownership plan........................        (476)            (560)              (644)              (741)

         The Office of Thrift Supervision has given Alaska Pacific Bancshares conditional approval to use the greater of 50% of the net conversion proceeds, and that portion of the net proceeds which would increase Alaska Federal's fully phased-in tangible capital to at least 10% of adjusted total assets, to purchase all of the capital stock of Alaska Federal to be issued in the conversion. In addition, Alaska Pacific Bancshares will use these funds as follows:

     o to loan the employee stock ownership plan the amount necessary to purchase 8% of the shares sold in the conversion. The employee stock ownership plan purchases would range between 47,600 shares, or $476,000, at the minimum of the offering range and 64,400 shares, or $644,000, at the maximum of the offering range.

          At the midpoint of the offering range, the employee stock ownership plan would purchase 56,000 shares, or $560,000. If 925,750 shares are issued in the conversion, the employee stock ownership plan would purchase 74,060 shares, or $741,000. It is anticipated that the employee stock ownership plan loan will have a 10-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the conversion. The loan will be repaid principally from Alaska Federal's contributions to the employee stock ownership plan and from any dividends paid on shares of common stock held by the employee stock ownership plan.

     o for additional contributions to Alaska Federal in the form of debt or equity, to support future diversification or acquisition activities;

     o for general corporate purposes, which may include, for example, paying cash dividends to the stockholders of Alaska Pacific Bancshares and for future repurchases of common stock to the extent permitted under Alaska law and federal regulations.

     o to expand operations through acquiring or establishing additional branch offices or acquiring other financial institutions, although it has no specific plans, arrangements, agreements or understandings, written or oral, regarding these activities.

         Pending such use, Alaska Pacific Bancshares will invest the remainder of the net proceeds in investment securities with short intermediate terms or in a deposit account at Alaska Federal.

         Receipt of the net proceeds of the sale of the common stock will increase Alaska Federal's capital and will provide it with the ability to expand its financial services through the addition of new branch offices, the expansion of the automated teller machine network, and the implementation of electronic banking services via the internet. Alaska Federal will use the net proceeds received from the offering as follows:

     o to expand its automated teller machine network by adding two machines in 1999 and one in 2000, which is estimated to cost $75,000.

     o to renovate its main office in Juneau, which is estimated to cost up to $500,000, and for leasehold improvements of approximately $235,000 for its proposed office in Auke Bay; and

     o in the short term, to invest in short and intermediate term U.S. Government and agency obligations and ultimately to originate or participate in loan originations with other local, state-wide regional banks, subject to Alaska Federal's policies, procedures and underwriting criteria;

         Except as described above, neither Alaska Pacific Bancshares nor Alaska Federal has specific plans for the investment of the proceeds of this offering. Although Alaska Federal's capital currently exceeds regulatory requirements, it is converting to stock form to structure itself in the form of organization used by commercial banks and most other financial services companies. For a discussion of management's business reasons for undertaking the conversion, see "Alaska Federal's Conversion -- Reasons for the Conversion."

         Following the conversion, the Board of Directors will have the authority to adopt plans for repurchases of common stock, subject to statutory and regulatory requirements. Since Alaska Pacific Bancshares has not yet issued stock, it does not have enough information to make a decision on whether or not to repurchase stock. The Board of Directors will consider many facts and circumstances in determining whether to repurchase stock in the future. These factors include:

     o market and economic factors such as the price at which the stock is trading in the market,

     o    the volume of trading,

     o the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment,

     o the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and

     o    the ability to improve Alaska Pacific Bancshares' return on equity.

         The Board will also consider the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans as another factor. In addition, the Board of Directors will consider any other circumstances in which repurchases would be in the best interests of Alaska Pacific Bancshares and its stockholders. Before any stock repurchases, the Board of Directors must determine that both Alaska Pacific Bancshares and Alaska Federal will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate, taking into account, among other things, Alaska Federal's level of nonperforming and classified assets, Alaska Pacific Bancshares' and Alaska Federal's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases, see "Alaska Federal's Conversion -- Restrictions on Repurchase of Stock."

                   ALASKA PACIFIC BANCSHARES' DIVIDEND POLICY

General

         Alaska Pacific Bancshares intends to pay a quarterly cash dividend with an annualized rate of $0.20 per share, starting after the completion of the first full quarter after the conversion. In addition, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Alaska Pacific Bancshares' Board of Directors will determine declarations or payments of any dividends, whether regular or special. The Board of Directors will take into account the amount of the net proceeds retained by Alaska Pacific Bancshares, Alaska Pacific Bancshares' financial condition, results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The Board will also consider the regulatory restrictions that affect the payment of dividends by Alaska Federal to Alaska Pacific Bancshares discussed below. Alaska law prohibits Alaska Pacific Bancshares from paying a dividend if, prior to the payment of a dividend, the amount of its retained earnings is less than the amount of the distribution, or immediately after payment of a dividend its liabilities would exceed its assets. In order to pay such cash dividends, however, Alaska Pacific Bancshares must have available cash either from the net proceeds raised in the conversion and retained by Alaska Pacific Bancshares, borrowings by Alaska Pacific Bancshares, dividends received from Alaska Federal, or earnings on Holding Company assets. Alaska Pacific Bancshares can give no assurances that any dividends, either regular or special, will be declared or paid, or if declared and paid, what the amount of dividends will be or whether they will continue uninterrupted.

Current Restrictions

         Dividends from Alaska Pacific Bancshares may depend, in part, upon receipt of dividends from Alaska Federal because Alaska Pacific Bancshares initially will have no source of income other than dividends from Alaska Federal and earnings from the investment of the net proceeds from the offering retained by Alaska Pacific Bancshares. The Office of Thrift Supervision imposes certain limitations on the payment of dividends from Alaska Federal to Alaska Pacific Bancshares which utilize a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. Alaska Federal currently meets the criteria to be designated a Tier 1 association and consequently could distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. In addition, Alaska Federal may not declare or pay a cash dividend on its capital stock if it would reduce the regulatory capital of Alaska Federal below the amount required for its liquidation account. The liquidation account is required to be established in connection with the conversion. See "Regulation -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions," "Alaska Federal's

Conversion-- Effects of Conversion to Stock Form on Depositors and Borrowers of Alaska Federal -- Liquidation Account" and Note 14 of the Notes to Financial Statements included in the back of this prospectus.

         Additionally, in connection with the conversion, Alaska Pacific Bancshares and Alaska Federal have committed to the Office of Thrift Supervision that during the one-year period following consummation of the conversion, Alaska Pacific Bancshares will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Tax Considerations

         In addition to the above restrictions, Alaska Federal cannot use its retained earnings appropriated to 1988 base year bad debt reserves and deducted for federal income tax purposes to pay cash dividends to Alaska Pacific Bancshares without paying federal income taxes at the then current income tax rate on the amount deemed distributed, which would include the amounts of any federal income taxes attributable to the distribution. See "Taxation -- Federal Taxation" and Note 11 of the Notes to Financial Statements included in the back of this prospectus. Alaska Pacific Bancshares does not contemplate any distribution by Alaska Federal that would result in a recapture of Alaska Federal's 1988 base year bad debt reserve for income tax purposes or create the above-mentioned federal tax liabilities.

               MARKET FOR ALASKA PACIFIC BANCSHARES' COMMON STOCK

         Alaska Pacific Bancshares was recently formed and has never issued capital stock. Alaska Federal, as a mutual institution, has never issued capital stock. Alaska Pacific Bancshares intends to list the common stock over-the-counter through either the National Daily Quotation System "Pink Sheets" published by the National Quotation Bureau, Inc. or the OTC Bulletin Board and to request Keefe, Bruyette & Woods, Inc. to agree to match buy and sell orders for the shares. Keefe, Bruyette & Woods, Inc. has agreed to make a market in the common stock following the conversion, although it has no obligation to do so. However, Alaska Pacific Bancshares cannot assure that timely and accurate quotations will be regularly available. The development of a liquid public market depends on the existence of willing buyers and sellers and their existence is not within the control of Alaska Pacific Bancshares, Alaska Federal or any market maker. Because of the small size of the offering, it is highly unlikely that an active and liquid market for the common stock will develop and the number of active buyers and sellers at any particular time is expected to be limited. Under these circumstances, investors in the common stock could have difficulty disposing of their shares on short notice and should not view the common stock as a short-term investment. Furthermore, Alaska Pacific Bancshares cannot assure that purchasers will be able to sell their shares at or above the $10.00 per share purchase price or that published quotations will be regularly available.

                                 CAPITALIZATION

         The following table presents the historical capitalization of Alaska Federal at December 31, 1998, and the pro forma consolidated capitalization of Alaska Pacific Bancshares after giving effect to the assumptions under "Pro Forma Data," based on the sale of the number of shares indicated in the table. The issuance of 925,750 shares would require Office of Thrift Supervision approval of an updated appraisal confirming that valuation. A change in the number of shares to be issued in the conversion may materially affect pro forma consolidated capitalization.



                                                                             Holding Company
                                                                   Pro Forma Consolidated Capitalization
                                                                       Based Upon the Sale of
                                                     ----------------------------------------------------------------------
                                                                                                               925,750
                                                          595,000            700,000          805,000        Shares Sold
                                                        Shares Sold       Shares Sold       Shares Sold       at $10.00
                                     Capitalization      at $10.00          at $10.00        at $10.00       Per Share(2)
                                         as of         Per Share(1)       Per Share(1)      Per Share(1)     (Maximum of
                                       December 31,    (Minimum of        (Midpoint of     (Maximum of       Offering Range
                                          1998       Offering Range)    Offering Range)   Offering Range)    as Adjusted)
                                          ----       ---------------    ---------------   ---------------    ------------
                                                                       (In thousands)
Deposits(3)..........................   $101,945          $101,945          $101,945           $101,945         $101,945
Federal Home Loan Bank of
   Seattle advances..................         --                --                --                 --               --
                                        --------          --------          --------           --------         --------
Total deposits and borrowed funds....   $101,945          $101,945          $101,945           $101,945         $101,945
                                        ========          ========          ========           ========         ========
Stockholders' equity:
   Preferred stock:
    1,000,000 shares, $.01  par value
    per share,  authorized; none
    issued  or outstanding...........   $     --          $     --          $     --           $     --         $      --

   Common stock:
       20,000,000 shares, $.01 par
      value per share, authorized;
      specified number of shares
      assumed to be issued and
      outstanding(4).................         --                 6                 7                  8                9

   Additional paid-in capital........         --             5,464             6,498              7,533            8,722

   Retained earnings,
      substantially restricted(5)....      7,548             7,548             7,548              7,548            7,548
   Unrealized gain on securities,
      net of tax.....................       (298)             (298)             (298)              (298)            (298)

   Less:
     Common Stock to be acquired
       by employee stock ownership
       plan(6).......................         --              (476)             (560)              (644)            (741)
     Common Stock to be acquired
       by management recognition
       and development plan(7).......         --              (238)             (280)              (322)            (370)
                                          ------           -------           -------            -------          -------
Total stockholders' equity...........     $7,250           $12,006           $12,915            $13,825          $14,870
                                          ======           =======           =======            =======          =======


                                                   (footnotes on following page)

------------

(1) Does not reflect the possible increase in the estimated valuation range to reflect material changes in the financial condition or results of operations of Alaska Federal or changes in market conditions or general financial, economic and regulatory conditions, or the issuance of additional shares under the stock option plan.

(2) This column represents the pro forma capitalization of Alaska Pacific Bancshares in the event the aggregate number of shares of common stock issued in the conversion is 15% above the maximum of the estimated valuation range. See "Pro Forma Data" and footnote 1 to the table under "Pro Forma Data."

(3) This does not reflect withdrawals from deposit accounts for the purchase of common stock. Withdrawals will reduce pro forma deposits by the amounts of the withdrawals.

(4) Alaska Federal's authorized capital will consist solely of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to Alaska Pacific Bancshares, and 9,000 shares of preferred stock, no par value per share, none of which will be issued in connection with the conversion.

(5) Applicable regulatory capital requirements substantially restrict total equity. Additionally, Alaska Federal is prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of Alaska Federal's eligible account holders and supplemental eligible account holders at the time of the conversion and adjusted downward thereafter as such account holders reduce their balances or when they are no longer depositors. See "Alaska Federal's Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Alaska Federal -- Liquidation Account."


(6) Assumes that the employee stock ownership plan will acquire 8% of the common stock sold in the conversion with funds borrowed from Alaska Pacific Bancshares. This would range between 47,600 shares, assuming 595,000 shares are issued in the conversion, to 74,060 shares, assuming 925,750 shares are issued in the conversion. The employee stock ownership plan will repay the loan principally from Alaska Federal's contributions to the employee stock ownership plan and dividends payable on the common stock held by the employee stock ownership plan over the anticipated 10-year term of the loan. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. The release of shares to employee stock ownership plan participants' accounts, will result in a corresponding reduction in the charge against capital. Since the funds are borrowed from Alaska Pacific Bancshares, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of Alaska Pacific Bancshares. See "Management of Alaska Federal -- Benefits -- Employee Stock Ownership Plan."


(7) Assumes the purchase in the open market at $10.00 per share of a number of shares equal to 4% of the shares of common stock issued in the conversion at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range. This would range between 23,800 shares, assuming 595,000 shares are issued in the conversion, to 37,030 shares, assuming 925,750 shares are issued in the conversion. The issuance of an additional 4% of the shares of common stock for the management development and recognition plan from authorized but unissued shares would dilute the ownership interest of stockholders by 3.9%. The shares are reflected as a reduction of stockholders' equity. See "Risk Factors -- Issuance of Shares for Benefit Programs May Lower Your Ownership Interest," "Pro Forma Data" and "Management of Alaska Federal -- Benefits -- Management Recognition and Development Plan." The management development and recognition plan is requires stockholder approval, which is expected to be sought at a meeting to be held no earlier than six months following the conversion.

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE


         At December 31, 1998, Alaska Federal exceeded each of the three Office of Thrift Supervision capital requirements. The following table presents Alaska Federal's historical and pro forma capital position relative to its capital requirements at December 31, 1998. The amount of capital infused into Alaska Federal is based on achieving a tangible capital ratio for Alaska Federal of at least 10.0% of adjusted total assets at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range, in dollars and as a percentage of applicable assets. For purposes of the table below, the amount the employee stock ownership plan expects to borrow and the cost of the shares the management recognition and development plan expects to acquire is deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations, see "How Alaska Pacific Bancshares Intends to Use the Conversion Offering Proceeds," "Capitalization" and "Pro Forma Data." The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Alaska Federal, see "Regulation -- Federal Regulation of Savings Associations -- Capital Requirements."



                                                                         PRO FORMA AT DECEMBER 31, 1998
                                                       -------------------------------------------------------------------------
                                                         Minimum of Estimated    Midpoint of Estimated     Maximum of Estimated
                                                            Valuation Range         Valuation Range          Valuation  Range
                                                       ----------------------   ------------------------  ----------------------
                                                          595,000 Shares            700,000  Shares           805,000 Shares
                                December 31, 1998       at $10.00 Per Share       at $10.00 Per Share      at $10.00 Per Share
                              ----------------------   ----------------------   ------------------------  ----------------------
                                          Percent of              Percent of                Percent of             Percent of
                                           Adjusted                Adjusted                  Adjusted               Adjusted
                                            Total                    Total                     Total                  Total
                              Amount       Assets(1)   Amount     Assets(1)(2)  Amount       Assets(1)(2)  Amount   Assets(1)(2)
                              ------       ---------   ------     ------------  ------       ------------  ------   ------------
                                                                     (Dollars in thousands)
Generally accepted accounting
 principles capital.........  $7,250       6.54%      $11,448      10.00%      $11,465        10.00%       $11,483    10.00%

Tangible capital............  $7,548       6.85%      $11,746      10.23%      $11,763        10.24%       $11,781    10.23%
Tangible capital requirement   1,652       1.50         1,722       1.50         1,724         1.50          1,727     1.50
                              ------       ----       -------      -----       -------        -----        -------    -----
Excess......................  $5,896       5.35%      $10,024       8.73%      $10,039         8.74%       $10,054     8.73%
                              ======       ====       =======      =====       =======        =====        =======    =====
Core capital................  $7,548       6.85%      $11,746      10.23%      $11,763        10.24%       $11,781    10.23%
Core capital requirement (3)   3,304       3.00         3,444       3.00         3,447         3.00          3,453     3.00
                              ------       ----       -------      -----       -------        -----        -------    -----
Excess......................  $4,244       3.85%      $ 8,302       7.23%      $ 8,316         7.24%       $ 8,328     7.23%
                              ======       ====       =======      =====       =======        =====        =======    =====
Total capital (4)...........  $8,222      12.35%      $12,420      18.40%      $12,437        18.42%       $12,455    18.44%
Risk-based
 capital requirement........   5,325       8.00         5,400       8.00         5,401         8.00          5,405     8.00
                              ------       ----       -------      -----       -------        -----        -------    -----
Excess......................  $2,897       4.35%      $ 7,020      10.40%      $ 7,036        10.42%       $ 7,050    10.44%
                              ======       ====       =======      =====       =======        =====        =======    =====

                               PRO FORMA AT DECEMBER 31, 1998
                               ------------------------------
                                        15% above
                                   Maximum of Estimated
                                     Valuation Range
                                   ------------------------
                                       925,750 Shares
                                    at $10.00 Per Share
                                   ------------------------
                                              Percent of
                                              Adjusted
                                                Total
                                   Amount      Assets(1)(2)
                                   ------      ------------
                                    (Dollars in thousands)
Generally accepted accounting
 principles capital.........       $11,490      10.00%

Tangible capital............       $11,788      10.23%
Tangible capital requirement         1,728       1.50
                                   -------      -----
Excess......................       $10,060       8.73%
                                   =======      =====
Core capital................       $11,788      10.23%
Core capital requirement (3)         3,457       3.00
                                   -------      -----
Excess......................       $ 8,331       7.23%
                                   =======      =====
Total capital (4)...........       $12,462      18.44%
Risk-based
 capital requirement........         5,406       8.00
                                   -------      -----
Excess......................       $ 7,056      10.44%
                                   =======      =====
-------------
(1) Based upon total adjusted assets of $110.1 million at December 31, 1998 and $114.5 million, $114.6 million, $114.7 million and $114.8 million at the minimum, midpoint, maximum and maximum, adjusted, of the estimated valuation range, respectively, for purposes of the tangible and core capital requirements, and upon risk-weighted assets of $66.6 million at December 31, 1998 and $67.5 million, $67.5 million, $67.5 million and $67.6 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the estimated valuation range, respectively, for purposes of the risk-based capital requirement.


(2) Assumes that Alaska Federal will receive the greater of 50% of the net conversion proceeds, or that portion of the net conversion proceeds which would increase its tangible capital to at least 10% of adjusted total assets. Also reflects a deduction from capital for unearned employee stock ownership plan shares equal to 8% of the shares offered and unearned management recognition plan shares equal to 4% of the shares offered. The remainder of the net conversion proceeds will be retained by Alaska Pacific Bancshares with a reduction for the anticipated loan payable to Alaska Pacific Bancshares by the employee stock ownership plan.

(3) The current Office of Thrift Supervision core capital requirement for savings associations is 3% of total adjusted assets. The Office of Thrift Supervision has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts. At December 31, 1998, Alaska Federal was categorized as "well capitalized" under the prompt corrective action regulations of the Office of Thrift Supervision. See "Regulation -- Federal Regulations of Savings Associations -- Prompt Corrective Action."


(4) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 PRO FORMA DATA

         The conversion requires that the common stock must be sold at a price equal to the estimated market value of Alaska Pacific Bancshares and Alaska Federal as converted, based upon an independent valuation. The estimated valuation range as of April 16, 1999 is from a minimum of $5,959,000 to a maximum of $8,050,000 with a midpoint of $7,000,000. At a price per share of $10.00, this results in a minimum number of shares of 595,000 a maximum number of shares of 805,000 and a midpoint number of shares of 700,000.

         Alaska Pacific Bancshares cannot determine the actual net proceeds from the sale of the common stock until the conversion is completed. However, net proceeds indicated on the following table are based upon the following assumptions:

          1. Charles Webb will receive a management fee of $25,000 and a success fee of 1.5% of the aggregate purchase price of the shares of common stock sold in the subscription offering and direct community offerings as discussed under "Alaska Federal's Conversion -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."

          2. All of the common stock will be sold in the subscription and direct community offerings.

          3. Conversion expenses, including the fees paid to Charles Webb, will range from approximately $480,150 to $509,130 if a minimum number of shares, 595,000 shares, to the maximum number of shares, 805,000 shares, are sold, and $494,640 if a midpoint number of shares, 700,000 shares, are sold.

         Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the subscription offering, direct community offering and syndicated community offering and other factors.

         Alaska Pacific Bancshares and Alaska Federal prepared the pro forma data that follows with the assistance of RP Financial. The following table summarizes the historical net income and retained earnings of Alaska Federal and the pro forma consolidated net income and stockholders' equity of Alaska Pacific Bancshares at and for the year ended December 31, 1998. Pro forma consolidated net income has been calculated as if the conversion was completed on January 1, 1998 and the estimated net proceeds had been invested at 4.52% beginning on that date. That percentage yield represents the one-year U.S. Treasury Bill yield as of December 31, 1998. While Office of Thrift Supervision regulations call for the use of a yield equal to the arithmetic average of the weighted average yield earned by Alaska Federal on its interest-earning assets and the rates paid on its deposits, Alaska Pacific Bancshares believes that the one-year U.S. Treasury Bill yield is a more realistic yield on the investment of the conversion proceeds.

         A pro forma after-tax return of 4.52% is used for both Alaska Pacific Bancshares and Alaska Federal, after giving effect to no federal and state income tax as a result of net operating loss carryforwards. See "Taxation -- Federal Taxation." Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the footnotes to the table. Per share amounts have been computed as if the common stock had been outstanding at January 1, 1998 or at December 31, 1998, but without any adjustment of historical or pro forma stockholders' equity per share to reflect the earnings on the estimated net proceeds.

         Alaska Pacific Bancshares and Alaska Federal did not figure into this calculation the following four items:

          1. the shares to be reserved for issuance under the's stock option plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following the conversion;

          2. withdrawals from deposit accounts to purchase common stock in the conversion;

          3. the issuance of shares from authorized but unissued shares to the management development and recognition plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following the conversion; or

          4. the liquidation account that Alaska Federal will establish for the benefit of eligible account holders and supplemental eligible account holders. See "Alaska Federal's Conversion -- Effects of Conversion to Stock Form on Deposits and Borrowers of Alaska Federal -- Liquidation Account.


         The following pro forma data, which is based on Alaska Federal's retained earnings at December 31, 1998 and net income for the year ended December 31, 1998, may not represent the actual financial effects of the conversion or the operating results of Alaska Pacific Bancshares after the conversion. The pro forma data relies exclusively on the assumptions outlined above. The pro forma data does not represent the fair market value of Alaska Pacific Bancshares' common stock, the current fair market value of Alaska Federal's or Alaska Pacific Bancshares' assets or liabilities, or the amount of money that would be available for distribution to shareholders if Alaska Pacific Bancshares is liquidated.

                                                                      At or For the Year Ended December 31, 1998
                                                      ----------------------------------------------------------------
                                                      Minimum of      Midpoint of      Maximum of      15% Above
                                                      Estimated       Estimated        Estimated       Maximum of
                                                      Valuation       Valuation        Valuation       Estimated
                                                      Range           Range            Range           Valuation Range
                                                      -----           -----            -----           ---------------
                                                      595,000         700,000          805,000         925,750(1)
                                                      Shares          Shares           Shares          Shares
                                                      at $10.00       at $10.00        at $10.00       at $10.00
                                                      Per Share       Per Share        Per Share       Per Share
                                                      ---------       ---------        ---------       ---------
                                                              (In thousands, except per share amounts)
Gross proceeds..................................   $    5,950     $   7,000           $   8,050        $   9,258
Less: estimated underwriting
 commissions and other
 offering expenses ..............................        (480)         (495)               (509)            (526)
Estimated net proceeds ..........................       5,470         6,505               7,541            8,732
Less: Common stock acquired by
 employee stock ownership plan ..................        (476)         (560)               (644)            (741)
Less: Common stock to be
 acquired by management
 recognition and development
 plan ...........................................        (238)         (280)               (322)            (370)
                                                    ---------     ---------           ---------        ---------
       Net investable proceeds ..................   $   4,756     $   5,665           $   6,575        $   7,621
                                                    =========     =========           =========        =========

Consolidated net income:
    Historical ..................................   $     336     $     336           $     336        $     336
    Pro forma income on net
     proceeds(2) ................................         215           256                 297              344
    Pro forma employee stock
     ownership plan adjustments(3) ..............         (48)          (56)                (64)             (74)
    Pro forma management
     recognition and development
     plan adjustments(4) ........................         (48)          (56)                (64)             (74)
                                                    ---------     ---------           ---------        ---------
      Pro forma net income ......................   $     455     $     480           $     505        $     532
                                                    =========     =========           =========        =========

Consolidated net income
 per share (5)(6):
    Historical ..................................   $    0.61     $    0.52           $    0.45        $    0.39
    Pro forma income on net
     proceeds ...................................        0.39          0.39                0.40             0.40
    Pro forma employee stock
     ownership plan adjustments(3) ..............       (0.09)        (0.09)              (0.09)           (0.09)
    Pro forma management
     recognition and development
     plan adjustments(4) ........................       (0.09)        (0.09)              (0.09)           (0.09)
                                                    ---------     ---------           ---------        ---------
      Pro forma net income
       per share ................................   $    0.82     $    0.73           $    0.67        $    0.61
                                                    =========     =========           =========        =========

Shares used in earnings per share
 calculations ...................................     552,160       649,600             747,040          859,096

Purchase price as a multiple of
 pro forma net income per share .................       12.20         13.70               14.93            16.39

Consolidated stockholders' equity
 (book value):
    Historical..................................   $    7,250     $   7,250           $   7,250        $   7,250
    Estimated net proceeds ......................       5,470         6,505               7,541            8,732
    Less: Common stock acquired
     by employee stock ownership
     plan .......................................        (476)         (560)               (644)            (741)
    Less: Common stock to be
     acquired by management
     recognition and development
     plan(4) ....................................        (238)         (280)               (322)            (370)
                                                    ---------     ---------           ---------        ---------
        Pro forma stockholders'
         equity(7) ..............................   $  12,006     $  12,915           $  13,825        $  14,871
                                                    =========     =========           =========        =========

Consolidated stockholders' equity
 per share(6)(8):
    Historical(6) ...............................   $   12.18     $   10.36           $    9.01        $    7.83
    Estimated net proceeds ......................        9.19          9.29                9.37             9.43
    Less: Common stock acquired
     by employee stock ownership
     plan .......................................       (0.80)        (0.80)              (0.80)           (0.80)
    Less: Common stock to be
     acquired by management
     recognition and development
     plan(4) ....................................       (0.40)        (0.40)              (0.40)           (0.40)
                                                    ---------     ---------           ---------        ---------
       Pro forma stockholders'
        equity per share(9) .....................   $   20.17     $   18.45           $   17.18        $   16.06
                                                    =========     =========           =========        =========

Shares used in book value
 calculations ...................................     595,000       700,000             805,000          925,750
Purchase price as a percentage
 of pro forma stockholders'
 equity per share ...............................       49.58%        54.20%              58.21%           62.27%


                                                   (footnotes on following page)

-----------------

(1) Gives effect to the sale of an additional 120,750 shares in the conversion, which may be issued to cover an increase in the pro forma market value of Alaska Pacific Bancshares and Alaska Federal as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination by RP Financial that such issuance is compatible with its determination of the estimated pro forma market value of Alaska Pacific Bancshares and Alaska Federal as converted. See "Alaska Federal's Conversion -- Stock Pricing and Number of Shares to be Issued."

(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing common stock in the conversion. Since purchasers may withdraw funds on deposit at Alaska Federal to purchase shares of common stock, which will reduce deposits by the amount of such purchases, the net amount of funds available to Alaska Federal for investment following receipt of the net proceeds of the conversion will be reduced by the amount of the withdrawals.


(3) The employee stock ownership plan will borrow the funds used to acquire the shares at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the conversion, which rate is currently 7.75%, from the net proceeds from the conversion retained by Alaska Pacific Bancshares. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. Alaska Federal intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. Alaska Federal's payment of the employee stock ownership plan debt is based upon equal installments of principal over a 10-year period, assuming a combined federal and state income tax rate of 0.0%. Interest income earned by Alaska Federal on the employee stock ownership plan debt offsets the interest it will pay on the employee stock ownership plan loan. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting practices require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Management of Alaska Federal -- Benefits --Employee Stock Ownership Plan."


(4) In calculating the pro forma effect of the management recognition and development plan, it is assumed that the required stockholder approval has been received, that the shares were acquired at the beginning of the period presented in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, and that the combined federal and state income tax rate is 0.0%. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.9% and pro forma net income per share would be $0.86, $0.78, $0.72 and $0.67 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range for the year ended December 31, 1998, respectively, and pro forma stockholders' equity per share would be $19.79, $18.13, $16.90 and $15.83 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range at December 31, 1998, respectively. Shares issued under the management recognition and development plan vest 20% per year and for purposes of this table compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $10.00 per share on the date shares are awarded, total management recognition and development plan expense would increase. The total estimated expense was multiplied by 20% (the total percent of shares for which expense is recognized in the first year) resulting in pre-tax management recognition and development plan expense of $47,600, $56,000, $64,000 and $74,060 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range for the year ended December 31, 1998, respectively. No effect has been given to the shares reserved for issuance under the proposed stock option plan.

(5) Per share amounts are based upon shares outstanding of 595,000, 700,000, 805,000 and 925,750 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range for the year ended December 31, 1998, respectively, which includes the shares of common stock sold in the conversion less the number of shares assumed to be held by the employee stock ownership plan not committed to be released within the first year following the conversion.

(6) Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the conversion, the additional employee stock ownership plan expense or the proposed management recognition and development plan expense, as described above.

(7) "Book value" represents the difference between the stated amounts of Alaska Federal's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of eligible account holders and supplemental eligible account holders in the conversion, or the federal income tax consequences of the restoration to income of Alaska Federal's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "Alaska Federal's Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Alaska Federal" and "Taxation." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.

(8) Per share amounts are based upon shares outstanding of 595,000, 700,000, 805,000 and 925,750 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range, respectively.

(9) Does not represent possible future price appreciation or depreciation of the common stock.

          SHARES TO BE PURCHASED BY MANAGEMENT WITH SUBSCRIPTION RIGHTS

         The following table sets forth certain information as to the approximate purchases of common stock by each director and executive officer of Alaska Federal, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement with respect to these intended purchases, and, therefore, actual purchases could be more or less than indicated below. Directors and officers of Alaska Federal and their associates may not purchase in excess of 33% of the shares sold in the conversion. For purposes of the following table, it has been assumed that sufficient shares will be available to satisfy subscriptions in all categories. Directors, officers, their associates and employees will pay the same price as all other subscribers for the shares for which they subscribe.



                                                                               Percent of           Percent of
                                          Anticipated      Anticipated        Shares at the        Shares at the
                                           Number of         Dollar            Minimum of           Maximum of
                                         Shares to be     Amount to be        the Estimated        the Estimated
Name and Position                        Purchased(1)       Purchased        Valuation Range      Valuation Range
-----------------                        ------------       ---------        ---------------      ---------------
Craig E. Dahl                                 5,000          $50,000               0.8%                 0.6%
President, Chief Executive
  Officer and Director

Lisa Corrigan Bell                            5,000           50,000               0.8                  0.6
Senior Vice President and
 Chief Operating Officer

Roger K. White                                5,000           50,000               0.8                  0.6
Senior Vice President and
 Chief Financial Officer

Avrum M. Gross                               10,000          100,000               1.7                  1.2
Chairman of the Board

Roger Grummett                               10,000          100,000               1.7                  1.2
Director

Hugh N. Grant                                10,000          100,000               1.7                  1.2
Director

Deborah Marshall                              6,000           60,000               1.0                  0.7
Director

D. Eric McDowell                              5,000           50,000               0.8                  0.6
Director

William J. Schmitz                           10,000          100,000               1.7                  1.2
Director                                     ------         --------              ----                  ---

         Total                               66,000         $660,000              11.0%                 7.9%
                                             ======         ========              ====                  ===

-----------------
(1) Does not include any shares to be awarded pursuant to the employee stock ownership plan and management recognition and development plan or options to acquire shares pursuant to the stock option plan.

                           ALASKA FEDERAL SAVINGS BANK
                              STATEMENTS OF INCOME

         The following Statements of Income of Alaska Federal Savings Bank for the fiscal years ended December 31, 1998 and 1997 have been audited by Deloitte & Touche LLP, independent auditors. The report of independent auditors is included in the back of this prospectus. These statements should be read in conjunction with the Financial Statements and related Notes included in the back of this prospectus.


                                                        Years Ended December 31,
                                                        ------------------------
                                                             1998         1997
                                                             ----         ----
                                                              (In thousands)
Interest Income
   Loans .................................................. $ 6,653     $ 7,014
   Investment securities ..................................   1,039       1,324
   Interest-bearing deposits with banks ...................     526         141
                                                            -------     -------
     Total interest income ................................   8,218       8,479

Interest Expense
   Deposits ...............................................   3,642       3,564
   Federal Home Loan Bank advances ........................     165         467
                                                            -------     -------
     Total interest expense ...............................   3,807       4,031
                                                            -------     -------
   Net Interest Income ....................................   4,411       4,448

Provision for loan losses .................................      60          25
                                                            -------     -------
   Net interest income after provision for loan losses ....   4,351       4,423

Noninterest Income
   Mortgage servicing income ..............................     232         259
   Service charges on deposit accounts ....................     195         249
   Other service charges and fees .........................     129         133
   Gain on sale of mortgage loans .........................     332         155
                                                            -------     -------
     Total noninterest income .............................     888         796

Noninterest Expense
   Compensation and benefits ..............................   2,538       2,353
   Occupancy ..............................................   1,105       1,064
   Data processing ........................................     317         306
   Professional and consulting fees .......................     158         141
   Marketing and public relations .........................     143         123
   Cost of operations of foreclosed properties ............      13          --
   Other ..................................................     629         633
                                                            -------     -------
     Total noninterest expense ............................   4,903       4,620
                                                            -------     -------
        Income before income tax ..........................     336         599
Income tax benefit ........................................      --        (100)
                                                            -------     -------
   Net Income ............................................. $   336     $   699
                                                            =======     =======




See Notes to Financial Statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         The following discussion is intended to assist in understanding the financial condition and results of operations of Alaska Federal. The discussion and analysis does not include any comments relating to Alaska Pacific Bancshares since it has no significant operations. You should read the information contained in this section should be read in conjunction with the Financial Statements and the accompanying Notes in the back of this prospectus, as well as the other sections of this prospectus.

         Alaska Federal's results of operations depend primarily on its net interest income, which is the difference between the income earned on its interest-earning assets, consisting of loans and investments, and the cost of its interest-bearing liabilities, consisting of deposits and Federal Home Loan Bank of Seattle borrowings. Among other things, fee income, provisions for loan losses, operating expenses and income tax provisions also affect Alaska Federal's net income. General economic and competitive conditions, particularly changes in market interest rates, government legislation and policies concerning monetary and fiscal affairs, housing and financial institutions and the attendant actions of the regulatory authorities also significantly affect Alaska Federal's results of operations.

Forward-Looking Statements

         This prospectus contains forward-looking statements which are based on assumptions and describe future plans, strategies and expectations of Alaska Federal. These forward-looking statements are generally identified by use of the word "believe," "expect," "intend," anticipate," "estimate," "project," or similar words. Alaska Federal's ability to predict results of the actual effect of future plans or strategies is uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market areas and accounting principles and guidelines. You should consider these risks and uncertainties in evaluating forward-looking statements and you should not rely too much on these statements.

Operating Strategy

         Alaska Federal's strategy is to operate a community-oriented financial institution devoted to serving the needs of its customers. Alaska Federal's business consists primarily of attracting retail deposits from the general public and using those funds to originate one- to four-family residential loans in its primary market area. To a lesser but growing extent, Alaska Federal also originates commercial business loans, consumer loans, construction loans, and commercial real estate loans. See "Business of Alaska Federal -- Lending Activities."

Comparison of Financial Condition at December 31, 1998 and December 31, 1997

         Total assets of Alaska Federal were $110.8 million at December 31, 1998 compared to $114.5 million at December 31, 1997. An $8.0 million decline in the loan portfolio, including loans and loans held for sale, which was partially offset by an increase in investments in deposits in other institutions, was the primary cause of this decrease.

         Loans were $71.5 million at December 31, 1998 compared to $79.5 million at December 31, 1997, a 10.1% decrease. The decrease was primarily the result of significant mortgage refinancing during 1998 while a large proportion of the mortgages originated by Alaska Federal were sold in the secondary market. In addition, between December 31, 1997 and December 31, 1998 Alaska Federal had continued growth in its commercial business loan portfolio as it emphasized the origination of loans with higher yields and shorter maturities for asset liability management purposes. See "-- Asset and Liability Management and Market Risk." A substantial portion of Alaska Federal's loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area. There are certain risks associated with this credit concentration. See "Risk Factors -- Alaska Federal's Business Depends Heavily on the Economic Condition of its Primary Market Area and Weak Market Area Demographics has Hurt Core Earnings and Limits Growth Prospects."

         Loans held-for-sale were $899,000 at December 31, 1998 compared to $440,000 at December 31, 1997. To mitigate interest rate risk, Alaska Federal designates all or a portion of its mortgage originations, depending on current yields and its interest rate risk position, as held for sale. Such loans are generally fixed-rate one-to-four family mortgage loans that conform to secondary market standards and have terms of 15 years or more. Alaska Federal generally sells such loans to the Federal Home Loan Mortgage Corporation, Alaska Housing Finance Corporation and similar agencies and retains related servicing rights. See "-Asset and Liability Management and Market Risk."

         Cash and cash equivalents were $14.6 million at December 31, 1998 compared to $10.1 million at December 31, 1997. The increase between December 31, 1997 and December 31, 1998 primarily reflects the increase in liquidity as the result of mortgage prepayments.

         Available-for-sale securities were $18.1 million at December 31, 1998, compared to $13.3 million at December 31, 1997. This increase primarily resulted from transferring $5.7 million of securities from held-to- maturity to the available-for-sale category during the fourth quarter of 1998 concurrent with adopting Statement of Financial Accounting Standards Number 133, "Accounting for Derivative Instruments and Hedging Activities." The transfer did not indicate an intention to sell specific securities but rather was done to provide more flexibility in managing the entire investment portfolio. In total, investment securities decreased $1.4 million in 1998 due primarily to principal reductions and maturities of approximately $7.0 million in long-term mortgage-backed and other securities, offset by the addition of $6.0 million on short-term agency securities. The shift to short-term securities, as well as interest-earning deposits in banks, was made because of historically low long-term interest rates concurrent with relatively high short-term rates during much of 1998.


         Premises and equipment increased moderately to $3.3 million at December 31, 1998 from $3.2 million at December 31, 1997, primarily as a result of new additions which exceeded depreciation. Management is considering a plan to sell Alaska Federal's building in Ketchikan. If the building were sold in 1999, management estimates that a loss of up to $170,000 could be realized. In addition, Alaska Federal has plans to open a new office in the Juneau area in leased premises, which consists of approximately 1,000 square feet. Alaska Federal has an option for 60 days and is preparing a study of the feasibility regarding the opening of this office as a new full service branch of Alaska Federal. However, as of December 31, 1998 Alaska Federal had made no specific commitments. See "Business of Alaska Federal -- Properties" and Note 6 of Notes to Financial Statements.


         Total deposits were $101.9 million at December 31, 1998 an increase of approximately $5.0 million or 5.1% compared to $97.0 million at December 31, 1997. Management attributes the increase primarily to increased market share resulting from its marketing efforts.

         There were no Federal Home Loan Bank of Seattle advances outstanding at December 31, 1998 compared to $9.0 million at December 31, 1997 as deposit growth and funds generated from maturing loans and mortgage backed securities and retained earnings were sufficient to meet liquidity needs. Subject to market conditions, Alaska Federal intends to engage in "wholesale leveraging" by investing Federal Home Loan Bank of Seattle advances in investment securities of the type in which Alaska Federal currently invests, with the goal of recognizing income on the difference between the interest rate paid on the advances and the interest rate earned on the securities. Accordingly, Federal Home Loan Bank advances might increase to approximately $30 million to $40 million to support this "wholesale leveraging," which may commence prior to the consummation of the conversion. To the extent any Federal Home Loan Bank advances would be outstanding before the consummation of the conversion, Alaska Federal may use a portion of the net proceeds to repay them. See "How Alaska Pacific Bancshares Intends to Use the Conversion Offering Proceeds," "Business of Alaska Federal -- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Borrowings."

         Total equity capital was $7.3 million at December 31, 1998 and $7.1 million at December 31, 1997.

Comparison of Operating Results for the Years Ended December 31, 1998 and 1997

         General. During fiscal 1998 interest rates declined resulting in a rapid refinancing of outstanding mortgage loans. Alaska Federal was not willing to increase its interest rate risk by retaining in its portfolio the lower yielding fixed rate loans it was originating and as a result its loan portfolio declined which reduced interest income. The yield on long term securities was only slightly higher than the yields available on overnight funds and other short-term investments. As a result, Alaska Federal invested its surplus funds in overnight deposits, short-term certificates of deposit and short-term investment securities.

         Net Income. Net income was $336,000 for the year ended December 31, 1998, compared to $699,000 for the year ended December 31, 1997. Higher noninterest expense in 1998 compared to 1997, specifically higher compensation and benefits, partially offset by an increase in gain on sale of mortgage loans, was the primary reason for the decline in pretax income. In addition, there was no tax provision in 1998 compared with a tax benefit of $100,000 recognized in 1997.

         Net Interest Income. Net interest income was virtually unchanged at $4.4 million for both years. Interest income decreased from $8.5 million for the year ended December 31, 1997 compared to $8.2 million for the year ended December 31, 1998, primarily as a result of lower average balances of loans and investment securities. This was partially offset by an increase in the average balance of interest-earning assets in banks but the interest income received on these investments is significantly less than the amount earned on loans and many investment securities. Interest expense decreased 5.0% from $4.0 million for the year ended December 31, 1997 to $3.8 million for the year ended December 31, 1998 as a result of a decrease in the average balance of outstanding borrowings. The average cost of deposits was 3.94% for both periods and the average balance of deposits increased 2.1%. Alaska Federal has been able to maintain its deposit base without resorting to aggressive deposit pricing. The average rate paid on Federal Home Loan Bank of Seattle advances increased from 6.06% for the year ended December 31, 1997 to 6.22% for the year ended December 31, 1998, however, this was more than offset by a decline in the average balance of borrowings as a result of the repayment of all outstanding advances during 1998. The interest rate spread decreased to 3.99% for the year ended December 31, 1998 from 4.02% for the year ended December 31, 1997.

         Provision for Loan Losses. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered by management as adequate to provide for known and inherent risks in the loan portfolio, including management's continuing analysis of factors underlying the quality of the loan portfolio. These factors include changes in portfolio size and composition, actual loan loss experience, current economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing the loans. See "Business of Alaska Federal -- Lending Activities -- Nonperforming Assets and Delinquencies" and Note 1 of Notes to Financial Statements.


         The provision for loan losses was $60,000 for the year ended December 31, 1998 compared to $25,000 for the year ended December 31, 1997. The increase in the provision reflects the impact on the allowance for loan losses of loans charged-off ($141,000 in 1998 compared to charge-offs of $1,000 in 1997), which were in excess of the allowance for loan losses allocated for those loan categories ($54,000 as of December 31, 1997). Due to these charge-offs, a larger provision was required to increase the allowance for loan losses to a level determined by management to be acceptable. The increase in the provision was partially reduced by the effect of a change in loan volume and mix in 1998, which led to an overall improvement in loan quality.

For further information, see the discussion on the allowance and related methodology contained in "Business of Alaska Federal -- Allowance for Loan Losses."

         Noninterest Income. Noninterest income was $888,000 for the year ended December 31, 1998 compared to $796,000 for the year ended December 31, 1997. This 11.6% increase resulted primarily from a general increase in Alaska Federal's gain on sale of mortgage loans which increased $177,000 from the year ended December 31, 1997 to $332,000 for the year ended December 31, 1998. This increase was the result of the significant increase in refinances as well as the decision to sell in the secondary market a significant amount of the loan production. Noninterest income also includes charges on deposit accounts, fees for travelers checks, official checks, safe deposit boxes and overdrafts. In fiscal 1998 service charges on deposit accounts declined $54,000 as a result of the growth of Northstar checking accounts which include many services in the monthly service charge. Certain of these accounts do not carry a monthly service charge if a minimum balance is maintained. Overdraft fees were raised significantly to market levels late in 1998.


         Noninterest Expenses. Noninterest expenses were $4.9 million for the year ended December 31, 1998, compared to $4.6 million for the year ended December 31, 1997. This increase resulted primarily from an increase in compensation and benefits of $185,000 as a result of several pay increases, the addition of a marketing coordinator position, increased benefit costs including a higher matching level for 401(k) accounts, and staffing of the new branch in Ketchikan in December 1997. Occupancy expenses increased $41,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997 as a result of opening the new branch. Other noninterest expense remained virtually unchanged at $629,000 for the year ended December 31, 1998 compared to $633,000 for the year ended December 31, 1997. Included in other noninterest expense is office supplies ($77,000 in 1998), mailing expense ($80,000 in 1998), employee and director expenses for food and travel ($88,000 in 1998), recruiting and education ($61,000 in 1998), deposit insurance premiums ($59,000 in 1998), other dues and assessments ($68,000), software costs ($53,000 in 1998), and other miscellaneous noninterest expenses. Alaska Federal anticipates that other expenses will increase in subsequent periods following the consummation of the conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of the implementation of the management recognition and development plan, if approved by Alaska Pacific Bancshares' stockholders. See "Risk Factors -- Alaska Federal's Return on Equity Will Be Below Average After Conversion Because of High Capital Levels," and "-- Implementation of Benefit Plans will Increase Future Compensation Expense and May Lower Alaska Federal's Net Income."


         Income Taxes. Alaska Federal did not recognize any tax on current income for the years ended December 1998 or 1997 because of the existence of $3.9 million in net operating loss carryforwards, which expire in various years beginning in 2002 through 2012. At December 31, 1998, Alaska Federal had $1.6 million in deferred tax assets, which were offset by a valuation allowance of $1.3 million. Net deferred tax assets of $300,000, have been recognized in income, and are included in other assets as of December 31, 1998, including $100,000 recognized in 1997.

Average Balances, Interest and Average Yields/Cost

         The earnings of Alaska Federal depend largely on the spread between the yield on interest-earning assets, which consist primarily of loans and investments, and the cost of interest-bearing liabilities, which consist primarily of deposit accounts and borrowings, as well as the relative size of Alaska Federal's interest-earning assets and interest-bearing liabilities.

         The following table sets forth, for the periods indicated, information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resultant yields, interest rate spread, net interest margin, and ratio of average interest-earning assets to average interest-bearing liabilities. Average balances for a period have been calculated using the average of daily balances during this period.


                                                                               Year Ended December 31,
                                                ----------------------------------------------------------------
                                                             1998                             1997
                                                -----------------------------    -------------------------------
                                                                      Average                            Average
                                                Average               Yield/     Average                 Yield/
                                                Balance    Interest    Cost      Balance     Interest     Cost
                                                -------    --------    ----      -------     --------     ----
                                                                              (Dollars in thousands)
Interest-earning assets:
   Loans  (1).................................. $ 73,988    $ 6,653     8.99%     $ 78,947     $ 7,014      8.88%
   Investment securities.......................   18,855      1,039     5.51        22,953       1,324      5.77
   Interest-earning deposits in banks..........   10,021        526     5.24         2,548         141      5.53
                                                --------    -------     ----      --------     -------      ----
      Total interest-earning assets............  102,864      8,218     7.99       104,448       8,479      8.12
   Allowance for loan losses...................     (700)                             (729)
   Cash and due from banks.....................    3,174                             3,066
   Other assets................................    4,730                             4,516
                                                --------                          --------
      Total assets............................. $110,068                          $111,301
                                                ========                          ========
Interest-bearing liabilities:
Deposits:
   Interest-bearing demand..................... $ 23,848        529     2.22     $  24,716         552      2.23
   Money market ...............................   13,862        520     3.75        13,318         520      3.90
   Savings ....................................   18,118        586     3.23        17,559         575      3.27
   Certificates of deposit.....................   36,664      2,007     5.47        34,972       1,917      5.49
                                                --------      -----     ----      --------      ------      ----
     Total interest-bearing deposits...........   92,492      3,642     3.94        90,565       3,564      3.94
Borrowings.....................................    2,654        165     6.22         7,702         467      6.06
                                                --------      -----     ----      --------      ------      ----
   Total interest-bearing liabilities..........   95,146      3,807     4.00        98,267       4,031      4.10
   Noninterest-bearing demand deposits.........    4,740                             3,558
   Other liabilities and capital...............   10,182                             9,476
                                                --------                          --------
     Total liabilities and capital............. $110,068                          $111,301
                                                ========                          ========
Interest-earning assets:
Net interest income............................             $ 4,411                             $4,448
                                                            =======                             ======
Interest rate spread...........................                         3.99%                               4.02%
                                                                        ====                                ====
Net interest margin on average total assets....                         4.01%                               3.99%
                                                                        ====                                ====
Ratio of average interest-earning assets
  to average interest-bearing liabilities......   108.11%                            106.29%
                                                  ======                             ======


------------
(1) Average loans includes non-performing loans and loans held for sale. Interest income does not include interest on loans 90 days or more past due.

Rate/Volume Analysis

          The following table sets forth the effects of changing rates and volumes on net interest income of Alaska Federal. Information is provided with respect to effects on interest income attributable to changes in volume, which are changes in volume multiplied by prior rate; effects on interest income attributable to changes in rate, which are changes in rate multiplied by prior volume; and changes in rate/volume, which is a change in rate multiplied by change in volume.

                                                  Year Ended December 31, 1998
                                                   Compared to Year Ended
                                                     December 31, 1997
                                                  Increase (Decrease) Due to
                                               ---------------------------------
                                                                 Rate/
                                               Rate    Volume    Volume   Total
                                               ----    ------    ------   -----
                                                         (In thousands)
Interest-earning assets:
  Loans ....................................   $  85    $(441)   $  (5)   $(361)
  Investment securities ....................     (59)    (236)      10     (285)
  Interest-earning deposits
   in banks ................................      (8)     414      (22)     384
                                               -----    -----    -----    -----
     Total net change in income
      on interest-earning assets ...........      21     (266)     (17)    (262)

Interest-bearing liabilities:
  Interest-bearing demand accounts .........      (4)     (19)      --      (23)
  Money market savings accounts ............     (20)      21       (1)      --
  Savings accounts .........................      (8)      18       --       10
  Certificates of deposit ..................      (5)      93       --       88
   Borrowings ..............................      12     (306)      (8)    (302)
                                               -----    -----    -----    -----
     Total net change in expense
      on interest-bearing liabilities ......     (25)    (193)      (9)    (227)
                                               -----    -----    -----    -----
Net change in net interest income ..........   $  46    $ (73)   $  (8)   $ (35)
                                               =====    =====    =====    =====

Yields Earned and Rates Paid

         The following table sets forth, at the date and for the periods indicated, the weighted average yields earned on Alaska Federal's assets and the weighted average interest rates paid on Alaska Federal's liabilities, together with the net yield on interest-earning assets.


                                                                 For the Year
                                                              Ended December 31,
                                             At December 31,  ------------------
                                                 1998            1998      1997
                                                 ----            ----      ----

Weighted average yield on:
  Loans, net .................................    8.67%          8.99%     8.88%
  Investment securities ......................    5.60           5.51      5.77
  Interest-earning deposits in banks .........    4.80           5.24      5.53
    Total interest-earning assets ............    7.69           7.99      8.12

Weighted average rate paid on:
   Interest-bearing demand accounts ..........    2.15           2.22      2.23
  Money market savings accounts ..............    3.74           3.75      3.90
  Savings accounts ...........................    3.01           3.23      3.27
  Certificates of deposit ....................    5.16           5.47      5.49
    Total interest-bearing deposits ..........    3.72           3.94      3.94
 Borrowings ..................................      --           6.22      6.06
    Total interest-bearing  liabilities ......    3.72           4.00      4.10

Interest rate spread (spread between
 weighted average rate on all
 interest-earning assets and all interest-
 bearing liabilities) ........................    3.97           3.99      4.02

Net interest margin (net interest income
  (expense) as a percentage of average
  interest-earning assets) ...................      --           4.29      4.26



Asset and Liability Management and Market Risk


         Qualitative Analysis - Alaska Federal's Risks When Interest Rates Change. Alaska Federal's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits and borrowings. The relative amounts of interest-earning assets and interest-bearing liabilities also affect net interest income. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. Alaska Federal's profitability is also affected by the level of income and expenses. Non-interest income includes service charges and fees and gain on sale of investments. Non-interest expenses primarily include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums and data processing expenses. General economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies also significantly affect Alaska Federal's results of operations.

         Quantitative Analysis - How Alaska Federal Measures Its Risk of Interest Rate Changes. Alaska Federal does not maintain a trading account for any class of financial instrument nor does it engage in hedging activities or purchase high-riskderivative instruments. Furthermore, Alaska Federal has no foreign currency exchange rate risk or commodity price risk. For information regarding the sensitivity to interest rate risk of Alaska Federal's interest-earning assets and interest-bearing liabilities, see the tables under "Business of Alaska Federal -- Lending Activities -- Loan Maturity and Repricing," "-- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Deposit Accounts -- Time Deposits by Maturities."

         Alaska Federal has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest-rate sensitivity of Alaska Federal's interest-earning assets by originating for its portfolio loans with interest rates that periodically adjust to market conditions. Alaska Federal relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds.

         In order to encourage institutions to reduce their interest rate risk, the Office of Thrift Supervision adopted a rule incorporating an interest rate risk component into the risk-based capital rules. Using data compiled by the Office of Thrift Supervision, Alaska Federal receives a report which measures interest rate risk by modeling the change in net portfolio value over a variety of interest rate scenarios. The Office of Thrift Supervision developed this procedure for measuring interest rate risk to replace the "gap" analysis, which is the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period. Net portfolio value is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The calculation is intended to illustrate the change in net portfolio value that will occur upon an immediate change in interest rates of at least 200 basis points with no effect given to any steps that management might take to counter the effect of that interest rate movement. Under Office of Thrift Supervision regulations, an institution with a greater than "normal" level of interest rate risk take a deduction from total capital for purposes of calculating its risk-based capital. The Office of Thrift Supervision, however, has delayed the implementation of this regulation. An institution with a "normal" level of interest rate risk is defined as one whose "measured interest rate risk" is less than 2.0%. Institutions with assets of less than $300 million and a risk-based capital ratio of more than 12.0% are exempt. Alaska Federal is exempt because of its asset size. Based on Alaska Federal's regulatory capital levels at December 31, 1998, Alaska Federal believes that, if the proposed regulation was implemented at that date, Alaska Federal's level of interest rate risk would not have caused it to be treated as an institution with greater than "normal" interest rate risk.

         The following table is provided by the Office of Thrift Supervision which illustrates the change in net portfolio value at December 31, 1998, based on Office of Thrift Supervision assumptions, that would occur in the event of an immediate change in interest rate, with no effect given to any steps which management might take to counter the effect of that interest rate movement.

                                                                      Net Portfolio as % of
                                Net Portfolio Value                 Portfolio Value of Assets
                       -------------------------------------       ---------------------------
  Basis Point ("bp")                                               Net Portfolio
  Change in Rates      $ Amount     $ Change(1)     % Change       Value Ratio(2)    Change(3)
  ---------------      --------     -----------     --------       --------------    ---------
                                        (Dollars in thousands)
       400             $ 9,470       $(1,181)         (11)%         8.50%             (89) bp
       300              10,002          (648)          (6)          8.92              (47)
       200              10,457          (193)          (2)          9.27              (12)
       100              10,695            44           --           9.45                5
         0              10,651                                      9.39
      (100)             10,723            72            1           9.43                4
      (200)             11,169           519            5           9.77               37
      (300)             12,241         1,591           15          10.58              119
      (400)             13,380         2,729           26          11.43              204

                                                   (footnotes on following page)

-------------
(1) Represents the increase (decrease) of the estimated net portfolio value at the indicated change in interest rates compared to the NPV assuming no change in interest rates.

(2) Calculated as the estimated net portfolio value divided by the portfolio value of total assets.

(3) Calculated as the increase (decrease) of the net portfolio value ratio assuming the indicated change in interest rates over the estimated net portfolio value ratio assuming no change in interest rates.

         The above table illustrates, for example, that at December 31, 1998 an instantaneous 200 basis point increase in market interest rates would reduce Alaska Federal's net portfolio value by approximately $193,000, or (2)%, and an instantaneous 200 basis point decrease in market interest rates would increase Alaska Federal's net portfolio value by approximately $519,000 or 5%.

         The following summarizes key exposure measures for the dates indicated. They measure the change in net portfolio value ratio for a 200 basis point adverse change in interest rates.

                                                 December 31,     September 30,     December 31,
                                                    1998             1998               1997
                                                    ----             ----               ----
Pre-shock net portfolio value ratio                 9.39%           10.31%             10.16%
Post-shock net portfolio value ratio                9.27            10.27               7.96
Decline in net portfolio value ratio               12 bp             4 bp              36 bp


         The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

         As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Liquidity and Capital Resources

         Alaska Federal's primary sources of funds are deposits and proceeds from principal and interest payments on loans and mortgage-backed securities, and Federal Home Loan Bank of Seattle advances. While maturities and scheduled amortization of loans and mortgage-backed securities are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

         The primary investing activity of Alaska Federal is the origination of one- to four-family mortgage loans. During the years ended December 31, 1998 and 1997, Alaska Federal originated $27.9 million and $13.6 million of these loans, respectively. However, Alaska Federal increased significantly its originations of commercial business loans, land loans and multi-family real estate loans. Between December 31, 1997 and 1998, commercial business loans increased by $1.7 million (64.0%), land loans increased by $1.5 million (137.0%%), and multi-family real estate loans increased by $200,000 (9.0%). See "Risk Factors -- Alaska Federal's Recent Growth in Commercial Business and Consumer Lending Poses Greater Risks Than Residential Lending" and "Business of Alaska Federal -- Lending Activities." Other investing activities during these periods include the purchase of $6.0 million in callable
                                       29
agency securities in 1998. There were no purchases of investment securities in 1997. Principal repayments on loans, mortgage-backed securities and deposits were the primary means for funding these activities.

         Alaska Federal must maintain an adequate level of liquidity to ensure the availability of sufficient funds to support loan growth and deposit withdrawals, to satisfy financial commitments and to take advantage of investment opportunities. Alaska Federal's sources of funds include deposits and principal and interest payments from loans and mortgage-backed securities and investments, and Federal Home Loan Bank of Seattle advances. During fiscal years 1998 and 1997, Alaska Federal used its sources of funds primarily to fund loan commitments and to pay maturing savings certificates and deposit withdrawals. At December 31, 1998, Alaska Federal had loan commitments (excluding loans in process), including unused portions of commercial business lines of credit, of $1.5 million.

         At December 31, 1998, Alaska Federal had $290,000 of unrealized losses on mortgage-backed securities classified as available for sale, which amount represented 2.7% of the amortized cost basis ($10.7 million) of the related securities. Movements in market interest rates will affect the unrealized gains and losses in these securities. However, assuming that the securities are held to their individual dates of maturity, even in periods of increasing market interest rates, as the securities approach their dates of maturity, the unrealized loss will begin to decrease and eventually be eliminated.

         At December 31, 1998, certificates of deposit amounted to $36.8 million, or 36.1%, of Alaska Federal's total deposits, including $29.0 million which were scheduled to mature by December 31, 1999. Historically, Alaska Federal has been able to retain a significant amount of its deposits as they mature. Management of Alaska Federal believes it has adequate resources to fund all loan commitments by deposits and, if necessary, Federal Home Loan Bank of Seattle advances and sale of mortgage loans and that it can adjust the offering rates of savings certificates to retain deposits in changing interest rate environments.

         The Office of Thrift Supervision requires a savings institution to maintain an average daily balance of liquid assets (cash and eligible investments) equal to at least 4.0% of the average daily balance of its net withdrawable deposits and short-term borrowings. In addition, short-term liquid assets currently must constitute 1.0% of the sum of net withdrawable deposit accounts plus short-term borrowings. Alaska Federal's actual short-and long-term liquidity ratios at December 31, 1998 and 1997 were 32.6% and 21.9%, respectively. Alaska Federal has consistently maintained liquidity levels in excess of regulatory requirements.

         Alaska Federal is required to maintain specific amounts of capital pursuant to Office of Thrift Supervision requirements. As of December 31, 1998, Alaska Federal was in compliance with all regulatory capital requirements which were effective as of this date with tangible, core and risk-based capital ratios of 6.85%, 6.85% and 12.35%, respectively. For a detailed discussion of existing, future, proposed and certain to-be-proposed regulatory capital requirements, see "Regulation -- Federal Regulation of Savings Associations - Capital Requirements." See "Historical and Pro Forma Capital Compliance" for a numerical presentation of Alaska Federal's historical and pro forma capital levels at December 31, 1998 relative to regulatory requirements.

Year 2000 Readiness Disclosure

         Alaska Federal is a user of computers, computer software and equipment utilizing embedded microprocessors that will be effected by the year 2000 issue. The year 2000 issue exists because many computer systems and applications use two-digit date fields to designate a year. As the century date change occurs, date-sensitive systems may recognize the year 2000 as 1900, or not at all. This inability to recognize or properly treat the year 2000 may cause erroneous results, ranging from system malfunctions to incorrect or incomplete processing.

         Ms. Lisa Bell, Alaska Federal's Chief Operating Officer, chairs Alaska Federal's Y2K Task Force, which includes a cross-section of bank managers and the internal auditor. The Audit Committee of the Board of Directors oversees the Y2K readiness effort. Ms. Bell makes a quarterly progress report to the Board of Directors. Management has been active in promoting customer confidence and public education on Y2K issues. The Mayor of Juneau has appointed Mr. Craig E. Dahl, President and Chief Executive Officer of Alaska Federal, to the City's Y2K Task Force and Mr. Dahl has appeared on television and radio panel discussions.

         The Y2K Task Force has developed and is implementing a comprehensive plan to make all information and non-information technology assets year 2000 compliant. The plan is comprised of the following phases:

          1. Awareness - Educational initiatives on year 2000 issues and concerns. This phase is complete.

          2. Assessment - Develop a plan, identify and evaluate all vital systems of Alaska Federal. This phase was completed as of June 30, 1998.

          3. Renovation - Upgrade or replace any critical system that is non-year 2000 compliant. This phase was substantially completed as of December 31, 1998.

          4. Validation - Testing all critical systems and third-party vendors for year 2000 compliance. The validation phase was substantially complete as of March 16, 1999 and will be complete by June 30, 1999. Alaska Federal has replaced all in-house equipment (teller station equipment, etc.) with year 2000 compliant equipment. A third-party service bureau processes all customer transactions and has completed upgrades to its systems to be year 2000 compliant. Alaska Federal is relying on the results of proxy testing by its third-party service bureau for certain date sensitive testing. The proxy testing, which involved the use of live client data, tested the results of transactions at various test dates before and after the year 2000 date change and covered all of the applications used by Alaska Federal. This proxy testing was completed in December 1998. Alaska Federal, along with 165 other financial institutions on the Vision System, successfully conducted connectivity testing during December 1998. Connectivity testing, which lasted approximately eight hours, involved Alaska Federal and its third-party service bureau each rolling forward their computer systems to January 3, 2000 so that Alaska Federal could process its own data files under simulated year 2000 conditions using all applications. Alaska Federal participated actively in follow-up testing conducted on April 25 and April 28, 1999 to further increase management confidence in the integrity of the Fiserve system. Results in the form of paper output reports will be made available by Fiserve for review and certification in early May. Other parties whose year 2000 compliance may effect Alaska Federal include the Federal Home Loan Bank of Seattle, brokerage firms, the operator of Alaska Federal's automated teller machine network and Alaska Federal's pension plan administrator. These third parties have indicated their compliance or intended compliance. Where it is possible to do so, Alaska Federal has scheduled testing with these third parties. Where testing is not possible, Alaska Federal will rely on certifications from vendors and service providers.

          5. Implementation - Placement of renovated systems on-line. As Alaska Federal completes the validation phase, Alaska Federal expects to determine any necessary remaining remedial actions and provide for their implementation. Alaska Federal has already implemented a new year 2000 compliant computerized teller system and has verified the year 2000 compliance of its computer hardware and other equipment containing embedded microprocessors. Alaska Federal's plan provides for year 2000 readiness to be completed by June 30, 1999.

         Alaska Federal estimates its total cost to identify, fix and replace computer equipment, software programs or other equipment containing embedded microprocessors that were not year 2000 compliant, exclusive of internal labor costs to be $600,000, of which $211,000 has been incurred as of December 31, 1998. Alaska Federal charges system maintenance or modification costs to expense as incurred, but capitalizes and amortizes the cost of new hardware, software or other equipment over their estimated useful lives. Alaska Federal does not separately track the internal costs and time that its own employees spend on year 2000 issues, which are principally payroll costs.

         Because Alaska Federal depends substantially on its computer systems and those of third parties, the failure of these systems to be year 2000 compliant could cause substantial disruption of Alaska Federal's business and could have a material adverse financial impact on Alaska Federal. Failure to resolve year 2000 issues presents the following risks to Alaska Federal: (1) Alaska Federal could lose customers to other financial institutions, resulting in a loss of revenue, if Alaska Federal's third party service bureau is unable to properly process customer transactions; (2) governmental agencies, such as the Federal Home Loan Bank of Seattle, and correspondent institutions could fail to provide funds to Alaska Federal, which could materially impair Alaska Federal's liquidity and affect Alaska Federal's ability to fund loans and deposit withdrawals; (3) concern on the part of depositors that year 2000 issues could impair access to their deposit account balances could result in Alaska Federal experiencing deposit outflows prior to December 31, 1999; and (4) Alaska Federal could incur increased personnel costs if additional staff is required to perform functions that inoperative systems would have otherwise performed.

         Alaska Federal has developed a Y2K Contingency Master Plan to minimize disruption of service and risk of loss from safety and soundness, profitability and customer confidence concerns. The Contingency Master Plan is further defined in two specific types of contingency plans: the Business Resumption Plan and the Remediation Contingency Plan.

         The Business Resumption Contingency Plan addresses the actions Alaska Federal would take if core business processes, such as paying and receiving, cannot be carried out in the normal manner through the century date change due to system or vendor failure. Alaska Federal's Business Resumption Contingency Plan follows an industry-recognized four phase approach:

         o        Organization Planning
         o        Business Impact Analysis
         o        Contingency Planning
         o        Validation

         The first two phases are complete and the contingency planning and validation phases will be complete by June 30, 1999. The Continuity Control Group, which is comprised of members of the Y2K Task Force and the existing Disaster Recovery Control Group, has identified the interdependency between the six critical systems and the four core business processes, and has completed a risk assessment of possible failure scenarios. An individual business resumption plan has been drafted for each core business process under every failure scenario rated medium or high risk.

         Alaska Federal has developed a Remediation Contingency Plan, which will be implemented in the event that a critical system will not meet regulatory deadlines for renovation, validation or implementation. Management is confident that it will not need to implement the Remediation Contingency Plan, as all critical systems have been renovated, validated and implemented within required time frames.

         Management believes that it is not possible to estimate the potential lost revenue due to the year 2000 issue, as the extent and longevity of any potential problem cannot be predicted. Because substantially all of Alaska Federal's loan portfolio consists of loans to individuals rather than commercial enterprises, management believes that year 2000 issues will not impair the ability of Alaska Federal's borrowers to repay their debt.

         There can be no assurances that Alaska Federal's year 2000 plan will effectively address the year 2000 issue, that Alaska Federal's estimates of the timing and costs of completing the plan will ultimately be accurate or that the impact of any failure of Alaska Federal or its third-party vendors and service providers to be year 2000 compliant will not have a material adverse effect on Alaska Federal's business, financial condition or results of operations. However, management of Alaska Federal is confident of its ability to complete the transition into the next century with minimal disruption of normal service levels.


         The Office of Thrift Supervision conducted a Y2K Examination on March 23, 1999. Management of Alaska Federal is satisfied with the results of this examination.


Impact of Accounting Pronouncements and Regulatory Policies

         Accounting For Stock-based Compensation. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted (the fair value based method). Companies may, however, continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting method must disclose in a footnote to the financial statements pro forma net income and, if presented, earnings per share, as if this statement had been adopted. The accounting requirements of this statement are effective for fiscal years that begin after December 15, 1995; however, companies that elect to continue to measure compensation using the intrinsic value based method are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management expects to use the intrinsic value based method upon consummation of the conversion and the adoption of stock based benefit plans.

         Accounting For Transfers And Servicing of Financial Assets And Extinguishment of Liabilities. Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996, and is to be applied prospectively. This statement does not permit earlier or retroactive application. Statement of Financial Accounting Standards No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. The standards are based on consistent application of a financial-components approach that focuses on a control period. Under the approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Statement of Financial Accounting Standards No. 125 provides consistent standards distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. Adoption of this statement on January 1, 1997 did not have a material impact on Alaska Federal's financial position or results of operations.

         Earnings Per Share. Statement of Financial Accounting Standards No. 128, "Earnings Per Share," issued in February 1997, establishes standards for computing and presenting earnings per share and applies to entities with publicly-held common stock or potential common stock. It replaces the presentation of primary EPS with a presentation of basic earnings per share and requires the dual presentation of basic and diluted earnings per share on the face of the income statement. This statement is effective for financial statements issued for periods ending after December 15, 1997 including interim periods; earlier applications are not permitted. This statement requires restatement of all prior period earnings per share data presented.

         Disclosure of Information About Capital Structure. Statement of Financial Accounting Standards No. 129, "Disclosure of Information About Capital Structure," establishes standards for disclosing information about an entity's capital structure, including information about securities, liquidation, preference or preferred stock and redeemable stock. The statement is effective for Alaska Federal's financial statements as of December 31, 1998. Alaska Federal is prepared to comply with the additional reporting requirements of this statement, and does not anticipate that the implementation of this statement will have a material impact on Alaska Federal's consolidated financial statements.

         Comprehensive Income. Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," issued in June 1997, establishes standards for reporting and presenting of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. Statement of Financial Accounting Standards No. 130 requires that companies classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. Statement of Financial Accounting Standards No. 130 is effective for fiscal years beginning after December 15, 1997. This statement requires reclassification of financial statements for earlier periods provided for comparative purposes. Alaska Federal adopted this Statement in 1998.

         Disclosure About Segments. Statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information," issued in June 1997, establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Statement of Financial Accounting Standards No. 131 supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise." Statement of Financial Accounting Standards No. 131 became effective for Alaska Federal's fiscal year ended December 31, 1998, and requires that comparative information from earlier years be restated to conform to its requirements. However, Alaska Federal has no separately identifiable operating segments under this Statement.

         Employers' Disclosures About Pensions And Other Postretirement Benefits. Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," issued in February 1998, standardizes disclosure requirements for pensions and other postretirement benefits and requires additional disclosure on changes in benefit obligations and fair values of plan assets in order to facilitate financial analysis. Statement of Financial Accounting Standards No. 132 is effective for fiscal years beginning after December 15, 1997, with earlier application encouraged. The adoption of Statement of Financial Accounting Standards No. 132 will have no impact on Alaska Federal's results of operations and financial condition as this statement relates to disclosure requirements. Alaska Federal adopted Statement of Financial Accounting Standards No. 132 on January 1, 1998, and its adoption did not significantly affect Alaska Federal's financial reporting.

         Accounting For Derivative Instruments And Hedging Activities. Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," issued in June 1998, standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. Under Statement of Financial Accounting Standards No. 133, entities are required to carry all derivative instruments in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains and losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reasons for holding it. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposures to changes in fair value, cash flows or foreign currencies. See Notes 1 and 3 of the Notes to Financial Statements included in the back of this prospectus for further information. Statement of Financial Accounting Standards No. 133 is effective for financial statements issued for periods beginning after June 15, 1999, although earlier adoption is permitted. Alaska Federal adopted this Statement effective October 1, 1998. Its adoption did not result in a material impact on its operations, financial position or liquidity.

         Accounting for Mortgage-backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise. Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise," issued in October 1998, amends Statement of Financial Accounting Standards No. 65, "Accounting for Certain Mortgage Banking Activities," and Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," for years beginning after December 15, 1998. Currently, neither Alaska Pacific Bancshares nor Alaska Federal conduct any mortgage banking activities.

Effect of Inflation and Changing Prices

         The Financial Statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering the changes in relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of Alaska Federal's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                               RECENT DEVELOPMENTS

         The following tables set forth certain information concerning the financial position and results of operations of Alaska Federal at the dates and for the periods indicated. Information at March 31, 1999 and for the three months ended March 31, 1999 and 1998 are unaudited, but, in the opinion of management, contain all adjustments (none of which were other than normal recurring entries) necessary for a fair presentation of the results of operations for such periods. Information at December 31, 1998 and for the year then ended was derived from the audited financial statements, included at the back of this prospectus. The selected operating data for the three months ended March 31, 1999 are not necessarily indicative of the results of operations for the entire fiscal year. This information should be read in conjunction with the Financial Statements and Notes thereto, included at the back of this prospectus.

                                                           At            At
                                                         March 31,  December 31,
                                                          1999         1998
                                                          ----         ----
                                                      (Unaudited)
                                                             (In Thousands)
SELECTED FINANCIAL CONDITION DATA:

Total assets .....................................     $ 111,781    $ 110,806
Loans, net .......................................        75,697       70,836
Loans held for sale ..............................           939          899
Allowance for loan losses ........................          (688)        (674)
Investment securities available-for-sale .........        17,332       18,176
Cash, due from banks, and interest-
   bearing deposits with banks ...................        11,271       14,584
Deposits .........................................        99,729      101,945
Federal Home Loan Bank of Seattle advances .......         2,100           --
Total equity capital .............................         7,311        7,250




                                                               Three Months
                                                              Ended March 31,
                                                          ----------------------
                                                          1999              1998
                                                          ----              ----
                                                                (Unaudited)
                                                              (In Thousands)
OPERATING DATA:

Interest income ..............................           $1,989           $2,151
Interest expense .............................              867            1,060
                                                         ------           ------

Net interest income ..........................            1,122            1,091
Provision for loan losses ....................               15               15
                                                         ------           ------

Net interest income after
 provision for loan losses ...................            1,107            1,076

Noninterest income ...........................              160              226
Noninterest expense ..........................            1,214            1,198

Income before income tax .....................               53              104
Income tax benefit ...........................               --               --
                                                         ------           ------

Net income ...................................           $   53           $  104
                                                         ======           ======

                                                                Three Months
                                                              Ended March 31,
                                                           ---------------------
                                                            1999            1998
                                                            ----            ----
Number of:
   Real estate loans outstanding .................            724            720
   Deposit accounts ..............................         12,605         12,508
   Full service offices ..........................              6              6


                                                          At or For the
                                                          Three Months
                                                          Ended March 31,
                                                       --------------------
                                                        1999          1998
                                                        ----          ----
KEY FINANCIAL RATIOS:

Performance Ratios:
Return on average assets (1) .........................   0.19%        0.36%
Return on average equity (2) .........................   2.92         5.75
Interest rate spread (3) .............................   4.14         3.76
Net interest margin (4) ..............................   4.10         3.78
Average interest-earning assets to
 average interest-bearing liabilities ................ 107.23       106.75
Noninterest expense as a
 percent of average assets ...........................   4.43         4.16

Asset Quality Ratios:
Nonaccrual and 90 days or more past
   due loans as a percent of total loans, net ........     --%        0.43%
Nonperforming assets as a
  percent of total assets ............................   0.14         0.43
Allowance for losses as a percent of gross
 loans receivable ....................................   0.90         1.00
Allowance for losses as a percent
 of nonperforming loans ..............................     --       154.81
Net charge-offs to average
  outstanding loans ..................................     --         0.01

Capital Ratios:
Total equity to assets ...............................   6.54         6.48
Average equity to average assets .....................   6.63         6.27

--------------

(1)  Annualized net income divided by average total assets.

(2)  Annualized net income divided by average equity capital.

(3) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.

(4) Annualized net interest income as a percentage of average interest-earning assets.

Regulatory Capital

         The table below sets forth Alaska Federal's capital position relative to its OTS capital requirements at the date indicated. The definitions of the terms used in the table are those set forth in the OTS capital regulations. See "REGULATION -- Federal Regulation of Alaska Federal -- Capital Requirements."

                                                  At March 31, 1999
                                       -----------------------------------------
                                                      Percent of Adjusted Total
                                           Amount     or Risk-Weighted Assets(1)
                                           ------     --------------------------
                                       (In Thousands)

Tangible capital level ................   $7,601                   6.87%
Tangible capital requirement ..........    1,660                   1.50
                                          ------                  -----
Excess ................................    5,941                   5.37

Core capital level ....................    7,601                   6.87
Core capital requirement ..............    3,321                   3.00
                                          ------                  -----
Excess ................................    4,280                   3.87

Risk-based capital level ..............    8,289                  12.36
Risk-based capital requirement ........    5,363                   8.00
                                          ------                  -----
Excess ................................    2,926                   4.36

------------
(1) Based upon adjusted total assets for purposes of the tangible and core capital requirements, and risk-weighted assets for purposes of the risk-based capital requirement.

Non-Performing Assets and Delinquencies


         Alaska Federal had no loans accounted for on a non-accrual basis at March 31, 1999 or December 31, 1998. Classified loans at March 31, 1999 totaled $756,000 compared to $773,000 at December 31, 1998. Foreclosed properties amounted to $155,000 at March 31, 1999, compared to $311,000 at December 31, 1998. At March 31, 1999, Alaska Federal had no accruing loans that were contractually past due 90 days or more and had no restructured loans.


         The allowance for loan losses was $688,000 at March 31, 1999 compared to $674,000 at December 31, 1998. Charge-offs totaled $1,000 for the three months ended March 31, 1999, compared to $10,000 for the three months ended March 31, 1998. There were no recoveries for the three months ended March 31, 1999 compared to $1,000 for the three months ended March 31, 1998.

         The following table sets forth the breakdown of the allowance for loan losses by category at March 31, 1999.

                                                                  Percent of
                                                                 Loans in Each
                                                                  Category to
                                                Amount            Total Loans
                                                ------            -----------
                                                       (In thousands)
Real estate loans:
 Permanent:
  One- to four-family .....................       $125             49.97%
  Multi-family ............................         12              3.04
  Commercial ..............................        105             13.67
  Land ....................................         28              3.66
 Construction:
  One- to four-family .....................          7              1.91
  Multi-family ............................          1              0.07
  Commercial ..............................          6              0.75
Commercial ................................         76              8.04
Consumer:
 Home equity ..............................         24             10.22
 Boat .....................................         55              7.15
 Automobile ...............................         27              1.24
 Other ....................................          6              0.28
Unallocated ...............................        216                --
                                                  ----            ------
  Total allowance for loan losses .........       $688            100.00%
                                                  ====            ======

Comparison of Financial Condition at March 31, 1999 and December 31, 1998

         Total assets were $111.8 million at March 31, 1999 compared to $110.8 million at December 31, 1998. This increase resulted primarily from an increase in loans, funded by FHLB advances and reductions in short-term investments and interest-earning deposits in banks.

         Cash, due from banks, and interest-bearing deposits with banks were $11.3 million at March 31, 1999 compared to $14.6 million at December 31, 1998. Investment securities available-for-sale were $17.3 million at March 31, 1999 compared to $18.2 million at December 31, 1998. These decreases primarily reflect the decrease in liquidity as a result of increased loans and decreased deposits.

         The Office of Thrift Supervision requires a savings institution to maintain an average daily balance of liquid assets, which are cash and eligible investments, equal to at least 4.0% of the average daily balance of its net withdrawable deposits and short-term borrowings. Alaska Federal's actual liquidity ratios were 29.2% and 32.6% at March 31, 1999 and December 31, 1998, respectively. Alaska Federal has consistently maintained liquidity levels in excess of regulatory requirements.

         Loans, net, were $75.7 million at March 31, 1999 compared to $70.8 million at December 31, 1998, a 6.9% increase. This increase resulted primarily from increased originations of both mortgage and nonmortgage loans, as well as retaining the majority of mortgage loans originated during the quarter, rather than selling them in the secondary market.

         Deposits were $99.7 million at March 31, 1999 compared to $101.9 million at December 31, 1998, a 2.2% decrease. A moderate decline in deposit levels is considered normal during the first quarter of the year due to seasonal fluctuations in the local economy.

         Advances from the Federal Home Loan Bank of Seattle increased to $2.1 million at March 31, 1999 from none outstanding at December 31, 1998 to fund loan demand.

         Net income of $53,000 and a decrease in unrealized losses on securities of $8,000 for the three months ended March 31, 1999 resulted in comprehensive income of $61,000, which increased total equity to $7.3 million at March 31, 1999.

Comparison of Operating Results for the Three Months Ended March 31, 1999 and
1998

         General. During the three months ended March 31, 1999, Alaska Federal began to reverse a decline in total loans by increasing loan originations and by retaining a substantial portion of mortgage loan production. Mortgage and nonmortgage loans are added to the portfolio to increase net interest income, while maintaining interest-rate risk at acceptable levels.

         Net Income. Net income for the three months ended March 31, 1999 was $53,000 compared to $104,000 for the three months ended March 31, 1998, a decrease of $51,000. The decrease resulted primarily from a decrease in noninterest income, particularly in gains on sale of mortgage loans.

         Net Interest Income. Net interest income increased 2.8% to $1.12 million for the first quarter of 1999, compared with $1.09 million for the same period in 1998. In comparing the two periods, both interest income and interest expense were lower in 1999 due to a lower interest rate level in general, but a moderately higher long term rate which tended to reduce deposit rates to a relatively greater extent than loan and investment rates.

         Provision for Loan Losses. The provision for loan losses remained level at $15,000 for the three months ended March 31, 1999, unchanged from the same period in 1998.

         Noninterest Income. Noninterest income declined 29.0% to $160,000 in the three months ended March 31, 1999 compared with $226,000 for the three months ended March 31, 1998. The decline resulted primarily from a $70,000 decrease in gain on sale of mortgage loans. The majority of mortgage loans originated during the first quarter of 1999 were retained in the loan portfolio, rather than being sold in the secondary market, as was the case during the first quarter of 1998. Despite selling mortgage loans, and retaining the related servicing rights, during much of 1998, mortgage servicing income has declined gradually due to rapid prepayments in the servicing portfolio in 1998, as well as increasing amortization expense on capitalized mortgage servicing rights. As a result, mortgage servicing income declined to $52,000 for the first quarter of 1999 compared with $59,000 in the first quarter of 1998.

         Offsetting the declines in mortgage-related income was a 14% increase in service charges on deposit accounts and other service charges and fees, which amounted to $102,000 in the first quarter of 1999, compared to $90,000 in the first quarter of 1998. This increase resulted from increases in both the number of accounts and the rates charged.

         Noninterest Expenses. Noninterest expense remained approximately unchanged at $1.2 million for each of the three month periods ended March 31, 1999 and 1998. Moderate increases in compensation and benefits (2.2%), data processing charges (3.0%) and other expenses (1.8%) were partially offset by an 11.2% decrease in marketing and related expenses.

         Income Taxes. No income tax expense was recognized for each of the three month periods ended March 31, 1999 or 1998 due to net operating loss carryforwards, which expire in various years beginning in 2002 and through 2012.

         Other. On April 16, 1999, Alaska Federal's Board of Directors approved the opening of a new office location in leased premises in the Juneau area, including the expenditure of approximately $230,000 for equipment and leasehold improvements.

                      BUSINESS OF ALASKA PACIFIC BANCSHARES

General

         Alaska Federal directed the organization of Alaska Pacific Bancshares as an Alaska business corporation on March 19, 1999 for the purpose of becoming a holding company for Alaska Federal upon completion of the conversion. As a result of the conversion, Alaska Federal will be a wholly owned subsidiary of Alaska Pacific Bancshares and Alaska Pacific Bancshares will own all of the issued and outstanding capital stock of Alaska Federal.

Business

         Prior to the conversion, Alaska Pacific Bancshares has not and will not engage in any significant activities other than that of an organizational nature. Upon completion of the conversion, Alaska Pacific Bancshares' sole business activity will be the ownership of the outstanding capital stock of Alaska Federal. In the future, Alaska Pacific Bancshares may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

         Initially, Alaska Pacific Bancshares will neither own nor lease any property but will instead use the premises, equipment and furniture of Alaska Federal with the payment of appropriate rental fees, as required by applicable law.

         Since Alaska Pacific Bancshares will only hold the outstanding capital stock of Alaska Federal, the competitive conditions applicable to Alaska Pacific Bancshares will be the same as those confronting Alaska Federal. See "Business of Alaska Federal -- Competition."

                           BUSINESS OF ALASKA FEDERAL

General

         Alaska Federal was founded as "Alaska Federal Savings and Loan Association of Juneau" in 1935 and changed its name to "Alaska Federal Savings Bank" in October 1993. Alaska Federal is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation under the Savings Association Insurance Fund currently insures Alaska Federal's deposits, which have been federally insured since 1937. Alaska Federal has been a member of the Federal Home Loan Bank System since 1937.

         Alaska Federal experienced steady growth, especially during the 1980s when the entire state of Alaska was enjoying the benefits of the distribution of oil based revenues. In the mid-1980s the price of oil plummeted which caused a severe recession in Alaska. As a result, Alaska Federal suffered substantial losses on many of its loans and investments which had been originated during the 1970s and early 1980s. From 1985 to 1993 there was a significant change in the balance sheet and operational structure of Alaska Federal. The branch offices in Valdez and Palmer which had originally been opened in connection with the business boom brought on by the construction of the Alaska Pipeline were closed as the economies of these cities did not sustain their growth after completion of the project. Assets declined and the concentration of earning assets shifted from loans to investments and cash. Alaska Federal faced a difficult time balancing the need for earnings and capital against long term operating income. As a result, Alaska Federal chose to sell a significant amount of its loan portfolio in the secondary market in exchange for the gain on sale of loans. The gain that was realized on the loans enabled Alaska Federal to continue to operate through a difficult economic period but this gain resulted in significantly reduced income from earning assets as the funds were reinvested in lower yielding assets.

         Many of the losses incurred by Alaska Federal during this period were a result of the economy and were further aggravated by commercial real estate and business loans that were poorly underwritten, were secured by collateral outside of Alaska Federal's primary market area and were not properly monitored for credit weakness. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 mandated strict new capital requirements and placed many other restrictions on lending and other aspects of Alaska Federal's operations. The combined effects of the recession, poor underwriting decisions and stringent regulations caused many banks and thrift institutions to fail. Alaska Federal is one of the two surviving thrift institutions in the state and one of only two remaining financial institutions headquartered in Southeast Alaska.

         At the same time Alaska Federal was experiencing these operating problems, it also experienced a series of management and employee problems. A lack of system and internal controls, untrained staff, management conflict and a series of personnel related litigation resulted in a complete change in senior and middle management between mid- 1992 through 1993. These operational and employee problems occupied a significant amount of management time between 1993 and 1996.

         The result of these operating and employee problems for Alaska Federal was the execution of a Supervisory Agreement with the Office of Thrift Supervision on July 15, 1991, which was updated on June 20, 1995. The Supervisory Agreement required Alaska Federal to, among other things:

          (4) develop a business plan that covers: (a) growth of assets; (b) improvement of core profitability; (c) improvement of efficiency and employee turnover; and (d) effective management of the risks associated with current and proposed asset concentrations.

          (5)  develop an internal asset review policy;

          (6)  develop an internal audit plan; and

          (7)  maintain certain minimum capital levels.

         Management's efforts to reverse the trend of Alaska Federal's shrinking loan portfolio started in 1994. Alaska Federal's increase in a loan to deposit ratio of approximately 45% in 1993 to 70% at December 31, 1998 reflects these efforts. During this period of recovery, management's efforts shifted from managing specific operational problems to developing strategic initiatives for Alaska Federal. These strategic initiatives included the diversification into consumer and selected commercial business lending, which has provided Alaska Federal with increased yields, decreased interest rate risk and provided access to additional lending opportunities. In addition, Alaska Federal revised its written policies and procedures and developed the business plan required by the Office of Thrift Supervision. As a result of these remedial actions, on August 15, 1996 the Supervisory Agreement was terminated by the Office of Thrift Supervision.

         Alaska Federal operates, and intends to continue to operate, as a community oriented financial institution and is devoted to serving the needs of its customers. Alaska Federal's business consists primarily of attracting retail deposits from the general public and using those funds to originate one- to four-family mortgage loans. To a lesser but growing extent, Alaska Federal also originates commercial business loans, consumer loans, residential construction loans and commercial real estate loans. See "-- Lending Activities."

Market Area

         Alaska Federal's primary market area includes the communities of Juneau, Ketchikan, Sitka and Wrangell. Alaska Federal's market area covers 500 miles along the Pacific Ocean coastline from Yakutat in the north to Prince of Wales Island in the south, and encompasses approximately 35,000 square miles of land. The region is home to approximately 74,000 residents who reside in 11 communities. This area has similar economic characteristics, however, there is diversity in some unique industries. All of Juneau, Ketchikan, Sitka and Wrangell offer a number of recreational activities, which are popular tourist attractions.

         Alaska Federal's market area exhibits a range of historical and projected demographic trends, which reflect the impact of the various economic developments in these areas. These trends include population and household increases, employment and construction, which are discussed below and based on information provided by the U.S. Census:

          o Population growth. From 1990 to 1998, the community of Juneau reported a gain in population of 1.6%. During the same period, the communities of Ketchikan Gateway, Sitka and Wrangell each reported a loss in population of 0.3%, 0.2% and 0.2%, respectively. The State of Alaska experienced an increase of 1.4% in population during this period, which is higher than the 1.0% increase reported by the United States.

          o Employment. At November 1998, the communities of Juneau, Ketchikan Gateway, Sitka, and Wrangell reported unemployment rates of 5.2%, 6.2%, 4.2% and 6.9%, respectively. Each community experienced a decrease from its unemployment rate reported for the same period during the prior year, as did the State of Alaska and other communities in the state of Alaska. The unemployment rates for the State of Alaska and for the United States at November 1998 were 5.4% and 4.1%, respectively. The decrease in unemployment rates in Alaska Federal's market area reflects the economic recovery experienced throughout the State of Alaska.

          o Construction. During 1996, the communities of Juneau, Sitka and Ketchikan experienced a housing shortage. During 1998, all three communities experienced an increase in residential and commercial construction, which is indicative of the lower interest rate environment and reflects a recovery from the timber mill closures.

         Additional information regarding each of the communities in Alaska Federal's market area is provided below:

         Alaska Federal's main office and one full service branch office are located in Juneau (population approximately 30,684), which is the Capital of Alaska. The primary economic sources in Juneau are government, tourism, support services for logging and fish processing, mining and fishing. Historically, Juneau had an active mining industry (primarily gold and silver), however, mining employment has declined as a result of environmental pressures and a decline in the price of gold. According to information provided by the Alaska Department of Labor, the largest employers in Juneau are the state, local and federal governments, Bartlett Regional Hospital and the University of Alaska. The Juneau unemployment rate for November 1998 was 5.2%.

         Two full service offices of Alaska Federal are located in Ketchikan (population approximately 14,231). Ketchikan is an industrial center and a major port of entry in Southeast Alaska with a diverse economy. A large fishing fleet, fish processing facilities, timber and wood products manufacturing, and tourism are Ketchikan's main economic support. In 1997, the Ketchikan Pulp Corporation's pulp mill closed when its 50-year contract with the U.S. Forest Service for timber was canceled, which resulted in the loss of 320 jobs. To ease the affects of the shut-down, the U.S. Forest Service is allocating timber for the sawmill to continue operations until 2000. The largest employers in the Ketchikan Gateway Borough include the city and state government, Ketchikan General Hospital, the Ketchikan Gateway School District, the Ketchikan Pulp Mill and the federal government. The Ketchikan Gateway Borough unemployment rate for November 1998 was 6.2%.

         One full service office of Alaska Federal is located in Sitka (population approximately 8,779) located on the west coast of Baranof Island fronting the Pacific Ocean, on Sitka Sound. The primary economic sources in Sitka are fishing, fish processing, tourism, government, transportation, retail and health care services. Sitka is a port of call for many cruise ships each summer. The largest employers in Sitka include the Southeast Alaska Regional Health Corp, the Sitka Borough School District, city, state and federal governments and the Sitka Community Hospital. Other Sitka employers include the Alaska State Trooper Training Academy and numerous businesses involved in commercial and sport fishing and tourism. The Sitka Borough unemployment rate for November 1998 was 4.2%.

         Alaska Federal also has a full service office located in Wrangell (population approximately 2,589). Wrangell's economy is based on commercial fishing, fish processing and timber from the Tongass National Forest. In connection with its fishing industry, a dive fishery is also under development. There has also been renewed gold mining activities. In 1994, Wrangell experienced a downturn in its economy with the closing of the Alaska Pulp Corp. sawmill, which forced approximately 20% of the workforce into other employment. Silver Bay Logging bought the mill and reopened it in April 1998. Other Wrangell employers include city, state and federal government, Wrangell Public Schools, Wrangell Medical Center and Wrangell Fisheries, Inc.. The Wrangell-Petersburg Borough unemployment rate for November 1998 was 6.9%.

         The State of Alaska maintains a "Permanent Fund" program to provide for long-term stability of the state funded by oil revenues. The Permanent Fund pays each resident of the state just for living in Alaska. In 1998, each resident received a payment of $1,540 to help offset the high cost of living in Alaska. The 1999 Alaska Legislature is addressing, for the first time, a substantial funding deficit caused by lower than anticipated oil prices but it is politically unwilling to utilize the Permanent Fund to fund the deficit, preferring instead to discuss instituting a state income tax along with the use of some permanent fund monies.

Competition

         Alaska Federal faces strong competition in its primary market area for the attraction of deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for deposits has historically come from commercial banks and credit unions operating in its primary market area. Alaska Federal competes with four commercial banks including one Southeast-Alaska based community bank and three statewide regional banks and six credit unions in its primary market area. Particularly in times of high interest rates, Alaska Federal has faced additional significant competition for investors' funds from short-term money market securities, other corporate and government securities and credit unions. Alaska Federal's competition for loans also comes from mortgage bankers. This competition for deposits and the origination of loans may limit Alaska Federal's future growth.

Lending Activities

         General. At December 31, 1998, Alaska Federal's total loan portfolio amounted to $71.5 million, or 64.5% of total assets at that date. Alaska Federal has traditionally concentrated its lending activities on conventional first mortgage loans secured by one- to- four family properties, with these loans amounting to $34.3 million, or 47.9% of the total loan portfolio at December 31, 1998. In addition, Alaska Federal originates construction loans, commercial real estate loans, land loans, consumer loans and commercial business loans. A substantial portion of Alaska Federal's loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area.

         Loans Made by Alaska Federal in Excess of New Limitations. Office of Thrift Supervision regulations restrict the amount that savings associations may loan to one borrower. At December 31, 1998, Alaska Federal had two loans that exceed its current loan-to-one borrower limitation. These loans exceed the loan-to-one borrower limitation because this limit was reduced as the result of the passage of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The loans are considered "non-conforming" from a regulatory perspective because they were originally made in conformance with the loan-to-one borrower limit but due to the regulatory reduction, are now in excess of the limit. As "non-conforming" loans, Alaska Federal must make reasonable efforts when renewing or modifying these loans to bring them into conformance with the current regulatory limits. The current loan-to-one borrower limit is 15% of an institution's unimpaired capital and surplus, or for Alaska Federal, approximately $1.2 million at December 31, 1998. All of these loans were performing in accordance with their terms on that date.

         Loan Portfolio Analysis. The following table sets forth the composition of Alaska Federal's loan portfolio as of the dates indicated.

                                                                          At December 31,
                                              --------------------------------------------------------
                                                         1998                          1997
                                              ------------------------     ---------------------------
                                               Amount         Percent        Amount           Percent
                                               ------         -------        ------           -------
                                                              (Dollars in thousands)
Real estate:
 Permanent:
   One- to four-family...................     $ 34,252          47.90%     $ 40,891            51.45%
   Multi-family..........................        2,485           3.48         2,281             2.87
   Commercial nonresidential.............       10,683          14.94        13,751            17.30
 Land....................................        2,589           3.62         1,093             1.38
 Construction:
   One- to four-family...................          957           1.34         1,513             1.90
   Multi-family..........................        1,079           1.51         1,980             2.49
   Commercial nonresidential.............          439           0.61            --               --
Commercial business .....................        4,282           5.99         2,618             3.29
Consumer:
   Home equity...........................        8,401          11.75         8,435            10.61
   Boat..................................        5,058           7.07         5,547             6.98
   Automobile............................          978           1.37           959             1.21
   Other.................................          307           0.42           403             0.51
                                            ----------       --------     ---------         --------
       Total loans.......................     $ 71,510         100.00%     $ 79,471           100.00%
                                              ========         ======      ========           ======

Less:
   Allowance for loan losses.............   $      674                   $      751
                                            ----------                   ----------
  Loans, net.............................      $70,836                      $78,720
                                               =======                      =======


         One- to Four-Family Real Estate Lending. Historically, Alaska Federal has concentrated its lending activities on the origination of loans secured by first mortgages on existing one- to four-family residences located in its primary market area. At December 31, 1998, $34.3 million, or 47.9% of Alaska Federal's total loan portfolio consisted of these loans. Alaska Federal originated $27.9 million and $13.6 million of one- to four-family residential mortgage loans during the years ended December 31, 1998 and 1997, respectively.

         Generally, Alaska Federal's fixed-rate one- to- four family mortgage loans have maturities of 15 and 30 years and are fully amortizing with monthly payments sufficient to repay the total amount of the loan with interest by the end of the loan term. Generally, Alaska Federal originates these loans under terms, conditions and documentation which permit them to be sold to U.S. Government sponsored agencies such as the Federal Home Loan Mortgage Corporation and the Alaska Housing Finance Corporation, a state agency that provides affordable housing programs. Alaska Federal's fixed-rate loans customarily include "due on sale" clauses, which give Alaska Federal the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not paid.

         Alaska Federal offers adjustable rate mortgage loans at rates and terms competitive with market conditions. At December 31, 1998, $5.5 million, or 15.7%, of Alaska Federal's one- to four-family residential loan portfolio consisted of adjustable rate mortgage loans. Alaska Federal retains these adjustable rate mortgage loans primarily for its portfolio. Alaska Federal currently originates adjustable rate mortgage loans that adjust annually based on the weekly average yield of U.S. Treasury securities adjusted to a constant maturity of one year, plus 2.5%, with annual and life time interest rate adjustment limits of 2% to 6%, respectively. Alaska Federal offers these adjustable rate mortgage loans at an initial below market "teaser" rate. Alaska Federal qualifies borrowers, however, at the fully indexed rate. Alaska Federal's adjustable rate mortgages are typically based on a 15 or 30-year amortization schedule. Alaska Federal's adjustable rate mortgage loans do not provide for negative amortization.

         Borrower demand for adjustable rate mortgage loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed-rate mortgage loans and adjustable rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment. In general, there has been reduced demand for adjustable rate mortgage loans in Alaska Federal's primary market area.

         Alaska Federal also originates one- to four-family mortgage loans under Federal Home Loan Mortgage Corporation, Federal Housing Administration, Veterans Administration, and Alaska Housing Finance Corporation programs. Alaska Federal generally sells these loans in the secondary market, servicing retained, which means Alaska Federal retains the right to collect principal and interest payments and forward it to the purchaser of the loan, maintain escrow accounts for payment of taxes and insurance and perform other loan administration functions. See "-- Loan Originations, Sales and Purchases."

         Alaska Federal requires title insurance insuring the status of its lien on all loans where real estate is the primary source of security. Alaska Federal also requires that fire and casualty insurance be maintained in an amount at least equal to the outstanding loan balance and flood insurance where appropriate.

         One- to- four family residential mortgage loans may be made up to 80% of the appraised value of the security property without private mortgage insurance. Pursuant to underwriting guidelines adopted by the Board of Directors, Alaska Federal can lend up to 97% of the appraised value of the property securing a one- to four-family residential loan; however, Alaska Federal generally obtains private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the security property.

         To a lesser extent, Alaska Federal has recently begun to originate loans secured by non-owner occupied residential properties that are sold to the Federal Home Loan Mortgage Corporation.

         Land Lending. Alaska Federal also originates loans secured by first mortgages on residential building lots on which the borrower proposes to construct a primary residence. These loans generally have terms of up to five years and are fixed-rate, fully amortizing loans. Alaska Federal also originates commercial land loans, which have floating rates that adjust annually. At December 31, 1998 and 1997, these loans amounted to $2.6 million and $1.1 million, respectively.

         Loans secured by undeveloped land or improved lots involve greater risks than one- to- four family residential mortgage loans because such loans are more difficult to evaluate. If the estimate of value proves to be inaccurate, in the event of default and foreclosure Alaska Federal may be confronted with a property the value of which is insufficient to assure full repayment.

         Construction Lending. At December 31, 1998, construction loans amounted to $2.5 million, or 3.5% of total loans, all of which were secured by properties located in Alaska Federal's primary market area.

         Construction loans are made for a term of up to 12 months. Construction loans are made at adjustable rates based on the prime lending rate with interest payable monthly. Alaska Federal originates construction loans to individuals who have a contract with a builder for the construction of their residence. Alaska Federal typically requires that permanent financing with Alaska Federal or some other lender be in place prior to closing any construction loan to an individual.

         Construction loans to builders are typically made with a maximum loan-to-value ratio of the lesser of 80% of the cost of construction or 75% of the appraised value. Construction loans to individuals are typically made in connection with the granting of the permanent financing on the property. Alaska Federal generally underwrites these loans, which typically convert to a fully amortizing adjustable- or fixed-rate loan at the end of the construction term, according to the underwriting standards for a permanent loan.

         Prior to making a commitment to fund a construction loan, Alaska Federal requires an appraisal of the property by an independent state-licensed and qualified appraiser approved by the Board of Directors. Alaska Federal's staff also reviews and inspects projects prior to disbursement of funds during the term of the construction loan. Loan proceeds are generally disbursed after inspection of the project.

         Although construction lending affords Alaska Federal the opportunity to achieve higher interest rates and fees with shorter terms to maturity than one- to four-family mortgage lending, construction lending is generally considered to involve a higher degree of risk than one- to four-family mortgage lending. It is more difficult to evaluate construction loans than permanent loans. At the time the loan is made, the value of the collateral securing the loan must be estimated based on the projected selling price at the time the residence is completed, typically six to 12 months later, and on estimated building and other costs (including interest costs). Changes in the demand for new housing in the area and higher-than-anticipated building costs may cause actual results to vary significantly from those estimated. Accordingly, Alaska Federal may be confronted, at the time the residence is completed, with a loan balance exceeding the value of the collateral. Because construction loans require active monitoring of the building process, including cost comparisons and on-site inspections, these loans are more difficult and costly to monitor. Increases in market rates of interest may have a more pronounced effect on construction loans by rapidly increasing the end-purchasers' borrowing costs, thereby reducing the overall demand for new housing. The fact that in-process homes are difficult to sell and typically must be completed in order to be successfully sold also complicates the process of working out problem construction loans. This may require Alaska Federal to advance additional funds and/or contract with another builder to complete the residence. Furthermore, in the case of speculative construction loans, there is the added risk associated with identifying an end-purchaser for the finished home.

         Alaska Federal has attempted to minimize the foregoing risks by, among other things, limiting its construction lending to primarily residential properties, and limiting its speculative loans to a small number of well-known local builders.

         Multi-Family and Commercial Real Estate Lending. The multi-family residential loan portfolio consists primarily of loans secured by small apartment buildings and the commercial real estate loan portfolio consists primarily of loans secured by retail, office, warehouse, mini-storage facilities and other improved commercial properties. These loans generally range in size from $200,000 to $400,000 and the largest loan totalled $1.5 million at December 31, 1998 and was performing in accordance with its terms. At December 31, 1998, Alaska Federal had $2.5 million of multi-family residential and $10.7 million of commercial real estate loans, which amounted to 3.5% and 14.9%, respectively, of the total loan portfolio at this date. Multi-family and commercial real estate loans are generally underwritten with loan-to-value ratios of up to 75% of the lesser of the appraised value or the purchase price of the property. These loans generally are made at the prime rate for 15 to 20 year terms, with adjustment periods of one, three or five years and they adjust at a rate equal to this prime rate plus a negotiated margin of 1% to 3%. Because of the inherently greater risk involved in this type of lending, substantially all of Alaska Federal's multi-family and commercial real estate loans are secured by property located within Alaska Federal's primary market area.

         Alaska Federal is also an approved lender under the Alaska Housing Finance Corp. Multi-Family Participation Program, which was introduced in 1998. The Alaska Housing Finance Corp. Multi-Family Participation Program provides for up to 80% of the loan amount, which allows Alaska Federal to pursue larger lending opportunities while mitigating its risk.

         Multi-family residential and commercial real estate lending entails significant additional risks as compared with single-family residential property lending. Multi-family residential and commercial real estate loans typically involve large loan balances to single borrowers or groups of related borrowers. The payment experience on these loans typically is dependent on the successful operation of the real estate project. Supply and demand conditions in the market for office, retail and residential space can significantly affect these risks, and, as such, may be subject to a greater extent to adverse conditions in the economy generally. To minimize these risks, Alaska Federal generally limits itself to its market area. Alaska Federal reviews all commercial real estate loans in excess of $250,000 on an annual basis to ensure that the loan meets current underwriting standards.

         Commercial Business Lending. At December 31, 1998, commercial business loans amounted to $4.3 million, or 6.0% of total loans, compared to $2.6 million, or 3.3% of total loans, at December 31, 1997.

         Alaska Federal originates commercial business loans to small sized businesses in its primary market area. Commercial business loans are generally made to finance the purchase of seasonal inventory needs, new or used equipment, and for short-term working capital. Security for these loans generally includes equipment, boats, accounts receivable and inventory, although commercial business loans are sometimes granted on an unsecured basis. Commercial business loans are made for terms of seven years or less, depending on the purpose of the loan and the collateral, with loans to finance operating lines made for one year or less renewed annually at an interest rate based on the prime rate plus a margin of between 1 and 2.5 percentage points.

         During the year ended December 31, 1998, Alaska Federal increased its use of resources for loan guarantees through the Small Business Administration, the U.S. Department of Agriculture and the Alaska Industrial Development and Export Authority. Alaska Federal has also worked with local municipal agencies, such as the Juneau Economic Development Council and the Cities of Sitka and Ketchikan in exploring participation or guaranty programs in each of these cities. At December 31, 1998, Alaska Federal had $1.4 million in loans originated under these programs. Generally, Alaska Federal receives guarantees of between 75% and 90% of the loan amount. In addition, Alaska Federal has retained portions of four commercial loans originated through participation programs with Alaska Industrial Development and Export Authority, Alaska Electrical Pension Trust, and Alaska Housing Finance Corporation. As of December 31, 1998, Alaska Federal's portion of these loans totalled $700,000.

         Alaska Federal also makes commercial loans secured by commercial charter boats. These loans have ten year terms with an interest rate that adjusts based on the prime interest rate. Alaska Federal also makes loans secured by commercial fishing boats that have ten year terms and are based on the prime interest rate. In connection with the loans on these boats, Alaska Federal receives a ships preferred marine mortgage to protect its interest in the collateral. Alaska Federal has also granted flooring lines to two boat dealers for the purchase of boats and other related marine equipment. At December 31, 1998 Alaska Federal had $2.2 million of commercial business loans secured by boats.

         At December 31, 1998, the largest commercial business loan was a $500,000 line of credit with an outstanding balance of $300,000, was secured by stock, and was performing according to its terms.

         Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential, commercial and multi-family real estate lending. Real estate lending is generally considered to be collateral based lending with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial business loans often have equipment, inventory, accounts receivable or other business assets as collateral, the liquidation of collateral in the event of a borrower default is often not a sufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

         Consumer Lending. At December 31, 1998, consumer loans totaled $14.7 million, or 20.6%, of the total loans, compared to $15.3 million, or 19.2% of total loans, at December 31, 1997. Over the last five years, Alaska Federal has made a concerted effort to increase consumer lending volume, with particular emphasis on home equity loans, boat loans and automobile loans. Total consumer loans increased by approximately $12.0 million, or 357%, between June 30, 1993 and December 31, 1997.

         Consumer loans generally have shorter terms to maturity or repricing and higher interest rates than long-term, fixed-rate mortgage loans. In addition to home equity, boat loans and automobile loans, Alaska Federal's consumer loans consist of loans secured by airplanes, deposit accounts, and unsecured loans for personal or household purposes.

         The largest category of Alaska Federal's consumer loan portfolio is closed-end, fixed-rate home equity loans that are made on the security of residences. At December 31, 1998, fixed-rate home equity loans totaled $7.8 million, or 10.9% of the total loan portfolio, compared to $8.3 million, or 10.4% of the total loan portfolio at December 31, 1997. Home equity loans normally do not exceed 95% of the appraised value of the residence or 100% of the tax assessment, less the outstanding principal of the first mortgage and have terms of up to 15 years requiring monthly payments of principal and interest.

         At December 31, 1998, consumer boat loans amounted to $5.1 million, or 7.1% of the total loan portfolio compared to $5.5 million, or 7.0% of the total loan portfolio at December 31, 1997. Alaska Federal offers boat loans with maturities of between five and 15 years, which generally range in principal amounts from $15,000 to $350,000 and are secured by new and used boats. Alaska Federal makes boat loans of less than $50,000 at fixed rates of interest and loans over $50,000 are made at an interest that is adjustable based on the prime lending rate. Alaska Federal generally makes boat loans on new boats of up to 85% of the value and 75% on used boats but in certain instances it will loan up to 100% of the value.

         At December 31, 1998, automobile loans amounted to $1.0 million, or 1.4% of the total loan portfolio compared to $1.0 million, or 1.2% of the total loan portfolio at December 31, 1997. Alaska Federal offers automobile loans with maturities of six years with fixed rates of interest.

         Alaska Federal also requires title, fire and casualty insurance on secured consumer loans. The only title exception is for home equity loans under $25,000 where a property profile, obtained from a title company, indicates there are no liens or encumbrances not previously disclosed. Consumer loans for boats and airplanes also require a breach of warranty endorsement.

         Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by rapidly depreciating assets such as automobiles or boats and particularly used automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on these loans. These loans may also give rise to claims and defenses by a consumer loan borrower against an assignee of these loans such as Alaska Federal, and a borrower may be able to assert against this assignee claims and defenses that it has against the seller of the underlying collateral. At December 31, 1998, there were no consumer loans 90 days or more past due.

         Loan Maturity and Repricing. The following table sets forth certain information at December 31, 1998 regarding the dollar amount of loans maturing in Alaska Federal's portfolio based on their contractual terms to final maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Loan balances do not include undisbursed loan proceeds, unearned discounts, and allowance for loan losses.

                                          After      After      After                            After 1 Year
                                         1 Year     3 Years    5 Years                          -----------------
                                Within   Through    Through    Through    Beyond                Fixed  Adjustable
                               1 Year    3 Years    5 Years    10 Years   10 Years    Total     Rates      Rates
                               ------    -------    -------    --------   --------    -----     -----      -----
                                                           (In thousands)
Real Estate:
 Permanent:
  One- to four-family.........  $  550     $1,259     $ 839      $2,163    $30,585    $35,396   $29,302   $ 5,544
  Multi-family................      --         --       409         894      1,182      2,485       629     1,856
  Commercial nonresidential...      45        135       348       3,617      6,599     10,744     2,671     8,028
  Land   .....................     108        221     1,958         201        101      2,589       838     1,643
 Construction:
  One- to four-family.........   1,522         --        --          --         --      1,522        --        --
  Multi-family................   1,295         --        --          --         --      1,295        --        --
  Commercial nonresidential...     576         --        --          --         --        576        --        --
 Commercial...................   1,241         41     1,078       1,284        638      4,282       249     2,792
 Consumer:
  Home equity.................      98        253       784       4,506      2,760      8,401     6,570     1,733
  Boat   .....................      14         77       217       2,405      2,384      5,097     4,648       435
  Automobile..................      52        328       525          73         --        978       920         6
  Other  .....................     145        105        11          46         --        307       116        46
                               --------    ------    ------     -------    -------    -------   -------   --------
     Total.................... $ 5,646     $2,419    $6,169     $15,189    $44,249    $73,672   $45,943   $22,083
                               =======     ======    ======     =======    =======    =======   =======   =======


         Loan Solicitation and Processing. Alaska Federal obtains its loan applicants almost exclusively from walk-in traffic, which is generated through media advertising, referrals from existing customers and, in the case of commercial loans, through officer business development calls and activities. Local real estate agents refer a small percentage of Alaska Federal's mortgage loan applicants, and dealers refer some consumer loans, such as boat loans. Alaska Federal requires title insurance on all loans. All mortgage loans require fire and extended coverage on appurtenant structures and flood insurance, if applicable.

         Loan approval authority varies based on loan type. The President and Chief Executive Officer has authority to approve all residential mortgage loans up to and including $250,000 that are originated for Alaska Federal's portfolio and up to the agency limit if the loan is to be sold in the secondary market, multi-family and commercial real estate loans up to and including $300,000, and consumer loans up to and including $200,000. Alaska Federal's Senior Loan Committee consisting of the President and Chief Executive Officer, the Chief Operating Officer and the two lending division managers must approve loans in excess of these amounts up to and including $500,000. The Board of Directors must approve all loans in excess of the Senior Loan Committee's approval authority.

         Upon receipt of a loan application from a prospective borrower, a credit report and other data are obtained to verify specific information relating to the loan applicant's employment, income and credit standing. An independent fee appraiser approved by Alaska Federal and licensed or certified by the State of Alaska undertakes an appraisal of the real estate offered as collateral. Alaska Federal promptly notifies applicants of the decision. Interest rates are subject to change if the approved loan is not closed within the time of the commitment.

         Pursuant to Office of Thrift Supervision regulations, loans-to-one borrower cannot exceed 15% of Alaska Federal's unimpaired capital and surplus. At December 31, 1998, the loan-to-one borrower limitation for Alaska Federal was $1.2 million and Alaska Federal had two loans that were in excess of this limitation. These loans exceed the loan-to-one borrower limitation because this limit was reduced as the result of the passage of the Financial

Institutions Reform, Recovery and Enforcement Act of 1989. The loans are considered "non-conforming" from a regulatory perspective because although they were originally made in conformance with the loan-to-one borrower limit, due to the regulatory changes they are now in excess of the limit. As "non-conforming" loans, Alaska Federal must make reasonable efforts when renewing or modifying these loans to bring them into conformance with the current regulatory limits. All of these loans were performing in accordance with their terms on that date. See "Lending Activities -- Loans Made by Alaska Federal in Excess of New Limitations" and "Regulation -- Federal Regulation of Savings Associations -- Loans-to-One Borrower."

         Loan Originations, Sales and Purchases. Historically, Alaska Federal's primary lending activity has been the origination of one- to four-family residential mortgage loans. During the past five years, Alaska Federal has increased its emphasis on the origination of commercial and consumer loans. Between December 31, 1997 and 1998, commercial business loans increased by 63.6% to $4.3 million at December 31, 1998. See "Alaska Federal's Risk Factors -- Recent Growth in Commercial Business and Consumer Lending Poses Greater Risks Than Residential Lending."

         Alaska Federal generally sells all loans without recourse. Alaska Federal generally sells conventional fixed- rate one- to four-family residential mortgage loans to the Federal Home Loan Mortgage Corporation or Alaska Home Finance Corporation, servicing retained. By retaining the servicing, Alaska Federal receives fees for performing the traditional services of processing payments, accounting for loan funds, and collecting and paying real estate taxes, hazard insurance and other loan-related items, such as private mortgage insurance. At December 31, 1998, Alaska Federal's servicing portfolio was $83.4 million. For the year ended December 31, 1998, loan servicing fees totaled $255,000, gross, before amortization of servicing rights. In addition, Alaska Federal retains certain amounts in escrow for the benefit of investors. Alaska Federal is able to invest these funds but is not required to pay interest on them. At December 31, 1998, these escrow balances totaled $866,000.

         Statement of Financial Accounting Standards No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. For a discussion of this Statement, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Impact of Accounting Pronouncements and Regulatory Policies -- Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities."

         The following table shows total loans originated, purchased, sold and repaid during the periods indicated.

                                                  Year Ended December 31,
                                                  -----------------------
                                                    1998             1997
                                                    ----             ----
                                                        (In thousands)
Loans originated:
 Real estate:
   Permanent:
     One- to four-family ......................   $ 27,926        $ 13,637
     Multi-family..............................        850              --
     Commercial nonresidential.................      1,550           1,849
     Land......................................      1,985             586
  Construction:
     One- to four-family.......................      3,200           2,899
     Multi-family..............................         --              --
     Commercial nonresidential ................      1,223             340
 Commercial....................................      3,359           1,949
 Consumer:
     Home equity...............................      3,899           4,678
     Boat......................................      1,013           2,121
     Automobile................................        555             646
     Other.....................................        511             403
                                                  --------        --------
      Total loans originated...................     46,071          29,108
Loans purchased................................         --              --
Loans sold.....................................    (23,689)         (9,882)
Principal repayments...........................    (29,573)        (16,830)
Foreclosed loans...............................       (311)             --
                                                  --------        --------
Net increase (decrease) in loans and
 loans held for sale...........................   $ (7,502)       $  2,396
                                                  ========        ========

         Loan Commitments. Occasionally, Alaska Federal issues, without charge, commitments for fixed- and adjustable-rate single-family residential mortgage loans conditioned upon the occurrence of certain events. These commitments are made in writing on specified terms and conditions and are honored for up to 60 days. The only commercial commitments issued by Alaska Federal are business lines of credit; letters of credit are not offered. At December 31, 1998, Alaska Federal had $2.4 million of outstanding net loan commitments, including unused portions on commercial business lines of credit and undisbursed funds on residential construction loans. See Note 12 to Notes to Financial Statements included in the back of this prospectus.

         Loan Origination and Other Fees. Alaska Federal, in most instances, receives loan origination fees and discount "points." Loan fees and points are a percentage of the principal amount of the mortgage loan which are charged to the borrower for funding the loan. The amount of points charged by Alaska Federal varies, though the range generally is between one and two points. Accounting standards require fees received (net of certain loan origination costs) for originating loans to be deferred and amortized into interest income over the contractual life of the loan. Net deferred fees associated with loans that are prepaid are recognized as income at the time of prepayment. Alaska Federal had $253,000 of net deferred mortgage loan fees at December 31, 1998.

         Nonperforming Assets and Delinquencies. Alaska Federal utilizes one full time loan collector to monitor the loan portfolio and communicate with customers concerning past due payments. The size of the portfolio and historically low delinquency rates allows one individual to manage consumer, commercial and residential loans, including those loans serviced for other investors. When a borrower fails to make a required payment, Alaska Federal institutes collection procedures. The process for monitoring consumer, commercial and residential loans are the same for each type of loan until foreclosure or repossession of the collateral. Depending on the value or nature of the collateral, the loan servicing manager, senior lender or senior management directs any further action.

         Customers who miss a payment are mailed a computer-generated notice 15 days after the payment due date. If the customer does not pay promptly, the collector telephones the customer 20 days after the payment due date. After 30 days, the collector sends a letter which begins the demand process. Follow-up contacts are made between the 30th and 60th day, after which the collector sends a demand letter that specifies the action Alaska Federal will take and the deadline for resolving the delinquency. While most delinquencies are cured promptly, the collector initiates foreclosure or repossession, according to the terms of the security instrument and applicable law, if the deadline in the 60 day letter is not met.

         Residential loans have a highly structured process for foreclosure. In addition to Alaska Federal's residential loan portfolio, Alaska Federal services real estate loans for other investors who in turn have their own requirements that must be followed. Alaska Federal evaluates consumer and commercial business loans individually depending on the nature and value of the collateral.

         Alaska Federal places all loans which are past due 90 days or more on nonaccrual status and all previously recorded interest income is reversed. Alaska Federal charges off consumer loans when it is determined they are no longer collectible.

         Alaska Federal's Board of Directors is informed monthly as to the status of all mortgage, commercial and consumer loans that are delinquent 30 days or more, the status on all loans currently in foreclosure, and the status of all foreclosed and repossessed property owned by Alaska Federal.

         The following table sets forth information with respect to Alaska Federal's nonperforming assets and restructured loans within the meaning of Statement of Financial Accounting Standards No. 15 at the dates indicated.

                                                            At December 31,
                                                           ----------------
                                                            1998       1997
                                                            ----       ----
                                                        (Dollars in thousands)
Loans accounted for on a nonaccrual basis:
 Commercial ...........................................      $ --       $132
 Consumer:
   Automobile .........................................        --         12
   Other ..............................................        --          2
                                                             ----       ----
       Total ..........................................        --        146

Accruing loans which are contractually past
due 90 days or more ...................................        --         --
       Total of nonaccrual and 90 days past due
          loans .......................................        --        146
Foreclosed property ...................................       311         --
                                                             ----       ----
       Total nonperforming assets .....................      $311       $146
                                                             ====       ====
Restructured loans ....................................      $ --       $ --
                                                             ====       ====

Nonaccrual and 90 days or more past due loans
 as a percentage of loans, net.........................        --%      0.18%

Nonaccrual and 90 days or more past due loans
 as a percentage of total assets.......................        --%      0.13

Nonperforming assets as a percentage of
 total assets..........................................      0.28       0.13

         Gross interest income that would have been recorded for the year ended December 31, 1998 if nonaccrual loans had been current according to their original terms and had been outstanding throughout the year, and the amount of interest income on these loans that was included in net income for the year, were, in both cases, immaterial.

         Foreclosed Property. Alaska Federal classifies real estate acquired as a result of foreclosure or by deed-in-lieu of foreclosure is classified as foreclosed property until sold. When Alaska Federal acquires property, it is recorded at the lower of its cost, which is the unpaid principal balance of the related loan plus foreclosure costs, or fair market value. Subsequent to foreclosure, the property is carried at the lower of the foreclosed amount or fair value, less estimated selling costs. At December 31, 1998, Alaska Federal had $311,000 in foreclosed properties consisting of two single-family homes. Both properties are listed for sale and are expected to sell for amounts sufficient to cover current outstanding balances, plus recover some or all of expenses that have already been charged against earnings.

         Asset Classification. The Office of Thrift Supervision has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, Office of Thrift Supervision examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets must have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations have also created a special mention category, described as assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving management's close attention. If an asset or portion thereof is classified loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified loss. A portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital.

         Alaska Federal monitors its asset quality through the use of an Asset Classification Committee, which is comprised of senior lenders and executive officers. The committee meets quarterly to review the loan portfolios, with specific attention given to assets with an identified weakness, as well as reviewing the local, state and national economic trends and the adequacy of the allowance for loan and lease losses.

         At December 31, 1998 and 1997, the aggregate amounts of Alaska Federal's classified assets (as determined by Alaska Federal), were as follows:

                                              At December 31,
                                        -----------------------------
                                           1998                1997
                                           ----                ----
                                                (In thousands)
Loss.............................       $     --             $     --
Doubtful.........................             25                    1
Substandard assets...............            583                1,508
Special mention..................            476                   85


         At December 31, 1998, assets classified as substandard, doubtful or loss totaled $608,000. This compared to $1.5 million at December 31, 1997. In 1997, the largest component was a $1.3 million commercial building which had been foreclosed by Alaska Federal, and subsequently sold with Alaska Federal providing the financing. Alaska Federal classified the loan as substandard until the new owners had operated the business for more than two years with demonstrated cash flow. That loan was subsequently removed from classified status. By comparison, the largest component of the 1998 classified loans was $311,000 for two new homes foreclosed and held in "foreclosed property" pending sale. The remaining substandard and doubtful loans are comprised of single family homes and one 42 foot motor yacht.

         Special mention loans increased from $85,000 at December 31, 1997 to $476,000 at December 31, 1998. This total consists of four single family homes, with one loan representing $249,000 of the total at December 31, 1998. Alaska Federal believe these loans are well secured, but are being monitored carefully due to known problems with borrowers' employment.

         Allowance for Loan Losses. Alaska Federal maintains an allowance for credit losses sufficient to absorb losses inherent in the loan portfolio. Alaska Federal has established a systematic methodology to ensure that the allowance is adequate. The Asset Classification policy requires an ongoing quarterly assessment of the probable estimated losses in the portfolios. The Asset Classification Committee reviews the following information:

          o All loans classified during the previous analysis. Current information as to payment history, or actions taken to correct the deficiency are reviewed , and if justified, the loan is no longer classified. If conditions have not improved, the loan classification is reviewed to ensure that the appropriate action is being taken to mitigate loss.

          o All loans past due on scheduled payments. The committee reviews all loans that are past due 30 days or more, taking into consideration the borrower, nature of the collateral and its value, the circumstances that have caused the delinquency, and the likelihood of the borrower correcting the conditions that have resulted in the delinquent status. The committee may recommend more aggressive collection activity, inspection of the collateral, or no change in its classification.

          o Reports from Alaska Federal's managers. Lending managers may be aware of a borrower's circumstances that has not yet resulted in any past due payments but has the potential for problems in the immediate future. Each lending manager reviews their respective lending unit's loans and identifies any that may have developing weaknesses. This "self identification" process is an important component of maintaining credit quality, as each lender is accountable for monitoring as well as originating loans.

          o Current economic conditions. Alaska Federal takes into consideration economic condition in its market area, the state's economy, and national economic factors that could influence the quality of the loan portfolio in general. The unique, isolated geography of Alaska Federal's market area of Southeast Alaska requires that each community's economic activity be reviewed.

          o Trends in Alaska Federal's delinquencies. Alaska Federal's market area has seasonal trends and as a result, the portfolio tends to have similar fluctuations. Prior period statistics are reviewed and evaluated to determine if the current conditions exceed expected trends.


         The amount that is to be added to allowance for loan losses is based upon a variety of factors. Many financial institutions establish required reserves based, to a great extent, upon their own experience. Alaska Federal's loan portfolio has traditionally consisted primarily of loans secured by single family homes, and with the exception of a severe state-wide oil-driven recession in the mid 1980s, the loss experience has been minimal. The current business plan, however, has focused on increasing the amount of commercial and consumer loans, which will inherently carry a higher risk of loss than single family residential loans. Consequently, until Alaska Federal is able to establish a meaningful, reliable loan loss record of its own for the consumer and commercial loans, the reserve for these types of loans has been based upon industry standards, management's experience with similar portfolios in other institutions, and a specific review of existing consumer and commercial credits.

         Each individual loan, previously classified by management, or newly classified during the quarterly review, is evaluated for loss potential, and a specific amount or percentage deemed to be at risk is added to the overall required reserve amount. For the remaining portion of the portfolio, comprised of "pass" loans, a loss factor is applied that is consistent with Alaska Federal's experience in that portfolio or with industry guidelines if management believes such guidelines are more appropriate for a relatively new and unseasoned portfolio. The applied percentage is also influenced by other economic factors as noted in the beginning of this section. The size of the institution, the size of the portfolio, and the relatively small number of classified loans, results in most members of the asset classification committee being directly familiar with the borrower, the collateral or the circumstances giving rise to the concerns.


         The calculated amount is compared to the actual amount recorded in the allowance at the end of each quarter and a determination is made as to whether the allowance is adequate or needs to be increased. Management increases the amount of the allowance for loan losses by charges to income and decreased by loans charged off (net of recoveries).


         Alaska Federal's three loan categories, that it considers in evaluating risk, are residential, commercial and consumer. The following comments represent management's view of the risks inherent in each portfolio category.

          o One- to four-family Residential - Alaska Federal's market area is comprised primarily of a population with above-average incomes and market conditions that have, over the long term, supported a stable or increasing market value of real estate. Absent an overall economic downturn in the economy, experience in this portfolio indicates that losses are minimal provided the property is reasonably maintained, and marketing time to resell the property is relatively short.

          o Multi-family Residential - While there have been minimal losses taken in this segment of the portfolio, the rental market is very susceptible to the effects of an economic downturn. While Alaska Federal monitors loan to value ratios, the conditions that would create a default would carry through to a new owner which may require that Alaska Federal discount the property or hold it until conditions improve.

          o Commercial Real Estate - As with multi-family loans, the classification of commercial real estate loans closely corresponds to economic conditions which will limit the marketability of the property, resulting in higher risk than a loans secured by a single family residence. It has been management's decision to reserve on commercial real estate loans at or near the reserve levels of commercial business loans.

          o Construction Loans (Residential and Commercial) - There are a variety of risks in construction lending, increased in Alaska by a short building season, difficult building sites and construction delays due to delivery of materials. While Alaska Federal has established construction loan policies and underwriting guidelines designed to mitigate the risk, there is still a higher risk of loss with these loans.

          o Commercial Business Loans - These types of loans carry the highest degree of risk, relying on the ongoing success of the business to repay the loan. Collateral for commercial credits is often difficult to secure, and even more difficult to liquidate in the event of a default. The 1% for pass loans represents an industry benchmark for commercial credits, and if a commercial business loan demonstrates any credit weakness, the reserve is increased to aggressively recognize the additional risk.

          o Consumer Loans - The consumer loan portfolio has a wide range of factors, determined primarily by the nature of the collateral and the credit history and capacity of the borrower. The loans tend to be smaller in principal amount and secured by second deeds of trust, automobiles, and pleasure boats. Loans for automobiles and pleasure boats generally experience higher than average wear in the Alaska's environment and hold a higher degree of risk of loss in the event of repossession.


         Management believes that the allowance for loan losses at December 31, 1998 was adequate at that date. Although management believes that it uses the best information available to make these determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations.

         While Alaska Federal believes it has established its existing allowance for loan losses in accordance with generally accepted accounting principles, there can be no assurance that regulators, in reviewing Alaska Federal's loan portfolio, will not request Alaska Federal to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect Alaska Federal's financial condition and results of operations.

         The following table sets forth information with respect to Alaska Federal's nonperforming assets and restructured loans within the meaning of Statement of Financial Accounting Standards No. 15 at the dates indicated. It is the policy of Alaska Federal to cease accruing interest on loans 90 days or more past due.

                                                          At December 31,
                                                       ----------------------
                                                         1998         1997
                                                         ----         ----
                                                       (Dollars in thousands)
Allowance at beginning of period ..................     $ 751         $ 723
Provision for loan losses .........................        60            25
Recoveries:
  Real estate:
     Construction:
       Commercial nonresidential ..................         1            --
 Consumer:
    Other .........................................         3             4
                                                        -----         -----
         Total recoveries .........................         4             4

Charge-offs:
 Commercial .......................................        99            --
 Consumer:
   Automobile .....................................        23            --
   Other ..........................................        19             1
                                                        -----         -----
         Total charge-offs ........................       141             1
                                                        -----         -----
           Net charge-offs ........................       137            (3)
                                                        -----         -----
Balance at end of period ..........................     $ 674         $ 751
                                                        =====         =====

Allowance for loan losses as a percentage of
 total loans outstanding at the end of the period..      0.94%         0.94%

Net charge-offs as a percentage of average
 loans outstanding during the period...............      0.19            --

Allowance for loan losses as a percentage of
 nonperforming loans at end of period..............        NA         514.38

         As of December 31, 1998, there were no loans past due 90 days or more, therefore, there were no loans on nonaccrual status. While there were loans during the course of the fiscal year that fell into nonaccrual status, those loans all were subsequently paid current, paid off, or were charged off. Accordingly, there was no unrecognized interest during fiscal 1998 due to nonaccrual loans.

         The following table sets forth the breakdown of the allowance for loan losses by loan category for the dates indicated.

                                                                      At December 31,
                                      -------------------------------------------------------------------------------
                                                     1998                                       1997
                                      -------------------------------------     -------------------------------------
                                                    As a %        % of                         As a %        % of
                                                    of Out-       Loans in                     of Out-       Loans in
                                                    standing      Category                     standing      Category
                                                    Loans in      to Total                     Loans in      to Total
                                      Amount        Category      Loans         Amount         Category      Loans
                                      ------        --------      -----         ------         --------      -----
                                                                  (Dollars in thousands)
Real estate:
 Permanent:
    One- to four-family.............    $110         0.32%         47.90%         $126          0.31%        51.45%
    Multi-family....................      12         0.50           3.48            11          0.50          2.87
    Commercial......................     107         1.01           4.94           151          1.10         17.30
    Land............................      26         1.00           3.62            11          1.00          1.38
 Construction:
    One- to four-family.............       5         0.50           1.34             8          0.50          1.90
    Multi-family....................      11         1.00           1.51            20          1.00          4.60
    Commercial......................       4         1.00           0.61            --            --            --
 Commercial.........................      59         1.37           5.99            38          1.45          1.19
 Consumer:
    Home equity.....................      25         0.30          11.75            26          0.30         10.61
    Boat............................      51         1.01           7.07            56          1.00          6.98
    Automobile......................      21         2.11           1.37            12          1.24          1.21
    Other...........................       4         1.44           0.42             4          1.05          0.51
 Unallocated........................     239           --                          288
                                       -----         ----         ------         -----          ----        ------
   Total allowance for loan losses..   $ 674         0.93%        100.00%        $ 751          0.94%       100.00%
                                       =====         ====         ======         =====          ====        ======

         The allocated portion of the allowance for loan losses has decreased from $463,000 at December 31, 1997 to $435,000 at December 31, 1998. Changes in loan quality, mix and volume contributed to this decrease.

         Loans classified as substandard, doubtful or loss decreased $901,000 from December 31, 1997 to December 31, 1998. This change is attributable to a $1.3 million commercial building loan which had been foreclosed by Alaska Federal and subsequently sold with Alaska Federal providing the financing. Alaska Federal classified this loan as substandard in 1997, and contributed $26,000 to the allowance for loan losses at that date. Alaska Federal no longer included this loan in the substandard category at December 31, 1998, as it had been foreclosed. An increase in doubtful loans in 1998, related primarily to one bankruptcy case, partially offset this decrease in the allowance for loan losses. This loan contributed $10,000 to the allowance for loan losses at December 31, 1998.

         Special mention loans increased from $85,000 in 1997 to $476,000 in 1998. This increase was mainly in the one- to four-family residential mortgage loan category, and the increase contributed $3,000 to the allowance for loan losses.

         A change in the mix and volume of loans in the pass category resulted in a decrease of $18,000 in the allowance for loan losses. The largest factors contributing to this change were a decrease of $6.6 million in one- to four-family loans and $1.8 million in commercial nonresidential real estate loans in the pass category. This resulted in a total $38,000 decrease in the allowance for loan losses at December 31, 1998. This decrease was partially offset by a $1.6 million increase in commercial business loans in the pass category, which resulted in a $16,000 increase in the allowance for loan losses at December 31, 1998.

         The 10% decrease in the loan portfolio, as well as management's evaluation of current economic conditions and overall delinquency trends, contributed to the decrease in the unallocated reserve of $49,000, from $288,000 at December 31, 1997, to $239,000 at December 31, 1998. There were no changes in the methods of estimation or assumptions used in the development of the allowance for loan losses which contributed to a significant change in the allowance in 1997 or 1998.

Investment Activities

         Federal law permits Alaska Federal to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank of Seattle, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, Alaska Federal may also invest a portion of its assets in commercial paper and corporate debt securities. Alaska Federal must also maintain an investment in Federal Home Loan Bank stock as a condition of membership in the Federal Home Loan Bank of Seattle.


         Alaska Federal has, from time to time, invested in privately-issued collateralized mortgage obligations, after evaluating the credit risk associated with a private issued (compared with a government agency-backed issue) versus the rewards of a higher return. At December 31, 1998, Alaska Federal held one privately-issued collateralized mortgage obligation with a Moody rating of Aaa. This security did not qualify as a high risk mortgage security as defined under Office of Thrift Supervision regulations.


         Federal regulations require Alaska Federal to maintain a minimum amount of liquid assets. At December 31, 1998, Alaska Federal's regulatory liquidity of 32.6% exceeded the 4% required by Office of Thrift Supervision regulations. Investment securities provide liquidity for funding loan originations and enable Alaska Federal to improve the match between the maturities and repricing of its interest-rate sensitive assets and liabilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Regulation."

         Alaska Federal's Asset Liability Management Committee determines appropriate investments in accordance with the Board of Directors' approved investment policies and procedures. Alaska Federal's policies generally limit investments to U.S. Government and agency securities and mortgage-backed securities issued and guaranteed by Federal Home Loan Mortgage Corporation, Federal National Mortgage Association and Government National Mortgage Association. Alaska Federal's policies provide that investment purchases be ratified at monthly Board of Directors meetings. Certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, Alaska Federal's liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments) affect the making of investments. The effect that the proposed investment would have on Alaska Federal's credit and interest rate risk, and risk-based capital is also considered. From time to time, investment levels may be increased or decreased depending upon the yields on investment alternatives and upon management's judgment as to the attractiveness of the yields then available in relation to other opportunities and its expectation of the level of yield that will be available in the future, as well as management's projections as to the short-term demand for funds to be used in Alaska Federal's loan origination and other activities.

         The following table sets forth the composition of Alaska Federal's investment and mortgage-backed securities portfolios at the dates indicated.

                                                                       At December 31,
                                          --------------------------------------------------------------------------
                                                      1998                                     1997
                                          -----------------------------------      ---------------------------------
                                            Fair     Amortized     Percent of      Fair      Amortized    Percent of
                                           Value       Cost         Portfolio      Value        Cost       Portfolio
                                           -----       ----         ---------      -----        ----       ---------
                                                                   (Dollars in thousands)
Investment Securities:
  Available for sale:
     Mortgage-backed securities:
       Federal National Mortgage
        Association.....................   $3,701       $3,801         20.4%      $ 4,604     $4,696          23.9%
       Federal Home Loan Mortgage
        Corporation.....................    5,095        5,269         28.0            --         --            --
       Government National
        Mortgage Association............    1,622        1,638          8.9         2,340      2,319          12.1
    Collateralized mortgage
        obligations.....................      761          767          4.2         1,192      1,214           6.2
    U.S. agencies and corporations:
       Callable debentures:
         Federal Home Loan Mortgage
          Corporation...................    2,997        3,000         16.5         3,994      4,000          20.7
         Federal Home Loan Bank.........    3,001        3,000         16.5            --         --            --
       Small Business Administration
         pools..........................       999         999          5.5         1,204      1,177           6.2
                                           -------     -------        -----       -------    -------          ----
            Total available for sale....    18,176      18,474        100.0%       13,334     13,406          69.1%

Held to Maturity:
   Mortgage-backed securities:
         Federal National Mortgage
          Association...................       --           --           --           147        145           0.8
         Federal Home Loan Mortgage
          Corporation...................       --           --           --         5,806      6,051          30.1
                                          -------      -------        -----      --------   --------         -----
             Total held to maturity.....       --           --           --         5,953      6,196          30.9
                                        ------------------------      -----      --------   --------         -----
                 Total..................  $18,176      $18,474        100.0%      $19,287    $19,602         100.0%
                                          =======      =======        =====       =======    =======         =====


         At December 31, 1998, the portfolio of U.S. Government and agency securities (available-for-sale) had an aggregate estimated fair value of $7.0 million and the portfolio of mortgage-backed securities (available-for-sale) had an estimated fair value of $10.3 million.


         At December 31, 1998, mortgage-backed securities consisted of Federal Home Loan Mortgage Corporation, Federal National Mortgage Association and Government National Mortgage Association issues. At December 31, 1998, their amortized cost was $10.7 million. The mortgage-backed securities portfolio had coupon rates ranging from 6.0% to 9.0% and had a weighted average yield of 5.6% during the year ended December 31, 1998.


         Mortgage-backed securities, which also are known as mortgage participation certificates or pass-through certificates, typically represent interests in pools of single-family or multi-family mortgages in which payments of both principal and interest on the securities are generally made monthly. The principal and interest payments on these mortgages are passed from the mortgage originators, through intermediaries, generally U.S. Government agencies and government sponsored enterprises, that pool and resell the participation interests in the form of securities, to investors such as Alaska Federal. These U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include the Federal Home Loan Mortgage Corporation, Federal National Mortgage Association and the Government National Mortgage Association. Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that fall within a specific range and have varying maturities. Mortgage-backed securities generally yield less than the loans that underlie these securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain liabilities and obligations of Alaska Federal. These types of securities also permit Alaska Federal to optimize its regulatory capital because they have low risk weighting.

         The actual maturity of a mortgage-backed security may be less than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are faster than anticipated may shorten the life of the security and may result in a loss of any premiums paid and thereby reduce the net yield on these securities. Although prepayments of underlying mortgages depend on many factors, including the type of mortgages, the coupon rate, the age of mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. During periods of declining mortgage interest rates, if the coupon rate of the underlying mortgages exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Under these circumstances, Alaska Federal may be subject to reinvestment risk because, to the extent that Alaska Federal's mortgage-backed securities amortize or prepay faster than anticipated, Alaska Federal may not be able to reinvest the proceeds of these repayments and prepayments at a comparable rate.

         The table below sets forth certain information regarding the carrying value, weighted average yields and maturities or periods to repricing of Alaska Federal's investment and mortgage-backed securities at December 31, 1998.

                                                                               At December 31, 1998
                               -----------------------------------------------------------------------------------------------------
                                                                         Amount Due or Repricing within:
                                                     Over One to            Over Five to
                                One Year or Less     Five Years              Ten Years         Over Ten Years          Totals
                               ------------------  ------------------  -------------------   ------------------  -------------------
                                         Weighted            Weighted             Weighted             Weighted             Weighted
                               Amortized  Average  Amortized  Average  Amortized   Average   Amortized  Average  Amortized   Average
                                   Cost    Yield      Cost     Yield      Cost     Yield       Cost      Yield     Cost       Yield
                                   ----    -----      ----     -----      ----     -----       ----      -----     ----       -----
                                                                              (Dollars in thousands)
 Mortgage-backed securities:
    Federal National
     Mortgage Association....... $ 3,801     5.62%       --       --        --       --         --       --     $ 3,801      5.62%
    Federal Home Loan Mortgage
       Corporation..............   5,269     5.23        --       --        --       --         --       --       5,269      5.23
    Government National
       Mortgage Association.....     881     6.29        --       --        --       --        757     7.32       1,638      6.77
 Collateralized mortgage
     obligations................      --       --        --       --        --       --        767     5.36         767      5.36
 U.S. agencies and corporations:
     Callable debentures:
        Federal Home Loan
         Mortgage Corporation...   3,000     5.20        --       --        --       --         --       --       3,000      5.20
        Federal Home Loan Bank..   3,000     5.00        --       --        --       --         --       --       3,000      5.00
      Small Business
         Administration  pools..     999     4.93        --       --        --       --         --       --         999      4.93
                                  ------                ---                ---                 ---               ------
 Total.......................... $16,950                                                    $1,524              $18,474
                                  ======                                                     =====               ======

         Alaska Federal's investment policy permits investment in "off balance sheet" derivative instruments such as "forwards," "futures," "options" and "swaps," however, Alaska Federal has not utilized such instruments.

         At December 31, 1998, only Alaska Federal's investment in the common stock of the Federal Home Loan Bank of Seattle (carrying and market values of $1.3 million) had an aggregate book value in excess of 10% of Alaska Federal's total equity.

         The following table sets forth certain information with respect to each security (other than U.S. Government and agency securities and mutual funds which invest exclusively in such securities) which had an aggregate book value in excess of 10% of Alaska Federal's retained earnings at the dates indicated.

                                              At December 31,
                                 -------------------------------------------
                                          1998                    1997
                                 --------------------    -------------------
                                 Amortized      Fair     Amortized     Fair
                                   Cost         Value       Cost       Value
                                   ----         -----       ----       -----
                                                  (In thousands)
Collateralized mortgage
 obligations...............        $767          $761       $1,214      $1,192


Deposit Activities and Other Sources of Funds

         General. Deposits and loan repayments are the major sources of Alaska Federal's funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while general interest rates and money market conditions significantly influence deposit inflows and outflows and loan prepayments. Alaska Federal may use borrowings on a short-term basis to compensate for reductions in the availability of funds from other sources. Alaska Federal may also use borrowings on a longer-term basis for general business purposes.

         Deposit Accounts. Alaska Federal attracts deposits from within Alaska Federal's primary market area through the offering of a broad selection of deposits as set forth in the following table. In determining the terms of its deposit accounts, Alaska Federal considers current market interest rates, profitability to Alaska Federal, matching deposit and loan products and its customer preferences and concerns. Alaska Federal's deposit mix and pricing is generally reviewed bi-weekly. Alaska Federal does not accept brokered deposits nor does it currently hold deposits from municipalities or other public entities.

         In the unlikely event Alaska Federal is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts prior to any payment being made to Alaska Pacific Bancshares, as stockholder of Alaska Federal. Substantially all of Alaska Federal's depositors are residents of the State of Alaska.

         The following table sets forth information concerning Alaska Federal's time deposits and other interest-bearing deposits at December 31, 1998.


Weighted
Average                                                                                             Percentage
Interest                                                                              Minimum         of Total
 Rate          Term                   Category                      Amount            Balance         Deposits
 ----          ----                   --------                      ------            -------         --------
                                                                                  (In thousands)
  --%       NA                  Non-interest-bearing               $ 5,046             $100            4.95%
2.15        NA                  Interest-bearing demand             25,570              100           25.08
3.74        NA                  Money market deposit accounts       15,872            3,500           15.57
3.00        NA                  Savings accounts                    18,674              100           18.32

                                Certificates of Deposit
                                -----------------------

3.78        7-31 days           Fixed-term, fixed-rate                 194              500            0.19
4.04        32-59 days          Fixed-term, fixed-rate                 216              500            0.21
4.28        60-89 days          Fixed-term, fixed-rate                 305              500            0.30
4.54        90-179 days         Fixed-term, fixed-rate               2,008              500            1.97
4.94        180-269 days        Fixed-term, fixed-rate               4,106              500            4.03
4.97        270-364 days        Fixed-term, fixed-rate                 455              500            0.45
5.27        One year            Fixed-term, fixed-rate              11,016              500           10.81
5.54        18 month            Fixed-term, fixed-rate                 447              500            0.44
5.63        Two year            Fixed-term, fixed-rate               2,881              500            2.83
5.74        Three year          Fixed-term, fixed-rate                  98              500            0.10
5.88        Five year           Fixed-term, fixed rate               1,678              500            1.65
5.34        Gold Minor          Fixed term, fixed-rate               2,264              500            2.22
             One year
7.85        Deferred Comp       Fixed term, fixed rate                 768               --            0.75
             One year
4.35        One year            Fixed-term, variable rate            1,512              500            1.48
4.35        IRA 2-1/2 year      Fixed-term, variable rate            3,415              100            3.35
5.23        Varies              Jumbo certificates                   5,420               --            5.32
                                                                   -------                           ------
                                                TOTAL             $101,945                           100.00%
                                                                   =======                           ======

         The following table indicates the amount of Alaska Federal's jumbo certificates of deposit by time remaining until maturity as of December 31, 1998. Jumbo certificates of deposit are certificates in amounts of $100,000 or more.

                                          Certificates
Maturity Period                           of Deposits
---------------                           -----------
                                         (In thousands)
Three months or less.................        $1,759
Over three through six months........         1,030
Over six through twelve months.......         1,491
Over twelve months...................         1,140
                                            -------
    Total............................        $5,420
                                             ======

         The following table sets forth the balances and changes in dollar amounts of deposits in the various types of savings accounts offered by Alaska Federal at the dates indicated.

                                                                      At  December 31,
                                            ------------------------------------------------------------------
                                                           1998                                    1997
                                            -------------------------------------        ---------------------
                                                           Percent                                     Percent
                                                             of         Increase                         of
                                            Amount         Total       (Decrease)         Amount       Total
                                            ------         -----       ----------         ------       -----
                                                                      (Dollars in thousands)
Non-interest bearing demand accounts......$   5,046         4.95%      $ 1,154          $  3,892          4.01%
Interest-bearing demand accounts..........   25,570        25.08         1,631            23,939         24.69
Money market deposit accounts.............   15,872        15.57         2,574            13,298         13.72
Savings accounts..........................   18,674        18.32           (17)           18,691         19.28
Variable-rate certificates which mature :
    Within 1 year.........................    3,285         3.22          (696)            3,981          4.11
     After 1 year, but within 2 years.....    1,314         1.29          (132)            1,446          1.49
    After 2 years, but within 5 years.....    1,082         1.06           369               713          0.74
Fixed rate certificates which mature:
    Within 1 year.........................   25,683        25.19          (581)           26,264         27.09
    After 1 year, but within 2 years......    2,836         2.78         1,406             1,430          1.47
    After 2 years, but within 5 years.....    2,583         2.53          (722)            3,305          3.14
                                           --------       ------       -------          --------        ------
             Total........................ $101,945       100.00%      $ 4,986          $ 96,959        100.00%
                                           ========       ======       =======          ========        ======

Time Deposits by Rates

         The following table sets forth the time deposits in Alaska Federal classified by rates at the dates indicated.

                                             At December 31,
                                     -------------------------------
                                       1998                  1997
                                       ----                  ----
                                             (In thousands)
3.00 - 3.99%......................   $   305               $      7
4.00 - 4.99%......................    12,147                  3,813
5.00 - 5.99%......................    18,583                 22,953
6.00 - 6.99%......................     4,658                  9,224
7.00% and over....................     1,090                  1,142
                                     -------                -------
     Total........................   $36,783                $37,139
                                     =======                =======

Time Deposits by Maturities

         The following table sets forth the amount and maturities of time deposits at December 31, 1998.

                                           Amount Due
                    ------------------------------------------------------------
                                          Over      Over
                    Less Than     1-2      2-3       3-4       After
                    One Year     Years    Years     Years     4 Years    Total
                    --------     -----    -----     -----     -------    -----
                                     (Dollars in thousands)
3.00 - 3.99%....... $   305     $   --    $   --    $   --     $   --   $   305
4.00 - 4.99%.......   9,491      1,520     1,104        32         --    12,147
5.00 - 5.99%.......  16,312        926       803        70        473    18,584
6.00 - 6.99%.......   2,862      1,703        10        64         18     4,657
7.00% and over.....      --        --      1,030        60         --     1,090
                    -------     ------    ------     -----      -----   -------
     Total......... $28,970     $4,149    $2,947     $ 226      $ 491   $36,783
                    =======     ======    ======     =====      =====   =======

Deposit Activities and Other Sources of Funds

         The following table sets forth the deposit activities of Alaska Federal for the periods indicated.

                                                             Year Ended
                                                             December 31,
                                                       ----------------------
                                                          1998           1997
                                                          ----           ----
                                                            (In thousands)
Beginning balance ...............................       $ 96,959       $ 96,810
                                                        --------       --------
Net deposits (withdrawals)
  before interest credited ......................          1,791         (3,100)
Interest credited ...............................          3,195          3,249
                                                        --------       --------

Net increase (decrease) in deposits .............          4,986            149
                                                        --------       --------

Ending balance ..................................       $101,945       $ 96,959
                                                        ========       ========

         Borrowings. Deposits and loan repayments are the primary source of funds for Alaska Federal's lending and investment activities. However, Alaska Federal may rely upon advances from the Federal Home Loan Bank of Seattle to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Seattle functions as a central reserve bank providing credit for thrift institutions and many other member financial institutions. The Federal Home Loan Bank of Seattle requires Alaska Federal, as a member, to own capital stock in the Federal Home Loan Bank of Seattle and authorizes it to apply for advances on the security of this stock and certain of its mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At December 31, 1998, Alaska Federal had no advances outstanding from the Federal Home Loan Bank of Seattle. At December 31, 1998, Alaska Federal had a borrowing capacity of $22.1 million with the Federal Home Loan Bank of Seattle.

         The following table sets forth certain information regarding short-term borrowings by Alaska Federal at the end of and during the periods indicated:

                                                                 Year Ended
                                                                December 31,
                                                            ------------------
                                                            1998          1997
                                                            ----          ----
                                                         (Dollars in thousands)
Maximum amount of borrowings outstanding
 at any month end:
   Federal Home Loan Bank advances .................       $9,000        $9,000

Approximate average short-term borrowings
 outstanding with respect to:
   Federal Home Loan Bank advances .................        2,654         7,702

Approximate weighted average rate paid on:
   Federal Home Loan Bank advances .................         6.22%         6.06%



                                                         At December 31,
                                                     ----------------------
                                                       1998            1997
                                                       ----            ----
                                                    (Dollars in thousands)
Balance outstanding at end of period:
Federal Home Loan Bank advances ..................   $   --       $   9,000

Weighted average rate paid on:
Federal Home Loan Bank advances ..................       --%           6.08%


Subsidiary Activities

         As of December 31, 1998, Alaska Federal did not own any active subsidiaries.

Properties

         The following table sets forth certain information regarding Alaska Federal's offices at December 31, 1998.

                                                   Approximate
Location                             Year Opened  Square Footage  Deposits
--------                             -----------  --------------  --------
                                                               (In thousands)
Main Office:

Nugget Mall Office (1)                    1984       16,000      $38,106
2094 Jordan Avenue, 2nd Floor
Juneau, Alaska 99801

Branch Offices:

301 N. Franklin Street                    1960        6,268       29,474
Juneau, Alaska 99801

400 Mission Street (2)                    1974        5,300       15,158
Ketchikan, Alaska 99901

2442 Tongass Avenue (3)                   1997        1,550        1,425
Ketchikan, Alaska 99901

101 Lake Street (4)                       1978        3,326       14,208
Sitka, Alaska 99835

219 Front Street (5)                      1999        1,200        3,574
Wrangell, Alaska 99929

-------------
(1)  Lease expires in January 2009, with one 10-year option to renew.
(2) Alaska Federal is reviewing a listing agreement on the Mission Street building in Ketchikan, with the intention of selling the facility and vacating the current branch space in favor of a new, smaller office at a more advantageous location in the downtown area.
(3)  Lease expires in November 2002, with four three-year options to renew.
(4)  Lease expires in May 2003, with option to renew for an unspecified term.
(5)  Lease expires in January 2004.

         Alaska Federal is studying the feasibility of opening a 1,000 square foot branch in the Auke Bay area of Juneau. Pending the outcome of a demographic review, a remodeling cost estimate, and meetings with the local branch of the University of Alaska, which is adjacent to the proposed site, Alaska Federal has paid the equivalent of two months rent to the building owner to take the property off the market for 60 days, or through April 1999. Anticipated opening of the branch would be mid-summer 1999.

         Alaska Federal maintains three automated teller machines including one at the Nugget Mall adjacent to the Juneau office, one at the Juneau airport and one at the Sitka branch office. At December 31, 1998, the net book value of Alaska Federal's properties and its fixtures, furniture and equipment was $3.3 million.

Personnel

         As of December 31, 1998, Alaska Federal had 57 full-time and nine part-time employees, none of whom are represented by a collective bargaining unit. Alaska Federal believes its relationship with its employees is good.

Legal Proceedings

         Periodically, there have been various claims and lawsuits involving Alaska Federal, mainly as a defendant, such as claims to enforce liens, condemnation proceedings on properties in which Alaska Federal holds security interests, claims involving the making and servicing of real property loans and other issues incident to Alaska Federal's business. Alaska Federal is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of Alaska Federal.

                     MANAGEMENT OF ALASKA PACIFIC BANCSHARES

         Alaska Pacific Bancshares' Board of Directors consists of seven persons divided into three classes, each of which contain approximately one-third of the Board. One class consisting of Avrum M. Gross and William J. Schmitz, has a term of office expiring at the first annual meeting of stockholders after their initial election by stockholders; a second class, consisting of Roger Grummett and Deborah Marshall has a term of office expiring at the second annual meeting of stockholders after their initial election by stockholders; and a third class, consisting of Craig E. Dahl, Hugh N. Grant and D. Eric McDowell has a term of office expiring at the third annual meeting of stockholders after their initial election by stockholders.

         Alaska Pacific Bancshares' executive officers are elected annually and hold office until death, resignation or removal by the Board of Directors. The executive officers of Alaska Pacific Bancshares are:

   Name                               Position
   ----                               --------

Craig E. Dahl       President and Chief Executive Officer
Lisa Corrigan Bell  Senior Vice President and Chief Operating Officer
Roger K. White      Senior Vice President, Chief Financial Officer and Secretary

         Since the formation of Alaska Pacific Bancshares, none of the executive officers, directors or other personnel has received remuneration from Alaska Pacific Bancshares. Information concerning the principal occupations, employment and compensation of the directors and executive officers of Alaska Pacific Bancshares during the past five years is set forth under "Management of Alaska Federal -- Biographical Information."

                          MANAGEMENT OF ALASKA FEDERAL

         Alaska Federal's Board of Directors consists of seven persons divided into three classes as nearly equal in number as possible. Each class serves for three-year terms with one class elected annually. Alaska Federal's executive officers are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the directors and executive officers of Alaska Federal.

                                    Directors

                                                                                   Year              Year of
                                                                                 Elected           Expiration
  Name                       Age(1)       Position                               Director           of Term
  ----                       ------       --------                               --------           -------
Craig E. Dahl                  49         President, Chief Executive               1996                2001
                                          Officer and Director

Roger Grummett                 56         Director                                 1987                2000

Hugh N. Grant                  63         Director                                 1990                2001

Avrum M. Gross                 62         Chairman of the Board                    1982                1999

Deborah Marshall               46         Director                                 1992                2000

D. Eric McDowell               56         Director                                 1989                2001

William J. Schmitz             68         Director                                 1987                1999


                               Executive Officers Who Are Not Directors
                               ----------------------------------------

Name                            Age(1)           Position
----                            ------           --------

Lisa Corrigan Bell             39              Senior Vice President and Chief Operating Officer

Roger K. White                 48              Senior Vice President and Chief Financial Officer

-------------
(1)  At December 31, 1998.

Biographical Information

         The principal occupation(s) of each of the above individuals for the past five years, as well as other information, is set forth below. All of the individuals reside in Juneau, Alaska, unless otherwise indicated. No family relationships exist between or among the individuals.

         Craig E. Dahl is President and Chief Executive Officer of Alaska Federal. He has been employed by Alaska Federal since 1992, and is the former president of the B.M. Behrends Banks in Juneau, Alaska.

         Roger Grummett is retired. Previously, he was a Partner at Shattuck & Grummett, Inc., an insurance agency, for 32 years.

         Hugh N. Grant has been self-employed as a contractor and real estate developer since 1961. He is also the owner of Western Auto.

         Avrum M. Gross is an attorney and has been a Partner in the law firm of Gross & Burke, Juneau, Alaska, since 1982.

         Deborah Marshall is the owner of MacDonnah's Ltd. dba The Fiddlehead, a restaurant and bakery established in 1978.

         D. Eric McDowell is President and majority stockholder of McDowell, Inc., an economic, market and business research and consulting group, established in 1972.

         William J. Schmitz is a Certified Public Accountant and has been a Partner in the accounting firm of Schmitz & Buck, Juneau, Alaska, since 1961.

         Lisa Corrigan Bell is Senior Vice President and Chief Operating Officer of Alaska Federal, positions she has held since 1996. Ms. Bell served in various positions of increasing responsibility at Alaska Federal since 1992.

         Roger K. White is Senior Vice President and Chief Financial Officer of Alaska Federal, positions he has held since 1995. Prior to that time, Mr. White served as Vice President and Controller of Puget Sound Bancorp, Tacoma, Washington .

Directors' Compensation

         All directors, other than the Chairman of the Board, receive a monthly fee of $775 per Board meeting attended and $100 per committee meeting attended. The Chairman of the Board receives a monthly fee of $900 and $100 per committee meeting attended. Total fees paid to directors during the year ended December 31, 1998 were $67,350. Following consummation of the conversion, directors' fees will continue to be paid by Alaska Federal and, initially, no separate fees are expected to be paid for service on Alaska Pacific Bancshares' Board of Directors.

Meetings and Committees of the Board of Directors

         Alaska Federal's Board of Directors meets monthly and has additional special meetings as needed. During the year ended December 31, 1998, the Board of Directors met 14 times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he served during the fiscal year ended December 31, 1998.

         The Human Resources Committee (which also serves as a Compensation Committee) consists of Messrs. McDowell (Chairman), Gross and Schmitz and Ms. Marshall. This Committee meets on an as-needed basis and is responsible for reviewing Alaska Federal's personnel to determine if and when additional personnel are needed. This Committee met four times during fiscal 1998.

         The full Board of Directors appoints a Nominating Committee consisting of members of Alaska Federal for the annual selection of management's nominees for election as directors. The Nominating Committee met once during the year ended December 31, 1998.

         The Board of Directors also has a standing Audit Committee, Loan and Investment Committee, and a Strategic Planning and Marketing Committee.

Executive Compensation

         Summary Compensation Table. The following information is furnished for Messrs. Dahl and White. No other executive officer of Alaska Federal received salary and bonus in excess of $100,000 during the year ended December 31, 1998.

                                                 Annual Compensation(1)
                               ---------------------------------------------------------------------------------
Name and                                                                    Other Annual              All Other
Position                       Year         Salary          Bonus         Compensation(2)        Compensation(3)
--------                       ----         ------          -----         ---------------        ---------------
Craig E. Dahl                  1998         $110,000        $22,000            $   --                 $6,887
President and Chief
 Executive Officer

Roger K. White                 1998           90,000         14,000                --                  6,748
Chief Financial Officer

------------
(1) Compensation information for fiscal years ended December 31, 1997 and 1996 has been omitted as Alaska Federal was neither a public company nor a subsidiary thereof at such time.
(2) Consists of directors' fees. The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(3) Consists of 401(k) contributions, automobile allowance and racquet club dues.

         Employment Agreement for Executive Officer. In connection with the conversion, Alaska Federal intends to enter into a three-year employment agreement with Craig E. Dahl. Under the employment agreement, the initial salary level for Mr. Dahl will be $110,000, which amount will be paid by Alaska Federal and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the initial date of the employment agreement, the term of the agreement may be extended for an additional year at the discretion of the Board. The agreement may be terminated by Alaska Federal at any time, by the executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that the executive's employment is terminated without cause or upon the executive's voluntary termination following the occurrence of an event described in the preceding sentence, Alaska Federal would be required to honor the terms of the agreement through the expiration of the current term, including payment of then current cash compensation and continuation of employee benefits.

         The employment agreement also provides for a severance payment and other benefits if the executive is involuntarily terminated because of a change in control of Alaska Pacific Bancshares and Alaska Federal. The agreement authorizes severance payments on a similar basis if the executive voluntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The agreement defines the term "change in control" as having occurred when, among other things, a person other than Alaska Pacific Bancshares purchases shares of Alaska Pacific Bancshares' common stock under a tender or exchange offer for the shares; any person, as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of Alaska Pacific Bancshares representing 25% or more of the combined voting power of Alaska Pacific Bancshares' then outstanding securities; the membership of the Board of Directors changes as the result of a contested election; or shareholders of Alaska Pacific Bancshares approve a merger, consolidation, sale or disposition of all or substantially all of Alaska Pacific Bancshares' assets, or a plan of partial or complete liquidation.

         The maximum value of the severance benefits under the employment agreement is 2.99 times the executive's average annual compensation during the five-year period prior to the effective date of the change in control. The employment agreement provides that the value of the maximum benefit may be distributed, at the executive's election, in the form of a lump sum cash payment equal to 2.99 times the executive's base amount, or a combination of a cash payment and continued coverage under Alaska Pacific Bancshares' and Alaska Federal's health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the executive's base amount. Assuming that a change in control had occurred at December 31, 1998 and that Mr. Dahl elected to receive a lump sum cash payment, he would be entitled to a payment of approximately $343,605. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of 2.99 times of their base amount are subject to a 20% excise tax on the amount of such excess payments. If excess parachute payments are made, Alaska Pacific Bancshares and Alaska Federal would not be entitled to deduct the amount of such excess payments. The employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

         The employment agreement restricts Mr. Dahl's right to compete against Alaska Federal for a period of one year from the date of termination of the agreement if Mr. Dahl voluntarily terminates employment except in the event of a change in control.

         Severance Agreements for Executive Officers. In connection with the conversion, Alaska Federal intends to enter into three-year severance agreements with Lisa Corrigan Bell and Roger K. White. On each anniversary of the initial date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreement may be terminated by Alaska Federal at any time, by the executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations.

         The severance agreements also provide for a severance payment and other benefits if the executive is involuntarily terminated because of a change in control of Alaska Pacific Bancshares and Alaska Federal. The agreement authorizes severance payments on a similar basis where an executive voluntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The agreement defines the term "change in control" as having occurred when, among other things, a person other than Alaska Pacific Bancshares purchases shares of Alaska Pacific Bancshares' common stock under a tender or exchange offer for the shares; any person, as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of Alaska Pacific Bancshares representing 25% or more of the combined voting power of Alaska Pacific Bancshares' then outstanding securities; the membership of the Board of Directors changes as the result of a contested election; or shareholders of Alaska Pacific Bancshares approve a merger, consolidation, sale or disposition of all or substantially all of Alaska Pacific Bancshares' assets, or a plan of partial or complete liquidation.

         The maximum value of the severance benefits under the severance agreements is 2.99 times the executive's average annual compensation during the five-year period prior to the effective date of the change in control. The severance agreements provide that the value of the maximum benefit may be distributed, at the executive's election, in the form of a lump sum cash payment equal to 2.99 times the executive's base amount, or a combination of a cash payment and continued coverage under Alaska Pacific Bancshares' and Alaska Federal's health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the executive's base amount. Assuming that a change in control had occurred at December 31, 1998 and that each executive elected to receive a lump sum cash payment, Lisa Corrigan Bell and Roger K. White would be entitled to payments of approximately $220,970 and $310,368, respectively. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of 2.99 times their base amount are subject to a 20% excise tax on the amount of such excess payments. If excess parachute payments are made, Alaska Pacific Bancshares and Alaska Federal would not be entitled to deduct the amount of such excess payments. The severance agreements provide that severance and other payments that are conditioned on a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

         Severance Agreements for Senior Officers. In connection with the conversion, Alaska Federal intends to enter into one-year severance agreements with five senior officers of Alaska Federal. This group of senior officers is made up of officers other than Messrs. Dahl and White and Ms. Bell, whose employment or severance agreements have previously been described. On each anniversary of the initial date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board of Directors. It is anticipated that the severance agreements will have an initial term of 12 months.

         The severance agreements will provide for severance payments and continuation of other benefits if the executive's employment is involuntarily terminated because of a change in control of Alaska Pacific Bancshares and Alaska Federal. Severance payments and benefits also will be provided on a similar basis where an executive voluntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The agreement defines the term "change in control" as having occurred when, among other things, a person other than Alaska Pacific Bancshares purchases shares of Alaska Pacific Bancshares' common stock under a tender or exchange offer for such shares; any person, as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of Alaska Pacific Bancshares representing 25% or more of the combined voting power of Alaska Pacific Bancshares' then outstanding securities: the membership of the Board of Directors changes as the result of a contested election; or shareholders of Alaska Pacific Bancshares approve a merger, consolidation, sale or disposition of all or substantially all of Alaska Pacific Bancshares' assets, or a plan of partial or complete liquidation.

         The maximum value of the severance benefits under the severance agreements is 1.0 times the executive's average annual compensation during the five-year period prior to the effective date of the change in control. In addition, the executive will receive 12 months of medical benefits following the effective date of the change in control. Assuming that a change in control had occurred at December 31, 1998, and excluding any other benefits due under the severance agreements, the aggregate amount payable to the five senior officers would have been approximately $272,229.

         Employee Severance Compensation Plan. Alaska Federal's Board of Directors intends to, upon conversion, establish the Alaska Pacific Bank Employee Severance Compensation Plan which will provide eligible employees with severance pay benefits in the event of a change in control of Alaska Federal or Alaska Pacific Bancshares following the conversion. Management personnel with employment agreements or change in control agreements are not eligible to participate in the severance plan. Generally, employees are eligible to participate in the severance plan if they have completed at least one year of service with Alaska Federal. The severance plan vests in each participant a contractual right to the benefits the participant is entitled to thereunder. Under the severance plan, in the event of a change in control of Alaska Federal, or Alaska Pacific Bancshares, eligible employees who are terminated from or terminate their employment within one year, for reasons specified under the severance plan, will be entitled to receive a severance payment. If the participant, whose employment has terminated, has completed at least one year of service, the participant will be entitled to a cash severance payment equal to 3.846% of annual compensation for each year of service up to a maximum of 100% of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by Alaska Federal in the event of a takeover. In the event the provisions of the severance plan are triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $130,000. However, it is management's belief that substantially all of Alaska Federal's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the severance plan would be considerably less than the total amount that could be possibly be paid under the severance plan.

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Benefits

         General. Alaska Federal currently provides health, life and disability insurance benefits for all full-time employees, after the employees pay certain deductibles.

         401(k) Savings Plan. Alaska Federal maintains the Alaska Federal Savings Bank 401(k) Savings Plan for the benefit of eligible employees of Alaska Federal. The plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Employees of Alaska Federal who have completed three months of service and who have attained age 18 are eligible to participate in the plan. Participants may contribute from 1% to 17% of their annual compensation to the plan through a salary reduction election. Alaska Federal matches participant contributions equal to 75% of the participant's contribution. However, Alaska Federal makes no matching contribution with respect to a participant's contribution in excess of $2,667. In addition to Alaska Federal's matching contributions, Alaska Federal may contribute a discretionary amount to the plan in any plan year which is allocated to individual participants in the proportion that their annual compensation bears to the total compensation of all participants during the plan year. To be eligible to receive a discretionary contribution from Alaska Federal, the participant must complete 1,000 hours of service during the plan year and remain employed by Alaska Federal on the last day of the plan year. Participants are at all times 100% vested in salary reduction contributions. With respect to matching and discretionary contributions made by Alaska Federal, participants vest in such contributions at the rate of 20% per year beginning with the completion of their first year of service with full vesting occurring after five years of service. For the year ended December 31, 1998, Alaska Federal incurred total contribution-related expenses of $47,000 in connection with the plan.

         Generally, plan participants direct the investment of plan assets. In connection with the conversion, the investment options available to participants will be expanded to include the opportunity to direct the investment of their plan account balance to purchase shares of the common stock. A participant in the plan who elects to purchase common stock through the plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "Alaska Federal's Conversion -- Limitations on Purchases of Shares."

         Performance Incentive Plan. Alaska Federal implemented the Alaska Federal Savings Bank Performance Incentive Plan for the benefit of its officers in 1999. The purpose of the plan is to reward officers based upon both the overall performance of Alaska Federal and the achievements of the individual. Employees designated as officers of Alaska Federal as of July 1, the beginning of the current fiscal year, are eligible to participate in the plan. Officers hired, or employees promoted to officer status during the first quarter of the fiscal year will be eligible to participate at 50% of the eligible distribution. Other officers promoted or hired during the remaining three quarters of the year will not be eligible for a distribution under the plan. Alaska Federal did not achieve performance targets during fiscal 1998, so no bonus pool was established or paid out under the plan.

         Employee Stock Ownership Plan. The Board of Directors has authorized the adoption by Alaska Pacific Bancshares of an employee stock ownership plan for employees of Alaska Pacific Bancshares and Alaska Federal to become effective upon the completion of the conversion. The purpose of the employee stock ownership plan is d to satisfy the requirements for an employee stock ownership plan under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended. Employees of Alaska Pacific Bancshares and Alaska Federal who have been credited with at least 1,000 hours of service during a designated 12-month period and who have attained age 18 will be eligible to participate in the employee stock ownership plan.


         The employee stock ownership plan intends to purchase 8% of the shares issued in the conversion. This would range between 47,600 shares, assuming 595,000 shares are issued in the conversion, and 64,400 shares, assuming 805,000 shares are issued in the conversion. It is anticipated that the employee stock ownership plan will borrow funds from Alaska Pacific Bancshares. Such loan will equal 100% of the aggregate purchase price of the common stock. The employee stock ownership plan will repay the loan principally from Alaska Federal's contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership


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plan over the anticipated 10-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "Pro Forma Data." To the extent that the employee stock ownership plan is unable to acquire 8% of the common stock sold in the offering, it is anticipated that it may acquire additional shares following the conversion through open market purchases.


         In any plan year, Alaska Federal may make additional discretionary contributions to the employee stock ownership plan for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Alaska Pacific Bancshares. Several factors will affect the timing, amount, and manner of such discretionary contributions, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.


         Alaska Pacific Bancshares will hold shares purchased by the employee stock ownership plan with the proceeds of the loan will be held in a suspense account and release them on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.


         Participants will vest in their accrued benefits under the employee stock ownership plan at the rate of 20% per year, beginning upon the completion of three years of service. A participant is fully vested at retirement, in the event of death or disability or upon termination of the employee stock ownership plan. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. Alaska Federal's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.


         It is anticipated the Board of Directors will select an institutional trustee to serve as trustee of the employee stock ownership plan. The trustee must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of plan participants and unallocated shares must be voted in the same ratio on any matter as those shares for which instructions are given. The trustee will vote, in his discretion, allocated shares for which no instructions are received .

         Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

         The employee stock ownership plan will meet the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor issued thereunder. Alaska Pacific Bancshares intends to request a determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. Alaska Pacific Bancshares expects, but cannot guarantee, that a favorable determination letter will be received by the employee stock ownership plan.

         1999 Stock Option Plan. The Board of Directors of Alaska Pacific Bancshares intends to adopt the stock option plan and to submit the stock option plan to the stockholders for approval at a meeting held no earlier than six months following the conversion. Under current Office of Thrift Supervision regulations, the approval of a majority vote of Alaska Pacific Bancshares' outstanding shares is required for the implementation of the stock option plan within one year after the conversion. The stock option plan will comply with all applicable regulatory requirements. However, the stock option plan will not be approved or endorsed by the Office of Thrift Supervision.

         Alaska Federal will design the stock option plan to attract and retain qualified management personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in Alaska Pacific Bancshares as an incentive to contribute to the success of Alaska Pacific Bancshares and Alaska

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


Federal, and to reward officers and key employees for outstanding performance. The stock option plan will provide for the grant of incentive stock options intended to comply with the requirements of the Internal Revenue Code and for nonqualified stock options. Upon receipt of stockholder approval of the stock option plan, Alaska Federal may grant stock options to key employees of Alaska Pacific Bancshares and its subsidiaries, including Alaska Federal. The stock option plan will continue in effect for a period of ten years from the date the stock option plan is approved by stockholders, unless terminated earlier.

         A number of authorized shares of common stock equal to 10% of the number of shares of common stock issued in connection with the conversion will be reserved for future issuance under the stock option plan. This would range from 59,500 shares, assuming 595,000 shares are issued in the conversion, to 80,500, assuming 805,000 shares are issued in the conversion. Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. If a stock split, reverse stock split, stock dividend, or similar event occurs, the number of shares of common stock under the stock option plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the compensation committee to reflect the increase or decrease in the total number of shares of common stock outstanding.

         The compensation committee of the Board of Directors of Alaska Pacific Bancshares will administer and interpret the stock option plan. According to applicable Office of Thrift Supervision regulations, the compensation committee will determine which nonemployee directors, officers and key employees will be granted options, whether, in the case of officers and employees the number of shares represented by each option, and the exercisability of options. All options granted to nonemployee directors will be nonqualified stock options. The per share exercise price of all options will equal at least 100% of the fair market value of a share of common stock on the date the option is granted.

         Under current Office of Thrift Supervision regulations, if the stock option plan is implemented within one year of the conversion, no officer or employee could receive an award of options covering in excess of 25%, no nonemployee director could receive in excess of 5%, and nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the stock option plan.

         Alaska Federal anticipates that it will grantall options under the stock option plan subject to a vesting schedule so that the options become exercisable over a specified period following the date of grant. Under Office of Thrift Supervision regulations, if the stock option plan is implemented within the first year following the conversion the minimum vesting period will be five years. All unvested options will be immediately exercisable upon the recipient's death or disability.

         Each incentive stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment, or one year if the optionee's termination results from death or disability, unless the compensation committee extends the time period. Each nonqualified stock option that is awarded to an officer, key employee or nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year or two years following the grantee's death, disability or termination of service. All incentive stock options are nontransferable except by will or the laws of descent or distribution.

         Under current provisions of the Internal Revenue Code, the federal tax treatment of incentive stock options and non-qualified stock options is different. With respect to incentive stock options, an optionee who satisfies certain holding period requirements will not recognize compensation income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of common stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the common stock on the date of exercise and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to Alaska Pacific Bancshares as a result of the grant or exercise of an incentive stock option, unless the optionee fails to satisfy the holding period requirements. For non-


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qualified stock options, the grant generally is not a taxable event for the optionee and no tax deduction will be available to Alaska Pacific Bancshares. However, upon exercise, the difference between the fair market value of the common stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and Alaska Pacific Bancshares will be entitled to a compensation expense deduction in the amount of income recognized by the optionee.

         Although no specific award determinations have been made at this time, Alaska Pacific Bancshares and Alaska Federal anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations.

         Management Recognition and Development Plan. The Board of Directors of Alaska Pacific Bancshares intends to adopt the Alaska Pacific Bancshares' Management Recognition and Development Plan, a restricted stock plan, for officers, employees, and nonemployee directors of Alaska Pacific Bancshares and Alaska Federal and to submit it to the stockholders for approval at a meeting held no earlier than six months following the conversion. The plan will enable Alaska Pacific Bancshares and Alaska Federal to provide participants with a proprietary interest in Alaska Pacific Bancshares as an incentive to contribute to the success of Alaska Pacific Bancshares and Alaska Federal. Persons who are awarded stock under the plan will not have to pay for the stock. Furthermore, some or all of the persons who receive awards under the management development and recognition plan will also be granted options under the stock option plan. The plan will comply with all applicable regulatory requirements. The Office of Thrift Supervision will not approve or endorse the plan. Under current Office of Thrift Supervision regulations, a majority of Alaska Pacific Bancshares' outstanding shares must vote to approve the implementation of the plan within one year after the conversion.

         The plan intends to acquire a number of shares of Alaska Pacific Bancshares' common stock equal to 4% of the common stock issued in the conversion. This would range from 23,800 shares, assuming 595,000 shares are issued in the conversion, to 32,200 shares, assuming 805,000 shares are issued in the conversion. The plan will acquire the shares on the open market, if available, with funds contributed by Alaska Pacific Bancshares or Alaska Federal to a trust which Alaska Pacific Bancshares may establish in conjunction with the plan or from authorized but unissued shares or treasury shares of Alaska Pacific Bancshares.

         The compensation committee of the Board of Directors of Alaska Pacific Bancshares will administer the management development and recognition plan , the members of which will also serve as trustees for the plan, if a trust is formed. The trustees will be responsible for the investment of all funds contributed by Alaska Pacific Bancshares or Alaska Federal to the trust. The Board of Directors of Alaska Pacific Bancshares may terminate the plan at any time and, upon termination, all unallocated shares of common stock will revert to Alaska Pacific Bancshares.

         Shares of common stock granted under the plan will be in the form of restricted stock which will become unrestricted ratably over a specified vesting period following the date of grant. During the period of restriction, Alaska Pacific Bancshares or the plan will hold all shares in escrow. Under Office of Thrift Supervision regulations, if the management development and recognition plan is implemented within the first year following the conversion, the minimum vesting period will be five years. All unvested awards will vest upon the recipient's death or disability.

         A recipient of a plan award in the form of restricted stock generally will not recognize income upon an award of shares of common stock, and Alaska Pacific Bancshares will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon termination of the restrictions,, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock at the time and Alaska Pacific Bancshares will be entitled to a deduction in the same amount after satisfying federal income tax reporting requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, Alaska Pacific Bancshares will be entitled to a deduction in that year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

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         Although no specific award determinations have been made at this time,
Alaska Pacific Bancshares and Alaska Federal anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. Under current Office of Thrift Supervision regulations, if the plan is implemented within one year after the conversion, no officer or employees could receive an award covering in excess of 25%, no nonemployee director could receive in excess of 5% and nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the plan.

Transactions with Alaska Federal

         Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee, and must not involve more than the normal risk of repayment or present other unfavorable features. Alaska Federal has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such director or executive officer and his or her related interests are in excess of the greater of $25,000, or 5% of Alaska Federal's capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors. See "Regulation -- Federal Regulation of Savings Associations -- Transactions with Affiliates." The aggregate amount of loans by Alaska Federal to its executive officers and directors and their affiliates was $967,000 at December 31, 1998, or approximately 7.0% of pro forma stockholders' equity assuming that 805,000 shares are issued in the conversion. These loans were performing according to their original terms at December 31, 1998.


                                   REGULATION

General

         Alaska Federal is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision as its chartering agency, and the Federal Deposit Insurance Corporation, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended, and, in certain respects, the Federal Deposit Insurance Act, and the regulations issued by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, Alaska Federal's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of Alaska Federal's mortgage documents. Alaska Federal must file reports with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation to review Alaska Federal's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on Alaska Pacific Bancshares, Alaska Federal and their operations. Alaska Pacific Bancshares, as a savings and loan holding company, will also be required to file certain reports with, and otherwise comply with the rules and regulations of, the Office of Thrift Supervision.

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Federal Regulation of Savings Associations

         Office of Thrift Supervision. The Office of Thrift Supervision is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The Office of Thrift Supervision generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the Office of Thrift Supervision issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

         Federal Home Loan Bank System. The Federal Home Loan Bank System, consisting of 12 Federal Home Loan Banks, is under the jurisdiction of the Federal Housing Finance Board. The designated duties of the Federal Housing Finance Board are to: supervise the Federal Home Loan Banks; ensure that the Federal Home Loan Banks carry out their housing finance mission; ensure that the Federal Home Loan Banks remain adequately capitalized and able to raise funds in the capital markets; and ensure that the Federal Home Loan Banks operate in a safe and sound manner.

         Alaska Federal, as a member of the Federal Home Loan Bank of Seattle, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Seattle in an amount equal to the greater of 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank of Seattle. Alaska Federal is in compliance with this requirement with an investment in Federal Home Loan Bank of Seattle stock of $1.3 million at December 31, 1998.

         Among other benefits, the Federal Home Loan Bank provides a central credit facility primarily for member institutions. Proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System is the primary source of funding. It makes advances to members in accordance with policies and procedures established by the Federal Housing Finance Board and the Board of Directors of the Federal Home Loan Bank of Seattle.

         Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation is an independent federal agency established originally to insure the deposits, up to prescribed statutory limits, of federally insured banks and to preserve the safety and soundness of the banking industry. The Federal Deposit Insurance Corporation maintains two separate insurance funds: the Bank Insurance Fund and the Savings Association Insurance Fund. Alaska Federal's deposit accounts are insured by the Federal Deposit Insurance Corporation under the Savings Association Insurance Fund to the maximum extent permitted by law. As insurer of Alaska Federal's deposits, the Federal Deposit Insurance Corporation has examination, supervisory and enforcement authority over all savings associations.

         Under applicable regulations, the Federal Deposit Insurance Corporation assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period. The capital categories are: well-capitalized, adequately capitalized, or undercapitalized. The Federal Deposit Insurance Corporation also places an institution in one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the Federal Deposit Insurance Corporation by the institution's primary federal regulator and information that the Federal Deposit Insurance Corporation determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned with the most well-capitalized, healthy institutions receiving the lowest rates.

         On September 30, 1996, the Deposit Insurance Funds Act was enacted, which, among other things, imposed a special one-time assessment on Savings Association Insurance Fund member institutions, including Alaska Federal, to recapitalize the Savings Association Insurance Fund. As a result of the Deposit Insurance Funds Act and the special one-time assessment, the Federal Deposit Insurance Corporation reduced the assessment schedule for Savings Association Insurance Fund members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions,

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including Alaska Federal, paying 0%. This assessment schedule is the same as that for the Bank Insurance Fund, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, Savings Association Insurance Fund members are charged an assessment of 0.065% of Savings Association Insurance Fund-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation in the 1980s to help fund the thrift industry cleanup. Bank Insurance Fund-assessable deposits are charged an assessment to help pay interest on the Financing Corporation bonds at a rate of approximately .013%. Full pro rata sharing of the Financing Corporation payments between Bank Insurance Fund and Savings Association Insurance Fund members will occur until the earlier of December 31, 1999,or the date the Bank Insurance Fund and Savings Association Insurance Fund are merged.

         The Federal Deposit Insurance Corporation is authorized to raise the assessment rates in certain circumstances. The Federal Deposit Insurance Corporation has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the Federal Deposit Insurance Corporation, it could have an adverse effect on the earnings of Alaska Federal.

         Under the Federal Deposit Insurance Act, the Federal Deposit Insurance Corporation may terminate insurance of deposits upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. Management of Alaska Federal does not know of any practice, condition or violation that might lead to termination of deposit insurance.

         Liquidity Requirements. Under Office of Thrift Supervision regulations, each savings institution is required to maintain an average daily balance of liquid assets, which consist of cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments, equal to a monthly average of not less than 4.0% of its net withdrawable accounts plus short-term borrowings. Office of Thrift Supervision regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at 1.0% of the total of its net withdrawable savings accounts and borrowings payable in one year or less. The Office of Thrift Supervision may impose monetary penalties for failure to meet liquidity requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

         Prompt Corrective Action. Under Section 38 of the Federal Deposit Insurance Act, as added by the Federal Deposit Insurance Corporation Improvement Act of 1991, each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a leverage ratio of 4.0% or more, or 3.0% under certain circumstances, and does not meet the definition of "well capitalized;" "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a leverage ratio that is less than 4.0%, or 3.0% under certain circumstances; "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a leverage ratio that is less than 3.0%; and "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

         Section 38 of the Federal Deposit Insurance Act and the implementing regulations also provide that a federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality,

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management, earnings or liquidity. The Office of Thrift Supervision may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.

         An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to the provisions of
Section 38 of the Federal Deposit Insurance Act, which sets forth various mandatory and discretionary restrictions on its operations.

         At December 31, 1998, Alaska Federal was categorized as "well capitalized" under the prompt corrective action regulations of the Office of Thrift Supervision.

         Standards for Safety and Soundness. The federal banking regulatory agencies have prescribed, by regulation, standards for all insured depository institutions to use as guidelines relating to: internal controls, information systems and internal audit systems; loan documentation; credit underwriting; interest rate risk exposure; asset growth; asset quality; earnings; and compensation, fees and benefits. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that Alaska Federal fails to meet any standard prescribed by the guidelines, the agency may require Alaska Federal to submit to the agency an acceptable plan to achieve compliance with the standard. Management is aware of no conditions relating to these safety and soundness standards which would require submission of a plan of compliance.

         Qualified Thrift Lender Test. All savings associations, including Alaska Federal, are required to meet a qualified thrift lender test to avoid certain restrictions on their operations. This test requires a savings association to have at least 65% of its portfolio asset, as defined by regulation, in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, the savings association may maintain 60% of its assets in those assets specified in Section 7701(a)(19) of the Internal Revenue Code. Under either test, such assets primarily consist of residential housing related loans and investments. At December 31, 1998, Alaska Federal met the test and its qualified thrift lender percentage was 69.1%.

         Any savings association that fails to meet the qualified thrift lender test must convert to a national bank charter, unless it requalifies as a qualified thrift lender and thereafter remains a qualified thrift lender. If an association does not requalify and converts to a national bank charter, it must remain Savings Association Insurance Fund-insured until the Federal Deposit Insurance Corporation permits it to transfer to the Bank Insurance Fund. If such an association has not yet requalified or converted to a national bnak, its new investments and activities are limited to those permissible for both a savings association and a national bank, and it is limited to national bank branching rights in its home state. In addition, Alaska Federal is immediately ineligible to receive any new Federal Home Loan Bank borrowings and is subject to national bank limits for payment of dividends. If such association has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding Federal Home Loan Bank borrowings, which may result in prepayment penalties. If any association that fails the qualified thrift lender test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies.

         Capital Requirements. Under Office of Thrift Supervision regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements. Alaska Pacific Bancshares is not subject to any minimum capital requirements.

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         Office of Thrift Supervision capital regulations establish a 3% core capital or leverage ratio, which is defined as the ratio of core capital to adjusted total assets. Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less any intangible assets, except for certain qualifying intangible assets; certain mortgage servicing rights; and equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and nonincludable subsidiaries. Institutions that fail to meet the core capital requirement would be required to file with the Office of Thrift Supervision a capital plan that details the steps they will take to reach compliance. In addition, the Office of Thrift Supervision' prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4%, or 3% for institutions receiving the highest CAMEL examination rating, will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Federal Regulation of Alaska Federal -- Prompt Corrective Action."

         As required by federal law, the Office of Thrift Supervision has proposed a rule revising its minimum core capital requirement to be no less stringent than that imposed on national banks. The Office of Thrift Supervision has proposed that it will permit only those savings associations rated a composite one, the highest rating, under the CAMEL rating system for savings associations to operate at or near the regulatory minimum leverage ratio of 3%. It will require all other savings associations to maintain a minimum leverage ratio of 4% to 5%. The Office of Thrift Supervision will assess each individual savings association through the supervisory process on a case-by-case basis to determine the applicable requirement. No assurance can be given as to the final form of any such regulation, the date of its effectiveness or the requirement applicable to Alaska Federal.

         Savings associations also must maintain "tangible capital" of not less than 1.5% of Alaska Federal's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

         Each savings institution must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, and general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

         The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans, including multi-family mortgage loans, are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor, which ranges from 0% to 100%, assigned to that category. These products are then totaled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included as risk-weighted assets.

         The Office of Thrift Supervision has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction

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from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets, which is the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts, that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the Office of Thrift Supervision. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. The rule also provides that the Director of the Office of Thrift Supervision may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the Office of Thrift Supervision-calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the Office of Thrift Supervision-calculated amount. The Office of Thrift Supervision has postponed the date that the component will first be deducted from an institution's total capital until savings associations become familiar with the process for requesting an adjustment to its interest rate risk component.

         See "Historical and Pro Forma Capital Compliance" for a table that sets forth in terms of dollars and percentages the Office of Thrift Supervision tangible, core and risk-based capital requirements, Alaska Federal's historical amounts and percentages at December 31, 1998, and pro forma amounts and percentages based upon the assumptions stated therein.

         Limitations on Capital Distributions. Office of Thrift Supervision regulations impose various restrictions on savings institutions with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account.

         Generally, savings institutions, such as Alaska Federal, that before and after the proposed distribution meet their capital requirements, may make capital distributions during any calendar year equal to the greater of 100% of net income for the year-to-date plus 50% of the amount by which the lesser of the institution's tangible, core or risk-based capital exceeds its capital requirement for such capital component, as measured at the beginning of the calendar year, or 75% of their net income for the most recent four quarter period. However, an institution deemed to be in need of more than normal supervision by the Office of Thrift Supervision may have its dividend authority restricted by the Office of Thrift Supervision. Alaska Federal may pay dividends in accordance with this general authority.

         Savings institutions proposing to make any capital distribution need only submit written notice to the Office of Thrift Supervision 30 days prior to such distribution. Savings institutions that do not, or would not meet their current minimum capital requirements following a proposed capital distribution, however, must obtain Office of Thrift Supervision approval prior to making such distribution. The Office of Thrift Supervision may object to the distribution during that 30-day period based on safety and soundness concerns. See "-- Capital Requirements."

         The Office of Thrift Supervision has proposed regulations that would revise the current capital distribution restrictions. Under the proposal, a savings institution may make a capital distribution without notice to the Office of Thrift Supervision, unless it is a subsidiary of a holding company, provided that it has a regulatory rating in the two top categories, is not of supervisory concern, and would remain adequately capitalized, as defined in the Office of Thrift Supervision prompt corrective action regulations, following the proposed distribution. Savings institutions that would remain adequately capitalized following the proposed distribution but do not meet the other noted requirements must notify the Office of Thrift Supervision 30 days prior to declaring a capital distribution. The Office of Thrift Supervision stated it will generally regard as permissible that amount of capital distributions that do not exceed 50% of the

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institution's excess regulatory capital plus net income to date during the calendar year. A savings institution may not make a capital distribution without prior approval of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation if it is undercapitalized before, or as a result of, such a distribution. As under the current rule, the Office of Thrift Supervision may object to a capital distribution if it would constitute an unsafe or unsound practice. No assurance may be given as to whether or in what form the regulations may be adopted.

         At December 31, 1998, Alaska Federal met the criteria to be designated a Tier 1 association and, consequently, could at its option, after prior notice to, and no objection made by, the Office of Thrift Supervision, distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

         Loans to One Borrower. Under the Home Owners' Loan Act, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of Alaska Federal's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The Office of Thrift Supervision by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units with the prior consent of the Office of Thrift Supervision. At December 31, 1998, Alaska Federal's limit on loans to one borrower was $1.2 million. At December 31, 1998, Alaska Federal's largest aggregate amount of loans to one borrower was $1.5 million, all of which were performing according to their original terms.

         Activities of Associations and Their Subsidiaries. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the Federal Deposit Insurance Corporation and the Office of Thrift Supervision 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

         The Office of Thrift Supervision may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the Federal Deposit Insurance Act. Based upon that determination, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision has the authority to order the savings association to divest itself of control of the subsidiary. The Federal Deposit Insurance Corporation also may determine by regulation or order that any specific activity poses a serious threat to the Savings Association Insurance Fund. If so, it may require that no Savings Association Insurance Fund member engage in that activity directly.

         Transactions with Affiliates. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") relative to transactions with affiliates in the same manner and to the same extent as if the savings association were a Federal Reserve member bank. A savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the Home Owners' Loan Act. Generally, Sections 23A and 23B: limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guaranty and similar types of transactions.

         Three additional rules apply to savings associations: a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; a savings association may not purchase or invest in securities issued by an affiliate, other than securities of

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a subsidiary; and the Office of Thrift Supervision may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve Board, as is currently the case with respect to all Federal Deposit Insurance Corporation-insured banks. Alaska Federal has not been significantly affected by the rules regarding transactions with affiliates.

         Alaska Federal's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals, unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee, and not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans Alaska Federal may make to such persons based, in part, on Alaska Federal's capital position, and requires certain board approval procedures to be followed. The Office of Thrift Supervision regulations, with certain minor variances, apply Regulation O to savings institutions.

         Community Reinvestment Act. Under the Community Reinvestment Act, a federal statute, all federally-insured financial institutions have a continuing and affirmative obligation consistent with safe and sound operations to help meet all the credit needs of its delineated community. The Community Reinvestment Act does not establish specific lending requirements or programs nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to meet all the credit needs of its delineated community. The Community Reinvestment Act requires the federal banking agencies, in connection with regulatory examinations, to assess an institution's record of meeting the credit needs of its delineated community and to take such record into account in evaluating certain regulatory applications filed by an institution. The Community Reinvestment Act requires public disclosure of an institution's Community Reinvestment Act rating. Alaska Federal received a "outstanding" rating as a result of its latest evaluation.

         Regulatory and Criminal Enforcement Provisions. Under the Federal Deposit Insurance Act, the Office of Thrift Supervision has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $27,500 per day, or $1.1 million per day in especially egregious cases. Under the Federal Deposit Insurance Act, the Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

Savings and Loan Holding Company Regulations

         Holding Company Acquisitions. The Home Owners' Loan Act and Office of Thrift Supervision regulations issued thereunder generally prohibit a savings and loan holding company, without prior Office of Thrift Supervision approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the Office of Thrift Supervision.

         Holding Company Activities. As a unitary savings and loan holding company, Alaska Pacific Bancshares generally is not subject to activity restrictions. If Alaska Pacific Bancshares acquires control of another savings

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association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. The Home Owners' Loan Act provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: furnishing or performing management services for a subsidiary insured institution, conducting an insurance agency or escrow business, holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution, holding or managing properties used or occupied by a subsidiary insured institution, acting as trustee under deeds of trust, those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or those activities authorized by the Federal Reserve as permissible for bank holding companies, unless the Office of Thrift Supervision by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities authorized by the Federal Reserve for bank holding companies, which are described above, also must be approved by the Office of Thrift Supervision prior to being engaged in by a multiple holding company.

         Qualified Thrift Lender Test. The Home Owners' Loan Act requires any savings and loan holding company that controls a savings association that fails the qualified thrift lender test, as explained under "-- Federal Regulation of Savings Associations -- Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a qualified thrift lender, register as and be deemed a bank holding company subject to all applicable laws and regulations.

Federal Securities Laws

         Alaska Pacific Bancshares has filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of the common stock to be issued in the conversion. Upon completion of the conversion, the common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act and, under Office of Thrift Supervision regulations, generally may not be deregistered for at least three years thereafter. Alaska Pacific Bancshares will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the Securities Exchange Act.

         The registration under the Securities Act of the common stock to be issued in the conversion does not cover the resale of such shares. Shares of the common stock purchased by persons who are not affiliates of Alaska Pacific Bancshares may be resold without registration. Shares purchased by an affiliate of Alaska Pacific Bancshares may only be sold in compliance with the resale restrictions of Rule 144 under the Securities Act. For purposes of Rule 144, affiliates are considered to be executive officers and directors of Alaska Pacific Bancshares, since they are presumed to have "the power to direct or cause the direction of the management and policies of [a company], whether through the ownership of voting securities or otherwise."

                                   TAXATION

Federal Taxation

         The following discussion summarizes certain federal income tax provisions applicable to Alaska Federal as a thrift institution and discusses all material terms of the federal tax law as it applies to Alaska Federal. This summary is based on the Internal Revenue Code, Internal Revenue Code regulations, rulings and decisions currently in effect, all of which are subject to change. For a discussion of the Federal income tax consequences of the plan of conversion to Alaska Federal, the account holders and the holders of common stock, see "Alaska Federal's Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Alaska Federal -- Tax Effects." For further information regarding federal and state taxes, see Note 11 of the Notes to the Financial Statements included at the back of this prospectus.

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         Net Operating Loss Carryforwards. Alaska Federal has a federal tax operating loss carryforwards aggregating approximately $3.9 million at December 31, 1998 which ultimately expire in 2012. In addition, as of December 31, 1998 Alaska Federal had a financial statement allowance for loan losses of approximately $674,000 which had been previously recognized for financial statement purposes. The majority of the allowance for loan losses is anticipated to give rise to deductible tax losses in future years. Losses which Alaska Federal has not yet recognized for tax purposes that may be utilized to offset taxable income in the current or a past or future year are sometimes referred to as "Built-in Losses".

         An ownership change can result from either an owner shift or an equity structure shift. An owner shift is nearly any transfer of an equity interest. An equity structure shift is any tax-free reorganization except for reorganizations defined under Internal Revenue Code Section 368(a)(1)F, a mere change in corporate identity, form or place of organization, certain reorganizations defined under Section 368 (a)(1)(D), a transfer by a corporation of all or part of its assets to another corporation in which the transfer by a corporation of all or part of its assets to another corporation in which the transferor, or one or more of its shareholders, is in immediate control of the transferee, or certain reorganizations defined under Section 368(a)(1)(G), a transfer by a corporation of all or a part of its assets to another corporation in a title 11 bankruptcy or similar case. Although an owner shift or an equity structure shift is necessary for an ownership change, not every shift constitutes an ownership change to which Section 382 applies.

         If an "ownership change", discussed below, occurs with respect to Alaska Pacific Bancshares and its subsidiaries, either in connection with this transaction or in the future years as a result of transactions unrelated to this transaction, Alaska Federal would become subject to the limitation on their ability to use their net operating loss carryforwards and other tax benefit items to offset taxable income. Such limitation, were it to become applicable, would also limit the recognition for tax purposes of Built-in Losses, if the excess of any Built-in Losses of Alaska Federal over any gains which they have not yet recognized for tax purposes (the "Net Unrealized Built-in Losses" of Alaska Federal) exceeds the lesser of:

          (i) 15 percent of the fair market value of the assets of Alaska Federal immediately before the ownership change, or

          (ii) $10 million.

         The determination whether an ownership change has occurred is made by:

          (i) determining in the case of any 5% stockholder, the number of percentage points by which such 5% stockholder's interest has increased at the end of the three-year testing period relative to such stockholder's lowest percentage ownership at time during such testing period, and

          (ii) aggregating such percentage point increases for all 5% stockholders during the applicable testing period.

         For purposes of the preceding sentence, any direct or indirect holder, taking into account certain attribution rules, of 5% or more of Alaska Pacific Bancshares stock is a 5% stockholder, and all holders of less than 5% collectively are generally treated as a single 5% stockholder. An ownership change will occur at the end of any three-year testing period if the aggregate percentage point increases for all 5% stockholders for such testing period exceeds 50 percentage points. For these purposes, Alaska Federal expects to treat the depositors as stockholders. Potential purchasers are cautioned, however, that there can be no assurance that the IRS will agree with such treatment, or that such treatment would be sustained if challenged.

         Under certain "segregation rules," stockholders who individually acquire and own less than 5% of a corporation's stock pursuant to an offering of such stock are treated as a single 5% stockholder (the "New Public Group") which is separate and apart from the group of less than 5% stockholders that existed prior to the offering (the

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"Pre-Issuance Public Group", in this instance the "Depositor Group"). In general, a member of the New Public Group is presumed not to have owned any of the corporation's stock prior to the offering except to the extent that the corporation has actual knowledge that such person is also a member of the Pre-Issuance Public Group. Thus, unless a substantial portion of the stock of Alaska Pacific Bancshares is purchased by the Depositor Group, under the general operation of the segregation rules there is a substantial risk that an ownership change will occur. However, regulations of the IRS now create a presumption that Alaska Federal's pre-conversion owners (i.e. its depositors) will have purchased a significant percentage of the stock now offered. The regulations provide that if a corporation with a net built-in loss or net operating loss carryforward issues stock for cash, an amount of the stock issued equal to the lesser of:

          (i) one-half of the percentage ownership of the Pre-Issuance Public Group, or

          (ii) the total amount of stock issued in the transaction less the amount of issued stock owned by 5% stockholders (other than a direct public group) immediately after the issuance, will not be subject to the segregation rules.

         Under the regulations, this cash issuance exception is not applicable to shares acquired upon the exercise of an option that was not issued solely for cash or was not distributed with respect to stock. Alaska Pacific Bancshares believes that stock acquired pursuant to the exercise of subscription rights will qualify as stock issued for cash under the regulations, but there can be no assurance that such position would be sustained if challenged by the Internal Revenue Service. If the cash issuance exception to the segregation rules is available to Alaska Pacific Bancshares, it will reduce the likelihood that the proposed transaction would result in an ownership change of Alaska Pacific Bancshares and its subsidiaries. Potential investors should be aware, however, that even if Alaska Pacific Bancshares is able to apply the cash issuance exception to prevent this transaction from causing an ownership change under
Section 382, increases in percentage ownership by 5% stockholders subsequent to this transaction could nevertheless give rise to an ownership change.

         If an ownership change occurs with respect to Alaska Pacific Bancshares and its subsidiaries, an annual limitation (the "Section 382 limitation") would be imposed pursuant to Section 382 of the Internal Revenue Code on the rate at which its net operating loss carryforward (and any Built-In Losses) could be deducted against taxable income. Although the computation of the Section 382 limitation in the case of mutual-to-stock bank conversions is not entirely clear, it would probably be computed by multiplying the estimated value of Alaska Pacific Bancshares immediately prior to the ownership change by the then-applicable long-term tax exempt rate published by the Internal Revenue Service for this purpose (the long-term tax exempt rate was 4.8% for the month of December 1998, per Internal Revenue Service tables). The limitation on the use of Built-In Losses would apply with respect to Built-In Losses recognized in any taxable year any portion of which falls within the 5-year period beginning on the date of the ownership change. Accordingly, if the Section 382 Limitations were to apply to Alaska Pacific Bancshares and its subsidiaries to the limit the rate of utilization of such losses, it is uncertain whether Alaska Pacific Bancshares and its subsidiaries would be able to utilize their net operating loss carryforwards and Built-In-Losses.

         As noted above, only if the proposed transaction does not result in an ownership change, transactions in shares of Stock subsequent to consummation of the conversion, which generally are beyond the control of Alaska Pacific Bancshares, could result in an unanticipated increase in the ownership of the stock of Alaska Pacific Bancshares by one or more 5% stockholders. If a sufficient number of shares of stock of Alaska Pacific Bancshares were sold or purchased by an applicable stockholder group in the current or future years, an ownership change could occur and the Section 382 limitation might then be applicable to Alaska Pacific Bancshares and its subsidiaries. In such circumstances, the determination of whether Alaska Pacific Bancshares and its subsidiaries have Net Unrealized Build-in Losses in excess of the threshold amounts would be made as of the date of such a future ownership change.

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         In order to reduce the likelihood that an ownership change will occur in the proposed transaction the plan of conversion provides that the maximum number of shares which may be purchased by any person in the conversion, excluding the employee stock ownership plan, is $125,000.

         Options to purchase the stock of Alaska Pacific Bancshares, including the subscription rights, must also be considered to determine if an ownership change occurs. Under Section 382(1)(3)(A) of the Internal Revenue Code, except as provided in regulations an option to acquire stock is treated as exercised if such exercise results in an ownership change. However, under the regulations an option to acquire stock is not treated as exercised unless its issuance or transfer satisfies an ownership test, a control test or an income test. Whether an option satisfies one or more of these tests depends on all relevant facts and circumstances, but each of these tests requires that a principal purpose of the issuance, transfer or structuring of the option is to avoid or ameliorate the impact of an ownership change under Section 382. Assuming that a principal purpose of the issuance of the subscription rights is not to avoid or ameliorate the impact of an ownership change under Section 382, the subscription rights should not be treated as exercised for purposes of testing whether an ownership change has occurred under Section 382. In addition, the regulations provide certain safe harbors pursuant to which certain options are not treated as exercised pursuant to the ownership, control or income tests. One such safe harbor applies to compensatory options. Accordingly, the options to be issued under the proposed stock option plan of Alaska Pacific Bancshares described below under "Management of Alaska Federal -- Benefits -- 1999 Stock Option Plan" should not be treated as exercised even if such exercise would result in an ownership change.

         Section 383 of the Internal Revenue Code provides rules that restrict a corporation's ability to utilize tax credit carryforwards and net operating loss carryforwards after an ownership change. These rules are similar to and work in conjunction with the Section 382 limitation described above. As of December 31, 1998, Alaska Federal had $18,000 of tax credit carryforwards which would become subject to the limitations of Section 383 if an ownership change occurred.

         Bad Debt Reserve. Historically, savings institutions such as Alaska Federal which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. Alaska Federal's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on Alaska Federal's actual loss experience, or a percentage equal to 8% of Alaska Federal's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to Alaska Federal's loss experience, Alaska Federal generally recognized a bad debt deduction equal to 8% of taxable income.

         Distributions. To the extent that Alaska Federal makes "nondividend distributions" to Alaska Pacific Bancshares that are considered as made: (i) from the reserve for losses on qualifying real property loans, to the extent the reserve for such losses exceeds the amount that would have been allowed under the experience method; or (ii) from the supplemental reserve for losses on loans ("Excess Distributions"), then an amount based on the amount distributed will be included in Alaska Federal's taxable income. Nondividend distributions include distributions in excess of Alaska Federal's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Alaska Federal's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from Alaska Federal's bad debt reserve. However, any dividends to Alaska Pacific Bancshares that would reduce amounts appropriated to Alaska Federal's bad debt reserve and deducted for federal income tax purposes would create a tax liability for Alaska Federal. The amount of additional taxable income attributable to an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. See "Regulation -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions" and "Alaska Pacific Bancshares' Dividend Policy -- Current Restrictions" for limits on the payment of dividends by Alaska Federal. Alaska Federal does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

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         Corporate Alternative Minimum Tax. The Internal Revenue Code imposes a tax on alternative minimum taxable income at a rate of 20%. Only 90% of alternative minimum taxable income can be offset by net operating loss carryovers. Alternative minimum taxable income is increased by an amount equal to 75% of the amount by which Alaska Federal's adjusted current earnings exceeds its alternative minimum taxable income (determined without regard to this preference and prior to reduction for net operating losses).

         Dividends-Received Deduction and Other Matters. Alaska Pacific Bancshares may exclude from its income 100% of dividends received from Alaska Federal as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which Alaska Pacific Bancshares and Alaska Federal will not file a consolidated tax return, except that if Alaska Pacific Bancshares or Alaska Federal owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

         Audits. There have not been any Internal Revenue Service audits of Alaska Federal's federal income tax returns during the past five years.

State Taxation

         The Alaska state income tax applicable to Alaska Federal is based on a graduated tax rate schedule, with a maximum rate of 9.4% on income over $90,000. There have not been any audits of Alaska Federal's state tax returns during the past five years.


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                           ALASKA FEDERAL'S CONVERSION

         The Office of Thrift Supervision has approved the plan of conversion with the condition that it is approved by the members of Alaska Federal entitled to vote and to the satisfaction of certain other conditions imposed by the Office of Thrift Supervision in its approval. Office of Thrift Supervision approval is not a recommendation or endorsement of the plan of conversion.

General

         On February 19, 1999, the Board of Directors of Alaska Federal unanimously adopted, and on April 16, 1999 subsequently amended, the plan of conversion, under which Alaska Federal will be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank to be held as a wholly-owned subsidiary of Alaska Pacific Bancshares, a newly formed Alaska corporation. The following discussion of the plan of conversion contains all material terms about the conversion. Nevertheless, readers are urged to read carefully the plan of conversion, which is attached as Exhibit A to Alaska Federal's Proxy Statement and is available to members of Alaska Federal upon request. The plan of conversion is also filed as an exhibit to the Registration Statement. See "Where You Can Find More Information." A special meeting of Alaska Federal's members entitled to vote on the conversion has been called for that purpose to be held on _________ __, 1999.

         As part of the conversion, Alaska Federal will adopt a Federal stock charter and bylaws to authorize the issuance of capital stock by Alaska Federal. As part of the conversion, Alaska Federal will issue all of its newly issued common stock, 1,000 shares of common stock, to Alaska Pacific Bancshares in exchange for 50% of the net proceeds from the sale of common stock by Alaska Pacific Bancshares.

         The plan of conversion provides generally that:

          o Alaska Federal will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank;

          o the common stock will be offered by Alaska Pacific Bancshares in the subscription offering to persons having subscription rights and in a direct community offering to certain members of the general public, with preference given to natural persons residing in the communities of Juneau, Ketchikan, Sitka and Wrangell, and then to natural persons residing in counties contiguous to the local community;

          o if necessary, shares of common stock not subscribed for in the subscription and direct community offering will be offered to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers under selected dealers agreements; and

          o Alaska Pacific Bancshares will purchase all of the capital stock of Alaska Federal to be issued in connection with the conversion. The conversion will be completed only upon the sale of at least $5,950,000 of common stock to be issued pursuant to the plan of conversion.

         As part of the conversion, Alaska Pacific Bancshares is making a subscription offering of its common stock to holders of subscription rights in the following order of priority:

          (i) depositors of Alaska Federal with $50.00 or more on deposit as of December 31, 1997;

          (ii) Alaska Pacific Bancshares' employee stock ownership plan;

          (iii) depositors of Alaska Federal with $50.00 or more on deposit as of March 31, 1999; and

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          (iv) depositors of Alaska Federal as of April 30, 1999 and borrowers of Alaska Federal with loans outstanding as of October 20, 1993, which continue to be outstanding as of April 30, 1999.

         Shares of common stock not subscribed for in the subscription and direct community offering may be offered for sale in the syndicated community offering. Regulations require that the syndicated community offering be completed within 45 days after completion of the fully extended subscription offering unless extended by Alaska Federal or Alaska Pacific Bancshares with the approval of the regulatory authorities. If the syndicated community offering is determined not to be feasible, the Board of Directors of Alaska Federal will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock. The plan of conversion provides that the conversion must be completed within 24 months after the date of the approval of the plan of conversion by the members of Alaska Federal.

         No sales of common stock may be completed, either in the subscription offering, direct community offering or syndicated community offering unless the plan of conversion is approved by the members of Alaska Federal.

         The completion of the offerings, however, depends on market conditions and other factors beyond Alaska Federal's control. No assurance can be given as to the length of time after approval of the plan of conversion at the special meeting that will be required to complete the direct community or syndicated community offerings or other sale of the common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of Alaska Pacific Bancshares and Alaska Federal, as converted, together with corresponding changes in the net proceeds realized by Alaska Pacific Bancshares from the sale of the common stock. In the event the conversion is terminated, Alaska Federal would be required to charge all conversion expenses against current income.

         Orders for shares of common stock will not be filled until at least 595,000 shares of common stock have been subscribed for or sold and the Office of Thrift Supervision approves the final valuation and the conversion closes. If the conversion is not completed within 45 days after the last day of the fully extended subscription offering and the Office of Thrift Supervision consents to an extension of time to complete the conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at Alaska Federal's passbook rate) from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at Alaska Federal's passbook rate from the date payment is received until the conversion is terminated.

Reasons for the Conversion

         The Board of Directors and management believe that the conversion is in the best interests of Alaska Federal, its members and the communities it serves. Alaska Federal's Board of Directors has formed Alaska Pacific Bancshares to serve as a holding company, with Alaska Federal as its subsidiary, after the conversion. By converting to the stock form of organization, Alaska Pacific Bancshares and Alaska Federal will be structured in the form used by holding companies of commercial banks and by a growing number of savings institutions. Management of Alaska Federal believes that the conversion offers a number of advantages which will be important to the future growth and performance of Alaska Federal. The capital raised in the conversion is intended to support Alaska Federal's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The conversion is also expected to afford Alaska Federal's management, members and others the opportunity to become stockholders of Alaska Pacific Bancshares and

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participate more directly in, and contribute to, any future growth of Alaska
Pacific Bancshares and Alaska Federal. The conversion will also enable Alaska Pacific Bancshares and Alaska Federal to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities.

Effects of Conversion to Stock Form on Depositors and Borrowers of Alaska
Federal

         Voting Rights. Savings members and borrowers will have no voting rights in Alaska Federal, as converted, or Alaska Pacific Bancshares and therefore will not be able to elect directors of Alaska Federal or Alaska Pacific Bancshares or to control their affairs. Currently, these rights are accorded to savings members of Alaska Federal. After to the conversion, voting rights will be vested exclusively in Alaska Pacific Bancshares with respect to Alaska Federal and the holders of the common stock as to matters pertaining to Alaska Pacific Bancshares. Each holder of common stock shall be entitled to vote on any matter to be considered by the stockholders of Alaska Pacific Bancshares. A stockholder will be entitled to one vote for each share of common stock owned.

         Deposit Accounts and Loans. Alaska Federal's deposit accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of deposit accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Alaska Federal.

         Tax Effects. Alaska Federal has received an opinion from Breyer & Associates PC, Washington, D.C., that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code. Among other things, the opinion states that:

          1. no gain or loss will be recognized to Alaska Federal in its mutual or stock form by reason of the conversion;

          2. no gain or loss will be recognized to its account holders upon the issuance to them of accounts in Alaska Federal immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Alaska Federal in its mutual form plus interest in the liquidation account;

          3. the tax basis of account holders' accounts in Alaska Federal immediately after the conversion will be the same as the tax basis of their accounts immediately prior to conversion;

          4. the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest;

          5. the tax basis of the common stock purchased in the conversion will be the amount paid and the holding period for the stock will begin at the date of purchase; and

          6. no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the conversion, except to the extent subscription rights are deemed to have value as discussed below.

         Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.


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         Based upon past rulings issued by the Internal Revenue Service, the opinion provides that the receipt of subscription rights by certain persons under the plan of conversion will be taxable to the extent, if any, that the subscription rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by Alaska Federal, whose findings are not binding on the Internal Revenue Service, has issued a letter indicating that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the direct community offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. Alaska Federal could also recognize a gain on the distribution of such subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences in the event the subscription rights are deemed to have a fair market value.

         Alaska Federal has also received an opinion from Deloitte & Touche LLP, Anchorage, Alaska, that, assuming the conversion does not result in any federal income tax liability to Alaska Federal, its account holders, or Alaska Pacific Bancshares, implementation of the plan of conversion will not result in any Alaska income tax liability to such entities or persons.

         The opinions of Breyer & Associates PC and Deloitte & Touche LLP and the letter from RP Financial are filed as exhibits to the Registration Statement. See "Where You Can Find More Information."

         Prospective Investors Are Urged to Consult With Their Own Tax Advisors Regarding The Tax Consequences of The Conversion Particular to Them.

         Liquidation Account. In the unlikely event of a complete liquidation of Alaska Federal in its present mutual form, each depositor in Alaska Federal would receive a pro rata share of any assets of Alaska Federal remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account to the total value of all deposit accounts in Alaska Federal at the time of liquidation.

         After the conversion, holders of withdrawable deposit(s) in Alaska Federal, including certificates of deposit, shall not be entitled to share in any residual assets in the event of liquidation of Alaska Federal. However, under Office of Thrift Supervision regulations, Alaska Federal shall, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in the final prospectus relating to the conversion.

         The liquidation account shall be maintained by Alaska Federal subsequent to the conversion for the benefit of eligible account holders and supplemental eligible account holders who retain their savings accounts in Alaska Federal. Each eligible account holder and supplemental eligible account holder shall, with respect to each savings account held, have a related inchoate interest in a subaccount portion of the liquidation account balance .

         The initial subaccount balance for a savings account held by an eligible account holder or a supplemental eligible account holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the savings account and the denominator is the total amount of the "qualifying deposits" of all eligible account holders. The initial subaccount balance shall not be increased, and it shall be decreased as provided below.

         If the deposit balance in any savings account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of Alaska Federal subsequent to December 31, 1997 or March 31, 1999 is less than the lesser of the deposit balance in a savings account at the close of business on any other annual closing date subsequent to December 31, 1997 or March 31, 1999, or the amount of the "qualifying

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deposit" in a savings account on December 31, 1997 or March 31, 1999, then the subaccount balance for a savings account shall be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the deposit balance. Once reduced, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related savings account. If any savings account is closed, the related subaccount balance shall be reduced to zero.

         Only upon a complete liquidation of Alaska Federal, each eligible account holder and supplemental eligible account holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for savings account(s) then held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of savings accounts and other liabilities or similar transactions with another federally insured institution in which Alaska Federal is not the surviving institution shall be considered to be a complete liquidation. In any of these transactions the liquidation account shall be assumed by the surviving institution.

         In the unlikely event Alaska Federal is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Alaska Pacific Bancshares as the sole stockholder of Alaska Federal.

The Subscription, Direct Community and Syndicated Community Offerings

         Subscription Offering. Under the plan of conversion, nontransferable subscription rights to purchase the common stock have been issued to persons and entities entitled to purchase the common stock in the subscription offering. The amount of the common stock which these parties may purchase will depend on the availability of the common stock for purchase under the categories set forth in the plan of conversion. Subscription priorities have been established for the allocation of stock to the extent that the common stock is available. These priorities are as follows:

         Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at Alaska Federal as of December 31, 1997 will receive nontransferable subscription rights to subscribe for up to the greater of 12,500 shares of common stock, one-tenth of one percent of the total offering of common stock or 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one, to the extent possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing eligible account holders. Subscription rights received by officers and directors in this category based on their increased deposits in Alaska Federal in the one year period preceding December 31, 1997 are subordinated to the subscription rights of other eligible account holders.

         Category 2: Employee Stock Ownership Plan. The plan of conversion provides that the employee stock ownership plan shall receive nontransferable subscription rights to purchase up to 10% of the shares of common stock issued in the conversion. The plan intends to purchase 8% of the shares of common stock issued in the conversion. In the event the number of shares offered in the conversion is increased, the plan shall have a priority right to purchase any shares exceeding that amount up to 8% of the common stock. If the plan's subscription is not filled in its entirety, the plan may purchase shares in the open market or may purchase shares directly from Alaska Pacific Bancshares.

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         Category 3: Supplemental Eligible Account Holders. Each depositor with
$50.00 or more on deposit as of March 31, 1999 will receive nontransferable subscription rights to subscribe for up to the greater of 12,500 shares of common stock, one-tenth of one percent of the total offering of common stock or 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each one, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing supplemental eligible account holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all supplemental eligible account holders.

         Category 4: Other Members. Each depositor of Alaska Federal as of April 30, 1999 and each borrower with a loan outstanding on October 20, 1993, which continues to be outstanding as of April 30, 1999,will receive nontransferable subscription rights to purchase up to 12,500 shares of common stock in the conversion to the extent shares are available following subscriptions by eligible account holders, Alaska Pacific Bancshares' employee stock ownership plan and supplemental eligible account holders. If there is an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

         Subscription rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for common stock in the subscription offering or subscribing for common stock on behalf of another person may forfeit those rights and may face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. Each person exercising subscription rights will be required to certify that he or she is purchasing such shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of the shares. Once tendered, subscription orders cannot be revoked without the consent of Alaska Federal and Alaska Pacific Bancshares.

         Alaska Pacific Bancshares and Alaska Federal will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights. However, the subscription offering and all subscription rights under the plan of conversion will expire at Noon, Alaska Time, on ____________ __, 1999, whether or not Alaska Federal has been able to locate each person entitled to such subscription rights. Orders for common stock in the subscription offering received in hand by Alaska Federal after that time will not be accepted. The subscription offering may be extended by Alaska Pacific Bancshares and Alaska Federal up to_______, 1999 without the Office of Thrift Supervision's approval. Office of Thrift Supervision regulations require that Alaska Pacific Bancshares complete the sale of common stock within 45 days after the close of the subscription offering. If the direct community offering and the syndicated community offerings are not completed within that period, all funds received will be promptly returned with interest at Alaska Federal's passbook rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by Alaska Pacific Bancshares from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days.

         Direct Community Offering. Concurrently with the subscription offering, Alaska Pacific Bancshares is offering shares of the common stock to certain members of the general public in a direct community offering, with preference given to natural persons residing in the communities of Juneau, Ketchikan, Sitka and Wrangell and then to natural persons residing in counties contiguous to the local community. Purchasers in the direct community offering are eligible to purchase up to $125,000 of common stock in the conversion, which equals 12,500 shares. If

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not enough shares are available to fill orders in the direct community offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. Orders for the common stock in the direct community offering will be filled to the extent such shares remain available after the satisfaction of all orders received in the subscription offering. The direct community offering may terminate on or at any time subsequent to Noon, Alaska Time, on _____________ __, 1999, but no later than 45 days after the close of the subscription offering, unless extended by Alaska Pacific Bancshares and Alaska Federal, with approval of the Office of Thrift Supervision. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response is not received by Alaska Pacific Bancshares from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest. Alaska Pacific Bancshares and Alaska Federal have the absolute right to accept or reject in whole or in part any orders to purchase shares in the direct community offering. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. Alaska Pacific Bancshares presently intends to terminate the direct community offering as soon as it has received orders for all shares available for purchase in the conversion.

         If all of the common stock offered in the subscription offering is subscribed for, no common stock will be available for purchase in the direct community offering.

         Syndicated Community Offering. The plan of conversion provides that all shares of common stock not purchased in the subscription and direct community offering, if any, may be offered for sale to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers to be managed by Charles Webb acting as agent of Alaska Pacific Bancshares. Alaska Pacific Bancshares and Alaska Federal have the right to reject orders, in whole or part, in their sole discretion in the syndicated community offering. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. Neither Charles Webb nor any registered broker-dealer shall have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Charles Webb has agreed to use its best efforts in the sale of shares in the syndicated community offering.

         Stock sold in the syndicated community offering will be sold at the $10.00 purchase price, the same price as all other shares in the offering. See "-- Stock Pricing and Number of Shares to be Issued." No person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the syndicated community offering for shares of common stock with an aggregate purchase price of more than $250,000, or 25,000 shares of common stock. See "-- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to any selected dealers and to Charles Webb.

         Charles Webb may enter into agreements with selected dealers to assist in the sale of shares in the syndicated community offering. During the syndicated community offering, selected dealers may only solicit indications of interest from their customers to place orders with Alaska Pacific Bancshares as of a certain date for the purchase of shares. When and if Charles Webb and Alaska Pacific Bancshares believe that enough indications of interest and orders have been received in the subscription offering, the direct community offering and the syndicated community offering to complete the conversion, Charles Webb will request, as of that certain date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after that certain date. Selected dealers may settle the trade by debiting the accounts of their customers on a date which will be three business days from that certain date). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, selected dealers will remit funds to the account that Alaska Pacific Bancshares established for each selected dealer. Each customer's funds so forwarded to Alaska Pacific Bancshares, along with all other accounts held in the same title, will be insured by the Federal Deposit Insurance Corporation up to the applicable $100,000 legal limit. After payment has been received by Alaska Pacific Bancshares from selected dealers, funds will earn interest at

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Alaska Federal's passbook rate until the completion of the offering. At the consummation of the conversion, the funds received will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not completed, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

         The syndicated community offering may close as early as Noon, Alaska Time, on ____________, 1999, __________ __, 1999, or any date thereafter at the discretion of Alaska Pacific Bancshares. The syndicated community offering will terminate no more than 45 days following _____________ __, 1999, unless extended by Alaska Pacific Bancshares, with approval from the Office of Thrift Supervision, but in no case later than _________, 1999. The syndicated community offering may run concurrent to the subscription and direct community offering, or subsequent thereto.

         If Alaska Federal is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of Alaska Federal, if feasible. Any other arrangements must be approved by the Office of Thrift Supervision. The Office of Thrift Supervision may grant one or more extensions of the offering period, provided that no single extension exceeds 90 days, subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and the extensions do not go more than two years beyond the date on which the members approved the plan of conversion. If the conversion is not completed within 45 days after the close of the subscription offering, either all funds received will be returned with interest, and withdrawal authorizations canceled, or, if the Office of Thrift Supervision has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of the extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by Alaska Pacific Bancshares from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days.

         Persons in Non-Qualified States. Alaska Pacific Bancshares and Alaska Federal will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. Under certain circumstances, however, Alaska Pacific Bancshares and Alaska Federal are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States, even though the person may be an eligible subscriber. Generally, these circumstances occur in states where a small number of persons otherwise eligible to subscribe for shares of common stock reside, or Alaska Pacific Bancshares or Alaska Federal determines that compliance with the securities laws of such state is impracticable for reasons of cost or otherwise. Many states request or require that Alaska Pacific Bancshares and Alaska Federal, or their officers, directors or trustees, register as a broker, dealer, salesman or selling agent, under the securities laws of the state. This registration may be an expensive and time consuming effort that may not be completed by the time the offering begins. States may also request or require Alaska Pacific Bancshares to register or otherwise qualify the subscription rights or common stock for sale or submit additional filings regarding the sale of the stock. Where a state has only a small number of persons eligible to subscribe for shares, Alaska Pacific Bancshares and Alaska Federal will base their decision as to whether or not to offer the common stock in the state on a number of factors. Some of these factors include the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state, and of actually registering or qualifying the shares, or the need to register Alaska Pacific Bancshares, its officers, directors or employees as brokers, dealers or salesmen.

         Eligible account holders, or supplemental eligible account holders, who reside in these states will receive a letter from Charles Webb that indicates they will not be eligible to purchase shares of common stock in the offering.

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Plan of Distribution for the Subscription, Direct Community and Syndicated
Community Offerings

         Alaska Pacific Bancshares and Alaska Federal have retained Charles Webb to consult with and to advise Alaska Federal and Alaska Pacific Bancshares, and to assist Alaska Pacific Bancshares on a best efforts basis, in the distribution of the shares of common stock in the offering. The services that Charles Webb will provide include, but are not limited to training the employees of Alaska Federal who will perform certain ministerial functions in the subscription offering and direct community offering regarding the mechanics and regulatory requirements of the stock offering process, managing the stock information center by assisting interested stock subscribers and by keeping records of all stock orders, preparing marketing materials, and assisting in the solicitation of proxies from Alaska Federal's members for use at the special meeting.

         For its services, Charles Webb will receive a management fee of $25,000 and a success fee of 1.5% of the aggregate purchase price of the shares of common stock sold in the subscription offering and direct community offerings excluding shares purchased by the employee stock ownership plan and officers and directors of Alaska Federal. If selected dealers are used to assist in the sale of shares of common stock in the direct community offering, those dealers will be paid a fee of up to 5.5% of the aggregate purchase price of the shares sold by such dealers. Alaska Pacific Bancshares and Alaska Federal have agreed to reimburse Charles Webb for its out-of-pocket expenses, and its legal fees up to a total of $35,000, and to indemnify Charles Webb against certain claims or liabilities, including certain liabilities under the Securities Act, and will contribute to payments Charles Webb may be required to make in connection with any such claims or liabilities.

         Sales of shares of common stock will be made primarily by registered representatives affiliated with Charles Webb or by the broker-dealers managed by Charles Webb. A stock information center will be established at the main office of Alaska Federal. Alaska Pacific Bancshares will rely on Rule 3a4-1 of the Securities Exchange Act and sales of common stock will be conducted within the requirements of such Rule, so as to permit officers, directors and employees to participate in the sale of the common stock in those states where the law so permits. No officer, director or employee of Alaska Pacific Bancshares or Alaska Federal will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of common stock.

Procedure for Purchasing Shares in the Subscription and Direct Community
Offering

         To purchase shares in the subscription and direct community offering, an executed stock order form along with the required full payment for each share subscribed, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with Alaska Federal, must be received by Alaska Federal by Noon, Alaska Time, on ______________ __, 1999. Stock order forms will be provided to each accountholder, regardless of the number of accounts held. Stock order forms that are not received by that time or are executed defectively or are received without full payment, or without appropriate withdrawal instructions, are not required to be accepted. Alaska Pacific Bancshares and Alaska Federal have the right to waive or permit the correction of incomplete or improperly executed stock order forms, but do not represent that they will do so. Under the plan of conversion, the interpretation by Alaska Pacific Bancshares and Alaska Federal of the terms and conditions of the plan of conversion and of the stock order form will be final. Once received, an executed stock order form may not be modified, amended or rescinded without the consent of Alaska Federal, unless the conversion has not been completed within 45 days after the end of the subscription offering, unless such period has been extended.

         In order to ensure that persons with subscription rights are properly identified as to their stock purchase priorities, they must list all accounts on the stock order form giving all names in each account, the account number and the approximate account balance as of the appropriate eligibility date. Failure to list an account could result in fewer shares allocated if there is an over-subscription than if all accounts had been disclosed.

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         Full payment for subscriptions may be made in cash only if delivered in person at an office of Alaska Federal, by check, bank draft, or money order, or by authorization of withdrawal from deposit accounts maintained with Alaska Federal. Appropriate means by which such withdrawals may be authorized are provided on the stock order form. No wire transfers will be accepted and full payment is required. Interest will be paid on payments made by cash, check, bank draft or money order at Alaska Federal's passbook rate from the date payment is received until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, unless the certificate matures after the date of receipt of the stock order form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until of the conversion is completed or terminated, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the conversion. When the conversion is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

         If a subscriber authorizes Alaska Federal to withdraw the amount of the aggregate purchase price from his or her deposit account, Alaska Federal will do so as of the effective date of the conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. Alaska Federal will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at Alaska Federal's passbook rate.

         The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for the shares of common stock subscribed for at the $10.00 purchase price after the conversion, provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or Alaska Pacific Bancshares to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

         Individual retirement accounts maintained in Alaska Federal do not permit investment in the common stock. A depositor interested in using his or her individual retirement account funds to purchase common stock must do so through a self-directed individual retirement account. Since Alaska Federal does not offer such accounts, it will allow a depositor to make a trustee-to-trustee transfer of the individual retirement account funds to a trustee offering a self-directed individual retirement account program with the agreement that the funds will be used to purchase Alaska Pacific Bancshares' common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as Alaska Federal now holds the depositor's individual retirement account funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an individual retirement account at Alaska Federal to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned prior to _____________ __, 1999. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed individual retirement account funds to purchase shares of common stock in the subscription and direct community offering make purchases for the exclusive benefit of individual retirement accounts.

         Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at the address that is specified in a properly completed stock order form or to the last address of the person appearing on the records of Alaska Federal as soon as practicable following completion of the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law. Purchasers may not be able to sell the shares of common stock which they purchased until

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certificates for the common stock are available and delivered to them, even though trading of the common stock may have begun.

         To ensure that each purchaser receives a prospectus at least 48 hours prior to ___________ __, 1999 in accordance with Rule 15c2-8 under the Securities Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to that date. Signing the stock order form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order forms will only be distributed with a prospectus. Alaska Federal will accept for processing only orders submitted on original stock order forms. Alaska Federal is not obligated to accept orders submitted on photocopied or telecopied stock order forms. Orders cannot and will not be accepted without the execution of the certification appearing on the reverse side of the stock order form.

Stock Pricing and Number of Shares to be Issued

         Federal regulations require that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of Alaska Pacific Bancshares and Alaska Federal, as converted as determined by an independent appraisal. Alaska Federal and Alaska Pacific Bancshares have retained RP Financial to prepare an appraisal of the pro forma market value of Alaska Pacific Bancshares and Alaska Federal, as converted, as well as a business plan. RP Financial will receive a fee expected to total approximately $30,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. Alaska Federal has agreed to indemnify RP Financial under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion.

         RP Financial has prepared an appraisal of the estimated pro forma market value of Alaska Pacific Bancshares and Alaska Federal, as converted, taking into account the formation of Alaska Pacific Bancshares as the holding company for Alaska Federal. For its analysis, RP Financial undertook substantial investigations to learn about Alaska Federal's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed Alaska Federal's Form AC Application for Approval of Conversion and Alaska Pacific Bancshares' Form SB-2 Registration Statement. Furthermore, RP Financial visited Alaska Federal's facilities and had discussions with Alaska Federal's management and its special conversion legal counsel, Breyer & Associates PC. No detailed individual analysis of the separate components of Alaska Pacific Bancshares' or Alaska Federal's assets and liabilities was performed in connection with the evaluation.

         In estimating the pro forma market value of Alaska Pacific Bancshares and Alaska Federal, as converted, as required by applicable regulatory guidelines, RP Financial's analysis utilized three selected valuation procedures, the Price/Book method, the Price/Earnings method, and Price/Assets method, all of which are described in its report. RP Financial placed the greatest emphasis on the Price/Earnings and Price/Book methods in estimating pro forma market value. In applying these procedures, RP Financial reviewed, among other factors, the economic make-up of Alaska Federal's primary market area, Alaska Federal's financial performance and condition in relation to publicly-traded institutions that RP Financial deemed comparable to Alaska Federal, the specific terms of the offering of Alaska Pacific Bancshares' common stock, the pro forma impact of the additional capital raised in the conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. RP Financial's analysis provides an approximation of the pro forma market value of Alaska Pacific Bancshares and Alaska Federal, as converted, based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of Alaska Pacific Bancshares after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Data," purchases by the employee stock ownership plan of 8% of the common stock sold in the conversion and purchases in the open market by the management recognition and development plan of a number of shares equal to 4% of the

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common stock sold in the conversion at the purchase price. See "Pro Forma Data"
for additional information concerning these assumptions. The use of different assumptions may yield different results.

         On the basis of the foregoing, RP Financial has advised Alaska Pacific Bancshares and Alaska Federal that, in its opinion, as of April 16, 1999, the aggregate estimated pro forma market value of Alaska Pacific Bancshares and Alaska Federal, as converted, and, therefore, the common stock was within the valuation range of $5,950,000 to $8,050,000 with a midpoint of $7,000,000. After reviewing the methodology and the assumptions used by RP Financial in the preparation of the appraisal, the Board of Directors established the estimated valuation range which is equal to the valuation range of $5,950,000 to $8,050,000 with a midpoint of $7,000,000. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 595,000 and 805,000 with a midpoint of 700,000. The purchase price of $10.00 was determined by discussion among the Boards of Directors of Alaska Federal and Alaska Pacific Bancshares and Charles Webb, taking into account, among other factors the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, the desired liquidity in the common stock subsequent to the conversion, and the expense of issuing shares for purposes of Alaska franchise taxes. Since the outcome of the Offerings relate in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by Alaska Pacific Bancshares at this time. The estimated valuation range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of such appraisal in, among other things, market conditions, the financial condition or operating results of Alaska Federal, regulatory guidelines or national or local economic conditions.

         RP Financial's appraisal report is filed as an exhibit to the Registration Statement. See "Where You Can Find More Information."

         If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of Alaska Pacific Bancshares and Alaska Federal, as converted, as of the close of the subscription offering.

         No sale of the shares will take place unless RP Financial confirms to the Office of Thrift Supervision that, to the best of RP Financial's knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of Alaska Pacific Bancshares and Alaska Federal, as converted, at the time of the sale. If, however, the facts do not justify that statement, the offering or other sale may be canceled, a new estimated valuation range and price per share set and new subscription, direct community and syndicated community offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

         Depending upon market and financial conditions, the number of shares issued may be more than 925,750 shares or less than 595,000 shares. If the total amount of shares issued is less than 595,000 or more than 925,750, 15% above the maximum of the estimated valuation range, for aggregate gross proceeds of less than $5,950,000 or more than $9,257,500, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. If RP Financial establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

         If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of Alaska Federal and Alaska Pacific Bancshares, if possible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director purchases

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discussed earlier, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the plan of conversion will terminate.

         In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents Alaska Federal furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by Alaska Federal and Alaska Pacific Bancshares or independently value the assets or liabilities of Alaska Pacific Bancshares and Alaska Federal. The appraisal by RP Financial is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the plan of conversion or of purchasing shares of common stock. Moreover, because the appraisal is necessarily based on many factors which change from time to time, there is no assurance that persons who purchase shares in the conversion will later be able to sell shares after the conversion at prices at or above the purchase price.

Limitations on Purchases of Shares

         The plan of conversion provides for certain limitations to be placed upon the purchase of common stock by eligible subscribers and others in the conversion. Each subscriber must subscribe for a minimum of 25 shares. The plan of conversion provides for the following purchase limitations:

          1. The maximum purchase in the subscription offering by any person or group of persons through a single account is $125,000, which equals 12,500 shares;

          2. No person may purchase more than $125,000, which equals 12,500 shares, in the direct community offering; and

          3. The maximum purchase in the conversion by any person, related persons or persons acting in concert is $250,000, which equals 25,000 shares.

         For purposes of the plan of conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each subscription rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

         Alaska Federal's and Alaska Pacific Bancshares' Boards of Directors may, in their sole discretion, increase the maximum purchase limitation up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares which exceed 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. Alaska Federal and Alaska Pacific Bancshares do not intend to increase the maximum purchase limitation unless market conditions justify an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the estimated valuation range. If the Boards of Directors decide to increase the purchase limitation set forth above, persons who subscribed for the maximum number of shares of common stock will be, and other large subscribers in the discretion of Alaska Pacific Bancshares and Alaska Federal may be, given the opportunity to increase their subscriptions accordingly, based on the rights and preferences of any person who has priority subscription rights.

         The term "acting in concert" is defined in the plan of conversion to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by to an express agreement; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. Alaska Pacific Bancshares and Alaska

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Federal may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D with the Securities And Exchange Commission with respect to other companies.

         The term "associate" of a person is defined in the plan of conversion to mean any corporation or organization, other than Alaska Federal or a majority-owned subsidiary of Alaska Federal, of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; any trust or other estate in which a person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of Alaska Federal or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of a person and, therefore, all shares purchased by the corporation would be included with the number of shares which a person could purchase individually under the above limitations.

         The term "officer" is defined in the plan of conversion to mean an executive officer of Alaska Federal, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

         Common stock purchased in the conversion will be freely transferable, except for shares purchased by directors and officers of Alaska Federal and Alaska Pacific Bancshares and by NASD members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."

Restrictions on Repurchase of Stock

         Under Office of Thrift Supervision regulations, Office of Thrift Supervision-regulated savings associations, and their holding companies, may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except if an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, or the repurchase of qualifying shares of a director. Furthermore, repurchases of any common stock are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below the amount required for the liquidation account or the regulatory capital requirements imposed by the Office of Thrift Supervision. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the Office of Thrift Supervision, and if the Office of Thrift Supervision does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the institution. Any repurchases of common stock by Alaska Pacific Bancshares must meet these regulatory restrictions unless the Office of Thrift Supervision would provide otherwise.

Restrictions on Transferability by Directors and Officers and NASD Members

         Shares of common stock purchased in the offering by directors and officers of Alaska Pacific Bancshares may not be sold for a period of one year following consummation of the conversion, except in the event of the death of the stockholder or in any exchange of the common stock in connection with a merger or acquisition of Alaska Pacific Bancshares. Shares of common stock received by directors or officers through the employee stock ownership plan or the management recognition and development plan or upon exercise of options issued under the stock option plan or purchased after the conversion free of restriction. Accordingly, shares of common stock issued by Alaska Pacific Bancshares to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, Alaska Pacific Bancshares will give appropriate instructions to the transfer agent for Alaska Pacific Bancshares' common stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock shall also be restricted.

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         Purchases of outstanding shares of common stock of Alaska Pacific
Bancshares by directors, executive officers, or any person who was an executive officer or director of Alaska Federal after adoption of the plan of conversion, and their associates during the three-year period following conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Alaska Pacific Bancshares' outstanding common stock or to the purchase of stock pursuant to the stock option plan.

         Alaska Pacific Bancshares has filed with the Securities and Exchange Commission a registration statement under the Securities Act for the registration of the common stock to be issued in the conversion. The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of Alaska Pacific Bancshares may be resold without registration. Shares purchased by an affiliate of Alaska Pacific Bancshares will be subject to the resale restrictions under Rule 144 of the Securities Act. If Alaska Pacific Bancshares meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of Alaska Pacific Bancshares who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Alaska Pacific Bancshares or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by Alaska Pacific Bancshares to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

         Under guidelines of the NASD, members of the NASD and their associates face to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of the securities.

            RESTRICTIONS ON ACQUISITION OF ALASKA PACIFIC BANCSHARES

         The following discussion is a summary of certain provisions of federal law and regulations and Alaska corporate law, as well as the Articles of Incorporation and Bylaws of Alaska Pacific Bancshares, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Articles of Incorporation and Bylaws of Alaska Pacific Bancshares. See "Where You Can Find More Information" as to how to obtain a copy of these documents.

Conversion Regulations

         Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The Office of Thrift Supervision has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to Alaska Federal (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

Change of Control

         Under the Change in Bank Control Act, no person may acquire control of an insured federal savings and loan association or its parent holding company unless the Office of Thrift Supervision has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings association without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the Office of Thrift Supervision.

         Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the Office of Thrift Supervision a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

         The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

Anti-takeover Provisions in Alaska Pacific Bancshares' Articles of Incorporation and Bylaws and in Alaska Law

         A number of provisions of Alaska Pacific Bancshares' Articles of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of Alaska Pacific Bancshares' Articles of Incorporation and Bylaws and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Alaska Pacific Bancshares stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. The following description of certain of the provisions of the Articles of Incorporation and Bylaws of Alaska Pacific Bancshares is necessarily general and reference should be made in each case to such Articles of Incorporation and Bylaws, which are incorporated herein by reference. See "Where You Can Find More Information" as to where to obtain a copy of these documents.

         Board of Directors. The Articles of Incorporation provide that the number of directors shall not be less than five nor more than 15. The initial number of directors is seven, but such number may be changed by resolution of the Board of Directors. These provisions have the effect of enabling the Board of Directors to elect directors friendly to management in the event of a non-negotiated takeover attempt and may make it more difficult for a person seeking to acquire control of Alaska Pacific Bancshares to gain majority representation on the Board of Directors in a relatively short period of time. Alaska Pacific Bancshares believes these provisions to be important to continuity in the composition and policies of the Board of Directors.

         The Articles of Incorporation provide that there will be staggered elections of directors so that the directors will each be initially elected to one, two or three-year terms, and thereafter all directors will be elected to terms of three years each. This provision also has the effect of making it more difficult for a person seeking to acquire control of Alaska Pacific Bancshares to gain majority representation on the Board of Directors.

         Cumulative Voting. The Articles of Incorporation do not provide for cumulative voting in an election of directors. Cumulative voting in election of directors entitles a stockholder to cast a total number of votes equal to the number of directors to be elected multiplied by the number of his or her shares and to distribute that number of votes among such number of nominees as the stockholder chooses. The absence of cumulative voting for directors limits the ability of a minority stockholder to elect directors. Because the holder of less than a majority of Alaska Pacific Bancshares' shares cannot be assured representation on the Board of Directors, the absence of cumulative voting may discourage accumulations of Alaska Pacific Bancshares' shares or proxy contests that would result in changes in Alaska Pacific Bancshares' management. The Board of Directors believes that (i) elimination of cumulative voting will help to assure continuity and stability of management and policies; (ii) directors should be elected by a majority of the stockholders to represent the interests of the stockholders as a whole rather than be the special representatives of particular minority interests; and (iii) efforts to elect directors representing specific minority interests are potentially divisive and could impair the operations of Alaska Pacific Bancshares.

         Special Meetings. The Articles of Incorporation of Alaska Pacific Bancshares provide that special meetings of stockholders of Alaska Pacific Bancshares may be called by the President or by the Board of Directors. If a special meeting is not called by such person or entity, stockholder proposals cannot be presented to the stockholders for action until the next annual meeting. Stockholders are not permitted to call special meetings under Alaska Pacific Bancshares' Articles of Incorporation.

         Authorized Capital Stock. The Articles of Incorporation of Alaska Pacific Bancshares authorize the issuance of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion to provide Alaska Pacific Bancshares' Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Alaska Pacific Bancshares. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. Alaska Pacific Bancshares' Board currently has no plan for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

         Director Nominations. The Articles of Incorporation of Alaska Pacific Bancshares require a stockholder who intends to nominate a candidate for election to the Board of Directors at a stockholders' meeting to give written notice to the Secretary of Alaska Pacific Bancshares at least 30 days (but not more than 60 days) in advance of the date of the meeting at which such nominations will be made. The nomination notice is also required to include specified information concerning the nominee and the proposing stockholder. The Board of Directors of Alaska

Pacific Bancshares believes that it is in the best interests of Alaska Pacific Bancshares and its stockholders to provide sufficient time for the Board of Directors to study all nominations and to determine whether to recommend to the stockholders that such nominees be considered.

         Supermajority Voting Provisions. Alaska Pacific Bancshares' Articles of Incorporation require the affirmative vote of 80% of the outstanding shares entitled to vote to approve a merger, consolidation, or other business combination, unless the transaction is approved, prior to consummation, by the vote of at least 80% of the number of the Continuing Directors (as defined in the Articles of Incorporation) on Alaska Pacific Bancshares' Board of Directors. "Continuing Directors" generally includes all members of the Board of Directors who are not affiliated with any individual, partnership, trust or other person or entity (or the affiliates and associates of such person or entity) which is a beneficial owner of 10% or more of the voting shares of Alaska Pacific Bancshares. This provision could tend to make the acquisition of Alaska Pacific Bancshares more difficult to accomplish without the cooperation or favorable recommendation of Alaska Pacific Bancshares' Board of Directors.

         Amendment of Articles of Incorporation and Bylaws. Alaska Pacific Bancshares' Articles of Incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Holding Company Common Stock, except that the provisions of the Articles of Incorporation governing (i) the duration of the corporation, (ii) the purpose and powers of the corporation, (iii) authorized capital stock, (iv) denial of preemptive rights, (v) the number and staggered terms of directors, (vi) notice for shareholder nominations and proposals, (vii) approval of certain business combinations, (viii) the evaluation of certain business combinations, (ix) limitation of directors' liability, (x) indemnification of officers and directors, (xi) calling of special meetings of shareholders, (xii) the authority to repurchase shares and
(xiii) the manner of amending the Articles of Incorporation may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of Alaska Pacific Bancshares. This provision is intended to prevent the holders of a lesser percentage of the outstanding stock of Alaska Pacific Bancshares from circumventing any of the foregoing provisions by amending the Articles of Incorporation to delete or modify one of such provisions.

         Alaska Pacific Bancshares' Bylaws may only be amended by a majority vote of the Board of Directors of Alaska Pacific Bancshares or by the holders of at least 80% of the outstanding stock by Alaska Pacific Bancshares.

         Board Consideration of Certain Nonmonetary Factors in the Event of an Offer by Another Party. The Articles of Incorporation of Alaska Pacific Bancshares directs the Board of Directors, in evaluating a Business Combination or a tender or exchange offer, to consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, certain specified factors and any other factors the Board deems relevant, including (i) the social and economic effects of the transaction on Alaska Pacific Bancshares and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which Alaska Pacific Bancshares and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring party or parties; and (iii) the competence, experience and integrity of the acquiring party or parties and its or their management. By having the standards in the Articles of Incorporation of Alaska Pacific Bancshares, the Board of Directors may be in a stronger position to oppose any proposed business combination, tender or exchange offer if the Board concludes that the transaction would not be in the best interest of Alaska Pacific Bancshares, even if the price offered is significantly greater than the then market price of any equity security of Alaska Pacific Bancshares.

         Purpose and Takeover Defensive Effects of Alaska Pacific Bancshares' Articles of Incorporation and Bylaws. The Board of Directors of Alaska Federal believes that the provisions described above are prudent and will reduce Alaska Pacific Bancshares' vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. These provisions will also assist Alaska Federal in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The Board of Directors believes these provisions are in the best interest of Alaska Federal and Alaska Pacific Bancshares and its stockholders. In the judgment of the Board of Directors, Alaska Pacific Bancshares' Board will be in the best position to determine the true value of Alaska Pacific Bancshares and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of Alaska Pacific Bancshares and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of Alaska Pacific Bancshares and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Alaska Pacific Bancshares and which is in the best interest of all stockholders.

         Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Alaska Pacific Bancshares and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Alaska Pacific Bancshares' assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objective may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive Alaska Pacific Bancshares' remaining stockholders of benefits of certain protective provisions of the Securities Exchange Act, if the number of beneficial owners became less than the 300 thereby allowing for Securities Exchange Act deregistration.

         Despite the belief of Alaska Federal and Alaska Pacific Bancshares as to the benefits to stockholders of these provisions of Alaska Pacific Bancshares' Articles of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt which would not be approved by Alaska Pacific Bancshares' Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of Alaska Pacific Bancshares' Board of Directors and of management more difficult. The Board of Directors of Alaska Federal and Alaska Pacific Bancshares, however, have concluded that the potential benefits outweigh the possible disadvantages.

         Pursuant to applicable law, at any annual or special meeting of its stockholders after the conversion, Alaska Pacific Bancshares may adopt additional provisions to Alaska Pacific Bancshares' Articles of Incorporation or Bylaws regarding the acquisition of its equity securities that would be permitted for an Alaska business corporation. Alaska Pacific Bancshares and Alaska Federal do not presently intend to propose the adoption of further restrictions on the acquisition of Alaska Pacific Bancshares' equity securities.

         The cumulative effect of the restriction on acquisition of Alaska Pacific Bancshares contained in the Articles of Incorporation and Bylaws of Alaska Pacific Bancshares, federal law and Alaska law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of Alaska Pacific Bancshares may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

            DESCRIPTION OF CAPITAL STOCK OF ALASKA PACIFIC BANCSHARES

General

         Alaska Pacific Bancshares is authorized to issue 20,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Alaska Pacific Bancshares currently expects to issue up to 805,000 shares of common stock and no shares of preferred stock in the conversion. Each share of Alaska Pacific Bancshares' common stock will have the same rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the $10.00 purchase price for the common stock, as provided for in the plan of conversion, all such stock will be duly authorized, fully paid and nonassessable.

         The common stock of Alaska Pacific Bancshares will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation.


Common Stock

         Dividends. Alaska Pacific Bancshares can pay dividends profits if, as and when declared by its Board of Directors. The payment of dividends by Alaska Pacific Bancshares is subject to limitations which are imposed by law. See "Alaska Pacific Bancshares' Dividend Policy" and "Regulation -- Federal Regulation of Savings Associations -- Limitation on Capital Distributions." The holders of common stock of Alaska Pacific Bancshares will be entitled to receive and share equally in the dividends that may be declared by the Board of Directors of Alaska Pacific Bancshares. If Alaska Pacific Bancshares issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Stock Repurchases. The plan of conversion and Office of Thrift Supervision regulations place certain limitations on the repurchase of Alaska Pacific Bancshares' capital stock. See "Alaska Federal's Conversion -- Restrictions on Repurchase of Stock" and "How Alaska Pacific Bancshares Intends to Use the Conversion Offering Proceeds."

         Voting Rights. Upon the effective date of the conversion, the holders of common stock of Alaska Pacific Bancshares will possess exclusive voting rights in Alaska Pacific Bancshares. They will elect Alaska Pacific Bancshares' Board of Directors and act on such other matters as are required to be presented to them under Alaska law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of Alaska Pacific Bancshares," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Alaska Pacific Bancshares issues preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "Restrictions on Acquisition of Alaska Pacific Bancshares."

         As a federally chartered mutual savings bank, corporate powers and control of Alaska Federal are vested in its Board of Directors, who elect the officers of Alaska Federal and who fill any vacancies on the Board of Directors. After the conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of Alaska Federal, all of which will be owned by Alaska Pacific Bancshares, and voted at the direction of Alaska Pacific Bancshares' Board of Directors. Consequently, the holders of the common stock will not have direct control of Alaska Federal.

         Liquidation. In the event of any liquidation, dissolution or winding up of Alaska Federal, Alaska Pacific Bancshares, as holder of Alaska Federal's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of Alaska Federal, including all deposit accounts and accrued interest thereon, all assets of Alaska Federal available for distribution. In the event of liquidation, dissolution or winding up of Alaska Pacific Bancshares, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Alaska Pacific Bancshares available for distribution. If Alaska Pacific Bancshares issues preferred stock, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights. Holders of the common stock of Alaska Pacific Bancshares will not be entitled to preemptive rights with respect to any shares which may be issued. The common stock is not subject to redemption.

Preferred Stock

         None of the shares of the authorized Alaska Pacific Bancshares preferred stock will be issued in the conversion and there are no plans to issue preferred stock. The preferred stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

         Acquisitions of Alaska Pacific Bancshares are restricted by provisions in its Articles of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "Regulation" and "Restrictions on Acquisition of Alaska Pacific Bancshares."

                            REGISTRATION REQUIREMENTS

         Alaska Pacific Bancshares will register the common stock with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act upon the completion of the conversion and will not deregister its common stock for a period of at least three years following the completion of the conversion. Upon the registration of the common stock, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Securities Exchange Act will be applicable.

                             LEGAL AND TAX OPINIONS

         The legality of the common stock has been passed upon for Alaska Pacific Bancshares by Breyer & Associates PC, Washington, D.C. The federal tax consequences of the offering have been opined upon by Breyer & Associates PC and the Alaska tax consequences of the offering have been opined upon by Deloitte & Touche LLP, Anchorage, Alaska. Breyer & Associates PC and Deloitte & Touche LLP have consented to the references herein to their opinions. Certain legal matters will be passed upon for Charles Webb by Elias, Matz, Tiernan & Herrick LLP, Washington, D.C.

                                     EXPERTS

         The financial statements of Alaska Federal Savings Bank as of December 31, 1998 and 1997, and for each of the years then ended, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing at the back of this prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         RP Financial has consented to the publication in this prospectus of the summary of its report to Alaska Federal setting forth its opinion as to the estimated pro forma market value of Alaska Pacific Bancshares and Alaska Federal, as converted, and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         Alaska Pacific Bancshares has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (File No. 333-74827) under the Securities Act with respect to the common stock offered in the conversion. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. Such information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement also is available through the Securities and Exchange Commission's World Wide Web site on the Internet (http://www.sec.gov).

         Alaska Federal has filed with the Office of Thrift Supervision an Application for Approval of Conversion, which includes proxy materials for Alaska Federal's special meeting of members and certain other information. This prospectus omits certain information contained in the Application for Approval of Conversion. The Application, including the proxy materials, exhibits and certain other information that are a part of the Application for Approval of Conversion, may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director at the West Regional Office of the Office of Thrift Supervision, Pacific Telesis Tower, 1 Montgomery Street, Suite 400, San Francisco, California 94104.

         Copies of Alaska Pacific Bancshares' Articles of Incorporation and Bylaws may be obtained by written request to Alaska Federal.

                          Index To Financial Statements
                           Alaska Federal Savings Bank




                                                                            Page
                                                                            ----
Independent Auditors' Report - Deloitte & Touche LLP .....................   F-1

Balance Sheets as of December 31, 1998 and 1997 ..........................   F-2

Statements of Income for the Years Ended December 31, 1998 and 1997 ......    20

Statements of Changes in Equity Capital  for the Years Ended
 December 31, 1998 and 1997 ..............................................   F-3

Statements of Cash Flows for the Years Ended December 31, 1998 and 1997 ..   F-4

Notes to Financial Statements ............................................   F-5



                                      * * *


         All schedules are omitted as the required information either is not applicable or is included in the Financial Statements or related Notes.

         Separate financial statements for Alaska Pacific Bancshares have not been included herein because Alaska Pacific Bancshares, which has engaged in only organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

                     [LETTER HEAD FOR DELOITTE & TOUCHE]




                          Independent Auditors' Report

Board of Directors
Alaska Federal Savings Bank
Juneau, Alaska



We have audited the accompanying balance sheets of Alaska Federal Savings Bank (the Bank) as of December 31, 1998 and 1997, and the related statements of income, changes in equity capital, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such financial statements present fairly, in all material respects, the financial position of the Bank as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/Deloitte & Touche LLP
---------------------

February 19, 1999

Alaska Federal Savings Bank
Balance Sheets
================================================================================


(in thousands) December 31,                                1998          1997
---------------------------                                ----          ----
Assets
Cash and due from banks ............................    $   3,201     $   2,648
Interest-bearing deposits with banks ...............       11,383         7,482
                                                        ---------     ---------
  Total cash and cash equivalents ..................       14,584        10,130
Investment securities available for sale,                  18,176        13,334
 at fair value (amortized cost: 1998
 $18,474; 1997 - $13,306)
Investment securities held to maturity,
 at amortized cost (fair value: 1997 - $5,953) .....           --         6,196
Federal Home Loan Bank stock .......................        1,265         1,173
Loans held for sale ................................          899           440
Loans ..............................................       71,510        79,471
  Less allowance for loan losses ...................          674           751
                                                        ---------     ---------
    Loans, net .....................................       70,836        78,720
Accrued interest receivable ........................          593           698
Premises and equipment .............................        3,306         3,227
Foreclosed properties ..............................          311            --
Other assets .......................................          836           558
                                                        ---------     ---------
Total Assets .......................................    $ 110,806     $ 114,476
                                                        =========     =========

Liabilities and Equity Capital
Deposits:
  Noninterest-bearing demand .......................    $   5,046     $   3,892
  Interest-bearing demand ..........................       25,570        23,939
  Money market .....................................       15,872        13,298
  Savings ..........................................       18,674        18,691
  Certificates of deposit ..........................       36,783        37,139
                                                        ---------     ---------
    Total deposits .................................      101,945        96,959
Federal Home Loan Bank advances ....................           --         9,000
Advance payments by borrowers for taxes
 and insurance .....................................          866           932
Accounts payable and accrued expenses ..............          240           122
Accrued interest payable ...........................          389           195
Other liabilities ..................................          116           128
                                                        ---------     ---------
  Total liabilities ................................      103,556       107,336
Commitments and contingencies (Notes 10 and 12)
Equity capital:
  Retained earnings ................................        7,548         7,212
  Accumulated other comprehensive
    income (loss) ..................................         (298)          (72)
                                                        ---------     ---------
    Total equity capital ...........................        7,250         7,140
                                                        ---------     ---------
Total Liabilities and Equity Capital ...............    $ 110,806     $ 114,476
                                                        =========     =========


See notes to financial statements.

Alaska Federal Savings Bank
Statements of Changes in Equity Capital
================================================================================


                                                        Accumulated
                                                           Other          Total
                                              Retained  Comprehensive     Equity
(in thousands)                                Earnings   Income (Loss)   Capital
--------------                                --------   -------------   -------
Balance, January 1, 1997 ................     $ 6,513      $  (155)     $ 6,358
Net income ..............................         699           --          699
Other comprehensive income:
Net change in unrealized losses
 on securities available for sale .......          --           83           83
                                                                        -------
  Other comprehensive income ............                                    83
                                                                        -------
         Comprehensive income ...........                                   782


Balance, December 31, 1997 ..............       7,212          (72)       7,140
Net income ..............................         336           --          336
Other comprehensive income:
Net change in unrealized losses
 on securities available for sale                  --          (68)         (68)
Cumulative effect of change in
 accounting principle (Note 3)                                (158)        (158)
                                                                        -------
  Other comprehensive income (loss) .....                                  (226)
                                                                        -------
        Comprehensive income (loss) .....                                   110


Balance, December 31, 1998 ..............     $ 7,548      $  (298)     $ 7,250
                                              =======      =======      =======


See notes to financial statements.

Alaska Federal Savings Bank
Statements of Cash Flows
================================================================================


(in thousands) Years ended December 31,                      1998        1997
---------------------------------------                      ----        ----
Operating Activities
Net income ...........................................    $    336     $    699
Adjustments to reconcile net income to net
 cash provided by operating activities:
    Provision for loan losses ........................          60           25
    Depreciation and amortization ....................         351          366
    Income tax benefit ...............................          --         (100)
    Federal Home Loan Bank stock dividends ...........         (92)         (86)
    Amortization of fees, discounts, and
     premiums, net ...................................          (3)          29
    Cash provided by changes in operating
     assets and liabilities:
        Accrued interest receivable ..................         105          (13)
        Loans held for sale ..........................        (459)        (259)
        Other assets .................................        (278)         (75)
        Advance payments by borrowers for
         taxes and insurance .........................         (66)          21
        Accrued interest payable .....................         194           50
        Accounts payable and accrued expenses ........         118            9
        Other liabilities ............................         (12)         (22)
                                                          --------     --------
         Net cash provided by operating
          activities .................................         254          644
Investing Activities
  Purchase of investment securities available
   for sale ..........................................      (6,000)          --
  Maturities and principal repayments of:
    Investment securities available for sale .........       6,540        3,613
    Investment securities held to maturity ...........         464          642
  Loan originations, net of principal repayments .....       7,642       (2,049)
  Purchase of premises and equipment .................        (432)        (264)
                                                          --------     --------
    Net cash provided by investing activities ........       8,214        1,942
Financing Activities
  Net increase (decrease) in Federal Home
   Loan Bank advances ................................      (9,000)       4,200
  Net increase (decrease) in demand and
   savings deposits ..................................       5,342       (3,482)
  Net increase (decrease) in certificates
   of deposit ........................................        (356)       3,631
                                                          --------     --------
    Net cash provided (used) by financing
     activities ......................................      (4,014)       4,349
                                                          --------     --------
Increase in cash and cash equivalents ................       4,454        6,935
Cash and cash equivalents at beginning of year .......      10,130        3,195
                                                          --------     --------
Cash and cash equivalents at end of year .............    $ 14,584     $ 10,130
                                                          ========     ========

Supplemental information:
  Cash paid for interest .............................    $  3,613     $  3,981
  Loans foreclosed and transferred to
   foreclosed properties .............................         311           --
  Net change in unrealized loss on securities
   available
    for sale .........................................         (68)          83
  Investment securities transferred from
   held to maturity
    to available for sale ............................       5,732           --
                                                          ========     ========


See notes to financial statements.

Alaska Federal Savings Bank
Notes to Financial Statements
December 31, 1998 and 1997
================================================================================


Note 1 - Summary of Significant Accounting Policies

GENERAL: Alaska Federal Savings Bank ("the Bank") is a federal mutual savings bank that provides a range of financial services to individuals and small businesses in Southeast Alaska. The Bank operates for the mutual benefit of its depositors and borrowers. The Bank's financial services include accepting deposits from the general public and making residential and commercial real estate loans, consumer loans, and commercial loans. The Bank also originates, sells and services residential mortgage loans under several federal and state mortgage-lending programs.

Subsequent to December 31, 1998, the Board of Directors of the Bank adopted a Plan of Conversion to change the Bank's legal form of organization to a stock savings bank (Note 14).

INVESTMENT SECURITIES: Securities available for sale, including mortgage-backed and related securities, are carried at fair value with unrealized gains and losses excluded from earnings and reported in a separate component of equity. Any security that management determines may not be held to maturity is classified as available for sale at the time the security is acquired. Any gains and losses realized on the sale of these securities are based on the specific identification method and included in earnings.

Securities held to maturity, including mortgage-backed and related securities, are carried at amortized cost. Investments are adjusted to the lower of cost or fair value when other-than-temporary declines in value occur. Management intends and has the ability to hold such securities until maturity and any differences between fair value and amortized cost are considered temporary.

Purchase discounts and premiums on investment securities are amortized using the level yield method.

LOANS: Loans are reported at the principal amount outstanding, adjusted for net deferred loan fees and costs and other unamortized premiums or discounts.

Interest is accrued as earned unless management doubts the collectibility of the loan or the unpaid interest. Interest accrual is generally discontinued and loans are transferred to nonaccrual status when they become 90 days past due. All previously accrued but uncollected interest is deducted from interest income upon transfer to nonaccrual status. Income from nonaccrual loans is recorded only when interest payments are received.

Loan origination fees and direct loan origination costs are deferred and recognized as an adjustment to interest income over the contractual life of the loan using the level yield method. When loans are sold, the related net unamortized loan fees and costs are included in the determination of the gain on sale of loans.

LOANS HELD FOR SALE: Loans held for sale consist primarily of residential mortgage loans and are valued at the lower of cost or market.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is maintained at a level believed to be sufficient to absorb probable losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on a number of factors, including the level of nonperforming loans, loan loss experience, collateral values, a review of the credit quality of the loan portfolio, and current economic conditions. Loans are categorized as either pass graded or problem graded based on periodic reviews of the loan portfolio. The allowance is evaluated quarterly, and is comprised of three elements:

     General component The general allowance component is calculated by loan category by applying various loss factor to pass-graded outstanding loans. The loss factors are based on the Bank's historical loss experience and industry loss statistics, adjusted for significant factors, that, in management's judgement, affect the collectibility of the portfolio as of the evaluation date.

     Specific component The specific allowance component is established in cases where management has identified conditions or circumstances related to a loan that management believes indicate a higher probability of loss (problem-graded loans). Depending on the circumstances related to both performing and nonperforming loans in this category, a specific allowance is calculated either by applying various loss factors or by establishing an allowance for impairment.

     Loan impairment is measured in accordance with Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures". Under these standards, loans are deemed to be impaired when management determines that it is probable that all amounts due under the contractual terms of the loan agreements will not be collectable. All loans except for loans grouped as small and homogeneous are evaluated for impairment. Management groups all small income property loans and all one-to-four-family residential mortgage loans as small and homogeneous. Impairment is measured by comparing the fair value of the collateral or present value of future cash flows to the recorded investment in the loan.

     Unallocated component The unallocated allowance component is established to recognize the estimation risk inherent in the general and specific components, and management's evaluation of various conditions that are not directly measured in the determination of the general and specific components. The conditions evaluated in connection with the unallocated allowance may include existing general economic and business conditions affecting key lending areas of the Bank, credit quality trends, collateral values, loan volumes and concentrations, specific industry conditions within portfolio segments, and recent loss experience in particular segments of the portfolio.

MORTGAGE SERVICING RIGHTS: Mortgage servicing rights are stated at amortized cost. Cost is amortized in proportion to, and over the period of, future expected net servicing income. Mortgage servicing rights are assessed for impairment based on the fair value of those rights and any impairment is recognized through a valuation allowance. In assessing impairment, the mortgage servicing rights are stratified based on the nature and risk characteristics of the underlying loans, which at December 31, 1998 and 1997, consisted entirely of one-to-four-family residential mortgage loans.

PREMISES AND EQUIPMENT: Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over estimated useful lives of the assets: 20 to 30 years for buildings, 5 to 10 years for leasehold improvements, and 3 to 10 years for furniture and equipment. Expenditures for improvements and major renewals are capitalized and ordinary maintenance and repairs are charged to operations as incurred.

Long-lived assets are assessed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, estimated future cash flows expected to result from the use of the asset and its eventual disposition are compared with the carrying value, and a direct writedown is recorded for the amount of impairment, if any.

FORECLOSED PROPERTIES: Real estate acquired in satisfaction of a loan is initially recorded in foreclosed properties at the lower of cost or estimated fair value less estimated selling costs, with any difference from the loan balance charged to the allowance for loan losses. Subsequent changes in estimated fair value result in writing down the properties, directly or through valuation accounts. Such writedowns and gains and losses on disposal, as well as operating income and costs incurred during the period of ownership, are recognized currently in noninterest expense.


FEDERAL HOME LOAN BANK STOCK: The Bank's investment in Federal Home Loan Bank
(FHLB) stock is carried at cost, which approximates its fair value. As a member of the FHLB system, the Bank is required to maintain a minimum level of investments in FHLB stock based on specified percentages of its outstanding mortgages, total assets or FHLB advances. At December 31, 1998, the Bank's minimum investment requirement was approximately $510,000. The Bank may request redemption at par value of any stock in excess of the amount the Bank is required to hold. Stock redemptions are granted at the discretion of the FHLB.


INCOME TAX: The Bank accounts for income tax using the liability method. The liability method recognizes the amount of tax payable at the date of the financial statements as a result of all events that have been recognized in the financial statements, as measured by the provisions of current enacted tax laws and rates. Net deferred tax assets are evaluated and reduced through a valuation allowance to the extent that it is more likely than not that such assets will not be fully recovered in the future.

STATEMENT OF CASH FLOWS: The statement of cash flows has been prepared using the "indirect" method for presenting cash flows from operating activities. For purposes of this statement, cash and cash equivalents include cash and due from banks and interest-bearing deposits with banks.

CHANGES IN ACCOUNTING PRINCIPLES: Changes in accounting principles were the result of adopting Statements of Financial Accounting Standards (SFAS). The significant statements and the impact of their adoption are described below.

     SFAS NO. 125: Effective January 1 1997, the Bank adopted Financial Accounting Standards Board (FASB) SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. This statement provides guidance for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The statement also supercedes SFAS No. 122 to eliminate the distinction between normal and excess servicing rights. The adoption of SFAS No. 125 did not significantly affect the Bank's earnings, liquidity, or capital resources.

     SFAS NO. 130: In 1998, the Bank adopted FASB SFAS No. 130, Reporting Comprehensive Income. This Statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Adoption of this statement resulted in the addition of a new section in the statements of changes in equity capital. Adoption did not impact on the Bank's earnings, liquidity, or capital resources.

     SFAS 131: In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting information regarding an entity's operating activities. SFAS No. 131 requires that operating segments be defined at the same level and in a similar manner as management evaluates operating performance. Currently, the Bank is operating as a single segment.

     SFAS 133: Effective October 1, 1998, the Bank adopted FASB SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. Adoption of this statement did not result in a material impact on the Bank's earnings, capital resources or liquidity. See Note 3.

RECENTLY ISSUED STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS: In October 1998, the FASB issued SFAS No. 134, Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise (an amendment of FASB Statement No. 65). This statement is effective for the first fiscal quarter beginning after December 31, 1998. This statement conforms the subsequent accounting for securities retained after the securitization of mortgage loans by a mortgage banking enterprise with the subsequent accounting for securities retained after the securitization of other types of assets by a nonmortgage banking enterprise. The adoption of this statement is not expected to have a material impact on the Bank's financial position.

FAIR VALUE OF FINANCIAL INSTRUMENTS: The fair value of cash and cash equivalents is estimated to be equal to the carrying value, due to their short term nature. The fair value of investment securities is based upon estimated market prices obtained from independent safekeeping agents. The fair value of Federal Home Loan Bank stock is considered to be equal to its carrying value, since it may be redeemed at that value. The fair value of loans is estimated using present value methods which discount the estimated cash flows, including prepayments as well as contractual principal and interest, using current interest rates appropriate for the type and maturity of the loans.

For demand and savings deposits, fair value is considered to be carrying value. The fair values of fixed-rate certificates of deposit and FHLB advances are estimated using present value methods and current offering rates for such deposits and advances.

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Material estimates that are particularly susceptible to change in the near term relate to the determination of the allowance for loan losses. Actual results could differ from these estimates.

Note 2 - Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action ("PCA"), the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.


Quantitative measures have been established by regulation to ensure capital adequacy and require the Bank to maintain minimum capital amounts and ratios (set forth in the table below). The Bank's primary regulatory agency, the Office of Thrift Supervision ("the OTS"), requires that the Bank maintain minimum amounts and ratios of tangible capital (as defined in the regulations) of 1.5%, core capital (as defined) of 3%, and total risk-based capital (as defined) of 8%. The Bank is also subject to PCA capital requirement regulations set forth by the Federal Deposit Insurance Corporation ("FDIC"). The FDIC requires the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes that, as of December 31, 1998 and 1997, the Bank meets all capital adequacy requirements to which it is subject. The Bank was categorized as "well capitalized" in the most recent notification by the OTS. There have been no events or conditions since that notification that management believes would change the Bank's capital category.

                                                                                Minimum Capital Required
                                                                      ----------------------------------------------
                                                                                                To Be Categorized as
                                                                           For Capital           "Well Capitalized"
                                                                             Adequacy                Under PCA
(dollars in thousands)                           Actual                      Purposes                Provisions
----------------------                     -------------------         -------------------       -----------------
                                           Amount        Ratio         Amount        Ratio       Amount      Ratio
                                           ------        -----         ------        -----       ------      -----
As of December 31, 1998:
  Tangible capital (to total assets)       $7,548         6.85%        $1,652        1.50%          N/A        N/A
  Core capital (to total assets)            7,548         6.85%         3,304        3.00%          N/A        N/A
  Total risk-based capital (to risk
   weighted assets)                         8,222        12.35%         5,325        8.00%       $6,656      10.00%
  Tier I risk-based capital (to risk
   weighted assets)                         7,548        11.34%           N/A         N/A         3,994       6.00%
  Tier I leverage capital (to average
   assets)                                  7,548         6.86%           N/A         N/A         5,503       5.00%
===================================================================================================================

As of December 31, 1997:
  Tangible capital (to total assets)      $ 7,212         6.32%       $ 1,711        1.50%          N/A        N/A
  Core capital (to total assets)            7,212         6.32%         3,422        3.00%          N/A        N/A
  Total risk-based capital (to risk
   weighted assets)                         7,963        11.79%         5,405        8.00%       $6,756      10.00%
  Tier I risk-based capital (to risk
   weighted assets)                         7,212        10.67%           N/A         N/A         4,054       6.00%
  Tier I leverage capital (to average
   assets)                                  7,212         6.47%           N/A         N/A         5,571       5.00%
===================================================================================================================

A reconciliation of the Bank's equity capital under generally accepted accounting principles ("GAAP") to regulatory capital amounts as of December 31, 1998 and 1997 is as follows:

(in thousands)                                                  1998       1997
--------------                                                 ------     ------
Total equity capital as reported under GAAP .................  $7,250     $7,140
  Adjustments for regulatory capital:
    Unrealized gains on securities available for sale .......     298         72
                                                               ------     ------
Total tangible and core capital .............................   7,548      7,212
  Allowance for loan losses .................................     674        751
                                                               ------     ------
Total risk based capital ....................................  $8,222     $7,963
                                                               ======     ======

Note 3 - Investment Securities

Amortized cost and fair values of investment securities available for sale and held to maturity, including mortgage-backed securities, are summarized as follows:


                                                     Gross        Gross
                                        Amortized  Unrealized  Unrealized  Fair
(in thousands)                            Cost       Gains       Losses    Value
--------------                            ----       -----       ------    -----
December 31, 1998
 Available for sale:
  Mortgage-backed securities:
    FNMA .............................  $ 3,801   $     3    $  (103)   $ 3,701
    FHLMC ............................    5,269                 (174)     5,095
    GNMA .............................    1,638                  (16)     1,622
  Collateralized mortgage
   obligations-privately-issued.......      767                   (6)       761
  U.S. agencies and corporations:
    Callable debentures:
      FHLMC ..........................    3,000                   (3)     2,997
      FHLB ...........................    3,000         1                 3,001
    SBA pools ........................      999         7         (7)       999
                                        -------   -------    -------    -------
      Total available for sale .......   18,474        11       (309)    18,176
                                        -------   -------    -------    -------
        Total ........................  $18,474   $    11    $  (309)   $18,176
                                        =======   =======    =======    =======

                                                    Gross        Gross
                                        Amortized  Unrealized  Unrealized  Fair
(in thousands)                            Cost       Gains       Losses    Value
--------------                            ----       -----       ------    -----
December 31, 1997
Available for sale:
  Mortgage-backed securities:
    FNMA .............................  $ 4,696   $    10    $  (102)   $ 4,604
    GNMA .............................    2,319        21                 2,340
  Collateralized mortgage obligations-
    privately-issued..................    1,214                  (22)     1,192
  U.S. agencies and corporations:
    FHLMC callable debentures ........    4,000                   (6)     3,994
    SBA pools ........................    1,177        27                 1,204
                                        -------   -------    -------    -------
      Total available for sale .......   13,406        58       (130)    13,334
Held to maturity:
  Mortgage-backed securities:
    FNMA .............................      145         2                   147
    FHLMC ............................    6,051                 (245)     5,806
                                        -------   -------    -------    -------
      Total held to maturity .........    6,196         2       (245)     5,953
                                        -------   -------    -------    -------
        Total ........................  $19,602   $    60    $  (375)   $19,287
                                        =======   =======    =======    =======


As discussed in Note 1, effective October 1, 1998, the Bank adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Adoption of the statement had no significant effect on the Bank's financial position or net income. Concurrent with the adoption of SFAS No. 133, however, investment securities totaling approximately $5,732,000, amortized cost, which were previously classified as "held to maturity" were reclassified as "available for sale." These securities were then marked to market through the unrealized losses on securities available for sale account in the equity capital section. This resulted in a transition adjustment of approximately $158,000. This adjustment is presented in the statement of changes in equity capital for the year ended December 31, 1998, as a cumulative effect of change in accounting principle. The action did not indicate an intention to sell these specific securities, but rather was done to provide more flexibility in managing the entire portfolio, consistent with the intent of the statement.

The following table summarizes the amortized cost and fair values of investment securities by maturity group at December 31, 1998:

(in thousands)                           Amortized Cost            Fair Value
--------------                           --------------            ----------
Amount with final maturity:
  Within one year                          $ 6,000                  $  5,998
  After five but within ten years              354                       354
  After ten years                           12,120                    11,824
                                           -------                    ------
    Total                                  $18,474                   $18,176
                                           =======                   =======


Maturities of mortgage backed securities are classified based on their final contractual maturities. Actual maturities may vary due to prepayment of the underlying loans.

There were no sales of securities during 1998 or 1997. The Bank does not have a trading security portfolio.

Note 4 - Loans

Loans are summarized as follows:

(in thousands) December 31,                                1998           1997
---------------------------                                ----           ----
Real estate:
  Permanent:
    One-to-four-family residential ...............        $34,252        $40,891
    Multifamily residential ......................          2,485          2,281
    Commercial nonresidential ....................         10,683         13,751
  Land ...........................................          2,589          1,093
  Construction:
    One-to-four-family residential ...............            957          1,513
    Multifamily residential ......................          1,079          1,980
    Commercial nonresidential ....................            439             --
  Commercial business ............................          4,282          2,618
  Consumer:
    Home equity ..................................          8,401          8,435
    Boat .........................................          5,058          5,547
    Automobile ...................................            978            959
    Other ........................................            307            403
                                                          -------        -------
    Loans ........................................        $71,510        $79,471
                                                          =======        =======

  Loans held for sale ............................        $   899        $   440
                                                          =======        =======


Loans are net of deferred loan fees and other discounts amounting to $315,000 and $331,000 at December 31, 1998 and 1997, respectively.

Interest income from tax-exempt loans was $101,000 and $105,000 in 1998 and 1997, respectively.

Real estate loans are secured primarily by properties located in southeast Alaska. Commercial real estate loans are generally secured by warehouse, retail, and other improved commercial properties. Other commercial loans are generally secured by equipment, inventory, accounts receivable, or other business assets.

At December 31, 1998, the Bank had no impaired loans.

MORTGAGE LOAN SERVICING: The Bank services one-to-four-family residential mortgage loans for Alaska Housing Finance Corporation ("AHFC"), U.S. Government agencies, and institutional and private investors totaling $83,437,000 and $82,034,000 as of December 31, 1998 and 1997, respectively. These loans are the assets of the investors and, accordingly, are not included in the accompanying balance sheets. Related servicing income, net of amortization of mortgage servicing rights, amounted to $232,000 and $259,000 for 1998 and 1997, respectively.

The amortized cost of mortgage servicing rights, which approximates fair value, is $237,000 and $96,000 at December 31, 1998 and 1997, respectively. The amount of servicing assets recognized during 1998 was $164,000 and amortization was $23,000 for the year. The amount of servicing assets recognized during 1997 was $102,000 and amortization was $6,000 for the year. It has been determined that a valuation allowance for impairment is not required at December 31, 1998 or 1997.

Included in loans serviced for others at December 31, 1998 are 48 loans with current balances totaling $3,133,000 for which the Bank is subservicer under agreements with AHFC. Of these, 24 loans totaling $1,846,000 are owned by the Government National Mortgage Association ("GNMA") and 24 loans totaling $1,287,000 are owned by the Federal National Mortgage Association ("FNMA").

RELATED PARTY LOANS: In the ordinary course of business, the Bank makes loans to executive officers and directors of the Bank and to their associated companies. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions. The aggregate dollar amount of these loans was $967,000 and $1,593,000 at December 31, 1998 and 1997, respectively. During the year ended December 31, 1998, new loans of this type were $160,000 and repayments were $786,000.

Note 5 - Allowance for Loan Losses

Following is an analysis of the changes in the allowance for loan losses:


(in thousands) Years ended December 31,                    1998            1997
---------------------------------------                    ----            ----
Balance at beginning of year ...................          $ 751           $ 723
Provision for loan losses ......................             60              25
Loans charged off ..............................           (141)             (2)
Recoveries .....................................              4               5
                                                          -----           -----
Balance at end of year .........................          $ 674           $ 751
                                                          =====           =====


Note 6 - Premises and Equipment

The following is a summary of premises and equipment:


(in thousands) December 31,                               1998            1997
---------------------------                               ----            ----
Land ...........................................        $   676         $   676
Buildings ......................................          3,852           3,777
Leasehold improvements .........................          1,354           1,323
Furniture, fixtures and equipment ..............          1,990           1,666
                                                        -------         -------
                                                          7,872           7,442
Less accumulated depreciation ..................         (4,566)         (4,215)
                                                        -------         -------
                                                        $ 3,306         $ 3,227
                                                        =======         =======


Depreciation and amortization expense for the years ended December 31, 1998 and 1997 amounted to $351,000 and $366,000, respectively.

Note 7 - Deposits

Certificates of deposit in excess of $100,000 amounted to $5,420,000 and $5,488,000 at December 31, 1998 and 1997, respectively.

The scheduled maturities of certificates of deposit as of December 31, 1998, are as follows:

(in thousands) Year ending December 31,
---------------------------------------
                1999                            $28,969
                2000                              4,149
                2001                              2,948
                2002                                226
                2003 and thereafter                 491
                                                -------
                                                $36,783
                                                =======



Deposits in excess of $100,000 are not federally insured.

Interest expense on deposits consists of the following for the years ended December 31, 1998 and 1997:

(in thousands)                                                  1998       1997
--------------                                                 ------     ------
Interest-bearing demand .....................................  $  529     $  552
Money market ................................................     520        520
Savings .....................................................     586        575
Certificates of deposit .....................................   2,007      1,917
                                                               ------     ------
                                                               $3,642     $3,564
                                                               ======     ======

The weighted average interest rates paid on deposits for the years ended December 31, 1998 and 1997, are as follows:

                                                                1998       1997
                                                                ----       ----
Interest-bearing demand .....................................   2.22%      2.23%
Money market ................................................   3.75       3.90
Savings .....................................................   3.23       3.27
Certificates of deposit .....................................   5.47       5.49


Note 8 - Federal Home Loan Bank Advances

FHLB Advances at December 31, 1997 consisted of $9,000,000 of one-year advances at interest rates ranging from 6.02% to 6.13%. No advances were outstanding at December 31, 1998. Under a blanket pledge agreement, all funds on deposit at FHLB, as well as all unencumbered qualifying loans and investment securities, are available to collateralize FHLB advances.

Note 9 - Retirement Plan

The bank has a salary deferral 401(k) plan. Employees who are at least 18 years of age and have completed three months of service are eligible to participate in the plan. Employees may contribute on a pretax basis up to 17% of their annual salary up to a maximum limit under the law. The Bank matches 75% of the first $2,667 of employee contribution. For the years ended December 31, 1998 and 1997, the Bank contributed $47,000 and $39,000, respectively, to the plan.

Note 10 - Operating Leases

The Bank leases certain of its premises and equipment under noncancellable operating leases with terms in excess of one year. Future minimum lease payments under these leases are summarized as follows:

(in thousands) Year ending December 31,
---------------------------------------
            1999                                        $  364
            2000                                           375
            2001                                           376
            2002                                           376
            2003                                           306
            2004 and thereafter                          1,370
                                                        ------
                                                        $3,167
                                                        ======

Rent expense was $363,000 and $333,000 for the years ended December 31, 1998 and 1997, respectively. Rental income on owned premises amounted to $97,000 and $116,000 for the years ended December 31, 1998 and 1997, respectively.

Note 11 - Income Tax

The provision for income tax consisted of the following:

(in thousands) Years ended December 31,                     1998           1997
---------------------------------------                     ----           ----
Taxes paid or currently payable ..................         $  --          $  --
Change in deferred taxes .........................           110            196
Adjustment of valuation allowance ................          (110)          (296)
                                                           -----          -----
  Income tax benefit .............................         $  --          $(100)
                                                           =====          =====


A reconciliation of taxes computed at federal statutory corporate tax rates (34% in 1998 and 1997) to tax expense, as shown in the accompanying statements of income and changes in equity capital, is as follows:

(in thousands) Years ended December 31,                          1998      1997
---------------------------------------                          ----      ----
Income tax expense at statutory rate .......................    $ 114     $ 204
Income tax effect of:
  Interest on municipal obligations ........................      (34)      (36)
  Other ....................................................        7        28
Reduction of valuation allowance for deferred taxes ........      (87)     (296)
                                                                -----     -----
    Income tax benefit .....................................    $  --     $(100)
                                                                =====     =====

The Bank's effective tax rate was 0% and (17%) for 1998 and 1997, respectively.


Deferred federal income tax is provided for the temporary differences between the tax basis and financial statement carrying amounts of assets and liabilities. Components of the Bank's net deferred tax assets consisted of the following:



(in thousands) Years ended December 31,                      1998          1997
---------------------------------------                      ----          ----
Deferred tax assets:
  Net operating loss carryforward ....................     $ 1,706      $ 1,733
  Bad debt reserves ..................................         293          326
  Discount on loans ..................................          27           31
  Depreciation .......................................          25           27
  Accrued vacation ...................................          31           32
  Other ..............................................          27           27
                                                           -------      -------
         Gross deferred tax assets ...................       2,109        2,176
Deferred tax liabilities:
  Deferred loan fees .................................        (110)        (103)
  FHLB stock dividends ...............................        (381)        (340)
  Other ..............................................         (15)         (20)
                                                           -------      -------
         Gross deferred tax liabilities ..............        (506)        (463)
                                                           -------      -------
 Deferred tax asset, before valuation allowance ......       1,603        1,713
  Valuation allowance ................................      (1,303)      (1,413)
                                                           -------      -------
    Net deferred tax assets ..........................     $   300      $   300
                                                           =======      =======


In August 1996, the Small Business Job Protection Act of 1996 (the Act) was signed into law. Under the Act, the percentage taxable income method of accounting for tax basis bad debts is no longer available effective for the years ending after December 31, 1995. As a result, the Bank is required to use the experience method of accounting for tax basis bad debts for 1997 and later years. The tax deduction under this method was approximately $122,000 for 1998. There was no tax deduction under this method for 1997. In addition, the Act requires the recapture of post-1987 (the base year) additions to the tax bad debt reserves made pursuant to the percentage of taxable income method. The Bank is not be subject to this recapture in 1998 or 1997, as its tax bad debt reserves do not exceed its base year reserve. As a result of the bad debt deductions, equity capital as of December 31, 1998, includes accumulated earnings of approximately $1,759,000 for which federal income tax has not been provided. If, in the future, this portion of retained earnings is used for any purpose other than to absorb losses on loans or on property acquired through foreclosure, federal income tax may be imposed at then-applicable rates.

For federal income tax purposes, the Bank had net operating loss carryforwards at December 31, 1998, which expire as follows:

(in thousands) Year ending December 31,
---------------------------------------
                  2002                                  $  505
                  2003                                      23
                  2005                                   1,267
                  2006                                     766
                  2007                                     227
                  2008                                     836
                  2009                                     203
                  2011                                      81
                  2012                                      29
                                                        ------
                                                        $3,937
                                                        ======

Note 12 - Commitments and Contingencies

COMMITMENTS: Commitments to extend credit in the form of lines of credit total $1,492,000 and $810,000 at December 31, 1998 and 1997, respectively. Commitments to extend credit are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee by the customer. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates creditworthiness for commitments on an individual customer basis.

Undisbursed loan proceeds, primarily for real estate construction loans, total $949,000 and $865,000 at December 31, 1998 and 1997, respectively. These amounts are excluded from the balance of loans receivable at year end.

CONCENTRATIONS: Greater than 75% of all loans in the Bank's portfolio are secured by properties located in communities of southeast Alaska.

Note 13 - Fair Value of Financial Instruments

The following information is presented in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

(in thousands) December 31,                      1998                1997
--------------------------                ------------------  ------------------
                                                   Estimated           Estimated
                                          Carrying   Fair     Carrying   Fair
                                           Amount    Value     Amount    Value
                                           ------    -----     ------    -----
Financial Assets
Cash and cash equivalents ..............   $14,584   $14,584   $10,130   $10,130
Investment securities available for sale    18,176    18,176    13,334    13,334
Investment securities held to maturity .        --        --     6,196     5,953
Federal Home Loan Bank stock ...........     1,265     1,265     1,173     1,173
Loans, including held for sale .........    72,409    72,807    79,911    79,686
Accrued interest receivable ............       593       593       698       698

Financial Liabilities
Demand and savings deposits ............    65,162    65,162    59,820    59,820
Certificates of deposit ................    36,783    36,970    37,139    37,258
Federal Home Loan Bank Advances ........        --        --     9,000     9,005
Line of credit commitments..............        --     1,492        --       810



Although management is not aware of any subsequent events that would significantly affect the estimated fair value amounts as of December 31, 1998, such amounts have not been comprehensively revalued since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

Note 14 - Subsequent Events


Conversion to Capital Stock Form of Ownership. The Board of Directors of the Bank adopted a Plan of Conversion on February 19, 1999, to convert from a federal chartered mutual savings bank to a federal capital stock savings bank, subject to approval by the regulatory authorities and members of the Bank. The conversion is expected to be accomplished through amendment of the Bank's federal mutual charter, the formation of a bank holding company (the Holding Company) which will purchase all of the common stock of the Bank, and the sale of the Holding Company's stock in an amount equal to the pro forma market value of the Holding Company after giving effect to the conversion. A subscription of the shares of common stock will be offered initially to the Bank's depositors, employee benefit plans and to certain other eligible subscribers. It is anticipated that any shares not purchased in the subscription offering will be offered in a community offering, and then any remaining shares offered to the general public in a syndicated community offering.

At the time of the conversion, the Bank will establish a liquidation account in an amount equal to its capital as of the last date of the statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Holding Company, each eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

Subsequent to the conversion, dividends will be subject to certain regulatory restrictions. Generally, the Holding Company may not declare dividends if such declaration would result in noncompliance with regulatory capital requirements.

There were no significant costs of conversion incurred as of December 31, 1998. The costs of conversion will be deferred until the conversion is accomplished and then deducted from the proceeds of the stock sale. In the event that the conversion is not accomplished, all deferred costs will be written off as a current period expense.

Resolution to sell building: In January 1999, the Board of Directors of the bank adopted a resolution to sell the building that houses the Ketchikan branch of the Bank.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by Alaska Pacific Bancshares, Inc. or Alaska Federal Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Alaska Pacific Bancshares, Inc. or Alaska Federal Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.



                   [Logo for Alaska Pacific Bancshares, Inc.]

                          (Proposed Holding Company for
                          Alaska Federal Savings Bank)




                          595,000 to 925,750 Shares of
                                  Common Stock



                                   ----------

                                   Prospectus

                                   ----------





                          CHARLES WEBB & COMPANY, INC.
                   A Division of Keefe, Bruyette & Woods, Inc.



                                 ______ __, 1999






Until the later of _______, 1999, or 25 days after commencement of the syndicated community offering of common stock, if any, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Officers and Directors

         In accordance with the Alaska Corporations Code, Article XIII of the Registrant's Articles of Incorporation provides as follows:

         "ARTICLE XIII. Indemnification. The corporation shall indemnify and advance expenses to its directors, officers, agents and employees as follows:

          A. Directors and Officers. In all circumstances and to the full extent permitted by the Alaska Corporations Code now or hereafter in force, the corporation shall indemnify any person who is or was a director, officer or agent of the corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including an action by or in the right of the corporation), by reason of the fact that he is or was an agent of the corporation, against expenses, judgments, fines, and amounts paid in settlement and incurred by him in connection with such action, suit or proceeding. However, such indemnity shall not apply on account of: (a) acts or omissions of the director and officer finally adjudged to be in violation of law; (b) conduct of the director and officer finally adjudged to be in violation of Section 10.06.490, or (c) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation shall advance expenses incurred in a proceeding for such persons pursuant to the terms set forth in a separate directors' resolution or contract.

          B. Implementation. The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions, contracts or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts, or further arrangements shall include, but not be limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

          C. Survival of Indemnification Rights. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

          D. Service for Other Entities. The indemnification and advancement of expenses provided under this Article shall apply to directors, officers, employees, or agents of the corporation for both (a) service in such capacities for the corporation, and (b) service at the corporations's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A person is considered to be serving an employee benefit plan at the corporation's request if such person's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

          E. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability under the provisions of this bylaw and Alaska law.

          F. Other Rights. The indemnification provided by this section shall not be deemed exclusive of any other right to which those indemnified may be entitled under any other bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person."

Alaska Federal Savings Bank

         Section 545.121 of the Regulations for Federal Savings Associations provides that any person against whom any action is brought or threatened by reason of the fact that such person is or was a director or officer of the Savings Bank shall be indemnified by such Savings Bank for reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action; any amount of which such person becomes liable by reason of any judgment in such action; and reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred in any action to enforce his rights under this section, which results in a final judgment on the merits in favor of the director or officer, the Savings Bank may make the indemnification provided in the preceding sentence if a majority of the directors of the Savings Bank determine that such director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the best interests of the Savings Bank or its stockholders or members. In which event, regulations require a 60 day notice to the OTS. Additionally, Section 545.121(d) authorizes the obtaining of insurance to protect against such losses.

Item 25.  Other Expenses of Issuance and Distribution(1)

         Legal fees and expenses................................  $125,000
         Securities marketing legal fees........................    35,000
         EDGAR, copying, printing, postage and mailing..........   100,000
         Appraisal and business plan preparation................    30,000
         Accounting fees........................................    60,000
         Securities marketing fees and expenses.................   117,060
         Data processing fees and expenses......................    20,000
         SEC registration fee...................................     2,942
         Blue Sky filing fees and expenses......................    10,000
         OTS filing fees........................................     8,400
         Other expenses.........................................    16,598
                                                                ----------
               Total............................................  $525,000
-------------
(1) Assumes all of the Common Stock will be sold at the maximum estimated valuation range ($7,000,000, or 700,000 shares) in the Subscription and Direct Community Offerings.


Item 26.     Recent Sales of Unregistered Securities.

             Not Applicable

Item 27.     Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

1.1-- Form of proposed Agency Agreement among Alaska Pacific Bancshares, Inc., Alaska Federal Savings Bank and Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. (a)

1.2-- Engagement Letter between Alaska Federal Savings Bank and Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. (a)

2     -- Plan of Conversion of Alaska Federal Savings Bank (attached as an exhibit to the Proxy Statement included as Exhibit 99.5) (a)

3.1   -- Articles of Incorporation of Alaska Pacific Bancshares, Inc. (a)

3.2   -- Bylaws of Alaska Pacific Bancshares, Inc. (a)

4     -- Form of Certificate for Common Stock (a)

5     -- Opinion of Breyer & Associates PC regarding legality of securities registered (a)

8.1   -- Federal Tax Opinion of Breyer & Associates PC (a)

8.2   -- State Tax Opinion of Deloitte & Touche LLP (a)

8.3   -- Opinion of RP Financial, LC. as to the value of subscription rights (a)

10.1  -- Proposed Form of Employment Agreement for Craig E. Dahl (a)

10.2 -- Proposed Form of Change in Control Severance Agreement for Lisa Corrigan Bell (a)

10.3 -- Proposed Form of Change in Control Severance Agreement for Roger K. White (a)

10.4 -- Proposed Form of Change in Control Severance Agreement for Tammy Knight (a)

10.5 -- Proposed Form of Change in Control Severance Agreement for Thomas Sullivan (a)

10.6  -- Proposed Form of Change in Control Severance Agreement for Sheri
         Vidic (a)

10.7 -- Proposed Form of Change in Control Severance Agreement for Patrick Wonser (a)

10.8 -- Proposed Form of Change in Control Severance Agreement for Cheryl Crawford (a)

10.9  -- Proposed Form of Employee Stock Ownership Plan (a)

10.10 -- Proposed Form of Employee Severance Compensation Plan (a)

10.11 -- Alaska Federal Savings Bank 401(k) Savings Plan (a)

21    -- Subsidiaries of Alaska Pacific Bancshares, Inc. (a)

23.1  -- Consent of Deloitte & Touche LLP

23.2  -- Consent of Breyer & Associates PC (contained in opinion included as
         Exhibit 5) (a)

23.3 -- Consent of Breyer & Associates PC as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1) (a)

23.4  -- Consent of RP Financial, LC. (a)

24    -- Power of Attorney (see signature page) (a)

99.1  -- Order and Acknowledgement Form (see Exhibit 99.2)

99.2     -- Solicitation and Marketing Materials

99.3     -- Appraisal Agreement with RP Financial, LC. (a)

99.4(a)  -- Appraisal Report of RP Financial, LC. dated March 12, 1999 (a)(b)

99.4(b)  -- Updated Appraisal Report of RP Financial, LC. dated April 16, 1999
            (a)(b)

99.5     -- Proxy Statement for Special Meeting of Members of Alaska Federal
            Savings Bank (a)

------------
(a)      Previously filed.

(b) In accordance with Rule 202 of Regulation S-T, the Appraisal Report of RP Financial, LC. is being filed in paper pursuant to a continuing hardship exemption.


Item 28. Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this statement to be signed on its behalf by the undersigned in the city of Juneau, state of Alaska, on May 12, 1999.


                                      ALASKA PACIFIC BANCSHARES INC.



                                      By:  /s/ Craig E. Dahl
                                           -----------------------------------
                                           Craig E. Dahl
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                      Title                                          Date
----------                      -----                                          ----
/s/ Craig E. Dahl              President, Chief Executive Officer           May 12, 1999
------------------------       and Director (Principal Executive Officer)
Craig E. Dahl


/s/ Roger  K. White*           Senior Vice President and Chief              May 12, 1999
------------------------       Financial Officer
Roger K. White                 (Principal Financial and Accounting Officer)


/s/ Avrum M. Gross*             Chairman of the Board                       May 12, 1999
------------------------
Avrum M. Gross


/s/ Roger  Grummett*             Director                                   May 12, 1999
------------------------
Roger Grummett


/s/ Deborah Marshall*            Director                                   May 12, 1999
------------------------
Deborah Marshall


/s/ D. Eric McDowell*            Director                                   May 12, 1999
------------------------
D. Eric McDowell


/s/ William J. Schmitz*          Director                                   May 12, 1999
------------------------
William J. Schmitz


/s/ Hugh N. Grant*               Director                                   May 12, 1999
------------------------
Hugh N. Grant


---------------
* By power of attorney dated March 22, 1999.

       As filed with the Securities and Exchange Commission on May 12, 1999

                                                      Registration No. 333-74827

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    EXHIBITS

                                       TO

                               AMENDMENT NO. 2 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         ALASKA PACIFIC BANCSHARES, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


         Alaska                              6035                92-0167101
         ------                              ----                ----------
(State or other jurisdiction of        (Primary SICC No.)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               2094 Jordan Avenue
                              Jureau, Alaska 99801
                                 (907) 789-4844
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)


     John F. Breyer, Jr., Esquire                  Beth A. Freedman, Esquire
        BREYER & ASSOCIATES PC                  SILVER, FREEDMAN & TAFF, L.L.P.
           Suite 700 East                              Suite 700 East
       1100 New York Avenue, N.W.                  1100 New York Avenue, N.W.
        Washington, D.C.  20005                     Washington, D.C.  20005
     ----------------------------               --------------------------------
                     (Name and address of agent for service)

                                INDEX TO EXHIBITS


1.1-- Form of proposed Agency Agreement among Alaska Pacific Bancshares, Inc., Alaska Federal Savings Bank and Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. (a)

1.2-- Engagement Letter between Alaska Federal Savings Bank and Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. (a)

2-- Plan of Conversion of Alaska Federal Savings Bank (attached as an exhibit to the Proxy Statement included as Exhibit 99.5) (a)

3.1--      Articles of Incorporation of Alaska Pacific Bancshares, Inc. (a)

3.2--      Bylaws of Alaska Pacific Bancshares, Inc. (a)

4--        Form of Certificate for Common Stock (a)

5-- Opinion of Breyer & Associates PC regarding legality of securities registered (a)

8.1--      Federal Tax Opinion of Breyer & Associates PC (a)

8.2--      State Tax Opinion of Deloitte & Touche LLP (a)

8.3--      Opinion of RP Financial,  LC. as to the value of subscription  rights
           (a)

10.1--     Proposed Form of Employment Agreement for Craig E. Dahl (a)

10.2-- Proposed Form of Change in Control Severance Agreement for Lisa Corrigan Bell (a)

10.3-- Proposed Form of Change in Control Severance Agreement for Roger K. White (a)

10.4--     Proposed  Form of Change in  Control  Severance  Agreement  for Tammy
           Knight (a)

10.5-- Proposed Form of Change in Control Severance Agreement for Thomas Sullivan (a)

10.6--     Proposed  Form of Change in  Control  Severance  Agreement  for Sheri
           Vidic (a)

10.7-- Proposed Form of Change in Control Severance Agreement for Patrick Wonser (a)

10.8-- Proposed Form of Change in Control Severance Agreement for Cheryl Crawford (a)

10.9--     Proposed Form of Employee Stock Ownership Plan (a)

10.10--    Proposed Form of Employee Severance Compensation Plan (a)

10.11--    Alaska Federal Savings Bank 401(k) Savings Plan (a)

21--       Subsidiaries of Alaska Pacific Bancshares, Inc. (a)

23.1--     Consent of Deloitte & Touche LLP

23.2--     Consent of Breyer & Associates PC  (contained in opinion  included as
           Exhibit 5) (a)

23.3-- Consent of Breyer & Associates PC as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1) (a)

23.4--     Consent of RP Financial, LC. (a)

24--       Power of Attorney (see signature page) (a)

99.1--     Order and Acknowledgement Form (see Exhibit 99.2)

99.2--     Solicitation and Marketing Materials

99.3--     Appraisal Agreement with RP Financial, LC. (a)

99.4(a)--  Appraisal Report of RP Financial, LC. dated March 12, 1999  (a)(b)

99.4(b)--  Updated  Appraisal  Report of RP Financial,  LC. dated April 16, 1999
            (a)(b)

99.5-- Proxy Statement for Special Meeting of Members of Alaska Federal Savings Bank (a)


---------------
(a)  Previously filed.
(b) In accordance with Rule 202 of Regulation S-T, the Appraisal Report of RP Financial, LC. is being filed in paper pursuant to a continuing hardship exemption.